EXHIBIT 4


                          GS MORTGAGE SECURITIES CORP.,

                                   Depositor,

                             AVELO MORTGAGE, L.L.C.,

                                    Servicer,

                          HSBC MORTGAGE SERVICES INC.,

                               Responsible Party,

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                    Trustee,

                       CLAYTON FIXED INCOME SERVICES INC.,

                               Credit Risk Manager

                                       and

                             WELLS FARGO BANK, N.A.,

                  Master Servicer and Securities Administrator

          ------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2007

          ------------------------------------------------------------

                             GSAMP TRUST 2007-HSBC1

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-HSBC1

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions.................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01   Conveyance of Mortgage Loans................................
Section 2.02   Acceptance by the Trustee of the Mortgage Loans.............
Section 2.03   Representations, Warranties and Covenants of the
                  Responsible Party, the Servicer and the Trustee..........
Section 2.04   Execution and Delivery of Certificates......................
Section 2.05   REMIC Matters...............................................
Section 2.06   Representations and Warranties of the Depositor.............
Section 2.07   Enforcement of Obligations for Breach of Mortgage Loan
                  Representations..........................................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01   Servicer to Service Mortgage Loans..........................
Section 3.02   Subservicing Agreements between the Servicer and
                  Subservicers.............................................
Section 3.03   Successor Subservicers......................................
Section 3.04   Liability of the Servicer...................................
Section 3.05   No Contractual Relationship between Subservicers, the
                  Trustee and the Master Servicer..........................
Section 3.06   Assumption or Termination of Subservicing Agreements by
                  Master Servicer..........................................
Section 3.07   Collection of Certain Mortgage Loan Payments................
Section 3.08   Subservicing Accounts.......................................
Section 3.09   Collection of Taxes, Assessments and Similar Items;
                  Escrow Accounts..........................................
Section 3.10   Collection Account..........................................
Section 3.11   Withdrawals from the Collection Account.....................
Section 3.12   Investment of Funds in the Collection Account and the
                  Distribution Account.....................................
Section 3.13   Maintenance of Hazard Insurance, Errors and Omissions
                  and Fidelity Coverage....................................
Section 3.14   Enforcement of Due-on-Sale Clauses; Assumption Agreements...
Section 3.15   Realization upon Defaulted Mortgage Loans...................
Section 3.16   Release of Mortgage Files...................................
Section 3.17   Title, Conservation and Disposition of REO Property.........
Section 3.18   Notification of Adjustments.................................
Section 3.19   Access to Certain Documentation and Information
                  Regarding the Mortgage Loans.............................
Section 3.20   Documents, Records and Funds in Possession of the
                  Servicer to Be Held for the Securities Administrator
                  for the Benefit of the Trustee...........................
Section 3.21   Servicing Compensation......................................
Section 3.22   Annual Statement as to Compliance...........................
Section 3.23   Annual Reports on Assessment of Compliance with
                  Servicing Criteria; Annual Independent Public
                  Accountants' Attestation Report..........................
Section 3.24   Master Servicer to Act as Servicer..........................
Section 3.25   Compensating Interest.......................................
Section 3.26   Credit Reporting; Gramm-Leach-Bliley Act....................
Section 3.27   Excess Reserve Fund Account; Distribution Account...........
Section 3.28   Optional Purchase of Delinquent Mortgage Loans..............


                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

Section 4.01   Advances....................................................
Section 4.02   Priorities of Distribution..................................
Section 4.03   Monthly Statements to Certificateholders....................
Section 4.04   Certain Matters Relating to the Determination of LIBOR......
Section 4.05   Allocation of Applied Realized Loss Amounts.................
Section 4.06   Supplemental Interest Trust.................................
Section 4.07   Certain Matters Regarding the Certificate Insurer...........
Section 4.08   Claims Upon the Certificate Insurance Policy; Policy
                  Payments Account.........................................
Section 4.09   Effect of Payments by Certificate Insurer; Subrogation......
Section 4.10   Notices to Certificate Insurer..............................
Section 4.11   Securities Administrator To Hold Certificate Insurance
                  Policy...................................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates............................................
Section 5.02   Certificate Register; Registration of Transfer and
                  Exchange of Certificates.................................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04   Persons Deemed Owners.......................................
Section 5.05   Access to List of Certificateholders' Names and Addresses...
Section 5.06   Maintenance of Office or Agency.............................
Section 5.07   Rights of the Certificate Insurer to Exercise Rights of
                  Class A-1 Certificateholders.............................
Section 5.08   Certificate Insurer Default.................................


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

Section 6.01   Respective Liabilities of the Depositor and the Servicer....
Section 6.02   Merger or Consolidation of the Depositor or the Servicer....
Section 6.03   Limitation on Liability of the Depositor, the Servicer
                  and Others...............................................
Section 6.04   Limitation on Resignation of the Servicer...................
Section 6.05   Additional Indemnification by the Servicer; Third Party
                  Claims...................................................
Section 6.06   Duties of the Credit Risk Manager...........................
Section 6.07   Limitation Upon Liability of the Credit Risk Manager........
Section 6.08   Removal of the Credit Risk Manager..........................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default...........................................
Section 7.02   Master Servicer to Act; Appointment of Successor Servicer...
Section 7.03   Notification to Certificateholders..........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of the Trustee.......................................
Section 8.02   Certain Matters Affecting the Trustee.......................
Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.04   Trustee May Own Certificates................................
Section 8.05   Trustee's Fees and Expenses and Indemnification.............
Section 8.06   Eligibility Requirements for the Trustee....................
Section 8.07   Resignation and Removal of the Trustee......................
Section 8.08   Successor Trustee...........................................
Section 8.09   Merger or Consolidation of the Trustee......................
Section 8.10   Appointment of Co-Trustee or Separate Trustee...............
Section 8.11   Tax Matters.................................................
Section 8.12   Periodic Filings............................................
Section 8.13   Tax Treatment of Upper-Tier Carry Forward Amounts, Basis
                  Risk Carry Forward Amounts, the Supplemental Interest
                  Trust and the Interest Rate Swap Agreement...............


                                   ARTICLE IX

         ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01   Duties of the Master Servicer; Enforcement of Servicer's
                  Obligations..............................................
Section 9.02   Maintenance of Fidelity Bond and Errors and Omissions
                  Insurance................................................
Section 9.03   Representations and Warranties of the Master Servicer.......
Section 9.04   Master Servicer Events of Default...........................
Section 9.05   Waiver of Default...........................................
Section 9.06   Successor to the Master Servicer............................
Section 9.07   Compensation of the Master Servicer.........................
Section 9.08   Merger or Consolidation.....................................
Section 9.09   Resignation of the Master Servicer..........................
Section 9.10   Assignment or Delegation of Duties by the Master Servicer...
Section 9.11   Limitation on Liability of the Master Servicer..............
Section 9.12   Indemnification; Third Party Claims.........................


                                    ARTICLE X

                   CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01  Duties of Securities Administrator..........................
Section 10.02  Certain Matters Affecting the Securities Administrator......
Section 10.03  Securities Administrator Not Liable for Certificates or
                  Mortgage Loans...........................................
Section 10.04  Securities Administrator May Own Certificates...............
Section 10.05  Securities Administrator's Fees and Expenses................
Section 10.06  Eligibility Requirements for Securities Administrator.......
Section 10.07  Resignation and Removal of Securities Administrator.........
Section 10.08  Successor Securities Administrator..........................
Section 10.09  Merger or Consolidation of Securities Administrator.........
Section 10.10  Assignment or Delegation of Duties by the Securities
                  Administrator............................................


                                   ARTICLE XI

                                   TERMINATION

Section 11.01  Termination upon Liquidation or Purchase of the Mortgage
                  Loans....................................................
Section 11.02  Final Distribution on the Certificates......................
Section 11.03  Additional Termination Requirements.........................


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01  Amendment...................................................
Section 12.02  Recordation of Agreement; Counterparts......................
Section 12.03  Governing Law...............................................
Section 12.04  Intention of Parties........................................
Section 12.05  Notices.....................................................
Section 12.06  Severability of Provisions..................................
Section 12.07  Assignment; Sales; Advance Facilities.......................
Section 12.08  Limitation on Rights of Certificateholders..................
Section 12.09  Inspection and Audit Rights.................................
Section 12.10  Certificates Nonassessable and Fully Paid...................
Section 12.11  Waiver of Jury Trial........................................
Section 12.12  Limitation of Damages.......................................
Section 12.13  Rights of Third Parties.....................................
Section 12.14  No Solicitation.............................................
Section 12.15  Regulation AB Compliance; Intent of the Parties;
                  Reasonableness...........................................

SCHEDULES

Schedule I   Mortgage Loan Schedule

Schedule II Representations and Warranties of the Responsible Party as to the Individual Mortgage Loans

Schedule III Representations  and  Warranties of HSBC  Mortgage  Services
             Inc.

Schedule IV  Representations and Warranties of Avelo Mortgage, L.L.C., as
             Servicer

EXHIBITS

Exhibit A    Form of Class A and Class M Certificates

Exhibit B    Form of Class P Certificate

Exhibit C    Form of Class C Certificate

Exhibit D-1  Form of Class R Certificate

Exhibit D-2  Form of Class RC Certificate

Exhibit D-3  Form of Class RX Certificate

Exhibit E    Form of Class X Certificate

Exhibit F    Form of Initial Certification of the Trustee

Exhibit G    Form of Document Certification and Exception Report of the Trustee

Exhibit H    Form of Residual Transfer Affidavit

Exhibit I    Form of Transferor Certificate

Exhibit J    Form of Rule 144A Letter

Exhibit K    Form of Investment Letter (Non-Rule 144A)

Exhibit L    Form of Request for Release

Exhibit M    Contents of Each Mortgage File

Exhibit N    [Reserved]

Exhibit O    Form of Certification to be Provided with Form 10-K

Exhibit P    Form of Securities  Administrator  Certification to be Provided to
             Depositor

Exhibit Q-1  Form of Servicer Certification to be Provided to Depositor

Exhibit Q-2  Form of Subservicer Certification to be Provided to Depositor

Exhibit Q-3  Form of Master Servicer Certification to be Provided to Depositor

Exhibit R    Form of Power of Attorney

Exhibit S-1  Representations and Warranties Agreement

Exhibit S-2  Purchase Agreement

Exhibit T    Servicing Criteria

Exhibit U    Additional Form 10-D Disclosure

Exhibit V    Additional Form 10-K Disclosure

Exhibit W    Form 8-K Disclosure Information

Exhibit X    Interest Rate Swap Agreement

Exhibit Y    Form of Servicer Remittance Report

Exhibit Z    Form of Monthly Defaulted Loan Report

Exhibit AA   Form of Realized Loss Report

Exhibit BB   Certificate Insurance Policy

Exhibit CC   Certificate Insurance Agreement

Exhibit DD   Credit Risk Management Agreement

            THIS POOLING AND SERVICING AGREEMENT, dated as of August 1, 2007, among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor"), HSBC MORTGAGE SERVICES INC., a Delaware corporation, as responsible party (the "Responsible Party"), AVELO MORTGAGE, L.L.C., a Delaware limited liability company, as servicer (the "Servicer"), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee"), WELLS FARGO BANK, N.A., as securities administrator (in such capacity, the "Securities Administrator") and as master servicer (in such capacity, the "Master Servicer") and CLAYTON FIXED INCOME SERVICES INC., as credit risk manager.

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Securities Administrator shall elect that five segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement, (iii) the Supplemental Interest Trust, (iv) the Excess Reserve Fund Account and (v) the right of the LIBOR Certificates to receive Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising five REMICs (each, a "Trust REMIC" or, in the alternative, Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC, respectively). The Class X Interest, the Class IO Interest and each Class of LIBOR Certificates (other than the right of each Class of LIBOR Certificates to receive (i) Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts and (ii) the obligation to pay Class IO Shortfalls) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions.

            The Class RX Certificates represent ownership of the sole class of residual interest in the Class X REMIC for purposes of the REMIC Provisions. The Class RC Certificates represent ownership of the sole class of residual interest in Pooling-Tier REMIC-1 for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Start-up Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.05.

            The Class X REMIC shall hold as assets the Class UT-X Interest, the Class UT-IO Interest and the Class UT-3 Interest as set out below. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-2 Regular Interests. Pooling-Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-1 Regular Interests. Pooling-Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement, (iii) the Supplemental Interest Trust, (iv) the Excess Reserve Fund Account and (v) the right of the LIBOR Certificates to receive Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts and the obligation to pay Class IO Shortfalls). Each such Lower Tier Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-A-1, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1 and Class LT-B-2 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            The Class X REMIC shall hold as assets the Class UT-X Interest, the Class UT-IO Interest and the Class UT-3 Interest issued by the Upper-Tier REMIC, the Class X Interest and the Class IO Interest shall represent the regular interests issued by the Class X REMIC and the Class RX Interest shall represent the sole class residual interest in the Class X REMIC. The Class X Interest and the Class IO Interest shall be represented by the Class X Certificates.

            For federal income tax purposes, each Class of LIBOR Certificates, the Class X Certificates, and the Class P Certificates represent beneficial ownership of portions of the Trust Fund, which shall be treated as a grantor trust as more fully described in Section 8.11.

                              Pooling-Tier REMIC-1

            Pooling-Tier REMIC-1 shall issue the following interests in Pooling-Tier REMIC-1, and each such interest is hereby designated as a regular interest in the Pooling-Tier REMIC-1. Pooling-Tier REMIC-1 shall also issue the Class RC Certificates. The Class RC Certificates are hereby designated as the sole class of residual interest in Pooling-Tier REMIC-1. The Class RC Certificates shall have a $100 Class Certificate Balance and shall have no interest rate.

                                                  Initial
                                                Pooling-Tier
     Pooling-Tier      Pooling-Tier REMIC-1  REMIC-1 Principal
   REMIC-1 Interest       Interest Rate            Amount
-------------------- ---------------------- -------------------
Class PT1-1                    (1)          $ 365,872,858.68
Class PT1-2A                   (2)          $   5,765,842.00
Class PT1-2B                   (3)          $   5,765,842.00
Class PT1-3A                   (2)          $   5,520,757.50
Class PT1-3B                   (3)          $   5,520,757.50
Class PT1-4A                   (2)          $   5,286,056.00
Class PT1-4B                   (3)          $   5,286,056.00
Class PT1-5A                   (2)          $   5,061,299.50
Class PT1-5B                   (3)          $   5,061,299.50
Class PT1-6A                   (2)          $   4,846,068.00
Class PT1-6B                   (3)          $   4,846,068.00
Class PT1-7A                   (2)          $   4,639,958.00
Class PT1-7B                   (3)          $   4,639,958.00
Class PT1-8A                   (2)          $   4,442,585.00
Class PT1-8B                   (3)          $   4,442,585.00
Class PT1-9A                   (2)          $   4,253,579.00
Class PT1-9B                   (3)          $   4,253,579.00
Class PT1-10A                  (2)          $   4,072,586.50
Class PT1-10B                  (3)          $   4,072,586.50
Class PT1-11A                  (2)          $   3,899,268.50
Class PT1-11B                  (3)          $   3,899,268.50
Class PT1-12A                  (2)          $   3,733,300.50
Class PT1-12B                  (3)          $   3,733,300.50
Class PT1-13A                  (2)          $   3,574,372.50
Class PT1-13B                  (3)          $   3,574,372.50
Class PT1-14A                  (2)          $   3,422,186.00
Class PT1-14B                  (3)          $   3,422,186.00
Class PT1-15A                  (2)          $   3,276,455.50
Class PT1-15B                  (3)          $   3,276,455.50
Class PT1-16A                  (2)          $   3,136,909.00
Class PT1-16B                  (3)          $   3,136,909.00
Class PT1-17A                  (2)          $   3,003,284.50
Class PT1-17B                  (3)          $   3,003,284.50
Class PT1-18A                  (2)          $   2,875,330.00
Class PT1-18B                  (3)          $   2,875,330.00
Class PT1-19A                  (2)          $   2,752,808.00
Class PT1-19B                  (3)          $   2,752,808.00
Class PT1-20A                  (2)          $   2,635,487.00
Class PT1-20B                  (3)          $   2,635,487.00
Class PT1-21A                  (2)          $   2,523,147.50
Class PT1-21B                  (3)          $   2,523,147.50
Class PT1-22A                  (2)          $   2,415,578.00
Class PT1-22B                  (3)          $   2,415,578.00
Class PT1-23A                  (2)          $   2,312,577.00
Class PT1-23B                  (3)          $   2,312,577.00
Class PT1-24A                  (2)          $   2,213,952.00
Class PT1-24B                  (3)          $   2,213,952.00
Class PT1-25A                  (2)          $   2,119,515.50
Class PT1-25B                  (3)          $   2,119,515.50
Class PT1-26A                  (2)          $   2,029,092.50
Class PT1-26B                  (3)          $   2,029,092.50
Class PT1-27A                  (2)          $   1,942,511.00
Class PT1-27B                  (3)          $   1,942,511.00
Class PT1-28A                  (2)          $   1,859,610.50
Class PT1-28B                  (3)          $   1,859,610.50
Class PT1-29A                  (2)          $   1,780,232.50
Class PT1-29B                  (3)          $   1,780,232.50
Class PT1-30A                  (2)          $   1,704,229.50
Class PT1-30B                  (3)          $   1,704,229.50
Class PT1-31A                  (2)          $   1,631,458.00
Class PT1-31B                  (3)          $   1,631,458.00
Class PT1-32A                  (2)          $   1,561,781.50
Class PT1-32B                  (3)          $   1,561,781.50
Class PT1-33A                  (2)          $   1,495,068.00
Class PT1-33B                  (3)          $   1,495,068.00
Class PT1-34A                  (2)          $   1,431,192.50
Class PT1-34B                  (3)          $   1,431,192.50
Class PT1-35A                  (2)          $   1,370,034.50
Class PT1-35B                  (3)          $   1,370,034.50
Class PT1-36A                  (2)          $   1,311,479.00
Class PT1-36B                  (3)          $   1,311,479.00
Class PT1-37A                  (2)          $   1,255,415.00
Class PT1-37B                  (3)          $   1,255,415.00
Class PT1-38A                  (2)          $   1,201,738.00
Class PT1-38B                  (3)          $   1,201,738.00
Class PT1-39A                  (2)          $   1,150,435.00
Class PT1-39B                  (3)          $   1,150,435.00
Class PT1-40A                  (2)          $   1,101,659.50
Class PT1-40B                  (3)          $   1,101,659.50
Class PT1-41A                  (2)          $   1,054,540.50
Class PT1-41B                  (3)          $   1,054,540.50
Class PT1-42A                  (2)          $   1,009,397.50
Class PT1-42B                  (3)          $   1,009,397.50
Class PT1-43A                  (2)          $    966,340.50
Class PT1-43B                  (3)          $    966,340.50
Class PT1-44A                  (2)          $    924,951.00
Class PT1-44B                  (3)          $    924,951.00
Class PT1-45A                  (2)          $    885,619.00
Class PT1-45B                  (3)          $    885,619.00
Class PT1-46A                  (2)          $    847,698.00
Class PT1-46B                  (3)          $    847,698.00
Class PT1-47A                  (2)          $    811,367.00
Class PT1-47B                  (3)          $    811,367.00
Class PT1-48A                  (2)          $    776,575.00
Class PT1-48B                  (3)          $    776,575.00
Class PT1-49A                  (2)          $    743,267.50
Class PT1-49B                  (3)          $    743,267.50
Class PT1-50A                  (2)          $    711,381.00
Class PT1-50B                  (3)          $    711,381.00
Class PT1-R                    (4)          $        100.00

--------------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 WAC Rate, subject to a maximum rate equal to 9.90%.

(3) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 WAC Rate over (B) 9.90%.

(4)   The Class PT1-R Interest shall not bear interest.

            On each Distribution Date, the Securities Administrator shall first pay from the Trust Fund and charge as an expense of Pooling-Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than Servicing Fees and Trustee Fees, shall be allocated in the same manner as Realized Losses.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be deemed to be distributed to the Pooling-Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal shall be allocated to the Class RC Certificates (in respect of the Class PT1-R Interest) pursuant to Section 4.02(a)(iii) until its Class Certificate Balance is reduced to zero, then to the outstanding Pooling-Tier REMIC-1 Regular Interest with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero.

                              Pooling-Tier REMIC-2

            Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.

                      Pooling-Tier                        Corresponding      Corresponding      Corresponding
                        REMIC-2        Pooling-Tier       Pooling-Tier       Pooling-Tier         Scheduled
    Pooling-Tier        Interest     REMIC-2 Initial       REMIC-2 IO       REMIC-1 Regular       Crossover
  REMIC-2 Interest        Rate       Principal Amount       Interest           Interest       Distribution Date
------------------- -------------- ------------------- ------------------ ------------------ -------------------
Class PT2-1               (1)       $ 365,872,808.68           N/A                N/A                N/A
Class PT2-2A              (2)       $   5,765,842.00    Class PT2-IO-2            N/A                N/A
Class PT2-2B              (3)       $   5,765,842.00           N/A                N/A                N/A
Class PT2-3A              (2)       $   5,520,757.50    Class PT2-IO-3            N/A                N/A
Class PT2-3B              (3)       $   5,520,757.50           N/A                N/A                N/A
Class PT2-4A              (2)       $   5,286,056.00    Class PT2-IO-4            N/A                N/A
Class PT2-4B              (3)       $   5,286,056.00           N/A                N/A                N/A
Class PT2-5A              (2)       $   5,061,299.50    Class PT2-IO-5            N/A                N/A
Class PT2-5B              (3)       $   5,061,299.50           N/A                N/A                N/A
Class PT2-6A              (2)       $   4,846,068.00    Class PT2-IO-6            N/A                N/A
Class PT2-6B              (3)       $   4,846,068.00           N/A                N/A                N/A
Class PT2-7A              (2)       $   4,639,958.00    Class PT2-IO-7            N/A                N/A
Class PT2-7B              (3)       $   4,639,958.00           N/A                N/A                N/A
Class PT2-8A              (2)       $   4,442,585.00    Class PT2-IO-8            N/A                N/A
Class PT2-8B              (3)       $   4,442,585.00           N/A                N/A                N/A
Class PT2-9A              (2)       $   4,253,579.00    Class PT2-IO-9            N/A                N/A
Class PT2-9B              (3)       $   4,253,579.00           N/A                N/A                N/A
Class PT2-10A             (2)       $   4,072,586.50    Class PT2-IO-10           N/A                N/A
Class PT2-10B             (3)       $   4,072,586.50           N/A                N/A                N/A
Class PT2-11A             (2)       $   3,899,268.50    Class PT2-IO-11           N/A                N/A
Class PT2-11B             (3)       $   3,899,268.50           N/A                N/A                N/A
Class PT2-12A             (2)       $   3,733,300.50    Class PT2-IO-12           N/A                N/A
Class PT2-12B             (3)       $   3,733,300.50           N/A                N/A                N/A
Class PT2-13A             (2)       $   3,574,372.50    Class PT2-IO-13           N/A                N/A
Class PT2-13B             (3)       $   3,574,372.50           N/A                N/A                N/A
Class PT2-14A             (2)       $   3,422,186.00    Class PT2-IO-14           N/A                N/A
Class PT2-14B             (3)       $   3,422,186.00           N/A                N/A                N/A
Class PT2-15A             (2)       $   3,276,455.50    Class PT2-IO-15           N/A                N/A
Class PT2-15B             (3)       $   3,276,455.50           N/A                N/A                N/A
Class PT2-16A             (2)       $   3,136,909.00    Class PT2-IO-16           N/A                N/A
Class PT2-16B             (3)       $   3,136,909.00           N/A                N/A                N/A
Class PT2-17A             (2)       $   3,003,284.50    Class PT2-IO-17           N/A                N/A
Class PT2-17B             (3)       $   3,003,284.50           N/A                N/A                N/A
Class PT2-18A             (2)       $   2,875,330.00    Class PT2-IO-18           N/A                N/A
Class PT2-18B             (3)       $   2,875,330.00           N/A                N/A                N/A
Class PT2-19A             (2)       $   2,752,808.00    Class PT2-IO-19           N/A                N/A
Class PT2-19B             (3)       $   2,752,808.00           N/A                N/A                N/A
Class PT2-20A             (2)       $   2,635,487.00    Class PT2-IO-20           N/A                N/A
Class PT2-20B             (3)       $   2,635,487.00           N/A                N/A                N/A
Class PT2-21A             (2)       $   2,523,147.50    Class PT2-IO-21           N/A                N/A
Class PT2-21B             (3)       $   2,523,147.50           N/A                N/A                N/A
Class PT2-22A             (2)       $   2,415,578.00    Class PT2-IO-22           N/A                N/A
Class PT2-22B             (3)       $   2,415,578.00           N/A                N/A                N/A
Class PT2-23A             (2)       $   2,312,577.00    Class PT2-IO-23           N/A                N/A
Class PT2-23B             (3)       $   2,312,577.00           N/A                N/A                N/A
Class PT2-24A             (2)       $   2,213,952.00    Class PT2-IO-24           N/A                N/A
Class PT2-24B             (3)       $   2,213,952.00           N/A                N/A                N/A
Class PT2-25A             (2)       $   2,119,515.50    Class PT2-IO-25           N/A                N/A
Class PT2-25B             (3)       $   2,119,515.50           N/A                N/A                N/A
Class PT2-26A             (2)       $   2,029,092.50    Class PT2-IO-26           N/A                N/A
Class PT2-26B             (3)       $   2,029,092.50           N/A                N/A                N/A
Class PT2-27A             (2)       $   1,942,511.00    Class PT2-IO-27           N/A                N/A
Class PT2-27B             (3)       $   1,942,511.00           N/A                N/A                N/A
Class PT2-28A             (2)       $   1,859,610.50    Class PT2-IO-28           N/A                N/A
Class PT2-28B             (3)       $   1,859,610.50           N/A                N/A                N/A
Class PT2-29A             (2)       $   1,780,232.50    Class PT2-IO-29           N/A                N/A
Class PT2-29B             (3)       $   1,780,232.50           N/A                N/A                N/A
Class PT2-30A             (2)       $   1,704,229.50    Class PT2-IO-30           N/A                N/A
Class PT2-30B             (3)       $   1,704,229.50           N/A                N/A                N/A
Class PT2-31A             (2)       $   1,631,458.00    Class PT2-IO-31           N/A                N/A
Class PT2-31B             (3)       $   1,631,458.00           N/A                N/A                N/A
Class PT2-32A             (2)       $   1,561,781.50    Class PT2-IO-32           N/A                N/A
Class PT2-32B             (3)       $   1,561,781.50           N/A                N/A                N/A
Class PT2-33A             (2)       $   1,495,068.00    Class PT2-IO-33           N/A                N/A
Class PT2-33B             (3)       $   1,495,068.00           N/A                N/A                N/A
Class PT2-34A             (2)       $   1,431,192.50    Class PT2-IO-34           N/A                N/A
Class PT2-34B             (3)       $   1,431,192.50           N/A                N/A                N/A
Class PT2-35A             (2)       $   1,370,034.50    Class PT2-IO-35           N/A                N/A
Class PT2-35B             (3)       $   1,370,034.50           N/A                N/A                N/A
Class PT2-36A             (2)       $   1,311,479.00    Class PT2-IO-36           N/A                N/A
Class PT2-36B             (3)       $   1,311,479.00           N/A                N/A                N/A
Class PT2-37A             (2)       $   1,255,415.00    Class PT2-IO-37           N/A                N/A
Class PT2-37B             (3)       $   1,255,415.00           N/A                N/A                N/A
Class PT2-38A             (2)       $   1,201,738.00    Class PT2-IO-38           N/A                N/A
Class PT2-38B             (3)       $   1,201,738.00           N/A                N/A                N/A
Class PT2-39A             (2)       $   1,150,435.00    Class PT2-IO-39           N/A                N/A
Class PT2-39B             (3)       $   1,150,435.00           N/A                N/A                N/A
Class PT2-40A             (2)       $   1,101,659.50    Class PT2-IO-40           N/A                N/A
Class PT2-40B             (3)       $   1,101,659.50           N/A                N/A                N/A
Class PT2-41A             (2)       $   1,054,540.50    Class PT2-IO-41           N/A                N/A
Class PT2-41B             (3)       $   1,054,540.50           N/A                N/A                N/A
Class PT2-42A             (2)       $   1,009,397.50    Class PT2-IO-42           N/A                N/A
Class PT2-42B             (3)       $   1,009,397.50           N/A                N/A                N/A
Class PT2-43A             (2)       $     966,340.50    Class PT2-IO-43           N/A                N/A
Class PT2-43B             (3)       $     966,340.50           N/A                N/A                N/A
Class PT2-44A             (2)       $     924,951.00    Class PT2-IO-44           N/A                N/A
Class PT2-44B             (3)       $     924,951.00           N/A                N/A                N/A
Class PT2-45A             (2)       $     885,619.00    Class PT2-IO-45           N/A                N/A
Class PT2-45B             (3)       $     885,619.00           N/A                N/A                N/A
Class PT2-46A             (2)       $     847,698.00    Class PT2-IO-46           N/A                N/A
Class PT2-46B             (3)       $     847,698.00           N/A                N/A                N/A
Class PT2-47A             (2)       $     811,367.00    Class PT2-IO-47           N/A                N/A
Class PT2-47B             (3)       $     811,367.00           N/A                N/A                N/A
Class PT2-48A             (2)       $     776,575.00    Class PT2-IO-48           N/A                N/A
Class PT2-48B             (3)       $     776,575.00           N/A                N/A                N/A
Class PT2-49A             (2)       $     743,267.50    Class PT2-IO-49           N/A                N/A
Class PT2-49B             (3)       $     743,267.50           N/A                N/A                N/A
Class PT2-50A             (2)       $     711,381.00    Class PT2-IO-50           N/A                N/A
Class PT2-50B             (3)       $     711,381.00           N/A                N/A                N/A
Class PT2-IO-2            (4)              (4)                 N/A           Class PT1-2A     September 2007
Class PT2-IO-3            (4)              (4)                 N/A           Class PT1-3A     October 2007
Class PT2-IO-4            (4)              (4)                 N/A           Class PT1-4A     November 2007
Class PT2-IO-5            (4)              (4)                 N/A           Class PT1-5A     December 2007
Class PT2-IO-6            (4)              (4)                 N/A           Class PT1-6A     January 2008
Class PT2-IO-7            (4)              (4)                 N/A           Class PT1-7A     February 2008
Class PT2-IO-8            (4)              (4)                 N/A           Class PT1-8A     March 2008
Class PT2-IO-9            (4)              (4)                 N/A           Class PT1-9A     April 2008
Class PT2-IO-10           (4)              (4)                 N/A           Class PT1-10A    May 2008
Class PT2-IO-11           (4)              (4)                 N/A           Class PT1-11A    June 2008
Class PT2-IO-12           (4)              (4)                 N/A           Class PT1-12A    July 2008
Class PT2-IO-13           (4)              (4)                 N/A           Class PT1-13A    August 2008
Class PT2-IO-14           (4)              (4)                 N/A           Class PT1-14A    September 2008
Class PT2-IO-15           (4)              (4)                 N/A           Class PT1-15A    October 2008
Class PT2-IO-16           (4)              (4)                 N/A           Class PT1-16A    November 2008
Class PT2-IO-17           (4)              (4)                 N/A           Class PT1-17A    December 2008
Class PT2-IO-18           (4)              (4)                 N/A           Class PT1-18A    January 2009
Class PT2-IO-19           (4)              (4)                 N/A           Class PT1-19A    February 2009
Class PT2-IO-20           (4)              (4)                 N/A           Class PT1-20A    March 2009
Class PT2-IO-21           (4)              (4)                 N/A           Class PT1-21A    April 2009
Class PT2-IO-22           (4)              (4)                 N/A           Class PT1-22A    May 2009
Class PT2-IO-23           (4)              (4)                 N/A           Class PT1-23A    June 2009
Class PT2-IO-24           (4)              (4)                 N/A           Class PT1-24A    July 2009
Class PT2-IO-25           (4)              (4)                 N/A           Class PT1-25A    August 2009
Class PT2-IO-26           (4)              (4)                 N/A           Class PT1-26A    September 2009
Class PT2-IO-27           (4)              (4)                 N/A           Class PT1-27A    October 2009
Class PT2-IO-28           (4)              (4)                 N/A           Class PT1-28A    November 2009
Class PT2-IO-29           (4)              (4)                 N/A           Class PT1-29A    December 2009
Class PT2-IO-30           (4)              (4)                 N/A           Class PT1-30A    January 2010
Class PT2-IO-31           (4)              (4)                 N/A           Class PT1-31A    February 2010
Class PT2-IO-32           (4)              (4)                 N/A           Class PT1-32A    March 2010
Class PT2-IO-33           (4)              (4)                 N/A           Class PT1-33A    April 2010
Class PT2-IO-34           (4)              (4)                 N/A           Class PT1-34A    May 2010
Class PT2-IO-35           (4)              (4)                 N/A           Class PT1-35A    June 2010
Class PT2-IO-36           (4)              (4)                 N/A           Class PT1-36A    July 2010
Class PT2-IO-37           (4)              (4)                 N/A           Class PT1-37A    August 2010
Class PT2-IO-38           (4)              (4)                 N/A           Class PT1-38A    September 2010
Class PT2-IO-39           (4)              (4)                 N/A           Class PT1-39A    October 2010
Class PT2-IO-40           (4)              (4)                 N/A           Class PT1-40A    November 2010
Class PT2-IO-41           (4)              (4)                 N/A           Class PT1-41A    December 2010
Class PT2-IO-42           (4)              (4)                 N/A           Class PT1-42A    January 2011
Class PT2-IO-43           (4)              (4)                 N/A           Class PT1-43A    February 2011
Class PT2-IO-44           (4)              (4)                 N/A           Class PT1-44A    March 2011
Class PT2-IO-45           (4)              (4)                 N/A           Class PT1-45A    April 2011
Class PT2-IO-46           (4)              (4)                 N/A           Class PT1-46A    May 2011
Class PT2-IO-47           (4)              (4)                 N/A           Class PT1-47A    June 2011
Class PT2-IO-48           (4)              (4)                 N/A           Class PT1-48A    July 2011
Class PT2-IO-49           (4)              (4)                 N/A           Class PT1-49A    August 2011
Class PT2-IO-50           (4)              (4)                 N/A           Class PT1-50A    September 2011
Class PT2-IO-51           (4)              (4)                 N/A           Class PT1-51A    October 2011
Class PT2-R               (5)             $50.00               N/A                N/A         November 2011

--------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests and having a "B" in their class designation.

(4) Each Pooling-Tier REMIC-2 IO is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-2 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Actual Crossover Distribution Date, each Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the Corresponding Actual Crossover Distribution Date, the Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

(5)   The Class PT2-R Interest shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal shall be allocated to the Class R Certificates (in respect of the Class PT2-R Interest) pursuant to Section 4.02(a)(iii) until its Class Certificate Balance is reduced to zero, then to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero.

                                Lower-Tier REMIC

            The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.

                                                                   Corresponding
                                                                      Upper-Tier
     Lower-Tier       Lower-Tier        Initial Lower-Tier        REMIC Regular
   REMIC Interest    Interest Rate       Principal Amount           Interest
------------------- -------------- ------------------------------ --------------
Class LT-A-1              (1)      1/2 initial Class Certificate         A-1
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-M-1              (1)      1/2 initial Class Certificate         M-1
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-M-2              (1)      1/2 initial Class Certificate         M-2
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-M-3              (1)      1/2 initial Class Certificate         M-3
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-M-4              (1)      1/2 initial Class Certificate         M-4
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-M-5              (1)      1/2 initial Class Certificate         M-5
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-M-6              (1)      1/2 initial Class Certificate         M-6
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-M-7              (1)      1/2 initial Class Certificate         M-7
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-M-8              (1)      1/2 initial Class Certificate         M-8
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-M-9              (1)      1/2 initial Class Certificate         M-9
                                   Balance of Corresponding
                                   Upper-Tier REMIC Regular
                                   Interest

Class LT-Accrual          (1)      1/2 Pool Principal Balance            N/A
                                   plus 1/2 Overcollateralized
                                   Amount, less the Initial
                                   Lower-Tier Principal Amount
                                   of the Class LT-3 Interest,
                                   less $50
Class LT-IO               (2)                   (2)                    N/A
Class LT-3                (3)                 $50.00
Class LT-R                (4)                   (4)                    N/A

-----------------------------
(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

(2) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(3) This Lower-Tier Regular Interest shall not be entitled to interest and shall have a Lower-Tier Principal Amount at all times equal to the Class Certificate Balance of the Class RX Certificates.

(4) The Class LT-R Interest does not have a principal amount or an interest rate.

            Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1 and Class LT-B-2 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            On each Distribution Date, 50% of the increase in the Overcollateralized Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans or paid under the Certificate Insurance Policy and all Subsequent Recoveries allocable to principal shall be allocated (i) 50% to the Class LT-Accrual Interest and (ii) 50% to the LT-Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount. Any increase in the Class Certificate Balance of a Class of LIBOR Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier Principal Amount of the Corresponding Lower-Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest.

                                Upper-Tier REMIC

            The Upper-Tier REMIC shall issue the following interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC (each an "Upper-Tier REMIC Regular Interest"). The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R Certificates.

                                                                Corresponding
  Upper-Tier REMIC       Upper-Tier       Initial Principal       Class of
  Regular Interest      Interest Rate     Upper-Tier Amount     Certificates
--------------------- ----------------- ---------------------- -----------------
Class A-1                   (1)             $ 522,538,000         Class A-1
Class M-1                   (1)             $ 6,361,000           Class M-1
Class M-2                   (1)             $12,403,000           Class M-2
Class M-3                   (1)             $12,722,000           Class M-3
Class M-4                   (1)             $11,449,000           Class M-4
Class M-5                   (1)             $11,132,000           Class M-5
Class M-6                   (1)             $ 9,859,000           Class M-6
Class M-7                   (1)             $ 6,679,000           Class M-7
Class M-8                   (1)             $ 7,633,000           Class M-8
Class M-9                   (1)             $ 6,360,000           Class M-9
Class UT-IO                 (2)                   (2)                N/A
Class UT-X                  (3)                   (3)                N/A
Class UT-3                  (4)             $        50              N/A
Class UT-R                  (5)                   (5)              Class R

-----------------
(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the WAC Cap) for the Corresponding Class of Certificates and (ii) the Upper-Tier REMIC WAC Rate.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class UT-IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest.

(3) The Class UT-X Interest has an initial principal balance of $28,942,236.68 but will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class UT-X Interest shall have a notional principal balance equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO and Class LT-3 Interests) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class UT-X Interest shall bear interest at a rate equal to the excess, if any, of (A) the Upper-Tier REMIC WAC Rate, less the Credit Risk Management Fee payable on such Distribution Date divided by the Stated Principal Balance of the Mortgage Loans, over (B) the product of (i) 2 and (ii) the weighted average of the Lower-Tier Interest Rates of the Lower-Tier REMIC Interests (other than the Class LT-IO and Class LT-3 Interests), where the Lower-Tier Interest Rate on the Class LT-Accrual Interest, subject to a cap equal to zero and each LT Accretion Directed Class is subject to a cap equal to the Upper-Tier Interest Rate on its Corresponding Class of Upper-Tier REMIC Regular Interest; provided, however, if the Upper-Tier Interest Rate of the Class A-1 Interest is calculated by reference to clause (i) of its Upper-Tier Interest Rate, the cap with respect to which the Corresponding Class of Lower-Tier Regular Interest is subjected shall be increased by the lesser of the Certificate Insurer Premium Rate and the amount by which the amount in clause (ii) of the Upper-Tier Interest Rate of such Upper-Tier REMIC Regular Interest exceeds the amount in clause (i) thereof for purposes of this calculation. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class UT-X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(4) This Upper-Tier REMIC Regular Interest shall not be entitled to interest and shall have a principal balance equal to the Class Certificate Balance of the Class RX Certificates.

(5) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class UT-IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                  Class X REMIC

            The Class X REMIC shall issue the following classes of interests. The Class X Interest and the Class IO Interest shall each represent a regular interest in the Class X REMIC and the Class RX Certificates shall represent the sole class of residual interest in the Class X REMIC.

                                                    Class X REMIC
   Class X REMIC Designation     Interest Rate     Principal Amount
------------------------------- ---------------- --------------------
Class X Interest                      (1)                (1)
Class IO Interest                     (2)                (2)
Class RX Certificates                 (3)               $50.00

-------------
(1) The Class X Interest has an initial principal balance equal to the initial principal balance of the Class UT-X Interest and is entitled to 100% of the interest and principal on the Class UT-X Interest on each Distribution Date.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date the Class IO Interest shall be entitled to receive 100% of the interest distributable on the Class UT-IO Interest.

(3)   The Class RX Certificates do not have an interest rate.

                                  Certificates

                      Class Pass-Through Class Certificate
  Class Designation         Rate              Balance
--------------------- ------------------- -----------------
Class A-1(15)                (1)            $522,538,000
Class M-1(15)                (2)            $ 6,361,000
Class M-2(15)                (3)            $12,403,000
Class M-3(15)                (4)            $12,722,000
Class M-4(15)                (5)            $11,449,000
Class M-5(15)                (6)            $11,132,000
Class M-6(15)                (7)            $ 9,859,000
Class M-7(15)                (8)            $ 6,679,000
Class M-8(15)                (9)            $ 7,633,000
Class M-9(15)               (10)            $ 6,360,000
Class X                     (11)                (13)
Class R                     (12)            $        50
Class RC                    (13)            $       100
Class RX                    (14)            $        50

---------------
(1) The Class A-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(2) The Class M-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(3) The Class M-2 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(4) The Class M-3 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(5) The Class M-4 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(6) The Class M-5 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(7) The Class M-6 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(8) The Class M-7 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(9) The Class M-8 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(10) The Class M-9 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(11) The Class X Certificates will represent beneficial ownership of (i) the Class X Interest, (ii) the Class IO Interest, (iii) the right to receive Class IO Shortfalls, (iv) amounts in the Supplemental Interest Trust, including the Interest Rate Swap Agreement subject to the obligation to pay Net Swap Payments and Swap Termination Payments to the Swap Provider and Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts and (v) amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Securities Administrator will treat a Class X Certificateholder's obligation to make payments to the LIBOR Certificates of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust and, without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust and the right to receive Class IO Shortfalls as payments made or received pursuant to a notional principal contract between the Class X Certificateholders and each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(12) The Class R Certificates do not have an interest rate. The Class R Certificates represent ownership of the Class PT2-R Interest, the Class LT-R Interest and the Class UT-R Interest.

(13) The Class RC Certificates do not have an interest rate. The Class RC Certificates represent the residual interest in Pooling-Tier REMIC-1.

(14) The Class RX Certificates do not have an interest rate. The Class RX Certificates represent the residual interest in the Class X REMIC.

(15) Each of these Certificates will represent not only the ownership of a regular interest in the Corresponding REMIC but also the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any such Distribution Date in excess of the amount distributable on the Corresponding Class of Upper-Tier REMIC Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such regular interest on such Distribution Date in excess of the amount distributable on the LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to, and as further provided in, Section 8.13. The Securities Administrator will treat a LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust, subject to the obligation to pay Class IO Shortfalls as payments made pursuant to a notional principal contract between the Class X Certificateholders and each Class of LIBOR Certificateholders.

            The minimum denomination for the LIBOR Certificates will be $25,000, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) the Class R Certificates will be $25, representing a 50% Percentage Interest in the related Class, (b) the Class RC Certificates will be $25, representing a 25% Percentage Interest in the related Class, (c) the Class RX Certificates will be $25, representing a 50% Percentage Interest in the related Class, (d) the Class P Certificates will be a 1% Percentage Interest in such Class, (e) the Class C Certificates will be a 1% Percentage Interest in such Class and (f) the Class X Certificates will be a 1% Percentage Interest in such Class.

            It is expected that each Class Certificates will receive its final distribution on or prior to the applicable Final Scheduled Distribution Date.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... Class A-1 Certificates.

Class M Certificates......... Class M-1, Class M-2, Class M-3, Class M-4, Class
                              M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

ERISA-Restricted
  Certificates............... Residual Certificates, Class C, Class P and Class
                              X Certificates; and any Certificate with a rating below the lowest applicable permitted rating under the Underwriter's Exemption.

LIBOR Certificates........... Class A and Class M Certificates.


Offered Certificates......... All Classes of Certificates other than the
                              Private Certificates and the Class C
                              Certificates.

Physical Certificates........ Class P, Class X, Class C and Residual
                              Certificates.

Private Certificates......... Class P Certificates and Class X Certificates.

Rating Agencies.............. Moody's and Standard & Poor's.

Regular Certificates......... All Classes of Certificates other than the
                              Class P and Residual Certificates.

Residual Certificates........ The Class R, Class RC and Class RX Certificates.

Subordinated Certificates.... Class M Certificates.

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Account, the Distribution Account, the Policy Payment Account, any Escrow Account, the Excess Reserve Fund Account or the Supplemental Interest Trust. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

            Additional Form 10-D Disclosure: As defined in Section 8.12(b).

            Additional Form 10-K Disclosure: As defined in Section 8.12(c).

            Adjustable-Rate Mortgage Loan: An adjustable-rate Mortgage Loan.

            Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Servicing Fee Rate.

            Adjustment Date: As to any Adjustable-Rate Mortgage Loan, the first Due Date on which the related Mortgage Interest Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Interest Rate adjusts as set forth in the related Mortgage Note.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 12.07.

            Advance Facility Notice: As defined in Section 12.07.

            Advance Financing Person: The Person or Lender to whom the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 12.07.

            Advance Reimbursement Amounts: As defined in Section 12.07.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Securities Administrator by the Depositor.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sale price of the Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trust.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Master Servicer (x) the sum of (i) all scheduled installments of interest (net of Servicing Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding Prepayment Premiums); (iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or the Repurchase Price in respect of a Deleted Mortgage Loan substituted for or a Mortgage Loan repurchased by the Sponsor, the Responsible Party or the Depositor, as applicable, as of such Distribution Date; and (v) the proceeds received with respect to the termination of the Trust Fund pursuant to clause
(a) of Section 11.01, reduced by (y) all amounts in reimbursement for Advances previously made with respect to the Mortgage Loans, and other amounts as to which the Servicer, the Master Servicer, the Securities Administrator, the Depositor or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

            Avelo: Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors in interest.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon the WAC Cap, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount on such Class of LIBOR Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the WAC Cap over (ii) the Accrued Certificate Interest Distribution Amount on such Class of LIBOR Certificates on such Distribution Date giving effect to the WAC Cap and (B) the Basis Risk Carry Forward Amount for such Class of LIBOR Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of LIBOR Certificates for such Distribution Date (without giving effect to the WAC Cap).

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for (x) amounts paid to the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount or (y) any Defaulted Swap Termination Payment).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York, California, Maryland and Minnesota, (b) the State in which the Servicer's servicing operations are located, or (c) the State in which any Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of LIBOR Certificates or Residual Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and reduced by the amount of any Applied Realized Loss Amounts previously allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class X, Class P and Class C Certificates have no Certificate Balance. Solely for purposes of determining the premium payable to the Certificate Insurer and the Certificate Insurer's rights as subrogee to the Holders of the Class A-1 Certificates, the Class Certificate Balance of the Class A-1 Certificates will be deemed not to be reduced by any principal amounts paid on the Class A-1 Certificates from payments made by the Certificate Insurer under the Certificate Insurance Policy, unless such amounts have been reimbursed to the Certificate Insurer; provided, however, that to the extent that the amount, if any, by which the aggregate Class Certificate Balance of the Class A-1 Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to the distributions of principal and interest pursuant to Section 4.02 on such Distribution Date) was paid under the Certificate Insurance Policy, any Subsequent Recoveries payable to any of the Class A-1 Certificates will be payable to the Certificate Insurer.

            Certificate Insurance Agreement: The Insurance and Indemnity Agreement, dated as of August 30, 2007, among the Certificate Insurer, the Depositor and the Sponsor, as the same may be amended, supplemented or otherwise modified from time to time, a copy of which is attached hereto as Exhibit CC.

            Certificate Insurance Policy: The Financial Security Assurance Inc. Policy No. 51872-N, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Class A-1 Certificateholders.

            Certificate Insurer: Financial Security Assurance Inc., a New York stock insurance company organized and created under the laws of the State of New York, and its successors in interest.

            Certificate Insurer Default: The existence and continuance of any of the following:

            (i) the Certificate Insurer shall have failed to make a required payment when due under the Certificate Insurance Policy in accordance with its terms;

            (ii) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

            (iii) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of property of the Certificate Insurer).

            Certificate Insurer Premium: For any Distribution Date, one-twelfth of the Certificate Insurer Premium Rate multiplied by the aggregate Class Certificate Balance of the Class A-1 Certificates for such Distribution Date.

            Certificate Insurer Premium Rate: 0.20% per annum.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 64.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1."

            Class C Certificates: All Certificates bearing the class designation of "Class C."

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfall: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amounts payable on the Class X Interest and Class IO Interest (prior to any reduction for Basis Risk Payments or Defaulted Swap Termination Payments) from Available Funds on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1."

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) the product of (x) 66.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 70.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3."

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A-1 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 74.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4."

            Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 77.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5."

            Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 81.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-6 Certificates: All Certificates bearing the class designation of "Class M-6."

            Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 84.40% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-7 Certificates: All Certificates bearing the class designation of "Class M-7."

            Class M-7 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (H) the Class Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 86.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-8 Certificates: All Certificates bearing the class designation of "Class M-8."

            Class M-8 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (I) the Class Certificate Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 88.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-9 Certificates: All Certificates bearing the class designation of "Class M-9."

            Class M-9 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (J) the Class Certificate Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 90.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class P Certificates: All Certificates bearing the class designation of "Class P."

            Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the class designation of "Class R."

            Class RC Certificates: All Certificates bearing the class designation of "Class RC."

            Class RX Certificates: All Certificates bearing the class designation of "Class RX."

            Class UT-3 Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-IO Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-X Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class X Certificates: All Certificates bearing the class designation of "Class X."

            Class X Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class UT-X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication) (ii) as a distribution in respect of principal, any portion of the principal balance of the Class UT-X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid from the Excess Reserve Fund Account to pay Basis Risk Carry Forward Amounts, and any Defaulted Swap Termination Payment payable from Available Funds to the Swap Provider.

            Class X Interest: The regular interest in the Class X REMIC represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Class X REMIC: As defined in the Preliminary Statement.

            Class X REMIC Regular Interest: Each of the Class X Interest and Class IO Interest issued by the Class X REMIC.

            Closing Date: August 30, 2007.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Accounts: As defined in Section 3.10(a).

            Commission: The United States Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date and the Servicer, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of the Mortgage Loan) during the related Prepayment Period in the calendar month preceding such Distribution Date, and (b) one-half of the Servicing Fee payable to the Servicer for such Distribution Date.

            Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Corporate Trust Office: With respect to the Securities
Administrator: (i) for certificate transfer purposes, the office of the Securities Administrator at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, GSAMP 2007-HSBC1, (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Manager GSAMP 07-HSBC1, or (iii) at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders. With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration GS071H, facsimile no. (714) 247-6478, and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Actual Crossover Distribution Date: For each Pooling-Tier REMIC-2 IO Interest, the related Corresponding Scheduled Crossover Distribution Date, unless on such date two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is less than the scheduled swap notional amount of the Interest Rate Swap Agreement applicable for such Distribution Date, in which case the Corresponding Actual Crossover Distribution Date for such Pooling-Tier REMIC-2 IO Interest shall be the first Distribution Date thereafter on which two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is greater than or equal to the scheduled swap notional amount of the Interest Rate Swap Agreement.

            Corresponding Class: The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in another such Trust REMIC or to a Class of Certificates in the manner set out below.

                                          Corresponding
     Lower-Tier       Upper-Tier REMIC      Class of
 Class Designation    Regular Interest    Certificates
-------------------- ------------------ -----------------
   Class LT-A-1         Class A-1          Class A-1
   Class LT-M-1         Class M-1          Class M-1
   Class LT-M-2         Class M-2          Class M-2
   Class LT-M-3         Class M-3          Class M-3
   Class LT-M-4         Class M-4          Class M-4
   Class LT-M-5         Class M-5          Class M-5
   Class LT-M-6         Class M-6          Class M-6
   Class LT-M-7         Class M-7          Class M-7
   Class LT-M-8         Class M-8          Class M-8
   Class LT-M-9         Class M-9          Class M-9

            Corresponding Pooling-Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

            Credit Risk Management Agreement: The Credit Risk Management Agreement entered into by the Credit Risk Manager, the Master Servicer and the Servicer in respect of the loss mitigation and advisory services to be provided by the Credit Risk Manager in connection with the transactions contemplated hereunder, attached hereto as Exhibit DD.

            Credit Risk Management Fee: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any and all powers and duties of the Credit Risk Manager under the Credit Risk Management Agreement, which amount shall equal one twelfth of the product of (i) the Credit Risk Management Fee Rate multiplied by (ii) the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

            Credit Risk Management Fee Rate: 0.01% per annum of the then current aggregate principal balance of the Mortgage Loans.

            Credit Risk Manager: Clayton Fixed Income Services Inc., a Colorado corporation, and its successors and assigns.

            Cumulative Loss Event: With respect to any Distribution Date and the Servicer, a Cumulative Loss Event occurs if the Cumulative Realized Loss Percentage for the Servicer exceeds the applicable percentage set forth below with respect to such Distribution Date:

   Distribution Date Occurring In                  Loss Percentage
-----------------------------------  -------------------------------------------
September 2010 through August 2011   6.15% of the Cut-off Date Pool Principal
                                     Balance of the Mortgage Loans serviced by the Servicer

September 2011 through August 2012   8.10% of the Cut-off Date Pool Principal
                                     Balance of the Mortgage Loans serviced by the Servicer

September 2012 through August 2013   9.65% of the Cut-off Date Pool Principal
                                     Balance of the Mortgage Loans serviced by the Servicer

September 2013 through August 2014   10.60% of the Cut-off Date Pool Principal
                                     Balance of the Mortgage Loans serviced by the Servicer

September 2014 and thereafter        10.75% of the Cut-off Date Pool Principal
                                     Balance of the Mortgage Loans serviced by the Servicer

            Cumulative Realized Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance.

            Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or which at any time comes into the possession of the Trustee.

            Cut-off Date: August 1, 2007.

            Cut-off Date Pool Principal Balance: The aggregate of the Cut-off Date Principal Balances of all Mortgage Loans.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on or prior to that date, whether or not received).

            Data Tape Information: The information provided by the Responsible Party as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable-Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable-Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable-Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable-Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable-Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable-Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed-Rate, Adjustable-Rate, First Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the date of the purchase of the Mortgage Loan, if applicable; (32) a code indicating whether the Mortgage Loan is assumable; (33) the Mortgage Interest Rate adjustment period; (34) the Mortgage Interest Rate floor; (35) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (36) a code indicating whether the Mortgage Loan has been modified; (37) the one-year payment history; (38) the Due Date for the first Scheduled Payment; (39) the original Scheduled Payment due; (40) with respect to the related Mortgagor, the debt-to-income ratio; (41) the Appraised Value of the Mortgaged Property; (42) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (43) whether the Mortgage Loan is covered by PMI policy and name of insurer; (44) a code indicating if a Mortgage Loan is or has had a 30-Day Delinquency; (45) a code indicating if the Mortgage Loan is an Interest Only Mortgage Loan and (46) with respect to each MERS Designated Mortgage Loan, the MERS identification number. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality, a Tax Event or a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement)) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: As defined in Section 2.03(c).

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F1+" by Fitch and "A-1" by Standard & Poor's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

            Deutsche Bank: Deutsche Bank National Trust Company, a national banking association, and its successors in interest.

            Distribution Account: The separate Eligible Account created and maintained by the Master Servicer pursuant to Section 3.27(b) in the name of the Securities Administrator as paying agent on behalf of Deutsche Bank National Trust Company, as Trustee, for the benefit of the Certificateholders and the Certificate Insurer and designated "Wells Fargo Bank, N.A., in trust for registered Holders of GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, Series 2007-HSBC1." Funds in the Distribution Account shall be held in trust for the Certificateholders and the Certificate Insurer for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

            Distribution Date: The 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing in September 2007.

            Document Certification and Exception Report: The report attached as Exhibit G hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution (provided, however, that following a downgrade, withdrawal, or suspension of such Eligible Institution's Standard & Poor's rating below the levels set forth in definition of "Eligible Institution" with respect to any Eligible Account, the applicable Eligible Institution shall either (x) obtain a guaranty from a guarantor which satisfies the S&P requirements set forth in such definition, or (y) transfer any such Eligible Account to one or more segregated trust accounts in the trust department of an institution which satisfies the definition of "Eligible Institution", in either case, as promptly as practicable (and in any case within not more than 60 calendar days with respect to the Excess Reserve Fund Account, or 30 calendar days with respect to each other Account)) (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency and the Certificate Insurer. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Master Servicer, the Servicer, the Certificate Insurer, the Securities Administrator and the Trustee), in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2007-05, 72 Fed. Reg. 13130 (2007) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b) of this Agreement.

            Event of Default: As defined in Section 7.01.

            Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.27(a) in the name of the Securities Administrator for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, N.A. in trust for registered Holders of GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, Series 2007-HSBC1." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association and its successors in interest.

            Fannie Mae Guides: The Fannie Mae Seller's Guide and the Fannie Mae Servicer's Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Depositor, the Sponsor or the Responsible Party as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of LIBOR Certificates and the Class P Certificates is the Distribution Date occurring in February 2037 and for the Class X Certificates and the Residual Certificates is the Distribution Date occurring in February 2047.

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 12.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - GSAMP Trust 2007-HSBC1, or such other address as Fitch may hereafter furnish to the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee.

            Fixed-Rate Mortgage Loan: A fixed-rate Mortgage Loan.

            Forbearance: As defined in Section 3.07(a).

            Form 8-K Disclosure Information: As defined in Section 8.12(g).

            40-Year Trigger Event: If on the 241st Distribution Date or any Distribution Date thereafter, (i) the aggregate Stated Principal Balance of the Mortgage Loans with 40-year original terms to maturity, exceeds (ii) the actual Overcollateralized Amount for such Distribution Date (after giving effect to principal distributions on such Distribution Date other than principal distributions resulting from this event).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

            Gross Margin: With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

            High Cost Mortgage Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as "high cost," "threshold," "covered," or "predatory" under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(c) categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary.

            Home Loan: A Mortgage Loan categorized as "Home Loan" pursuant to Appendix E of Standard & Poor's Glossary.

            Index: As to each Adjustable-Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Interest Rate set forth as such on the related Mortgage Note.

            Initial Certification: The Initial Certification submitted by the Trustee substantially in the form of Exhibit F.

            Insolvency Proceedings: As defined in Section 4.08(d).

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of any Insurance Policy insuring the Mortgage Loan or the related Mortgaged Property.

            Insured Holder: A "Holder" as defined in the Certificate Insurance Policy (attached hereto as Exhibit BB).

            Interest Accrual Period: With respect to each Class of LIBOR Certificates and each Corresponding Class of Lower-Tier Regular Interests and each Corresponding Class of Upper-Tier REMIC Regular Interests for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the first Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. With respect to the Class LT-Accrual, Class LT-IO, Class UT-X, Class UT-IO, Class X, Class IO, and each Pooling-Tier REMIC-1 Regular Interest and Pooling-Tier REMIC-2 Regular Interest and any Distribution Date, the calendar month preceding such Distribution Date. For purposes of computing interest accruals on each Class of LIBOR Certificates, each Corresponding Class of Lower-Tier Regular Interest and each Corresponding Class of Upper-Tier REMIC Regular Interest, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days.

            Interest Only Mortgage Loan: A Mortgage Loan for which the related Mortgage Note provides for Scheduled Payments of interest only for a period of time as specified in the related Mortgage Note.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of August 30, 2007, between Goldman Sachs Capital Markets, L.P. (as assigned to and assumed by the Swap Provider) and the Sponsor or any other swap agreement (including any related schedules) entered into by the Securities Administrator on behalf of the Trust pursuant to Section 2.01(d), a copy of which is attached hereto as Exhibit X.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, that portion of Available Funds attributable to interest received or advanced with respect to the Mortgage Loans (net of the Servicing
Fee) for such Distribution Date and net of any Net Swap Payments and Swap Termination Payments other than Defaulted Swap Termination Payments payable to the Swap Provider from Available Funds with respect to such Distribution Date.

            Investment Account: As defined in Section 3.12(a).

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Investor-Based Exemption: Any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Law.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

            Late Payment Rate: As defined in Appendix I to the Certificate Insurance Agreement.

            Lender: As defined in Section 12.07.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such date; provided, however, that if such rate does not appear on Reuters Page LIBOR01, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator and the Certificate Insurer (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable-Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable-Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable-Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or charged-off in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination.

            Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

            Liquidation Proceeds: The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, at any time, the ratio (expressed as a percentage) of the principal balance of the Mortgage Loan as of the date of determination, to the Appraisal Value of the related Mortgaged Property.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower-Tier Interest Rate: As described in the Preliminary Statement.

            Lower-Tier Principal Amount: As described in the Preliminary Statement.

            Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-IO, Class LT-3 and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Majority Class C Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class C Certificates.

            Master Servicer: Wells Fargo, and its successors in interest, and if a successor master servicer is appointed hereunder, such successor.

            Master Servicer Event of Default: As defined in Section 9.04.

            Master Servicer Float Period: With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the 4th Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

            MERS: Mortgage Electronic Registration System, Inc., a Delaware corporation, and its successors in interest.

            MERS Designated Mortgage Loan: Mortgage Loans for which the Responsible Party has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Responsible Party, in accordance with the MERS Procedures Manual and (b) the Responsible Party has designated or will designate the Trust as the Investor on the MERS(R) System.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc., and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Securities Administrator, the Servicer and the Trustee.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note, including all riders thereto.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Securities Administrator on the Closing Date and referred to on Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable-Rate Mortgage Loans, the Adjustment Date;
(16) with respect to Adjustable-Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable-Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable-Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable-Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable-Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed-Rate, Adjustable-Rate, First lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the date of the purchase of the Mortgage Loan, if applicable; (32) a code indicating whether the Mortgage Loan is assumable; (33) the Mortgage Interest Rate adjustment period; (34) the Mortgage Interest Rate floor; (35) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (36) a code indicating whether the Mortgage Loan has been modified; (37) the one-year payment history; (38) the Due Date for the first Scheduled Payment; (39) the original Scheduled Payment due; (40) with respect to the related Mortgagor, the debt-to-income ratio; (41) the Appraised Value of the Mortgaged Property; (42) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (43) whether the Mortgage Loan is covered by PMI policy and name of insurer; (44) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (45) a code indicating if the Mortgage Loan is an Interest Only Mortgage Loan; (46) a code indicating whether such Mortgage Loan is a Home Loan;
(47) the Original Purchase Date and (48) with respect to each MERS Designated Mortgage Loan, the MERS identification number. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including all riders thereto.

            Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to Section 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust from the Supplemental Interest Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by one or more Rating Agencies.

            NIM Trustee: The trustee for the NIM Securities.

            90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more delinquent, and each REO Property.

            NMWHFIT: A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations section 1.671-5(b)(12) or successor provisions.

            Non-Permitted Transferee: As defined in Section 8.11(f).

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, the Master Servicer (in its capacity as successor Servicer) or any successor Master Servicer including the Trustee (in its capacity as successor Master Servicer), will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer, the Master Servicer (in its capacity as successor Servicer) or any successor Master Servicer including the Trustee (in its capacity as successor Master Servicer), will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Non-Rule 144A Investment Letter: As defined in Section 5.02(b).

            Notice of Final Distribution: The notice to be provided pursuant to
Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of the Servicer or the Master Servicer, as applicable, with responsibility for the servicing of the Mortgage Loans required to be serviced by the Servicer and listed on a list delivered to the Trustee and Securities Administrator pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer or a Subservicer, reasonably acceptable to the Trustee, the Certificate Insurer and/or the Securities Administrator; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must (unless otherwise stated in such Opinion of Counsel) be an opinion of counsel who (i) is in fact independent of the Servicer or the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or the Master Servicer of the Mortgage Loans or in an Affiliate of the Servicer and (iii) is not connected with the Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

            Original Purchase Date: With respect to any Mortgage Loan, the date on which the Responsible Party sold such Mortgage Loan to the Sponsor pursuant to the Purchase Agreement.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore cancelled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement; provided, however, that Certificates which have been paid with proceeds of the Certificate Insurance Policy shall continue to remain Outstanding for purposes of this Agreement until the Certificate Insurer has been paid as subrogee or the Certificate Insurer has been reimbursed, as evidenced by a written notice from the Certificate Insurer delivered to the Trustee, and the Certificate Insurer shall be deemed to be the Insured Holder thereof to the extent of any payments thereon made by the Certificate Insurer; provided further, that in determining whether the Holders of the requisite Outstanding amount of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

            Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cash Flow.

            Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates and the Residual Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed-in-lieu of foreclosure as determined pursuant to Section 4.01(a).

            Pass-Through Margin: Except as set forth in the following sentence, with respect to each Class of LIBOR Certificates, the following percentages:
Class A-1 Certificates, 0.850%; Class M-1 Certificates, 2.250%; Class M-2 Certificates, 2.250%; Class M-3 Certificates, 2.250%; Class M-4 Certificates, 2.250%; Class M-5 Certificates, 2.250%; Class M-6 Certificates, 2.250%; Class M-7 Certificates, 2.250%; Class M-8 Certificates, 2.250%; and Class M-9 Certificates, 2.250%. On the first possible Optional Termination Date, the Pass-Through Margins shall increase: Class A-1 Certificates, 1.700%; Class M-1 Certificates, 3.375%; Class M-2 Certificates, 3.375%; Class M-3 Certificates, 3.375%; Class M-4 Certificates, 3.375%; Class M-5 Certificates, 3.375%; Class M-6 Certificates, 3.375%; Class M-7 Certificates, 3.375%; Class M-8 Certificates, 3.375%; and Class M-9 Certificates, 3.375%.

            Pass-Through Rate: For each Class of Regular Certificates, each Pooling-Tier REMIC-1 Regular Interest, each Pooling-Tier REMIC-2 Regular Interest, each Lower-Tier Regular Interest, each Upper-Tier REMIC Regular Interest and each Class X REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            PCAOB: The Public Company Accounting Oversight Board.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Interest Rate Cap: With respect to each Adjustable-Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Cap for each Adjustable-Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Periodic Mortgage Interest Rate Floor: With respect to each Adjustable-Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute minimum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Floor for each Adjustable-Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee, the Securities Administrator or any of their respective Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 60 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated "P-1" by Moody's, "A-1+" by Standard & Poor's and "F1+" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds advised by the Depositor or the Securities Administrator or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and at least "AAA/V1+" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement and such funds are so rated by such Rating Agency); and

            (vii) if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Securities Administrator Float Period and the Master Servicer Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, or a U.S. Person treated as a partnership for federal income tax purposes, any direct or indirect beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Policy Draw Amount: With respect to any Distribution Date, the excess, if any, of (x) Scheduled Payments (as defined in the Certificate Insurance Policy) for such Distribution Date over (y) the amount of Available Funds on deposit or scheduled to be on deposit in the Distribution Account on such Distribution Date that are available to be applied to the Class A-1 Certificates in accordance with Section 4.02.

            Policy Payments Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 4.08(b) in the name of the Securities Administrator for the benefit of the Class A-1 Certificateholders and the Certificate Insurer and designated "Wells Fargo Bank, National Association in trust for Financial Security Assurance Inc. and the registered holders of GSAMP Trust 2007-HSBC1, Mortgage Pass Through Certificates, Series 2007-HSBC1, Class A-1 Certificates."

            Plan: As defined in Section 5.02(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling-Tier REMIC-1: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Loan WAC Rate: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Mortgage Interest Rates for each such Mortgage Loan (in each case, less the Servicing Fee Rate) then in effect on the beginning of the related Due Period on such Mortgage Loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Preference Claim: As defined in Section 4.08(d).

            Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period occurring in the calendar month preceding such Distribution Date, the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan,
(b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and
(d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month preceding such Distribution Date.

            Prepayment Period: With respect to any Distribution Date, the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from August 1, 2007) to and ending on the 15th day of the month in which such Distribution Date occurs.

            Prepayment Premium: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each Scheduled Payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Remittance Date for the current Distribution Date,
(v) the portion of all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

            Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated August 29, 2007, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            Purchase Agreement: The Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 1, 2007, between the Sponsor and the Responsible Party, a copy of which is attached hereto as Exhibit S-2.

            Rating Agency: Each of the rating agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 12.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date and any Class of Certificates, the close of business on the last Business Day of the related Interest Accrual Period; provided, however, that for any Definitive Certificate, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset-Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Reimbursement Amount: As to any Distribution Date, (i) all "Scheduled Payments" (as defined in the Certificate Insurance Policy) paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02, plus (ii) interest accrued on such "Scheduled Payments" (as defined in the Certificate Insurance Policy) not previously repaid, calculated at the Late Payment Rate from the date such "Scheduled Payments" (as defined in the Certificate Insurance Policy) were made.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state or local statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, no later than 1:30 PM New York City Time on the 18th day of each month, or if the 18th day is not a Business Day, the immediately preceding Business Day.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been Outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Swap Provider Payment: Any payments that have been received by the Trust as a result of entering into a replacement interest rate swap agreement following an additional termination event described in Part 5(n)(iii) of the schedule to the Interest Rate Swap Agreement.

            Reportable Event: As defined in Section 8.12(g).

            Reporting Date: The 10th day of each calendar month in which a Distribution Date occurs, or the immediately following Business Day if the 10th is not a Business Day.

            Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of August 30, 2007, by and between the Depositor and the Sponsor, a copy of which is attached hereto as Exhibit S-1.

            Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Securities Administrator to the date of repurchase, (iii) all unreimbursed Servicing Advances, (iv) all expenses incurred by the Servicer, the Master Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of the Servicer's, the Master Servicer's or the Trustee's, as the case may be, enforcement of the Responsible Party's or the Sponsor's repurchase obligations, to the extent not included in clause (iii), and (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee substantially in the form of Exhibit L.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, the Master Servicer, or the Securities Administrator, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate assigned, with respect to the Trustee, to the Global Securities and Trust Services Group (or successor group) or any other officer of the Trustee, the Master Servicer or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Reuters Page LIBOR01: The display page currently so designated on the Reuters 3000 Xtra Service (or such other page as may replace that page on that service or any successor service for displaying comparable rates or prices).

            Responsible Party: HSBC Mortgage Services Inc., a Delaware corporation and its successors in interest.

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.12(c).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Securities Act: The Securities Act of 1933, as amended.

            Securities Administrator: Wells Fargo, and its successors in interest, if any, and, if a successor securities administrator is appointed hereunder, such successor.

            Securities Administrator Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distribution of the Principal Distribution Amount, including any principal payments on those Classes of Certificates from the Supplemental Interest Trust, for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 35.70%.

            Servicer: Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors in interest.

            Servicer Remittance Report: As defined in Section 4.03(d).

            Servicer's Assignee: As defined in Section 12.07(b).

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09,
3.13 and 3.15. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit T hereto.

            Servicing Fee: With respect to the Servicer, each Mortgage Loan serviced by the Servicer and for any Distribution Date, an amount equal to the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. Such fee shall be payable monthly. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the Servicer or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit M hereto.

            Servicing Function Participant: As defined in Section 3.23(a).

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer and the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Rights: Any and all of the following: (a) all rights and obligations to service the Mortgage Loans; (b) any compensation for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans (other than prepayment penalties); (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights; (e) any interest on Escrow Accounts allowed by law or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; (g) the right to possess and use any and all servicing files, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans to the extent relating to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.

            Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred by the Master Servicer or Trustee in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer (or any successor Servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, sixty (60) days or more delinquent, each Mortgage Loan in foreclosure, each REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 4.55% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 9.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans but will instead remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer in effect. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

            Sponsor: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

            SPV: As defined in Section 12.07.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - GSAMP Trust 2007-HSBC1, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Securities Administrator, the Servicer and the Trustee.

            Standard & Poor's Glossary: Version 5.7 of the Standard & Poor's LEVELS(R) Glossary, or such other version as may be currently in effect.

            Start-up Day: As defined in Section 2.05.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of Scheduled Payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any Scheduled Payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

            Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in September 2010, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by the Servicer, a Subservicer, the Trustee, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Substitute Mortgage Loan: A Mortgage Loan (i) substituted by the Responsible Party for a Deleted Mortgage Loan that satisfies the criteria set forth in the definition of "Qualified Substitute Mortgage Loan" in the Purchase Agreement and complies with each representation and warranty set forth in
Schedule II hereto or (ii) substituted by the Sponsor for a Deleted Mortgage Loan that satisfies the criteria set forth in the definition of "Qualified Substitute Mortgage Loan" in the Representations and Warranties Agreement.

            Substitution Adjustment Amount: As defined in Section 2.03(f).

            Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.06 of this Agreement, consisting of the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Provider: Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, and its successors in interest, and any successor swap provider under any replacement Interest Rate Swap Agreement.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

            Tax Matters Person: The Holder of the (i) Class RC, (ii) Class R and
(iii) Class RX Certificates designated as "tax matters person" of (i) Pooling-Tier REMIC-1, (ii) Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and (iii) the Class X REMIC respectively, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations
Section 301.6231(a)(7)-1.

            Tax Service Contract: As defined in Section 3.09(a).

            Termination Price: As defined in Section 11.01.

            30-Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on a Due Date, which failure continues unremedied for a period of one month after the following Due Date.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of the Servicing Fee) and less any Net Swap Payments and Swap Termination Payments (to the extent not previously paid by a replacement interest rate swap provider), other than Defaulted Swap Termination Payments, payable to the Swap Provider from Available Funds and any other amounts then payable or reimbursable to the Certificate Insurer for such Distribution Date, over (ii) the sum of the interest payable to the LIBOR Certificates and any premium payable to the Certificate Insurer on such Distribution Date pursuant to Section 4.02(a)(i).

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, including Mortgage Loans in foreclosure, all REO Properties, all Mortgage Loans where the Mortgagor has filed for bankruptcy, all Mortgage Loans which are the subject of a modification (but only for a period of 12 months following the date of the most recent modification) and Mortgage Loans which have been repurchased from the Trust during the period since the twelfth preceding Distribution Date, divided by (y) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 42.11% of the Senior Enhancement Percentage or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

    Distribution Dates             Cumulative Realized Loss Percentage
--------------------------- ----------------------------------------------------
September 2009-August 2010              1.25% for the first month,
                            plus an additional 1/12th of 1.50% for each month
                                                thereafter

September 2010-August 2011              2.75% for the first month,
                            plus an additional 1/12th of 1.00% for each month
                                                thereafter

September 2011-August 2012              3.75% for the first month,
                            plus an additional 1/12th of 0.75% for each month
                                                thereafter

September 2012-August 2013              4.50% for the first month,
                            plus an additional 1/12th of 0.25% for each month
                                                thereafter

September 2013-August 2014              4.75% for the first month,
                            plus an additional 1/12th of 2.15% for each month
                                                thereafter

September 2014 and                                6.90%
thereafter

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of:
(i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, the Excess Reserve Fund Account, the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Interest Rate Swap Agreement; (v) solely with respect to the Class A-1 Certificates, the Certificate Insurance Policy; (vi) the Trust's rights under the Representations and Warranties Agreement, except as otherwise set forth in Section 2.01(d);
(vii) the Supplemental Interest Trust; and (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC or the Class X REMIC, as applicable.

            Trustee: Deutsche Bank National Trust Company, a national banking association, and its successors in interest, and, if a successor trustee is appointed hereunder, such successor.

            Underwriter's Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

            Underwriting Guidelines: The underwriting guidelines attached to the Purchase Agreement.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause
(a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Upper-Tier Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper-Tier Interest Rate for the Class of Corresponding Upper-Tier REMIC Regular Interest is based upon the Upper-Tier REMIC Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, the excess, if any, of (i) the amount of interest such Class of Upper-Tier REMIC Regular Interest would otherwise be entitled to receive on such Distribution Date had such Upper-Tier REMIC Regular Interest not been subject to the Upper-Tier REMIC Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, over (ii) the amount of interest payable on such Class of Upper-Tier REMIC Regular Interest on such Distribution Date taking into account the Upper-Tier REMIC Loan Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate and (B) the Upper-Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper-Tier Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper-Tier REMIC Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate.

            Upper-Tier Interest Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Upper-Tier REMIC Regular Interest: As described in the Preliminary Statement.

            Upper-Tier REMIC Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC WAC Rate: For any Distribution Date, the weighted average of the Lower-Tier Interest Rates on the Lower-Tier Regular Interests (other than the Class LT-IO and Class LT-3 Interests), as of the first day of the related Interest Accrual Period and, solely for the purposes of determining the Pass-Through Rate on the Class A-1 Interest, the Certificate Insurer Premium Rate, weighted on the basis of the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date. The Class C Certificates shall have no Voting Rights.

            WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the applicable Interest Accrual Period and (ii) the excess of (A) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect at the beginning of the related Due Period on the Mortgage Loans, less, solely with respect to the Class A-1 Certificates, the Certificate Insurer Premium Rate, over (B) a fraction, the numerator of which is the product of (1) Net Swap Payments from Available Funds, if any, for such Distribution Date and (2) 12, and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period.

            WHFIT: A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

            WHFIT Regulations: Treasury Regulations Section 1.671-5, as amended.

            Wells Fargo: Wells Fargo Bank, N.A., a national banking association, and its successors in interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders and the Certificate Insurer the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note (except for up to 1.00% of the Mortgage Notes for which there is a lost note affidavit and a copy of the Mortgage Note) bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee is advised by the Responsible Party that state law does not so allow. If the Mortgage Loan was acquired by the Responsible Party in a merger, the endorsement must be by "[last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[last endorsee], formerly known as [previous name]";

            (ii) the original or a copy of any guarantee executed in connection with the Mortgage Note, if provided;

            (iii) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer's certificate of (or certified by) the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party, or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the copy of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) except with respect to each MERS Designated Mortgage Loan, the original or a copy of the Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

            (vi) the original or a copy of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an officer's certificate of (or certified by) the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party, or
      (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) a copy of mortgagee policy of title insurance or a copy of the related policy binder or commitment for title certified from the title insurance company; and;

            (viii) the original or a copy of the security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

            The Depositor shall use reasonable efforts to assist the Trustee in enforcing the obligations of the Sponsor under the Representations and Warranties Agreement.

            Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event, for purposes of the Closing Date, one or more lost note affidavits are provided to cover multiple missing Mortgage Notes, the Responsible Party shall deliver to the Trustee the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If the Responsible Party fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee, upon receipt of notification of such failure from the Trustee or exception report noting such missing document from the Trustee, shall notify (which notification may be via an exception report) the Responsible Party to take such remedial actions, including, without limitation, the repurchase by the Responsible Party of such Mortgage Loan within 30 days of the Closing Date.

            The Responsible Party shall deliver to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

            If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            From time to time, the Responsible Party shall forward, with respect to the Mortgage Loans, to the Trustee additional original documents, and additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Responsible Party, in accordance with the terms of this Agreement. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, the Responsible Party shall deliver to the Trustee Assignments of Mortgages, in blank, for each Mortgage Loan (except with respect to each MERS Designated Mortgage Loan). The Responsible Party shall cause the Assignments of Mortgage with completed recording information to be provided to the Servicer in a reasonably acceptable manner. In the event that any Assignment of Mortgage is not recorded or is improperly recorded, the Servicer will have no liability directly resulting from such lack of recordation or such improper recordation and solely resulting from any failure to receive notices made with regard to such Assignment of Mortgage, except for any liability incurred by reason of willful misfeasance, bad faith or negligence by the Servicer in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Depositor of the fully completed Assignments of Mortgages in recordable form, the Depositor shall promptly submit or cause to be submitted for recording, at the expense of the Responsible Party or the Depositor, at no expense to the Trust Fund, the Servicer or the Trustee in the appropriate public office for real property records, each Assignment of Mortgage referred to in
Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) if the Trustee, the Certificate Insurer and each Rating Agency has received an opinion of counsel (which opinion shall not be an expense of the Trustee, the Servicer or the Trust Fund), satisfactory in form and substance to the Trustee, the Certificate Insurer and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note, (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan or (iii) if the Rating Agencies have each notified the Depositor in writing that not recording any such Assignments of Mortgage would not cause the initial ratings on any LIBOR Certificates to be downgraded or withdrawn (without giving effect to the Certificate Insurance Policy); provided, however, that neither the Trustee nor the Servicer shall be held responsible or liable for any loss that occurs because an Assignment of Mortgage was not recorded, but, with respect to the Servicer, only to the extent the Servicer does not have prior knowledge of the act or omission that causes such loss. Unless the Depositor gives the Trustee and the Servicer notice to the contrary, the Depositor is deemed to have given the Servicer and the Trustee notice that the condition set forth in clause (iii) above is applicable. The Mortgage shall be assigned by the Responsible Party at the Responsible Party's or the Depositor's expense to "Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of August 1, 2007, GSAMP Trust 2007-HSBC1. In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Responsible Party shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded at the expense of the Responsible Party or the Depositor.

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee, the Master Servicer, the Certificate Insurer and the Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, the Master Servicer, the Trustee and the Certificate Insurer. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Master Servicer, the Securities Administrator, the Trustee, the Certificate Insurer and the Servicer and the Trustee shall promptly, upon receipt of the Mortgage Loan Schedule (or any other mortgage loan schedules received by the Trustee from the Depositor), inform the Depositor of receipt thereof.

            In the event, with respect to any Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 90 days following the Closing Date, and in the event that the Responsible Party does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor or the Certificate Insurer, the related Mortgage Loan shall, upon the request of the Depositor or the Certificate Insurer, be repurchased by the Responsible Party at the price and in the manner specified in
Section 2.03 or repurchased by the Sponsor pursuant to the Representations and Warranties Agreement, at the price and in the manner specified in the Representations and Warranties Agreement. The foregoing repurchase remedy shall not apply in the event that the Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Responsible Party confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Sponsor shall be deemed to have been satisfied upon delivery by the Sponsor to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAMP Trust 2007-HSBC1" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The Trust's fiscal year is the calendar year.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Representations and Warranties Agreement (provided, however, that the Depositor specifically reserves and does not assign to the Trust hereunder the rights of the Depositor under Section 3(c)(i) of the Representations and Warranties Agreement, relating to the Depositor's option to require the Responsible Party to repurchase a Mortgage Loan subject to an Early Payment Default), the Interest Rate Swap Agreement and, solely with respect to the Class A-1 Certificates, the Certificate Insurance Policy) pursuant to Section 2.01(a). The parties hereby acknowledge and agree that the execution and delivery of the Interest Rate Swap Agreement by the Securities Administrator on behalf of the Trust was authorized and is hereby ratified and confirmed.

            (e) It is agreed and understood by the Depositor and the Trustee that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the requirement that no Mortgage Loan be a High Cost Mortgage Loan and no Mortgage Loan originated on or after October 1, 2002, through March 6, 2003, be governed by the Georgia Fair Lending Act.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee, on behalf of the Trust, hereby accepts the Trust Fund and assumes (solely in its capacity as Trustee for the Trust hereunder) the obligations of the Depositor under the Representations and Warranties Agreement (excluding the rights of the Depositor under Section 3(c)(i) of the Representations and Warranties Agreement) from and after the Closing Date and solely insofar as they relate to the Mortgage Loans. For avoidance of doubt, the parties acknowledge that all obligations so assumed are obligations of the Trust and, to the extent such obligations are payment or monetary obligations, are payable solely from the Trust Fund, and not of the Trustee in its individual capacity. The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F, subject to any exceptions listed on the exception report attached thereto and the Trustee holds and will hold such documents and the other documents delivered to the Trustee pursuant to Section 2.01, and that the Trustee holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            As a condition to the closing, on the Closing Date, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor, the Master Servicer, the Certificate Insurer and the Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions noted on the exception report attached thereto. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the Trustee shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Master Servicer and the Servicer an Initial Certification, in the form annexed hereto as Exhibit F, and shall deliver to the Depositor, the Master Servicer, the Certificate Insurer and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit G, within 90 days (or with respect to any Substitute Mortgage Loan delivered to the Trustee, within 30 days after the receipt of the Mortgage File by the Trustee) after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and items (1), (2) and (13) of the Data Tape Information respecting such Mortgage Loan are correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Trustee shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Responsible Party shall deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan Documents upon return from the public recording office. The Responsible Party shall deliver such documents, at the Responsible Party's expense, to the Servicer and in no event shall the Servicer be responsible for any expenses relating to such delivery obligation.

            Section 2.03 Representations, Warranties and Covenants of the Responsible Party, the Servicer and the Trustee (a) The Responsible Party hereby makes the representations and warranties regarding the Mortgage Loans set forth in Schedule II hereto to the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee as of the Closing Date. The Responsible Party hereby makes the representations and warranties set forth in Schedule III hereto to the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee as of the Closing Date. The Servicer hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee as of the Closing Date.

            (b) It is understood and agreed by the Servicer, the Responsible Party and the Trustee that the representations and warranties set forth in this
Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor, the Servicer, the Certificate Insurer and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Depositor, the Responsible Party, the Master Servicer, the Securities Administrator, the Trustee, the Certificate Insurer or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

            (c) Within 30 days of the earlier of either discovery by or notice to the Responsible Party that any Mortgage Loan does not conform to the requirements as determined in the Trustee's review of the related Custodial File or within 60 days of the earlier of either discovery by or notice to the Responsible Party of any breach of a representation or warranty set forth in
Schedule II hereto that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee, the Certificateholders or the Certificate Insurer therein, the Responsible Party shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Responsible Party shall, at the Depositor's option as specified in writing and provided to the Responsible Party and the Securities Administrator, (i) if such 30 or 60 day period, as applicable, expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Agreement, or (ii) at the Depositor's option, repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Trustee a Request for Release substantially in the form of Exhibit L, and the Mortgage File for any such Substitute Mortgage Loan. In the event that a breach shall involve any representation or warranty set forth in Schedule II hereto that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee, the Certificateholders or the Certificate Insurer therein, and such breach cannot be cured within 120 days of the earlier of either discovery by or notice to the Responsible Party of such breach, any such Mortgage Loan shall, at the Depositor's option, be repurchased by the Responsible Party at the Repurchase Price. Notwithstanding the foregoing, a breach (x) which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or (y) by the Responsible Party of any of the representations and warranties set forth in paragraphs (8), (9), (43), (44), (46), (52), (55), (58), (60), (61), (62), (63)
or (64) of Schedule II hereto, in each case, will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee, Certificateholders and the Certificate Insurer in such Mortgage Loan. In the event that a Responsible Officer of the Trustee receives written notice of a breach by the Responsible Party of any of the representations and warranties set forth in paragraphs (8), (9), (43), (44),
(46), (52), (55), (58), (60), (61), (62), (63) or (64) of Schedule II hereto, the Trustee shall give notice of such breach to the Responsible Party and request the Responsible Party to repurchase the Mortgage Loan at the Repurchase Price within 60 days of the Responsible Party's receipt of such notice. The Responsible Party shall repurchase each such Deleted Mortgage Loan within 60 days of the earlier of discovery or receipt of notice with respect to each such Deleted Mortgage Loan. On the last Business Day of the month of a Distribution Date, the Trustee shall provide to the Depositor written notice of each Mortgage Loan in breach of a representation or warranty (i) for which cure, repurchase or substitution has been requested and (ii) for which cure, repurchase or substitution has been requested, but which has not been satisfactorily cured, repurchased or substituted for within sixty (60) days of receipt of a request to do so. If, by the end of such sixty (60) day period, the Responsible Party fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor and the Certificate Insurer in writing of such failure. The Trustee shall pursue all legal remedies available to the Trustee against the Responsible Party under this Agreement as directed in writing by the Depositor or the Certificate Insurer.

            (d) With respect to any Substitute Mortgage Loan or Loans, the Responsible Party shall deliver to the Trustee for the benefit of the Certificateholders and the Certificate Insurer the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the Responsible Party on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Responsible Party shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            (e) In connection with any repurchase or substitution of a Mortgage Loan pursuant to this Agreement or the Representations and Warranties Agreement, as applicable, the Servicer shall, based on information provided by the Responsible Party or the Depositor, as applicable, amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Master Servicer. The Servicer shall have no liability with respect to the information provided by the Responsible Party or the Depositor, as applicable, related to the Substitute Mortgage Loan. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Responsible Party shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Schedule II hereto with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer relating to such Deleted Mortgage Loan to the Responsible Party or the Depositor, as applicable, and shall execute and deliver at the Responsible Party's or the Depositor's, as applicable, direction such instruments of transfer or assignment prepared by the Responsible Party or the Depositor, as applicable, in each case without recourse, representation or warranty as shall be necessary to vest title in the Responsible Party or the Depositor, as applicable, or their respective designees, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            (f) For any month in which the Responsible Party substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution), . The amount of such shortfall (the "Substitution Adjustment Amount") plus, (i) the remittance by the Responsible Party, from its own funds, of an amount equal to the amount of such principal shortfall plus one month's interest thereon at the Mortgage Interest Rate on such Deleted Mortgage Loan and (ii) if the Responsible Party is not the Servicer, an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances with respect to such Deleted Mortgage Loans, shall be deposited into the Collection Account by the Responsible Party on or before the next Remittance Date; provided, however, that such Substitution Adjustment Amount shall be net of any unreimbursed Advances or unreimbursed Servicing Advances made by the Responsible Party with respect to such Substitute Mortgage Loan.

            (g) In addition to such repurchase obligation, the Responsible Party shall indemnify the Depositor, its Affiliates, the Servicer, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Responsible Party of any of the representations in Schedule II or Schedule III of this Agreement.

            (h) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement or the Representations and Warranties Agreement, the Repurchase Price thereof shall be deposited in the Collection Account by the Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit L hereto, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders and the Certificate Insurer to such Person as directed by the Servicer, and the Trustee, upon receipt of a copy of the Request for Release from the Servicer, shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing together with satisfaction of any related indemnification obligations shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Certificate Insurer or the Trustee on their behalf.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

            Section 2.04 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and for the benefit of the Certificate Insurer (and all references in this Agreement for the benefit of or actions on behalf of the Class A-1 Certificateholders shall be deemed to include the Certificate Insurer). The Trustee shall cooperate with all reasonable requests by the Certificate Insurer to preserve or pursue legal remedies to enforce the Certificate Insurer's rights or interests under this Agreement and the Class A-1 Certificates, if the Trustee has received written notice from the Certificate Insurer to take any such action in accordance with this Agreement.

            Section 2.05 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. For the avoidance of doubt, the Class C Certificates shall not represent a regular or residual interest in any Trust REMIC. The "Start-up Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date in February 2047, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs. Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper-Tier REMIC to the Class X REMIC in respect of the Class UT-X Interest and the Class UT-IO Interest and then from the Class X REMIC in respect of the Class X Interest and the Class IO Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the LIBOR Certificates or Net Swap Payments or Swap Termination Payments to the Swap Provider.

            For federal income tax purposes, any amount distributed on the LIBOR Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier REMIC Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier REMIC Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to and as further provided in Section 8.13.

            Section 2.06 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Responsible Party, the Trustee, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound, (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of, each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer and for the benefit of the Certificate Insurer, all right, title and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the respective Custodial Files to the Trustee and shall inure to the benefit of Trustee and the Servicer.

            Section 2.07 Enforcement of Obligations for Breach of Mortgage Loan Representations. Upon discovery by any of the parties hereto or the Certificate Insurer of a breach of a representation or warranty made by the Responsible Party or the Sponsor pursuant to the Representations and Warranties Agreement, the Certificate Insurer or the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement, the Certificate Insurer and the Sponsor, as applicable. The Trustee shall take such action, with the Depositor's consent, with respect to such breach under the this Agreement or the Representations and Warranties Agreement, as applicable, as may be necessary or appropriate to enforce the rights of the Trust as set forth in this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor out of the Collection Account.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. (a) For and on behalf of the Certificateholders and for the benefit of the Certificate Insurer (and all references in this Agreement for the benefit of actions on behalf of the Class A-1 Certificateholders shall be deemed to include the Certificate Insurer), the Servicer shall service and administer the related Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of the Trustee, solely in its capacity as Trustee for the Trust, or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and shall furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and in the name of the Trust. The Trustee shall execute a separate power of attorney in the form attached hereto as Exhibit R in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

            Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of the Mortgage Loan solely under the Trustee's name without indicating the Master Servicer's or Servicer's, as applicable, representative capacity (provided that the Servicer shall not be required to sign the power of attorney attached hereto as Exhibit R in order to perform the functions enumerated therein), (ii) initiate any other action, suit or proceeding not directly relating to the servicing of any Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Responsible Party for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly related to the servicing of any Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Responsible Party for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (b) Subject to Section 3.09(b), in accordance with Accepted Servicing Practices, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01 and except for Servicing Advances). The Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest or principal payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07(a), if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the start-up day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

            (d) The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

            Section 3.02 Subservicing Agreements between the Servicer and Subservicers. (a) The Servicer may enter into subservicing agreements with Subservicers, for the servicing and administration of the Mortgage Loans ("Subservicing Agreements"). The Servicer represents and warrants to the other parties hereto that no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder. The Servicer shall give notice to the Depositor, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). During the period when reports are required to be filed for the Trust under the Exchange Act, no Subservicing Agreement shall be effective until 30 days after such written notice is received by the Depositor, the Master Servicer, the Trustee and the Securities Administrator and thereafter shall be effective at the time the Servicer and any Subservicer enter into any such Subservicing Agreement. Neither the Securities Administrator nor the Master Servicer shall be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

            (b) The Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Master Servicer, without the consent of the Trustee. Any variation without the consent of the Master Servicer from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee (solely in its individual capacity), the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            (d) The Servicer shall cause any Subservicer engaged by the Servicer (or by any Subservicer) for the benefit of the Depositor, the Master Servicer, the Securities Administrator and the Trustee to comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23, 6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 8.12(g) of this Agreement. The Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 3.22 and any assessment of compliance report and related accountant's attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

            (e) Subject to the conditions set forth in this Section 3.02(e), the Servicer and any Subservicer engaged by the Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Servicer shall promptly upon request provide to the Depositor or the Master Servicer a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any such Subservicer, specifying, not later than the date specified for delivery of the annual report on assessment of compliance set forth in
Section 3.23(b) (i) the identity of each such Subcontractor, if any, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by the Servicer or any such Subservicer of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any such Subservicer) for the benefit of the Depositor, the Master Servicer, the Securities Administrator and the Trustee to comply with the provisions of Section 3.23 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

            Notwithstanding anything in this Agreement to the contrary, if the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of
Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If the Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement (and shall not be required to meet the requirements of a Subservicer set forth in Section 3.02(b)), the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and the Servicer shall comply with Section 3.02(d) with respect thereto.

            Section 3.03 Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that during the period when reports are required to be filed for the Trust under the Exchange Act, the termination, resignation or removal of a Subservicer shall not be effective until 30 days after written notice is received by each of the Depositor, the Master Servicer, the Certificate Insurer and the Securities Administrator that contains all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange
Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under
Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be a Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers, the Trustee and the Master Servicer. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and neither the Trustee nor the Master Servicer (or any successor to the Servicer) shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Master Servicer. In the event the Servicer at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an Event of Default), the Master Servicer, or its designee, or the successor Servicer if the successor Servicer is not the Master Servicer, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Master Servicer prior to the Master Servicer assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Master Servicer, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Master Servicer, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

            The Servicer at its expense shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policy, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the Due Dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding anything in this agreement to the contrary, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements or indulgences collectively referred to herein as "Forbearance"); provided, however, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the LIBOR Certificates. The Servicer's analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of
Section 3.01 shall be reflected in writing in the Servicing File. Notwithstanding the foregoing, the Servicer may waive, in whole or in part, a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan;
(ii) collection of such Prepayment Premium is limited by or is not permitted to be collected by applicable federal, state or local law or regulation; (iii) the collection of such Prepayment Premium would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters; (iv) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment; or (v) if the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Premium; provided, however, that with respect to any Mortgage Loan, the Servicer shall waive such Prepayment Premium if the Mortgage Loan is accelerated or paid-off in connection with the workout of a delinquent Mortgage Loan or due to the related Mortgagor's default, notwithstanding that the terms of the Mortgage Loan or federal or state law might permit the imposition of such Prepayment Premium. If a Prepayment Premium is waived other than as permitted in this
Section 3.07(a), then the Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account as soon as possible after the date of payoff, but in no event later than five (5) Business Days from such date.

            (b) The Servicer shall give notice to the Master Servicer, the Securities Administrator, the Trustee, each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) The Servicer shall ensure that each Mortgage Loan shall be covered by a paid-in-full, life-of-the-loan tax service contract (each, a "Tax Service Contract"); provided, that the Responsible Party transferred a fully transferable Tax Service Contract to the Servicer at no expense to the Servicer. Each Tax Service Contract shall be assigned to the Master Servicer (or successor servicer), as applicable, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) above, the Servicer undertakes to perform such functions. To the extent the related Mortgage Loan provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Escrow Accounts"), which shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items, (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance),
(iii) refund to Mortgagors any sums as may be determined to be overages, (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account, (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement, or (vi) recover amounts deposited in error. As part of its servicing duties, the Servicer or Subservicer shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Account. (a) On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee for the benefit of the Certificateholders and the Certificate Insurer. Funds in the Collection Account shall not be commingled with any other funds of the Servicer. On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, as soon as the proper cash application can be determined, generally within two Business Days (but in no event later than 5 Business Days) after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices) and all Liquidation Proceeds;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement and any Substitution Adjustment Amount; and

            (vii) all Prepayment Premiums collected by the Servicer or required to be paid by the Servicer pursuant to Section 3.07.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Master Servicer, the Securities Administrator, the Trustee, the Certificate Insurer and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

            Section 3.11 Withdrawals from the Collection Account. (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to the Remittance Date, to remit to the Securities Administrator for deposit in the Distribution Account, all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

            (iii) to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but in each case only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

            (v) to pay the Responsible Party or the Depositor, as applicable, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse the Servicer for (A) any unreimbursed P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01, (B) any P&I Advance or Servicing Advance previously made with respect to a delinquent Mortgage Loan which Mortgage Loan has been modified by the Servicer in accordance with the terms of this Agreement; provided that the Servicer shall only reimburse itself for such P&I Advances and Servicing Advances at the time of such modification and shall reimburse itself after such modification only as otherwise permitted under the other clauses of this Section 3.11(a), and (C) any outstanding P&I Advance or Servicing Advance made by the Servicer from its own funds, from Amounts Held for Future Distribution; provided, however, any funds so applied shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the related Remittance Date on which such funds are required to be distributed pursuant to Section 4.01(b);

            (vii) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
      Section 3.15;

            (viii) to reimburse the Master Servicer, the Servicer, the Depositor, the Securities Administrator or the Trustee for expenses incurred by or reimbursable to the Master Servicer, the Servicer, the Depositor, the Securities Administrator or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or Section 8.05;

            (ix) to reimburse the Master Servicer, the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation as described in
      Section 2.03 that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to invest funds in Permitted Investments in accordance with
      Section 3.12;

            (xi) to withdraw any amounts deposited in the Collection Account in error;

            (xii) to withdraw any amounts held in the Collection Account and not required to be remitted to the Master Servicer on the Remittance Date occurring in the month in which such amounts are deposited into the Collection Account, to reimburse the Servicer for unreimbursed Advances; and

            (xiii) to clear and terminate the Collection Account upon termination of this Agreement.

            To the extent that the Servicer does not timely make the remittance referred to in clause (i) above, the Servicer shall pay the Master Servicer for the account of the Master Servicer interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

            (b) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v), (vi), (vii), (viii) and
(ix) above. The Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Account and the Distribution Account. (a) The Servicer may invest the funds in the Collection Account. The Securities Administrator may invest funds in the Distribution Account during the Securities Administrator Float Period and the Master Servicer Float Period, and shall (except during the Securities Administrator Float Period and the Master Servicer Float Period), invest such funds in the Distribution Account at the direction of the Depositor. For purposes of this Section 3.12, each of the Collection Accounts and the Distribution Accounts are referred to as an "Investment Account") and all funds therein may be invested in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor's direction, which shall mature no later than the Business Day immediately preceding the date of required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand, and in the absence of written instructions from the Depositor, the Securities Administrator shall invest in the Wells Fargo Advantage Prime Investment Money Market Fund. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator. The Securities Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon in any Account other than the Distribution Account during the Securities Administrator Float Period and the Master Servicer Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. The Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Securities Administrator, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Securities Administrator Float Period and the Master Servicer Float Period, which shall be for the benefit of the Securities Administrator and the Master Servicer, as applicable). The Depositor shall deposit in the Distribution Account (except with respect to the Securities Administrator Float Period and the Master Servicer Float Period, in which case the Securities Administrator or the Master Servicer, as applicable, shall so deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (e) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

            (f) The Securities Administrator shall not be liable for the amount of any loss incurred with respect of any investment (except that during the Securities Administrator Float Period and the Master Servicer Float Period, it will be responsible for reimbursing the Trust for such loss) or lack of investment of funds held in any Investment Account or the Distribution Account if made in accordance with Section 3.12(c).

            Section 3.13 Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) The Servicer shall cause to be maintained for each Mortgage Loan standard hazard insurance on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the amount required under the applicable regulations set forth by each of the Department of Housing and Urban Development and Federal Housing Administration. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Securities Administrator, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Master Servicer access to review such insurance policies and fidelity bond of the Servicer or its affiliates. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Upon request from the Master Servicer or the Certificate Insurer, the Servicer shall cause to be delivered to the Master Servicer or the Certificate Insurer proof of coverage of the fidelity bond errors and omissions insurance policy and a statement from the surety and the insurer that that surety and insurer shall endeavor to notify the Trustee and the Master Servicer within 30 days prior to such fidelity bond's errors and omissions insurance policy's termination or material modification (or 10 days for non-payment of premium for such fidelity bond's errors and omissions insurance policy). The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of Due-on-Sale Clauses; Assumption Agreements. The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due on sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in the reasonable belief of the Servicer, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due on sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will make reasonable efforts to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, the Servicer has the prior consent of the primary mortgage guaranty insurer, if any, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Securities Administrator, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Securities Administrator, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

            The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; third, to reimburse the Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee
Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or
3.17. The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with
Section 3.11 or 3.17; and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to the last paragraph of Section
3.17 with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee or the Master Servicer otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee, the Master Servicer, the Certificate Insurer and the Depositor with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the Servicer shall determine consistent with Accepted Servicing Practices how to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed-in-lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the Servicer determines not to proceed with foreclosure or acceptance of a deed-in-lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the Servicer pursuant to this paragraph or otherwise.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release in the form of Exhibit L hereto to the Trustee. Upon receipt of such certification and Request for Release, the Trustee shall promptly release the related Custodial File to the Servicer within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release, release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the Servicer by regular mail or by overnight courier, unless the Servicer requests that the Trustee deliver such Custodial File to the Servicer by overnight courier (in which case such delivery shall be at the Servicer's expense); provided, however, that in the event the Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Depositor shall use reasonable efforts to cause the Sponsor to reimburse the Servicer for any overnight courier charges incurred for the requested Custodial Files.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee for the benefit of the Certificateholders and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee's nominee.

            (b) The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Master Servicer. The Servicer shall notify the Master Servicer from time to time as to the status of each REO Property.

            (c) The Servicer shall use its best efforts to dispose of the REO Property as soon as possible (subject to the Master Servicer's right to veto any proposed sale of REO Property) and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Trustee and the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Securities Administrator and the Master Servicer as to the progress being made in selling such REO Property. Notwithstanding its veto rights, the Trustee has no obligation with respect to REO Dispositions.

            (d) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

            (e) The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (f) The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

            (h) The Servicer shall use its reasonable best efforts to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer, at its expense, obtains for and delivers to the Trustee and the Master Servicer an Opinion of Counsel, addressed to the Depositor, the Trustee, the Master Servicer and the Servicer, to the effect that the holding by the Pooling-Tier REMIC-1 of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property serviced by the Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Pooling-Tier REMIC-1 of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Adjustable-Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Certificate Insurer, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer or any Subservicer. Nothing in this Section
3.19 shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section
3.19 as a result of such obligation shall not constitute a breach of this
Section 3.19.

            Section 3.20 Documents, Records and Funds in Possession of the Servicer to Be Held for the Securities Administrator for the Benefit of the Trustee. The Servicer shall account fully to the Securities Administrator on behalf of the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee on behalf of the Certificateholders and the Certificate Insurer and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Securities Administrator on behalf of the Trustee for the benefit of the Certificateholders and the Certificate Insurer, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections to the extent permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under
Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.09(b)(iv) and Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

            (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. The Servicer, the Securities Administrator and the Master Servicer shall deliver or cause to be delivered, and the Servicer shall cause each Subservicer engaged by the Servicer to deliver or cause to be delivered to the Depositor, the Securities Administrator, the Master Servicer, the Certificate Insurer, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2008, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), the Servicer or Subservicer, as applicable, during the preceding calendar year and of its performance under this Agreement, or the applicable Subservicing Agreement, as the case may be, has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), the Servicer or Subservicer, as applicable, has fulfilled all of its obligations under this Agreement or the applicable Subservicing Agreement, as the case may be, in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the Servicer as to the nature of any defaults by the Servicer or any related Subservicer in the fulfillment of any of the Servicer's or Subservicer's obligations. The obligations of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), the Servicer or Subservicer under this Section apply to the Securities Administrator, the Master Servicer and the Servicer and Subservicer that serviced a Mortgage Loan during the applicable period, whether or not the Servicer or Subservicer is acting as Securities Administrator, Master Servicer, Servicer or Subservicer, as applicable, at the time such Officer's Certificate is required to be delivered. None of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), the Servicer or Subservicer shall be required to cause the delivery of any Officer's Certificate required by this Section in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            Section 3.23 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report(a)
(a) Not later than March 15th of each calendar year commencing in 2008 (and with respect to the Trustee, only until a Form 15 Suspension Notice has been filed), the Servicer, the Securities Administrator, the Master Servicer and the Trustee (in its capacity as successor master servicer, if applicable) each shall deliver, and the Servicer shall cause each Subservicer engaged by the Servicer, and the Servicer, the Securities Administrator, the Master Servicer and the Trustee (in its capacity as successor master servicer, if applicable) shall cause each Subcontractor utilized by the Servicer (or by any such Subservicer), the Master Servicer, the Securities Administrator or the Trustee (in its capacity as successor master servicer, if applicable), as applicable, and determined by the Servicer, the Master Servicer, the Securities Administrator or the Trustee (in its capacity as successor master servicer, if applicable), as applicable, pursuant to Section 3.02(e) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor, the Certificate Insurer and the Securities Administrator, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.12, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit T hereto, or as set forth in the notification furnished to the Depositor and the Securities Administrator pursuant to Section 3.23(c). The Servicer, the Securities Administrator, the Master Servicer and the Trustee (in its capacity as custodian or successor master servicer, if applicable) hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit T hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Servicer, the Securities Administrator, the Master Servicer or the Trustee (in its capacity as custodian or successor master servicer, if applicable) as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer, such Subservicer or the Trustee (in its capacity as custodian or successor master servicer, if applicable), as applicable), as the case may be. No Subcontractor engaged by the Servicer, the Securities Administrator or the Master Servicer shall be required to deliver any such assessments required by this paragraph in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) Not later than March 15th of each calendar year, commencing in 2008 (and with respect to the Trustee, in its capacity as custodian, only until a Form 15 Suspension Notice has been filed), the Servicer, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable) shall cause, and the Servicer, the Securities Administrator and the Master Servicer shall cause each Subservicer engaged by the Servicer and the Servicer, the Securities Administrator and the Master Servicer shall cause each Servicing Function Participant utilized by the Securities Administrator, the Master Servicer or the Servicer, as applicable (or by any Subservicer engaged by the Servicer), to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 3.23(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the Servicer, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as custodian or successor master servicer, if applicable) as to the nature of any defaults by the Servicer, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as custodian or successor master servicer, if applicable) (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer, the Master Servicer, Master Servicer and Trustee (in its capacity as successor master servicer, if applicable), as applicable, or by any Subservicer engaged by the Servicer), as the case may be, in the fulfillment of any of the Servicer's, the Securities Administrator's, the Master Servicer's, the Trustee's (in its capacity as custodian or successor master servicer, if applicable) or the applicable Subservicer's or Servicing Function Participant's obligations hereunder or under any applicable Subservicing Agreement. No Subcontractor engaged by the Servicer shall be required to deliver any such attestation required by this paragraph in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (c) Unless previously provided under Section 3.02(e), no later than March 1 of each fiscal year, commencing in 2008, the Servicer shall notify the Securities Administrator, the Master Servicer and the Depositor as to the name of each Subservicer engaged by it and each Servicing Function Participant utilized by it and by each Subservicer engaged by it, and the Securities Administrator and the Master Servicer shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When the Servicer, the Securities Administrator or the Master Servicer submits its assessment pursuant to Section 3.23(a), the Servicer, the Securities Administrator and the Master Servicer, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 3.23(b)) of each Servicing Function Participant utilized by it and by each Subservicer engaged by it.

            (d) The obligations of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as custodian or successor master servicer, if applicable) and the Servicer or Subservicer under this Section apply to the Securities Administrator, the Master Servicer, the Trustee (in its capacity as custodian or successor master servicer, if applicable) and the Servicer and Subservicer that serviced a Mortgage Loan during the applicable period, whether or not such Securities Administrator, Master Servicer, Trustee (in its capacity as custodian or successor master servicer, if applicable), Servicer or Subservicer is acting as Securities Administrator, Master Servicer, Trustee (in its capacity as custodian or successor master servicer, if applicable), Servicer or Subservicer, as applicable, at the time such assessment of compliance with Servicing Criteria and related accountant's attestation is required to be delivered.

            Section 3.24 Master Servicer to Act as Servicer. (a) In the event that the Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to
Section 2.03, (iv) responsible for expenses of the Servicer pursuant to Section
2.03 or (v) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If the Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Master Servicer (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder, and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. The Servicer shall remit to the Securities Administrator on each Remittance Date an amount from its own funds equal to Compensating Interest payable by the Servicer for such Remittance Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the national credit repositories), on a monthly basis.

            (b) The Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by the Servicer incidental to the performance of its obligations under this Agreement, including maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

            Section 3.27 Excess Reserve Fund Account; Distribution Account. (a) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive that portion of the distributions on the Class X Interest up to an amount equal to any Basis Risk Payments and to pay to the LIBOR Certificateholders any Basis Risk Carry Forward Amounts (prior to using any Net Swap Receipts). For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the LIBOR Certificates first from the Excess Reserve Fund Account and then from the Supplemental Interest Trust.

            On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of LIBOR Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(K), the lesser of (x) the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(J) and without regard to the reduction in clause (iii) of the definition thereof for any Basis Risk Carry Forward Amounts or any Defaulted Swap Termination Payment) and (y) the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of LIBOR Certificates the applicable Basis Risk Carry Forward Amounts. Such payments, along with payments from the Supplemental Interest Trust, shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.02(a)(iii)(L). In the event that the Class Certificate Balance of any Class of Certificates is reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates (except to the extent such Class Certificate Balance is increased as a result of any Subsequent Recoveries), even if funds are otherwise available for distribution.

            The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders.

            Any Basis Risk Carry Forward Amounts distributed by the Securities Administrator to the LIBOR Certificateholders from the Excess Reserve Fund Account shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with payments of Basis Risk Carry Forward Amounts and without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust) subject to the obligation to pay Class IO Shortfalls, as rights and obligations under a separate limited recourse notional principal contract between the Class X Certificateholders and Holders of each such Class.

            Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

            (b) The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders and the Certificate Insurer. The Securities Administrator shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Securities Administrator pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments;

            (iii) any amounts remitted by the Servicer to the Securities Administrator in respect of Compensating Interest pursuant to Section 3.25; and

            (iv) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, the Servicer may at any time direct the Securities Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Securities Administrator, which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

            (c) In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party's complete name, address, tax identification number and such other identifying information, together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

            Section 3.28 Optional Purchase of Delinquent Mortgage Loans. The Depositor (or its assignee), in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans from the Trust. In addition, the Depositor (or its assignee), in its sole discretion, shall have the option, but shall not be obligated, to purchase any Mortgage Loan from the Trust in which the Mortgagor fails to make its first monthly payment after the Mortgage Loan was purchased from the Responsible Party (an "Early Payment Default). The Depositor (or its assignee) may exercise the option to purchase Mortgage Loans subject to an Early Payment Default up to 180 days after the Early Payment Default occurs, or later if the Depositor (or its assignee) has made a claim which has not yet been resolved with the Responsible Party during such initial 180 day period. Within a reasonable time after a Responsible Officer of the Securities Administrator acquires actual knowledge of an occurrence of an Early Payment Default, the Securities Administrator shall notify the Depositor of each such occurrence of an Early Payment Default. The purchase price for any such Mortgage Loan purchased by the Depositor (or its assignee) shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer. Upon receipt of such purchase price, the Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor or the Servicer, as applicable, the Mortgage File relating to the Mortgage Loan being repurchased.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) due during the Due Period immediately preceding such Remittance Date in respect of the related Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the REO Imputed Interest that would have been due on the related Due Date in respect of the related Mortgage Loans and (iii) with respect to each Mortgage Loan that required a balloon payment on its final Due Date, a payment equal to the assumed monthly payment that would have been due on the related Due Date based upon the original principal amortization schedule for such balloon mortgage loan.

            (b) On each Remittance Date, the Servicer shall remit in immediately available funds to the Securities Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the Amounts Held for Future Distribution (in which case, the Servicer will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required. In addition, the Servicer shall have the right to reimburse itself for any outstanding P&I Advance and Servicing Advance made by it from its own funds from Amounts Held for Future Distribution. Any funds so applied and transferred pursuant to the previous sentence shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the related Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer may reimburse itself from the Collection Account for unreimbursed P&I Advances and Servicing Advances made in connection with the modification of a Mortgage Loan.

            (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to paragraph (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section 4.01.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer. In addition, the Servicer shall not be required to make any P&I Advances on Mortgage Loans subject to bankruptcy proceedings or for any Relief Act Interest Shortfalls.

            (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

            (f) On each Remittance Date, the Securities Administrator shall deposit in the Distribution Account all funds remitted to it by the Servicer pursuant to Sections 3.11(a)(i) and 3.25 and this Section 4.01. The Securities Administrator may retain or withdraw from the Distribution Account, (i) amounts necessary to reimburse the Master Servicer or the Servicer for any previously unreimbursed Advances and any Advances the Master Servicer deems to be nonrecoverable from the related Mortgage Loan proceeds, (ii) an amount to indemnify the Master Servicer or the Servicer for amounts due in accordance with this Agreement, and (iii) any other amounts that each of the Master Servicer and the Securities Administrator is entitled to receive hereunder for reimbursement, indemnification or otherwise.

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Securities Administrator shall allocate from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

            (i) to the Supplemental Interest Trust, the Certificate Insurer and the holders of each Class of LIBOR Certificates in the following order of priority:

                  (A) from the Interest Remittance Amount, to the Certificate
            Insurer, the Certificate Insurer Premium for that Distribution Date and any unpaid Certificate Insurer Premium (with interest at the Late Payment Rate);

                  (B) to the Supplemental Interest Trust, the sum of (x) all Net
            Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider with respect to that Distribution Date;

                  (C) from any remaining Interest Remittance Amounts, to the
            Class A-1 Certificates, the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for such Class;

                  (D) from any remaining Interest Remittance Amounts, to the
            Certificate Insurer, reimbursement for prior unreimbursed draws (with interest at the Late Payment Rate) on the Certificate Insurance Policy and any other amounts then owed to the Certificate Insurer under the Certificate Insurance Agreement;

                  (E) from any remaining Interest Remittance Amounts, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (F) from any remaining Interest Remittance Amounts, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (G) from any remaining Interest Remittance Amounts, to the
            Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (H) from any remaining Interest Remittance Amounts, to the
            Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (I) from any remaining Interest Remittance Amounts, to the
            Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (J) from any remaining Interest Remittance Amounts, to the
            Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (K) from any remaining Interest Remittance Amounts, to the
            Class M-7 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (L) from any remaining Interest Remittance Amounts, to the
            Class M-8 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (M) from any remaining Interest Remittance Amounts, to the
            Class M-9 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (N) from any remaining Interest Remittance Amounts, to the
            Credit Risk Manager, the Credit Risk Management Fee for such Distribution Date;

            (ii) (A) on each Distribution Date (a) prior to the Stepdown Date or
      (b) with respect to which a Trigger Event is in effect, to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below and to the Certificate Insurer, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) sequentially:

                  (x) concurrently to the Class R, Class RC and Class RX Certificates, allocated pro rata, until their respective Class Certificate Balances have been reduced to zero; and

                  (y) to the Class A-1 Certificates until their Class Certificate Balance is reduced to zero;

                  (b) to the Certificate Insurer, any unpaid Certificate Insurer
            Premium (with interest at the Late Payment Rate) and the amount of prior unreimbursed draws (including interest at the Late Payment
            Rate) on the Certificate Insurance Policy and any other amounts then owed to the Certificate Insurer under the Certificate Insurance Agreement, to the extent not paid pursuant to clauses (i)(A) or
            (i)(D), as applicable, above;

                  (c) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

               (B) on each Distribution Date (a) on and after the Stepdown Date and (b) so long as a Trigger Event is not in effect, to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below and to the Certificate Insurer, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) the lesser of (x) the Principal Distribution Amount and
            (y) the Class A Principal Distribution Amount to the Class A-1 Certificates until their Class Certificate Balance is reduced to zero;

                  (b) to the Certificate Insurer, any unpaid Certificate
            Insurance Premium (with interest at the Late Payment Rate) and the amount of prior unreimbursed draws (including interest at the Late Payment Rate) on the Certificate Insurance Policy and any other amounts then owed to the Certificate Insurer under the Certificate Insurance Agreement, to the extent not paid pursuant to clauses
            (i)(A) or (i)(D), as applicable, above;

                  (c) the lesser of (x) the Principal Distribution Amount
            remaining after making distributions pursuant to clauses (ii)(B)(a) and (ii)(B)(b) above, and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 Certificates until their Class Certificate Balance has been reduced to zero;

                  (d) the lesser of (x) the Principal Distribution Amount
            remaining after making distributions pursuant to clauses (ii)(B)(a),
            (ii)(B)(b) and (ii)(B)(c) above, and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 Certificates until their Class Certificate Balance has been reduced to zero;

                  (e) the lesser of (x) the Principal Distribution Amount
            remaining after making distributions pursuant to clauses (ii)(B)(a),
            (ii)(B)(b), (ii)(B)(c) and (ii)(B)(d) above, and (y) the Class M-3 Principal Distribution Amount, to the Class M-3 Certificates until their Class Certificate Balance has been reduced to zero;

                  (f) the lesser of (x) the Principal Distribution Amount
            remaining after making distributions pursuant to clauses (ii)(B)(a),
            (ii)(B)(b), (ii)(B)(c), (ii)(B)(d) and (ii)(B)(e) above, and (y) the Class M-4 Principal Distribution Amount, to the Class M-4 Certificates until their Class Certificate Balance has been reduced to zero;

                  (g) the lesser of (x) the Principal Distribution Amount
            remaining after making distributions pursuant to clauses (ii)(B)(a),
            (ii)(B)(b), (ii)(B)(c), (ii)(B)(d), (ii)(B)(e) and (ii)(B)(f) above, and (y) the Class M-5 Principal Distribution Amount, to the Class M-5 Certificates until their Class Certificate Balance has been reduced to zero;

                  (h) the lesser of (x) the Principal Distribution Amount
            remaining after making distributions pursuant to clauses (ii)(B)(a),
            (ii)(B)(b), (ii)(B)(c), (ii)(B)(d), (ii)(B)(e), (ii)(B)(f) and
            (ii)(B)(g) above, and (y) the Class M-6 Principal Distribution Amount, to the Class M-6 Certificates until their Class Certificate Balance has been reduced to zero;

                  (i) the lesser of (x) the Principal Distribution Amount
            remaining after making distributions pursuant to clauses (ii)(B)(a) and (ii)(B)(b) above, to the Class M-1 Certificates in clause
            (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above, to the Class M-3 Certificates in clause (ii)(B)(e) above, to the Class M-4 Certificates in clause (ii)(B)(f) above, to the Class M-5 Certificates in clause (ii)(B)(g) above and to the Class M-6 Certificates in clause (ii)(B)(h) above, and (y) the Class M-7 Principal Distribution Amount, to the Class M-7 Certificates until their Class Certificate Balance has been reduced to zero;

                  (j) the lesser of (x) the Principal Distribution Amount
            remaining after making distributions pursuant to clauses (ii)(B)(a),
            (ii)(B)(b), (ii)(B)(c), (ii)(B)(d), (ii)(B)(e), (ii)(B)(f),
            (ii)(B)(g), (ii)(B)(h) and (ii)(B)(i) above, and (y) the Class M-8 Principal Distribution Amount, to the Class M-8 Certificates until their Class Certificate Balance has been reduced to zero;

                  (k) the lesser of (x) the Principal Distribution Amount
            remaining after making distributions pursuant to clauses (ii)(B)(a),
            (ii)(B)(b), (ii)(B)(c), (ii)(B)(d), (ii)(B)(e), (ii)(B)(f),
            (ii)(B)(g), (ii)(B)(h), (ii)(B)(i) and (ii)(B)(j) above, and (y) the Class M-9 Principal Distribution Amount, to the Class M-9 Certificates until their Class Certificate Balance has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses 4.02(a)(i) and (ii) above shall be distributed in the following order of priority:

                  (A) to the Certificate Insurer, any other amounts then owed to the Certificate Insurer pursuant to the Certificate Insurance Agreement to the extent not paid pursuant to clauses (i)(A), (i)(D),
            (ii)(A)(b) or (ii)(B)(b), as applicable;

                  (B) to the Class M-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (C) to the Class M-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (D) to the Class M-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (E) to the Class M-4 Certificates, any Unpaid Interest Amount
            for such Class;

                  (F) to the Class M-5 Certificates, any Unpaid Interest Amount
            for such Class;

                  (G) to the Class M-6 Certificates, any Unpaid Interest Amount
            for such Class;

                  (H) to the Class M-7 Certificates, any Unpaid Interest Amount
            for such Class;

                  (I) to the Class M-8 Certificates, any Unpaid Interest Amount
            for such Class;

                  (J) to the Class M-9 Certificates, any Unpaid Interest Amount
            for such Class;

                  (K) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (L) from funds on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for such Distribution Date to such Classes in the same order and priority as set forth in Section 4.02(a)(i);

                  (M) to the Supplemental Interest Trust, the amount of any
            Defaulted Swap Termination Payment;

                  (N) if a 40-Year Trigger Event is in effect, any remaining amounts, sequentially to the Class A-1, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the actual Overcollateralized Amount for such Distribution Date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective Class Certificate Balances have been reduced to zero;

                  (O) to the Class X Certificates, the remainder of the Class X
            Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(N);

                  (P) to the Class RC Certificates, any remaining amount, in respect of Pooling-Tier REMIC-1;

                  (Q) to the Class R Certificates, any remaining amount, in
            respect of Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC; and

                  (R) to the Class RX Certificates, any remaining amount, in respect of the Class X REMIC.

            Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A-1 Certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A-1 Certificates pursuant to clause (ii)(A) above will be included as part of the distributions pursuant to clause (ii)(B) above.

            (b) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Securities Administrator to the holders of the Class P Certificates.

            (c) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

                        (1) First, to the portion of the Class X Distributable
                  Amount allocable to interest; and

                        (2) Second, pro rata, as a reduction of the Accrued
                  Certificate Interest Distribution Amount for the Class A and Class M Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            (d) Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments made or received under the Interest Rate Swap Agreement and payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Master Servicer, the Servicer, the Depositor, the Trustee, the Certificate Insurer, the Credit Risk Manager and each Rating Agency a statement setting forth with respect to the related distribution:

            (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date for such Interest Accrual Period;

            (ii) the amount of Available Funds;

            (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (separately identifying the components thereof);

            (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

            (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for each Class and the amount of such Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

            (viii) the Pool Stated Principal Balance for the related Distribution Date;

            (ix) the amount of Servicing Fees paid to or retained by the Servicer, or the amount of Credit Risk Management Fees paid to the Credit Risk Manager, (stated separately and in the aggregate) with respect to such Distribution Date;

            (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (xi) the amount of Advances included in the distribution on such Distribution Date reported by the Servicer (and the Master Servicer as successor servicer and any other successor servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xii) the number and aggregate Stated Principal Balance of such Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days, and 90+ days, (2) that have become REO Property,
      (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last day of the related Due Period;

            (xiii) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xiv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the related Due Period;

            (xv) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding principal balance of all 60+ Day Delinquent Mortgage Loans);

            (xvi) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xvii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xviii) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the Certificateholders with respect to Unpaid Interest Amounts, Applied Realized Loss Amounts and Basis Risk Carry Forward Amounts;

            (xix) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

            (xx) the LIBOR and Swap LIBOR rates (and the calculation thereof, if applicable);

            (xxi) the Overcollateralized Amount and Specified Overcollateralized Amount;

            (xxii) Prepayment Premiums collected or paid (pursuant to Section 3.07(a)) by the Servicer;

            (xxiii) the Cumulative Realized Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Realized Loss Percentage;

            (xxiv) the amount distributed on the Class X Certificates;

            (xxv) the amount of any Subsequent Recoveries for such Distribution Date;

            (xxvi) the number of Mortgage Loans at the beginning and end of the applicable reporting period, the pool factor (being the Stated Principal Balance of the Mortgage Loans for the related Distribution Date divided by the Cut-off Date Principal Balance), the weighted average interest rate, and the weighted average remaining term; and

            (xxvii) the amount of any payment of principal or interest on the Class A-1 Certificates to be paid from funds transferred from the Policy Payment Account.

            In addition, each Form 10-D prepared and filed by the Securities Administrator pursuant to Section 8.12 shall include the following information with respect to the related distribution:

            (1) material breaches of Mortgage Loan representations and warranties of which the Securities Administrator has actual knowledge or has received written notice; and

            (2) material breaches of any covenants under this Agreement of which the Securities Administrator has actual knowledge or has received written notice;

provided, that, if the Securities Administrator receives written notice of events described in (1) and/or (2) above from the Servicer, the Servicer shall be responsible for providing information to the Securities Administrator for inclusion in the applicable Form 10-D.

            (b) The Securities Administrator's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Trustee, the Master Servicer, the Servicer, the Certificate Insurer and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Responsible Party, the Master Servicer and the Servicer. The Securities Administrator shall make available the above statement via the Securities Administrator's internet website. The Securities Administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-866-846-4526. A paper copy of the above statement will also be made available upon request.

            The Securities Administrator shall make available to each Analytics Company, either electronically or via the Securities Administrator's internet website, each statement to Certificateholders prepared pursuant to Section 4.03(a). The Securities Administrator and the Servicer shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Securities Administrator shall make available via its Internet website any corrections to such statements to each Analytics Company as soon as reasonably practicable after the related Distribution Date.

            (c) Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(1) and (a)(2) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than the Determination Date for each Distribution Date, the Servicer shall furnish to the Depositor with respect to clause (i) below and the Securities Administrator with respect to clause (ii) below, a monthly remittance advice statement (the "Servicer Remittance Report") substantially similar to the format set forth in Exhibit Y hereto, a monthly defaulted loan report substantially similar to the format set forth in Exhibit Z hereto and a realized loss report substantially similar to the format set forth in Exhibit AA hereto (or in such other format mutually agreed to among the Depositor, the Servicer, and the Master Servicer) relating to the period ending on the last day of the preceding calendar month containing such information as shall be reasonably requested (i) by the Depositor to enable the Depositor to disclose "static pool information", as required by Item 1105 of Regulation AB, with respect to the Mortgage Loans, and (ii) by the Securities Administrator to enable the Securities Administrator to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last day of the related Prepayment Period. The Servicer shall concurrently deliver to the Depositor a data tape, in form and substance reasonably satisfactory to the Depositor, containing the information required pursuant to this Section 4.03(d) on a loan-by-loan basis for all of the Mortgage Loans. The Depositor will use the information required pursuant to this Section 4.03(d) in compliance with applicable law.

            The Servicer shall furnish to the Securities Administrator an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Securities Administrator no later than the Reporting Date, which report shall, at a minimum, contain the following:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on Principal Prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by the Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11;

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent 31 to 60 days, 61 to 90 days and 90+ days;
      (b) as to which foreclosure or bankruptcy proceedings of the related mortgagor have commenced; and (c) as to which REO Property has been acquired;

            (vii) each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

            (viii) with respect to each Liquidated Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

            (ix) any other information reasonably required by the Securities Administrator to enable it to prepare the Monthly Statement referred to in
      Section 4.03(a).

            (e) For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "OTS" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date. The Servicer hereby represents and warrants that, as of the Closing Date, the Servicer does not have a safety and soundness regulator that requires the Servicer to conform to any delinquency recognition policy.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of "LIBOR." Until all of the LIBOR Certificates are paid in full, the Securities Administrator shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate, the Trustee and the Securities Administrator.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Securities Administrator to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of LIBOR Certificates, their Class Certificate Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

            Section 4.06 Supplemental Interest Trust. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the LIBOR Certificates and the Certificate Insurer (the "Supplemental Interest Trust") as a part of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

            On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Supplemental Interest Trust. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

            (i) to the Swap Provider, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider for that Distribution Date (to the extent not previously paid to the Swap Provider as a Replacement Swap Provider Payment);

            (ii) to the LIBOR Certificateholders and to the Certificate Insurer, as applicable, to pay the amounts described, and in the same payment priorities set forth in Section 4.02(a)(i), to the extent unpaid from Available Funds;

            (iii) first, to the Class A-1 Certificateholders, to pay principal as described in Section 4.02(a)(ii), but only to the extent necessary to restore the Overcollateralized Amount to the Specified Overcollateralized Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds, second, to the Certificate Insurer, to pay any amounts described in Section 4.02(a)(ii) to the extent unpaid from Available Funds, and third, to the Class M Certificateholders, to pay principal as described in Section 4.02(a)(ii), but only to the extent necessary to restore the Overcollateralized Amount to the Specified Overcollateralized Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

            (iv) to the LIBOR Certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described in Section 4.02(a)(iii), to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (v) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (vi) to the holders of the Class X Certificates, any remaining amounts.

            Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment and a successor Swap Provider cannot be obtained, then the Securities Administrator shall deposit the Swap Termination Payment into the reserve account that is a sub-account of the Supplemental Interest Trust. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator shall withdraw from the reserve account and deposit into the Supplemental Interest Trust an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Trust. The remaining amount in the reserve account shall remain in such account and shall not be treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Trust until the final Distribution Date.

            In the event that the Trust enters into a replacement interest rate swap agreement and the Trust is entitled to receive a Replacement Swap Provider Payment from a replacement swap provider, the Securities Administrator, at the direction of the Depositor, shall instruct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any Replacement Swap Provider Payment is made to an account other than the Swap Account, then, notwithstanding anything to the contrary contained in this Agreement, any Replacement Swap Provider Payment shall be paid to the Swap Provider immediately upon receipt of such Replacement Swap Provider Payment by the Trust, regardless of whether the date of receipt thereof is a Distribution Date and without regard to anything to the contrary contained in this Agreement. For the avoidance of doubt, the parties agree that the Swap Provider shall have first priority to any Replacement Swap Provider Payment over the payment by the Trust to Certificateholders, the Servicer, the Master Servicer, the Securities Administrator, the Trustee or any other Person. However, to the extent any Replacement Swap Provider Payment received from a replacement swap provider and paid to the Swap Provider being replaced is less than the full amount of a Swap Termination Payment owed to the Swap Provider, any remaining amount of the Swap Termination Payment shall be paid to the Swap Provider on subsequent Distribution Dates in accordance with Section 4.02 and this Section 4.06 (unless the Replacement Swap Provider Payment is paid to the Swap Provider on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date).

            Upon termination of the Trust, any amounts remaining in the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.06.

            The Securities Administrator shall account for the Supplemental Interest Trust as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Supplemental Interest Trust are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider from Available Funds shall be deemed to be paid to the Supplemental Interest Trust first, from the Class X REMIC, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, Class X Interest) and second, other than any Defaulted Swap Termination Payment, from the Upper-Tier REMIC by the Holders of the applicable Class or Classes of LIBOR Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

            Any Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts distributed by the Securities Administrator to the LIBOR Certificateholders shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates in respect of the Class X Interest and (to the extent remaining after payments to the Swap Provider) the Class IO Interest, or in respect of the Interest Rate Swap Agreement, and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust (along with Basis Risk Carry Forward Amounts payable from the Excess Reserve Fund Account), subject to the obligation to pay Class IO Shortfalls, as rights and obligations pursuant to a separate limited recourse notional principal contract between the Class X Certificateholders and Holders of each such Class.

            The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

            With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Interest Rate Swap Agreement, the Securities Administrator shall send any notices and make any demands, on behalf of the Trust, as are required under the Interest Rate Swap Agreement. The Securities Administrator shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Securities Administrator and the Depositor.

            Section 4.07 Certain Matters Regarding the Certificate Insurer. (a) Each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee, and, by accepting its Class A-1 Certificate, each Holder of a Class A-1 Certificate, agrees that unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Class A-1 Certificates under this Agreement (except as provided in Section 5.07 hereof) without any further consent of the Holders of the Class A-1 Certificates.

            In addition, each Holder of Class A-1 Certificates agrees that, unless a Certificate Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Holders of Class A-1 Certificates only with the prior written consent of the Certificate Insurer. Each Holder of a Class A-1 Certificate, by its acceptance of such Class A-1 Certificate or interest therein, hereby acknowledges and agrees that the Certificate Insurance Policy does not cover Prepayment Interest Shortfalls, Relief Act Interest Shortfalls or Basis Risk Carry Forward Amounts nor does the Certificate Insurance Policy guarantee to the Holders of the Class A-1 Certificates any particular rate of principal payment. In addition, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Securities Administrator for withholding taxes due on the payments made to the Holders of the Class A-1 Certificates, if any, (including interest and penalties in respect of any liability for withholding taxes).

            (b) Unless a Certificate Insurer Default has occurred and is continuing, the Trustee shall not undertake any litigation pursuant to Section 8.02(i) at the request or direction of the Holders of the Class A-1 Certificates, without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld; provided, however, nothing contained herein shall prohibit or prevent the Trustee from defending itself or the Trust Fund or taking any action related thereto.

            Section 4.08 Claims Upon the Certificate Insurance Policy; Policy Payments Account. (a) If, at or before 12:00 p.m., New York City time, on the second Business Day prior to a Distribution Date, the Securities Administrator determines that the funds that will be on deposit in the Distribution Account, to the extent distributable to Holders of the Class A-1 Certificates are insufficient to pay the related Policy Draw Amount for such Distribution Date, then the Securities Administrator shall give notice to the Certificate Insurer by telephone or telecopy of the amount of such deficiency. Such notice shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement to the Certificate Insurance Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Certificate Insurance Policy), if any, at or before 12:00 p.m., New York City time, on the second Business Day prior to such Distribution Date. If, subsequent to such notice, and prior to payment by the Certificate Insurer pursuant to such notice, additional amounts are deposited in the Distribution Account, the Securities Administrator shall promptly notify the Certificate Insurer and withdraw the notice or reduce the amount claimed, as appropriate. Following Receipt (as defined in the Certificate Insurance Policy) by the Certificate Insurer of such notice in such form, the Certificate Insurer or the Fiscal Agent will pay any amount payable under the Certificate Insurance Policy on the later to occur of (i) 12:00 p.m., New York City time, on the second Business Day following such receipt and (ii) 12:00 p.m., New York City time, on the Distribution Date to which such claim relates, as provided in the Endorsement to the Certificate Insurance Policy.

            (b) The Securities Administrator shall establish a segregated non-interest bearing trust account for the benefit of Holders of the Class A-1 Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Securities Administrator shall have exclusive control and sole right of withdrawal. The Securities Administrator shall deposit any amount paid under the Certificate Insurance Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Class A-1 Certificates of the Scheduled Payments (as defined in the Certificate Insurance Policy) or any amount in respect of a Preference Claim (as defined in the Certificate Insurance Policy) for which a claim under the Certificate Insurance Policy was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of any Servicer, the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Trust Fund. Amounts paid under the Certificate Insurance Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Securities Administrator to Holders of the Class A-1 Certificates in accordance with this Section 4.08(b) (or, in the case of an amount in respect of a Preference Claim, to the related Holders of Class A-1 Certificates as contemplated in Section 4.08(d)). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other distributions to be made to such Holders pursuant to Section 4.02. However, the amount of any payment of principal of or interest on the Class A-1 Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in Section 4.08(c) and in the statement to be furnished to Holders of the Class A-1 Certificates pursuant to Section 4.03. Funds held in the Policy Payments Account shall not be invested.

            On any Distribution Date with respect to which a claim has been made under the Certificate Insurance Policy, the amount of any funds received by the Securities Administrator as a result of any claim under the Certificate Insurance Policy, to the extent required to pay the Policy Draw Amount on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Securities Administrator, directly to the payment in full of the Policy Draw Amount due on the Class A-1 Certificates. Funds received by the Securities Administrator as a result of any claim under the Class A-1 Certificate Insurance Policy shall be deposited by the Securities Administrator in the Policy Payments Account and used solely for payment to the Holders of the Class A-1 Certificates and may not be applied to satisfy any costs, expenses or liabilities of any Servicer, the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

            (c) The Securities Administrator shall keep a complete and accurate records in respect of (i) all funds remitted to it by the Certificate Insurer and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of the Class A-1 Certificates, (B) Realized Losses allocable to the Class A-1 Certificates and (C) the amount of funds available to make distributions on the Class A-1 Certificates pursuant to Section 4.02. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Days' prior notice to the Securities Administrator.

            (d) The Securities Administrator shall promptly notify the Certificate Insurer of: (A) the commencement of any proceeding of which a Responsible Officer of the Securities Administrator has actual knowledge by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim of which a Responsible Officer of the Securities Administrator has actual knowledge in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any distribution made with respect to the Class A-1 Certificates. Each Holder of a Class A-1 Certificate, by its purchase of such Certificate, hereby agrees that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights, if any, of the Securities Administrator, the Master Servicer, the Servicer, the Trustee and each Holder of a Class A-1 Certificate in the conduct of any such Preference Claim, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

            (e) The Trustee is hereby directed to, and hereby does, designate, appoint, authorize and direct the Securities Administrator to deliver on behalf of the Trustee the notice in accordance with Section 4.08(a) and to make, on behalf of and with full power to bind the Trustee, any of the agreements or covenants of the Trustee contained herein. To the extent necessary, this Agreement shall constitute an irrevocable limited power of attorney, coupled with an interest, from the Trustee to the Securities Administrator, to accomplish the foregoing.

            (f) With respect to this Section 4.08, the terms (i) "Receipt" and "Received" and (ii) "Business Day" shall have the meanings given in the Certificate Insurance Policy.

            (g) All references in this Agreement to the Standard & Poor's ratings assigned to the Class A-1 Certificates shall be without regard to the Policy. All references in this Agreement and in the Class A-1 Certificates to the benefit of the Certificateholders shall be deemed to include the Certificate Insurer.

            Section 4.09 Effect of Payments by Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A-1 Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not, other than for federal income tax purposes, be considered payment of such Certificates from the Trust Fund and shall not, other than for federal income tax purposes, result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section
4.01. The Depositor, the Master Servicer, the Securities Administrator and the Trustee acknowledge, and each Holder of a Class A-1 Certificate by its acceptance of such a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer, the Securities Administrator or the Trustee to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A-1 Certificates to the Holders of such Certificates, the Class A-1 Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust Fund. The Holders of the Class A-1 Certificates, by acceptance of their respective Class A-1 Certificates, assign their rights as Holders of such Class A-1 Certificates to the extent of the Certificate Insurer's interest with respect to amounts paid under the Certificate Insurance Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining the Certificate Insurance Premium payable to the Certificate Insurer under Section
4.02 and the Certificate Insurer's rights, as applicable, as subrogee for payments distributable pursuant to Section 4.02, any payment with respect to distributions to the Class A-1 Certificates which is made with funds received pursuant to the terms of the Certificate Insurance Policy, shall not be considered payment of the Class A-1 Certificates from the Trust Fund and shall not result in the distribution or the provision for distribution in reduction of the Certificate Principal Balance of the Class A-1 Certificates.

            The Trustee, the Depositor, the Master Servicer and the Securities Administrator shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

            Section 4.10 Notices to Certificate Insurer. (a) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Holders of the Class A-1 Certificates shall also be sent to the Certificate Insurer until the later of
(i) the date upon which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero and all Scheduled Payments (as defined in the Certificate Insurance Policy) have been paid and (ii) the date the Term of This Policy (as defined in the Certificate Insurance Policy) ends.

            (b) Upon its becoming aware of the occurrence of an Event of Default, the Trustee, or the Securities Administrator on its behalf, shall promptly notify the Certificate Insurer of such Event of Default. The Trustee and the Depositor shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

            Section 4.11 Securities Administrator To Hold Certificate Insurance Policy. The Securities Administrator shall hold the Certificate Insurance Policy in trust as agent for the Holders of the Class A-1 Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Upon the later of (a) the date upon which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero and all Scheduled Payments (as defined in the Certificate Insurance Policy) have been paid and (b) the date the Term of This Policy (as defined in the Certificate Insurance Policy) ends, Securities Administrator shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation. Each Holder of Class A-1 Certificates, by accepting its Certificates, appoints the Securities Administrator as attorney in fact for the purpose of making claims under the Certificate Insurance Policy.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Securities Administrator to register the Class P and Class X Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Securities Administrator, the Securities Administrator shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee, or to such other Person or Persons as the Depositor shall request.

            Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Securities Administrator or (y), in the event that no wire instructions are provided to the Securities Administrator, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual or facsimile signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor or any Affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing. In the event the Depositor or an Affiliate of the Depositor transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Securities Administrator in writing of the affiliated status of the transferee. The Securities Administrator shall have no liability regarding the lack of notice with respect thereto.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. Except with respect to (i) the transfer of the Class X, Class P or a Residual Certificate to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor or
(iv) a transfer of a Residual Certificate to the Servicer, an Affiliate of the Servicer, or its designee (including, without limitation, an employee of the Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act), in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit I (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit J (the "Rule 144A Letter") or Exhibit K (the "Non-Rule 144A Investment Letter") or (ii) in the case of the Class X Certificates, there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. A transferee of any Private Certificates who is not a "qualified institutional buyer" as that term is defined in Rule 144A of the Securities Act must take delivery of such Private Certificates in definitive form. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. To the extent of any information reasonably within the possession of the applicable party, the Securities Administrator, the Master Servicer and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Master Servicer, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of a Residual, Class X or Class P Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor or
(iv) a transfer of a Residual Certificate to the Servicer, an Affiliate of the Servicer, or its designee (including, without limitation, an employee of the Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act), no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement (collectively, a "Plan") to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate, a Class C Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate, a Class C Certificate or a Class P Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee, the Depositor, the Servicer or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Securities Administrator, the Master Servicer, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Physical Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA Restricted Certificate, other than a Class P Certificate, a Class C Certificate or a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate, a Class C Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            The Residual Certificates, the Class C Certificates and the Class P Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf of or with plan assets of such Plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

            (ii) Except in the case of the Depositor or an Affiliate of the Depositor that is a Permitted Transferee, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under paragraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Depositor, the Responsible Party, the Trustee, the Securities Administrator or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or its attorney duly authorized in writing (with copies to the Swap Provider). The Securities Administrator shall forward any such IRS Form (other than with respect to a Residual Certificate) received to the Swap Provider at 30 Hudson Street, 16th floor, Jersey City, New Jersey 07302, attention: Crystal Morris. Each Private Certificateholder by its purchase of a Certificate is deemed to consent to any such IRS Form being so forwarded.

            (g) Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer, the Master Servicer, the Trustee, the Certificate Insurer and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicer, the Securities Administrator, the Master Servicer, the Trustee, the Depositor, the Certificate Insurer and any agent of the Servicer, the Depositor, the Securities Administrator, the Master Servicer, the Certificate Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Depositor, the Certificate Insurer or any agent of the Servicer, the Securities Administrator, the Master Servicer, the Depositor, the Certificate Insurer or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor, the Trustee or the Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Trustee, the Servicer or the Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in the United States where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its Corporate Trust Office for registration of transfer or exchange purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - GSAMP 2007-HSBC1. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency, for purposes of the surrender of Certificates for the final distribution.

            Section 5.07 Rights of the Certificate Insurer to Exercise Rights of Class A-1 Certificateholders. By accepting its Class A-1 Certificate, each Class A-1 Certificateholder agrees that, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Class A-1 Certificateholder for all purposes (other than with respect to the receipt of payment on the Class A-1 Certificates) and shall have the right to exercise all rights of the Class A-1 Certificateholders under this Agreement and under the Class A-1 Certificates without any further consent of the Class A-1 Certificateholders.

            Section 5.08 Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, all provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Class A-1 Certificateholders, (b) restrict the ability of the Certificateholders, the Master Servicer, the Securities Administrator or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Master Servicer, the Securities Administrator or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates; provided, however, that notwithstanding the foregoing, any rights relating to payment (including reimbursements and payment of the Certificate Insurer Premium), receipt of notices or reports, or consent rights relating to amendments to this Agreement or consent rights relating to the optional termination provided for in Section 11.01 of this Agreement shall continue during any such Certificate Insurer Default. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to the Class A-1 Certificateholders, under the Certificate Insurance Policy or under applicable law At such time as the Class A-1 Certificates are no longer Outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder or under the Certificate Insurance Agreement remain unpaid and the Certificate Insurance Policy is marked cancelled and returned to the Certificate Insurer, the Certificate Insurer's rights hereunder (other than rights of indemnification) shall terminate.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

            Section 6.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or the Servicer. (a) The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a Delaware corporation, limited partnership, a corporation or limited liability company, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation, limited partnership, a corporation or limited liability company, as applicable, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and meets the requirements of Section 7.02, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the LIBOR Certificates. As a condition to the succession to the Servicer under this Agreement by any Person (i) into which the Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer, the Servicer shall provide to the Depositor, the Securities Administrator and the Master Servicer, at least 30 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor, the Securities Administrator, the Master Servicer and the Certificate Insurer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, the Securities Administrator, the Master Servicer and the Certificate Insurer, all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under
Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 6.03 Limitation on Liability of the Depositor, the Servicer and Others. Neither the Depositor, the Servicer nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor and the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Sponsor, the Servicer and any director, officer, employee, Affiliate or agent of the Depositor, the Sponsor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement, the Certificates, the Credit Risk Management Agreement or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action (or the Depositor may direct the Trustee to undertake such actions pursuant to Section 2.07 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the Servicer (and the Trustee if directed by the Depositor to take such action) shall be entitled to be reimbursed therefor out of the Collection Account.

            Section 6.04 Limitation on Resignation of the Servicer. Subject to the provisions of Section 6.02, Section 7.01 and Section 7.02, the Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer, the Depositor, the Certificate Insurer and the Securities Administrator, (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer or (iii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Securities Administrator in writing; and (b) each Rating Agency shall have delivered a letter to the Securities Administrator prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as the Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect. Any such determination permitting the resignation of the Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Master Servicer, the Securities Administrator, the Trustee or the Trust Fund) to such effect delivered to the Depositor, the Trustee, the Master Servicer, the Certificate Insurer and the Securities Administrator which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Trustee, the Master Servicer, the Certificate Insurer and the Securities Administrator. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder.

            Section 6.05 Additional Indemnification by the Servicer; Third Party Claims.

            (a) The Servicer shall indemnify the Depositor, the Sponsor, the Responsible Party, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee and any Affiliate, director, officer, employee or agent of the Depositor, the Sponsor, the Responsible Party, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer of (i) any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement (including, without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(d)). The Servicer immediately shall notify the Depositor, the Responsible Party, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Responsible Party, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Responsible Party, the Master Servicer, the Securities Administrator, the Certificate Insurer or the Trustee in respect of such claim.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall indemnify the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Trustee, the Certificate Insurer and any director, officer, employee or agent of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Certificate Insurer or the Trustee and hold them harmless against any and all claims, economic losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other related costs, fees and expenses that any of them actually sustain, in each case that are likely foreseeable and directly related to any failure by the Servicer or any Subservicer engaged by the Servicer or any Subcontractor utilized by the Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by the Servicer to identify pursuant to Section 3.02(e) any Subcontractor "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB. If the indemnification provided for in this Section
6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the Servicer shall contribute to the amount paid or payable to the party to be indemnified as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and the Servicer, on the other, in connection with a breach of the Servicer's obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

            Section 6.06 Duties of the Credit Risk Manager. For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the Servicer and/or the Securities Administrator and/or the Master Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the related Mortgage Loans. The obligations of the parties under the Credit Risk Management Agreement will terminate upon the earlier of (i) the termination of the Trust, (ii) the termination of the Servicer's rights and obligations under this Agreement, (iii) the resignation of the Credit Risk Manager upon at least ninety (90) days advance notice and the appointment of a successor Credit Risk Manager by the Depositor or its assign, or (iv) the removal of the Credit Risk Manager by the Depositor or its assign for failure to deliver, on a reasonably timely basis, its reports to the Depositor upon at least twenty (20) days advance notice and the appointment of a successor Credit Risk Manager by the Depositor or its assign; provided, however, that the Credit Risk Manager may cure such failure to deliver its reports within 10 days of discovery or receipt of notification of such failure from the Depositor or its assign. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Master Servicer, the Trustee, the Certificate Insurer and each Rating Agency.

            Section 6.07 Limitation Upon Liability of the Credit Risk Manager. Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of gross negligence, willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

            Section 6.08 Removal of the Credit Risk Manager. The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders evidencing, in aggregate, not less than 66 2/3% of the aggregate Percentage Interests of all Classes of Certificates, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager's removal to the Depositor, Securities Administrator, Master Servicer, Servicer, Certificate Insurer and the Trustee. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default," wherever used herein, means with respect to the Servicer individually, any one of the following events:

            (a) any failure by the Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Certificate Insurer, or by the Securities Administrator, or to the Servicer, the Depositor, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

            (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement, (y) there shall be no cure period in the case of the failure to perform any of the obligations set forth in Sections 3.22 and 3.23 and (z) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.02, 6.02, 6.04 or 8.12; provided, however, that in the event that the Commission grants an extension of time to the Depositor with respect to the Exchange Act filings referenced in Section 8.12(a), such ten day cure period shall be extended by the same time period) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Securities Administrator, the Certificate Insurer or the Master Servicer, or to the Servicer, the Depositor, the Securities Administrator, the Master Servicer, the Certificate Insurer and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; provided, however, that (except with respect to clauses
(x), (y) and (z) above) in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the Servicer, the cure period may be extended for an additional 30 days upon delivery by the Servicer to the Securities Administrator of a certificate to the effect that the Servicer believes in good faith that the failure or breach can be cured within such additional time period and the Servicer is diligently pursuing remedial action; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

            (f) any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

            (g) if a Cumulative Loss Event occurs.

            If an Event of Default described in clauses (a) through (g) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, and at the direction of the Certificate Insurer (or, if a Certificate Insurer Default has occurred and is continuing, at the direction of a majority of the Voting Rights represented by the Certificates), the Master Servicer shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Master Servicer shall not be required to give written notice to the Servicer of the occurrence of an Event of Default described in clauses (b) through (g) of this Section 7.01 unless and until a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01 (i.e., solely as to a default caused by a failure to remit timely on a Remittance Date), the Master Servicer shall give notice (by telephone or by email, facsimile or other writing) to the Servicer of the occurrence of such default by the end of business of the day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such default or event of default. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Master Servicer shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Master Servicer, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the default on any Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of the Servicer to make an Advance to the extent required, the Master Servicer, as successor Servicer, or another successor Servicer shall, prior to the applicable Distribution Date, immediately make such Advance. Any such notice to the Servicer shall also be given to the Trustee, each Rating Agency and the Depositor. Notwithstanding any other provision of this Agreement, any remedy with respect to clause (a) of this
Section 7.01 shall be effective only if payment is received by the Master Servicer by no later than noon (Eastern time) on the Business Day immediately following the date of notice to the Servicer as set forth in the immediately preceding sentence. If the Servicer fails to make such payment, the Master Servicer shall send notice of termination (by email, facsimile or other writing) to the Servicer, and, on and after the receipt by the Servicer of such notice, or upon receipt by the Servicer of notice with respect to any other clause of this Section 7.01, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer as the successor Servicer. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to this Agreement. The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which the Servicer would have been entitled and to continue to receive reimbursement for all outstanding P&I Advances and Servicing Advances in accordance with the terms of this Agreement.

            Section 7.02 Master Servicer to Act; Appointment of Successor Servicer. On and after the time the Master Servicer gives, and the Servicer receives, a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 3.06, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law, including the obligation to make P&I Advances or Servicing Advances pursuant to Section 4.01, as soon as practicable but in no event later than 90 days following the notice of termination or removal of the Servicer. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Securities Administrator). Notwithstanding the foregoing, if the Master Servicer has become the successor to the Servicer in accordance with this Section 7.02, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to
Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights represented by the Certificates (with the consent of the Certificate Insurer) or if the Certificate Insurer so requests, be required to, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency and acceptable to the Certificate Insurer, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $25,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates (without giving effect to the Certificate Insurance Policy) in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee and amounts paid to the Servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that the Servicer is terminated pursuant to Section 7.01, such terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses at its own expense. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer (excluding set-up costs and other administrative expenses of the successor Servicer, in which case the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund, or if the successor servicer fails to pay, the Securities Administrator pays such amounts from the Trust Fund), such an amount shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Master Servicer is the predecessor Servicer (except in the case where the Master Servicer in its role as successor Servicer is being terminated pursuant to
Section 7.01 by reason of an Event of Default caused solely by the Master Servicer as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

            Notwithstanding the foregoing, if the Servicer is terminated and there is no Certificate Insurer Default that has occurred and is continuing, the Certificate Insurer may appoint, in accordance with this Agreement (after consultation with the Master Servicer), any established mortgage loan servicing institution, the appointment (which appointment shall not be unreasonably delayed) of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all of the responsibilities, duties and liabilities of the Servicer hereunder.

            Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

            Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Securities Administrator shall give prompt written notice thereof to the Trustee, the Certificateholders, the Certificate Insurer and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders, the Certificate Insurer and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

            Unless a Master Servicer Event of Default known to a Responsible Officer of the Trustee has occurred and is continuing,

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            The Master Servicer or Trustee, as applicable, shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Master Servicer or Trustee, as applicable, complies with Section 3.02(e) as if the Master Servicer or Trustee, as applicable, were a "Servicer" pursuant to that Section. The Master Servicer or Trustee, as applicable, shall indemnify the Depositor, the Securities Administrator, the Master Servicer, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Master Servicer or Trustee, as applicable, to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Master Servicer or Trustee, as applicable, to identify pursuant to Section 3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer or Trustee, as applicable.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall not have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

            (h) the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default or an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor, the Securities Administrator, the Master Servicer or the Servicer of any funds paid to the Depositor, the Securities Administrator, the Master Servicer or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor, the Securities Administrator, the Master Servicer or the Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses and Indemnification. As compensation for its activities under this Agreement, the Trustee shall be paid its fee by the Securities Administrator from the Securities Administrator's own funds pursuant to a separate fee schedule. The Trustee shall have no lien on the Trust Fund for the payment of such fees. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys' fees) resulting from any error in any tax or information return prepared by the Master Servicer or incurred in connection with:

            (a) any claim or legal action relating to this Agreement, or

            (b) any claim or legal action relating to the Certificates or the Interest Rate Swap Agreement; or

            (c) except as set forth in the last paragraph of this Section 8.05, the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense with respect to the Trustee (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, (ii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement or (iii) resulting from any breach of the Master Servicer's obligations hereunder for which the Master Servicer has performed its obligation to indemnify the Trustee pursuant to this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

            (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates; and

            (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise expressly provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses incurred by the Trustee; provided, however, no expense shall be reimbursed by the Trust Fund hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or the Servicer and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Master Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Certificate Insurer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

            The Certificate Insurer may, and the Holders of Certificates entitled to a majority of the Voting Rights may with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor and the Securities Administrator of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 8.12(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by the Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor Master Servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

            (a) prepare (and the Trustee shall sign) and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare (and the Trustee shall sign) and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty (30) days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) deliver or cause to be delivered the federal taxpayer identification number of the grantor trust on an IRS Form W-9 of the grantor trust to the Swap Provider promptly upon receipt of such number after applying for it pursuant to Section 8.11(b) above and, in any event, not later than the first payment date under the Interest Rate Swap Agreement, and if requested by the Swap Provider (unless not permitted under federal income tax law), an applicable IRS Form W-8IMY;

            (d) make an election that each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (e) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (f) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non-Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (g) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (i) pay, from the sources specified in the second to last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (j) cause federal, state or local income tax or information returns to be signed by the Securities Administrator or, if required by applicable tax law, the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (k) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of the Class RX Certificates shall act as Tax Matters Person for the Class X REMIC, and the holder of the largest Percentage Interest of the Class R Certificates shall act as the Tax Matters Person for Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and the Holder of the largest Percentage Interest of the Class RC Certificates shall act as Tax Matters Person for Pooling-Tier REMIC-1, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholders for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Securities Administrator shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Fund Account, the Supplemental Interest Trust (subject to the obligation to pay Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts) and the right to receive Class IO Shortfalls and the rights of the LIBOR Certificateholders to receive Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts and the obligation to pay Class IO Shortfalls as the beneficial ownership of interests in a grantor trust and not as obligations of any Trust REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P, Class X Certificateholders and the LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value, if any, to each Class of LIBOR Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts or Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans after the Closing Date or any information that the Servicer is required to provide to the Securities Administrator pursuant to this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Securities Administrator on a timely basis.

            None of the Servicer, the Trustee, the Master Servicer or the Securities Administrator shall (i) cause the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or
(iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Securities Administrator receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, at the expense of the Trust Fund, but in no event at the expense of the Securities Administrator) to the effect that the contemplated action will not, with respect to the Trust Fund, result in the imposition of a tax upon any Trust REMIC created hereunder or endanger the status of any Trust REMIC.

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling-Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, the Master Servicer or the Securities Administrator, respectively, if such tax arises out of or results from negligence of the Trustee, the Master Servicer or the Securities Administrator, as applicable, in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, (iii) the Sponsor if such tax arises out of or results from the Sponsor's obligation to repurchase a Mortgage Loan pursuant to the Representations and Warranties Agreement, (iv) the Responsible Party if such tax arises out of or results from the Responsible Party's obligation to repurchase a Mortgage Loan pursuant to Section 2.03 or (v) in all other cases, or if the Trustee, the Master Servicer, the Securities Administrator, the Servicer, the Responsible Party or the Sponsor fails to honor its obligations under the preceding clause (i), (ii), (iii) or (iv), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            For as long as each Trust REMIC shall exist, the Securities Administrator shall act in accordance with this Agreement and shall comply with any directions of the Depositor or the Servicer as provided herein so as to assure such continuing treatment. The Securities Administrator shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase or substitution in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

            The grantor trust portion of the Trust Fund shall be treated as a WHFIT that is a NMWHFIT. The Securities Administrator shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Securities Administrator to do so, and is not in its possession, is provided to the Securities Administrator on a timely basis. The Securities Administrator is hereby directed to assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) unless the Depositor provides the Securities Administrator with the identities of other "middlemen" that are Certificateholders. The Securities Administrator shall be entitled to rely on the first sentence of this paragraph and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the IRS makes a determination that the first sentence of this paragraph is incorrect.

            The Securities Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Securities Administrator shall be under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the Securities Administrator knows of any other beneficial owner of a Certificate, uses the cash or accrual method. The Securities Administrator shall make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the Securities Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

            The Securities Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Securities Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Securities Administrator or (iii) the inability of the Securities Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Securities Administrator may assume there is no secondary market trading of WHFIT interests.

            To the extent required by the WHFIT Regulations, the Securities Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Numbers so published shall represent the Rule 144A CUSIP Numbers. The Securities Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. The Securities Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

            The Securities Administrator shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS, if such change requires, in the Securities Administrator's sole discretion, a material increase in the Securities Administrator's reporting obligations in respect of the related Grantor Trust.

            Section 8.12 Periodic Filings. (a) The Securities Administrator, the Master Servicer and the Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Securities Administrator shall prepare for execution by the Master Servicer, on behalf of the Depositor, any Forms 8-K and 10-D required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof pursuant to the terms of this Section 8.12, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor or the Master Servicer, on behalf of the Depositor, as applicable. The Securities Administrator shall have no duty to verify information received by it from other Persons (other than Subcontractors utilized by the Securities Administrator) in connection with its duties under this Section 8.12.

            (b) Within 15 calendar days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file, and the Master Servicer shall sign, on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be determined and prepared by and at the direction of the Depositor as set forth on Exhibit U hereto and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit U hereto, within 5 calendar days after the related Distribution Date, (i) certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable and (ii) the Depositor will approve, as to the form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section 8.12(b).

            After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor for review and verification by the Depositor. No later than two Business Days following the 10th calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator and the Depositor, and no later than 5:00 p.m. New York City time on the 15th calendar day after such Distribution Date, the Securities Administrator shall file such Form 10-D with the Commission. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(f)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website (located at www.ctslink.com) a final executed copy of each Form 10-D prepared by the Securities Administrator. The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(b)(2)(a), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(b) related to the timely preparation and filing of Form 10-D is contingent upon the Servicer, the Securities Administrator, the Master Servicer, the Depositor and any other Person obligated to provide Additional Form 10-D Disclosure as set forth on Exhibit U hereto strictly observing all applicable deadlines in the performance of their duties under this Section 8.12(b). The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed or caused to be filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be no. The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

            (c) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer and each Subservicer engaged by the Servicer, as described under Section 3.22, (ii)(A) the annual reports on assessment of compliance with applicable servicing criteria for the Securities Administrator, the Master Servicer, the Servicer, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer, the Master Servicer or the Securities Administrator, as described under Section
3.23 and (B) if any such report on assessment of compliance with servicing criteria described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria described under
Section 3.23 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included,
(iii)(A) the registered public accounting firm attestation report for the Securities Administrator, the Master Servicer, the Servicer and the Trustee (solely in its capacity as custodian) (if the Trust is subject to Exchange Act Reports for such fiscal year), each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer, the Master Servicer or the Securities Administrator, as described under Section 3.23, and (B) if any registered public accounting firm attestation report described under Section
3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification in the form attached hereto as Exhibit O, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be prepared by party responsible for preparing such disclosure as set forth on
Exhibit V hereto, and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit V hereto, no later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable and (ii) the Depositor will approve, as to the form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section 8.12(c).

            After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor for review and verification by the Depositor. No later than 5:00 p.m. Eastern standard time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(f)(ii). The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(c) related to the timely preparation and filing of Form 10-K is contingent upon the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) and the Depositor and any other Person obligated to provide Additional Form 10-K Disclosure as set forth on Exhibit V hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(c), Section 8.12(d), Section 3.22 and
Section 3.23. Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor shall notify the Securities Administrator in writing, no later than March 15th if the answer to the questions should be "no". The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

            (d) In connection with the execution of a Sarbanes Certification, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit P, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers, directors and Affiliates, the Servicer shall sign a certification solely with respect to the Servicer (in the form attached hereto as Exhibit Q-1, with such changes as may be necessary as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates and the applicable Subservicer shall sign a certification solely with respect to such Subservicer (in the form attached hereto as Exhibit Q-2, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates and the Master Servicer shall sign a certification solely with respect to the Master Servicer (in the form attached hereto as Exhibit Q-3, with such changes as may be necessary as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Securities Administrator of the signed Form 10-K pursuant to Section 8.12(d) for such year. In the event that prior to the filing date of the Form 10-K in March of each year, the Securities Administrator or the Servicer has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Securities Administrator shall indemnify and hold harmless the Depositor, the Servicer and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Securities Administrator's obligations under this Section 8.12(d) or any material misstatement or material omission contained in any information, report, certification or other material provided in written or electronic form pursuant to Section 3.23 and 8.12 of this Agreement and Exhibits U, V and W to this Agreement provided by or on behalf of the Securities Administrator or any Subcontractor utilized by the Securities Administrator (excluding any information, report, certification or other materials provided in written or electronic form by or on behalf of any Person other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) or negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Sponsor, the Securities Administrator and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this Section 8.12(d) or any material misstatement, material omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Securities Administrator agrees in connection with a breach of the Securities Administrator's obligations under this Section 8.12(d) or any material misstatement or material omission contained in any information, report, certification or other material provided in written or electronic form pursuant to Section 3.23 and 8.12 of this Agreement and Exhibits U, V and W to this Agreement provided by or on behalf of the Securities Administrator or any Subcontractor utilized by the Securities Administrator (excluding any information, report, certification or other materials provided in written or electronic form by or on behalf of any Person other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) or negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsor as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Securities Administrator on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other hand, in connection with a breach of the Servicer's obligations under this Section 8.12(d) or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. The obligations of the Securities Administrator and the Servicer under this Section 8.12(d) shall apply to the Securities Administrator and the Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Securities Administrator or Servicer, as applicable, is acting as Securities Administrator or Servicer, as applicable, at the time such certification is required to be delivered. The indemnification and contribution obligations set forth in this Section 8.12(d) shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator or the Servicer, as applicable.

            (e) Upon any filing with the Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of each such executed report, statement or information.

            (f) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At any time after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 8.12 and the parties hereto shall again have the obligations set forth in this Section.

            (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Securities Administrator will immediately notify the Depositor. In the case of Form 10-D and 10-K, the Depositor, the Servicer and the Securities Administrator will thereupon cooperate to prepare a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act and the Securities Administrator shall file in accordance with this Agreement. In the case of Form 8-K, the Securities Administrator will, upon receipt of all disclosure information required to be included on Form 8-K and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, 10-D or 10-K is required will notify the Depositor, the Securities Administrator and the Servicer and such parties will cooperate to prepare any necessary Form 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K or 10-D shall be signed by an officer of the Master Servicer, on behalf of the Depositor. Any amendment to Form 10-K shall be signed by a senior officer of the Depositor. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this
      Section 8.12(f) related to the timely preparation and filing of Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12 and Sections 3.22 and
      3.23. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (g) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (including, without limitation, any transfer of servicing of the Mortgage Loans after the Closing Date) (each such event, a "Reportable Event"), and also if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit W hereto and compiled by the Securities Administrator pursuant to the following paragraph. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Disclosure on Form 8-K. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit W hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon (Eastern standard time) on the 2nd Business Day after the occurrence of a Reportable Event (i) certain parties to this Agreement shall be required to provide to the Depositor and the Securities Administrator, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 8-K Disclosure Information, if applicable and
(ii) the Depositor will approve, as to the form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Disclosure on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Additional Form 8-K Disclosure on Form 8-K pursuant to this Section 8.12(g).

            After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review and verification by the Depositor. No later than noon of the 4th Business Day after the Reportable Event, an officer of the Master Servicer, on behalf of the Depositor, shall sign the Form 8-K and return an electronic or facsimile copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(f)(ii). The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(b)(2)(a), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(g) related to the timely preparation and filing of Form 8-K is contingent upon the Servicer, the Depositor and any other Person obligated to provide Form 8-K Disclosure Information as set forth on Exhibit W hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(g). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (h) The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Securities Administrator or any Subcontractor utilized by the Securities Administrator) provided to the Securities Administrator in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 8.12, or (ii) the failure of the Depositor to timely execute and return for filing any Forms 10-D, 10-K and 8-K required to be filed by the Securities Administrator pursuant to this Section 8.12, in either case, not resulting from the Securities Administrator's own negligence, bad faith or misconduct.

            Section 8.13 Tax Treatment of Upper-Tier Carry Forward Amounts, Basis Risk Carry Forward Amounts, the Supplemental Interest Trust and the Interest Rate Swap Agreement. The Securities Administrator shall treat the rights that each Class of LIBOR Certificates has to receive payments of Upper-Tier Carry Forward Amounts and, to the extent not paid from the Excess Reserve Fund Account, Basis Risk Carry Forward Amounts from the Supplemental Interest Trust (together with Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account) as rights to receive payments under a limited recourse notional principal contract between the Class X Certificateholders and each such Class. Accordingly, each Class of Certificates (excluding the Class X, Class P and the Residual Certificates) will be comprised of two components - an Upper-Tier REMIC Regular Interest and an interest in a notional principal contract (subject to the obligation to pay Class IO Shortfalls), and the Class X Certificates will be comprised of the following components: (i) two Class X REMIC Regular Interests (the Class X Interest and the Class IO Interest), (ii) ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts and (iii) ownership of the Supplemental Interest Trust (including the Interest Rate Swap Agreement), subject to the obligation to pay Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts and (iv) the right to receive Class IO Shortfalls. The Securities Administrator shall allocate the issue price for a Class of LIBOR Certificates among the respective components for purposes of determining the issue price of the Upper-Tier REMIC Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate to receive the related Basis Risk Carry Forward Amounts and, without duplication, the related Upper-Tier Carry Forward Amount for purposes of allocating the purchase price of an initial LIBOR Certificateholder between such rights and the related Upper-Tier REMIC Regular Interest.

            Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments payable from Available Funds (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper-Tier REMIC Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Supplemental Interest Trust.

                                   ARTICLE IX

           ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

            Section 9.01 Duties of the Master Servicer; Enforcement of Servicer's Obligations. (a) The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor, the Certificate Insurer and the Certificateholders, shall monitor the performance of the Servicer's obligations under this Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicer to duly and punctually perform its duties and obligations hereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in
Article VII.

            If (i) the Servicer reports a delinquency on a monthly report and
(ii) the Servicer, by 11 a.m. (New York Time) on the related Remittance Date, neither makes an Advance nor provides the Securities Administrator and the Master Servicer with an Officer's Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, then the Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Subject to the foregoing and
Section 7.02, the Master Servicer shall continue to make such Advances for so long as the Servicer is required to do so under this Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

            (b) The Master Servicer shall pay the costs of monitoring the Servicer as required hereunder (including costs associated with (i) termination of the Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted hereunder, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out-of-pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from the Servicer to the Master Servicer or any other successor servicer.

            (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of the Servicer it replaces or for any errors or omissions of the Servicer.

            (d) Neither the Depositor nor the Securities Administrator shall consent to the assignment by the Servicer of the Servicer's rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

            (e) The Master Servicer shall give the Servicer written notice of the occurrence of the Optional Termination Date upon the occurrence of such event.

            Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

            Section 9.03 Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Servicer, the Responsible Party, the Depositor, the Securities Administrator, the Certificate Insurer and the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, as of the Closing Date that:

            (i) it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

            (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
      (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

            (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

            (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

            (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

            (vii) [Reserved];

            (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

            (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

            (b) [Reserved].

            (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Servicer, the Depositor, the Responsible Party, the Securities Administrator, the Trustee, the Certificate Insurer and the Trust and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section
9.03 to indemnify the Servicer, the Depositor, the Responsible Party, the Securities Administrator, the Trustee, the Certificate Insurer and the Trust constitutes the sole remedy of the Servicer, the Depositor, the Responsible Party, the Securities Administrator, the Trustee, the Certificate Insurer and the Trust, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

            Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Servicer, the Depositor, the Responsible Party, the Master Servicer, Securities Administrator, the Certificate Insurer or the Trustee or notice thereof by any one of such parties to the other parties.

            Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

            (a) any failure by the Master Servicer to deposit in the Distribution Account any payment received by it from the Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Certificate Insurer or any other party hereto;

            (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by the Certificate Insurer or the holders of Certificates evidencing at least 25% of the Voting Rights; provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file any Forms 8-K, 10-D and 10-K required by the Exchange Act with respect to the Trust Fund, the failure to comply with the requirements set forth in Section 8.12, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which any applicable Form 8-K, 10-D and 10-K required by the Exchange Act can be timely filed (without taking into account any extensions);

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

            (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

            (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

            (f) except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator, the Trustee and the Depositor; or

            (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

            In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, at the direction of the Certificate Insurer (or, if a Certificate Insurer Default has occurred and is continuing, at the direction of a majority of the Voting Rights represented by the Certificates) shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

            Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor's possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

            All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Master Servicer appointed pursuant to Section 9.06) to act as master servicer shall be paid by the terminated Master Servicer; provided, however, that to the extent not previously reimbursed by the terminated Master Servicer, such fees and expenses shall be payable to the Trustee pursuant to Section 8.05.

            Upon the occurrence of a Master Servicer Event of Default, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

            Section 9.05 Waiver of Default. By a written notice, the Trustee may with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) and shall at the direction of the Certificate Insurer, waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 9.06 Successor to the Master Servicer. Upon termination of the Master Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor, the Certificate Insurer and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall any fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder. In the event that the Master Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

            If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

            Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption as successor master servicer of such obligations, duties and responsibilities.

            Upon a successor's acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

            Section 9.07 Compensation of the Master Servicer. The Master Servicer shall be entitled to the investment income earned on amounts in the Distribution Account during the Master Servicer Float Period.

            Section 9.08 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and (ii) have a net worth of not less than $25,000,000.

            Section 9.09 Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

            If at any time, Wells Fargo Bank, N.A., as Master Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time Wells Fargo Bank, N.A. shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement.

            Section 9.10 Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor and the Certificate Insurer (which consent shall not be unreasonably withheld), and upon delivery to the Trustee, the Certificate Insurer and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates (without giving effect to the Certificate Insurance Policy), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

            Section 9.11 Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator, the Servicer or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders and the Certificate Insurer hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.07 and Section 9.12.

            The Master Servicer shall not be liable for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the performance of the obligations of the Servicer as required under this Agreement.

            Section 9.12 Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Servicer, Depositor, the Sponsor, the Responsible Party, the Securities Administrator, the Trustee, the Certificate Insurer and the Trust, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Servicer, Depositor, the Sponsor, the Responsible Party, the Securities Administrator, the Trustee, the Certificate Insurer or the Trust may sustain as a result of the Master Servicer's willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, including any failure by the Master Servicer or any Subcontractor utilized by such Master Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23 or 8.12, including without limitation any failure by the Master Servicer to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. The Depositor, the Sponsor, the Responsible Party, the Securities Administrator, the Servicer and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Sponsor, the Responsible Party, the Securities Administrator, the Servicer, the Trustee, the Certificate Insurer or the Trust to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

            The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys' fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (not including the Trustee's performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under this Agreement.

            The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in this Agreement, (ii) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, or (iii) the Master Servicer's willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under this Agreement; provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

                                    ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

            Section 10.01 Duties of Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

            The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non-conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

            (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

            (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer or the Trustee.

            The Securities Administrator shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Securities Administrator complies with Section 3.02(e) as if the Securities Administrator were a "Servicer" pursuant to that Section. The Securities Administrator shall indemnify the Depositor, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Securities Administrator to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Securities Administrator to identify pursuant to
Section 3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator.

            Section 10.02 Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 10.01:

            (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

            (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

            (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement;

            (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

            (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

            The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 10.03 Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Sponsor, as the case may be, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement, the Interest Rate Swap Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Securities Administrator shall execute the Interest Rate Swap Agreement and the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Interest Rate Swap Agreement and the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust Fund.

            Section 10.04 Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

            Section 10.05 Securities Administrator's Fees and Expenses. The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account during the Securities Administrator Float Period. The Securities Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(i) incurred in connection with any claim or legal action relating to (a) this Agreement or the Interest Rate Swap Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder or under such other agreements, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and
(C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

            Section 10.06 Eligibility Requirements for Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

            Any successor Securities Administrator (i) may not be an originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and
(iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by Standard & Poor's or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

            Section 10.07 Resignation and Removal of Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor, the Trustee, the Certificate Insurer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section
10.08 meeting the qualifications set forth in Section 10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

            If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

            The Certificate Insurer or the Holders of Certificates entitled to a majority of the Voting Rights may, with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

            Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

            Notwithstanding the foregoing, if at any time the Securities Administrator resigns pursuant to Section 10.07, the Trustee shall be authorized to appoint, with the Depositor's consent, a successor Securities Administrator concurrently with the appointment of a successor Master Servicer.

            Section 10.08 Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor, the Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

            No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

            Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

            Section 10.09 Merger or Consolidation of Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
9.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 10.10 Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, the Securities Administrator shall have the right with the prior written consent of the Depositor and the Certificate Insurer (which consent shall not be unreasonably withheld), and upon delivery to the Trustee, the Certificate Insurer and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates (without giving effect to the Certificate Insurance Policy), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor, the Certificate Insurer, the Swap Provider and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor Securities Administrator exceed that payable to the predecessor Securities Administrator.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Sections 11.02 and 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Servicer (at the direction of the Majority Class C Certificateholder), on the Optional Termination Date, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, (ii) the lesser of (x) the appraised value of any REO Property as determined by an independent appraiser selected by the Person electing to terminate the Trust Fund (or in the case of the Servicer, acting at the direction of the Majority Class C Certificateholder, selected by the Majority Class C Certificateholder), at the expense of such Person (or in the case of the Servicer, acting at the direction of the Majority Class C Certificateholder, the Majority Class C Certificateholder), plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (iii) any Swap Termination Payment owed to the Swap Provider (as provided to the Securities Administrator by the Swap Provider pursuant to the Interest Rate Swap Agreement) ("Termination Price") and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            No purchase of the Mortgage Loans pursuant to this Section 11.01 shall be permitted without the Certificate Insurer's consent if the resulting amount available for distribution on the Class A-1 Certificates would result in a draw under the Certificate Insurance Policy, or if any Reimbursement Amount or any amounts owed or reimbursable to the Certificate Insurer under this Agreement or under the Certificate Insurance Agreement would remain unpaid to the Certificate Insurer.

            Section 11.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicer notifies the Securities Administrator in writing that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Securities Administrator promptly to send a Notice of Final Distribution to each Certificateholder, the Certificate Insurer and the Swap Provider. If the Servicer (at the direction of the Majority Class C Certificateholder) elects to terminate the Trust Fund pursuant to clause (a) of
Section 11.01, by the 25th day of the month preceding the month of the final distribution, the Person electing to terminate the Trust Fund shall notify the Depositor, the Master Servicer, the Servicer, the Trustee and the Securities Administrator in writing as of the date the electing Person intends to terminate the Trust Fund and of the applicable Termination Price of the Mortgage Loans and REO Properties. The Servicer, when acting at the direction of the Majority Class C Certificateholder, shall be entitled to reasonably rely on a representation from the Majority Class C Certificateholder that it is the Majority Class C Certificateholder and is entitled under this Agreement to direct the Servicer to terminate the Trust Fund.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given and the Person electing to terminate the Trust Fund is the Servicer (at the direction of the Majority Class C Certificateholder), the Majority Class C Certificateholder shall remit the applicable Termination Price in immediately available funds to the Servicer at least two Business Days prior to the applicable Distribution Date, and, upon receipt of such funds from the Majority Class C Certificateholder, the Servicer shall promptly deposit such funds in the Collection Account. During the time such funds are held in the Collection Account, such funds shall be invested, at the direction of the Majority Class C Certificateholder, in Permitted Investments, and the Majority Class C Certificateholder shall be entitled to all income from such investments, and shall be responsible for, and shall reimburse the Servicer for all losses from such investments. The Majority Class C Certificateholder shall be obligated to reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the Majority Class C Certificateholder and shall indemnify and hold harmless the Servicer for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Servicer's termination of the Trust Fund at the direction of the Majority Class C Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from the Servicer's negligence, bad faith or willful misconduct.

            Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer (including all unreimbursed Advances and any Servicing Fees accrued and unpaid as of the date the Termination Price is paid), the Depositor, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee hereunder, to the extent funds are available for such distribution), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 11.03 Additional Termination Requirements. In the event a Person elects to terminate the Trust Fund as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Securities Administrator have been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section
11.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

            (a) The Securities Administrator shall sell all of the assets of the Trust Fund to the Servicer or its designee, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Securities Administrator shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Securities Administrator sold the assets of the Trust Fund to the electing Person.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Securities Administrator, the Responsible Party, the Master Servicer, the Servicer and the Trustee, in each case with the consent of the Certificate Insurer, but without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Securities Administrator, the Trustee (in its capacity as the custodian), the Master Servicer or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, or (vi) to comply with any requirements in Regulation AB; provided, that any amendment pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination by such Rating Agency as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Responsible Party, the Trustee, the Securities Administrator, the Master Servicer, the Depositor and the Servicer, with the consent of the Certificate Insurer, also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification and to facilitate the administration of each Trust REMIC under the REMIC Provisions and the grantor trust, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC or the grantor trust pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable,
(i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Securities Administrator, the Master Servicer, the Responsible Party, the Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            The Responsible Party shall be obligated to execute any amendment to this Agreement, unless such amendment would adversely affect in any material respect a right or obligation of the Responsible Party.

            Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Responsible Party or any of its Affiliates shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section
12.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

            Nothing in this Agreement shall require the Trustee, the Master Servicer or the Securities Administrator to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Master Servicer, the Securities Administrator, the Trustee or the Trust
Fund), satisfactory to the Securities Administrator, the Master Servicer and the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider.

            Section 12.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 12.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

            Section 12.05 Notices. (a) The Securities Administrator shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of the Servicer, the Securities Administrator, the Master Servicer or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

            5. The final payment to Certificateholders.

            (b) In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of the following:

            1. Each report to Certificateholders described in Section 4.03.

            2. Any notice of a purchase of a Mortgage Loan pursuant to Section 3.28.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, to GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer's Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention:
Jonathan Collman), or such other address as may be hereafter furnished to the Trustee, the Securities Administrator, the Master Servicer and the Servicer by the Depositor in writing; (b) in the case of the Responsible Party, HSBC Mortgage Services Inc., 2700 Sanders Road, Prospect Heights, IL 60070,
Attention: Lidney B. Clark, or such other address as may be hereafter furnished to the other parties hereto by the Responsible Party in writing; (c) in the case of the Certificate Insurer, Financial Security Assurance Inc., 31 West 52nd Street, New York, New York 10019, Attention: Senior Vice President, MBS Transaction Oversight, facsimile number (212) 339-3518; phone number (212) 826-0100; (d) in the case of Avelo, 250 E. John Carpenter Freeway, Suite 300, Irving, Texas 75062, Attn: President and General Counsel, or such other address as may be hereafter furnished to the Swap Provider and the other parties hereto by Avelo in writing; (e) in the case of the Deutsche Bank, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - GS071H, or such other address as may be hereafter furnished to the Swap Provider and the other parties hereto in writing; (f) in the case of Wells Fargo, Wells Fargo Bank, N.A., (i) for the purpose of certificate transfers, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention Corporate Trust Services--GSAMP 2007-HSBC1 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Services Manager--GSAMP 2007-HSBC1, or such other addresses as may be hereafter furnished to the Swap Provider and the other parties hereto in writing; (g) in the case of the Swap Provider, Goldman Sachs Mitsui Marine Derivative Products 85 Broad Street, New York, New York 10004,
Attention: General Counsel, or such other address as may be hereafter furnished to the other parties hereto in writing, (h) in the case of the Credit Risk Manager, Clayton Fixed Income Services Inc., 1700 Lincoln Street, Suite 1600, Denver, CO 80203, Attention: John Andriola, or such other address as may be hereafter furnished to the other parties hereto by the Credit Risk Manager in writing and (i) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Assignment; Sales; Advance Facilities.(a) (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 12.07(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or
(iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, the Securities Administrator, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances pursuant to and as required by this Agreement and
(ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor the Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

            (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Securities Administrator at the address set forth in Section 12.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 12.07(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.11 hereof to reimburse previously unreimbursed Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.11 hereof, assuming the Servicer had made the related Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.11 hereof to the extent permitted under Section 12.07(e) below.

            (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer's Assignee, shall be entitled to receive reimbursements of Advances in accordance with
Section 3.11 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Securities Administrator in the manner set forth in Section 12.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 3.11 of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, amounts that shall be deposited in the Distribution Account pursuant to Sections 3.11(a)(i) and 3.27(b) hereof, and
(ii) none of the Securities Administrator or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or the Servicer's Assignee, as applicable, shall be entitled pursuant to Section 3.11 hereof. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Securities Administrator in the manner set forth in Section 12.05 hereof. Neither of the Depositor or the Securities Administrator shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Securities Administrator have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer's Assignee. The Servicer shall indemnify the Depositor, the Securities Administrator, the Master Servicer, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Securities Administrator or any successor Servicer, as the case may be, or failure by the successor Servicer or the Securities Administrator, as the case may be, to remit funds as required by this Agreement. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Securities Administrator a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            (d) An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as a Subservicer.

            (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then the Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or the Servicer's Assignee.

            (f) For purposes of any Officer's Certificate of the Servicer made pursuant to Section 4.01(d), any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance referred to therein may have been made by the Servicer or any predecessor Servicer. In making its determination that any P&I Advance or Servicing Advance theretofore made has become a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such P&I Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

            (g) Any amendment to this Section 12.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 12.07, including amendments to add provisions relating to a successor Servicer, may be entered into with the consent of the Certificate Insurer, by the Securities Administrator, the Master Servicer, the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 12.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that:
(a) the Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between such Servicer and any Advance Financing Person.

            Section 12.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.09 Inspection and Audit Rights. The Servicer agrees that on reasonable prior notice, it will permit any representative of the Depositor, the Master Servicer, the Certificate Insurer or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the applicable Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Master Servicer or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of the Servicer incident to the exercise by the Depositor, the Master Servicer, the Certificate Insurer or the Trustee of any right under this Section 12.09 shall be borne by the party making the request (except in the case of requests made by the Trustee, such expenses shall be borne by the Servicer). The Servicer may impose commercially reasonable restrictions on dissemination of information the Servicer defines as confidential.

            Nothing in this Section 12.09 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 12.09 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 12.09 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

            Section 12.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

            Section 12.11 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 12.12 Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

            Section 12.13 Rights of Third Parties. Each of the Swap Provider, the Certificate Insurer, the Credit Risk Manager and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

            Section 12.14 No Solicitation. From and after the Closing Date, the Servicer agrees that it will not take any action or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors or independent mortgage brokerage companies on its behalf, to personally, by telephone, mail or electronic mail, specifically target through direct solicitations, the Mortgagors under the Mortgage Loans for the purpose of refinancing such Mortgage Loans; provided, however, that it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which
(i) concern optional insurance products (excluding single premium insurance) or other financial products or services (excluding any mortgage related products such as home equity lines of credit and second mortgage products), or (ii) are directed to the general public at large or certain segments thereof exclusive of the Mortgagors as a targeted group and, including mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.14, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or his or her agent. Notwithstanding the foregoing, the Sponsor and/or its affiliates (including the Servicer) may at their discretion implement general or targeted programs to solicit certain Mortgagors of the Mortgage Loans, including the Mortgage Loans held by the Trust.

            Section 12.15 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise, and agree to comply with reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Securities Administrator, the Master Servicer, the Servicer and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

                                  * * * * * * *

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Responsible Party, the Servicer and the Credit Risk Manager have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       GS MORTGAGE SECURITIES CORP.,
                                          as Depositor,


                                       By: /s/ Michelle Gill
                                          ------------------------------------
                                          Name:  Michelle Gill
                                          Title: Vice President


                                       HSBC MORTGAGE SERVICES INC.,
                                          as Responsible Party,


                                       By: /s/ Jon Abottoff
                                          ------------------------------------
                                          Name:  Jon Abottoff
                                          Title: EVP


                                       AVELO MORTGAGE, L.L.C.,
                                          as Servicer,


                                       By: /s/ J. Weston Moffett
                                          ------------------------------------
                                          Name:  J. Weston Moffett
                                          Title: President


                                       WELLS FARGO BANK, N.A.,
                                          as Master Servicer and Securities
                                          Administrator


                                       By: /s/ Martin Reed
                                          ------------------------------------
                                          Name:  Martin Reed
                                          Title: Vice President


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee


                                       By: /s/ Mei Nghia
                                          ------------------------------------
                                          Name:  Mei Nghia
                                          Title: Authorized Signer


                                       By: /s/ Melissa Wilman
                                          ------------------------------------
                                          Name:  Melissa Wilman
                                          Title: Vice President


                                       CLAYTON FIXED INCOME SERVICES INC., as
                                          Credit Risk Manager


                                       By: /s/ Kevin J. Kanouff
                                          ------------------------------------
                                          Name:  Kevin J. Kanouff
                                          Title: President and General Counsel

                                   SCHEDULE I

                             Mortgage Loan Schedule

     (Delivered to the Securities Administrator, the Master Servicer and the Trustee and not attached to the Pooling and Servicing Agreement)

                                   SCHEDULE II

                             GSAMP Trust 2007-HSBC1,
                       Mortgage Pass-Through Certificates

  Representations and Warranties of the Responsible Party as to the Individual
                                 Mortgage Loans

            The Responsible Party hereby makes the representations and warranties set forth in this Schedule II as to the individual Mortgage Loans only to the Depositor, the Servicer, the Securities Administrator, the Master Servicer, the Certificate Insurer and the Trustee as of August 30, 2007 (the "Securitization Closing Date") (unless otherwise expressly indicated). Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series or in the Purchase Agreement attached thereto:

            (1) The information set forth in the Mortgage Loan Schedule and the Mortgage Loan data delivered to the Sponsor, the Certificate Insurer and the Trustee is complete, true and correct;

            (2) The Mortgage Loan is in compliance with all requirements set forth in the related commitment letter, and the characteristics of the related mortgage loan package as set forth in the related commitment letter are true and correct;

            (3) All payments required to be made up to the close of business on the closing date for such Mortgage Loan under the terms of the Mortgage Note have been made. No payment under the Mortgage Loan has been delinquent for more than one month during the last twelve months;

            (4) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Responsible Party has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (5) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and the terms of which are reflected in the Mortgage Loan Schedule;

            (6) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (7) All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA and FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located and such coverage is effective until at least one month after the Servicing Transfer Date. All such insurance policies contain a standard mortgagee clause naming the Responsible Party, its Affiliate, its successors and assigns as mortgagee and all premiums the Servicer is aware of have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

            (8) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity, fair housing and disclosure laws or unfair and deceptive practice laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to a Prepayment Premium, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulation, and the Responsible Party shall deliver to the Sponsor upon demand, copies of any documents in the Responsible Party's possession that would evidence compliance with the above;

            (9) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached/attached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a mobile home erected thereon. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Responsible Party as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related Mortgagor occupied the related manufactured home as its primary residence;

            (10) The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Responsible Party as reflected on the Mortgage Loan Schedule, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

            (11) The Mortgagor is one or more natural persons;

            (12) The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Premiums). All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination, servicing, or in the application of any insurance in relation to such Mortgage Loan. The Responsible Party has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (13) The proceeds of the Mortgage Loan have been fully disbursed except where there is an established completion escrow or for the account of the Mortgagor then there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

            (14) The Responsible Party is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Purchase Agreement and following the sale of each Mortgage Loan, the Sponsor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Responsible Party intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the closing date, the Responsible Party will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Responsible Party will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in the Purchase Agreement;

            (15) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

            (16) The Mortgage Loan, that is a first lien, is covered by an American Land Title Association ("ALTA") ALTA lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to FNMA and FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (10)(a) (b) and (c) above) the Responsible Party and/or MERS as nominee for the Responsible Party, its successors and assigns as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Responsible Party and/or MERS as nominee for the Responsible Party, its successors and assigns, is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Responsible Party, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            (17) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Responsible Party has not waived any default, breach, violation or event of acceleration;

            (18) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (19) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

            (20) The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act or the Mortgage Loan (A) was underwritten in accordance with standards established by the Responsible Party, using application forms and related credit documents approved by Responsible Party, (B) the Responsible Party (or a Responsible Party -approved correspondent that is a SMMEA (Secondary Mortgage Market Enhancement Act of 1984) eligible institution in the case of a brokered loan) underwrote and approved the application and the related credit documents, including the property appraisal, (C) after a commitment to fund the Mortgage Loan was issued by the Responsible Party (or such correspondent), the Responsible Party (or such correspondent) prepared or cause to be prepared closing documents for such Mortgage Loan,
      (D) was funded by the Responsible Party (or such correspondent) or by the loan broker subject to a pre-closing commitment by the Responsible Party (or such correspondent) to purchase the Mortgage Loan at closing or soon thereafter, and (E) if purchased by such correspondent, the Responsible Party purchased the Mortgage Loan only after the Mortgage Loan was submitted for review and approval by the Responsible Party either pre- or post-closing, and the Responsible Party confirmed that the Mortgage Loan met the Responsible Party's underwriting standards and purchase program requirements and that the loan package and closing documents were in proper order. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization;

            (21) Principal payments on the Mortgage Loan, other than the Interest Only Mortgage Loan, shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the Due Date each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan, other than the Interest Only Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (C) in the case of a Balloon Loan, are based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the commitment letter and the Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization, unless otherwise noted on the Mortgage Loan Schedule. No Mortgage Loan is a Convertible Mortgage Loan; (D) in the case of an Interest Only Mortgage Loan, the monthly payments on each Interest Only Mortgage Loan during the related interest only period is equal to the product of the related Mortgage Interest Rate and the principal balance of such Mortgage Loan on the first day of each month and after such interest only period, except with respect to Interest Only Mortgage Loan that are Adjustable Rate Mortgage Loans, such Mortgage Loan is payable in equal monthly installments of principal and interest;

            (22) The origination and collection practices used by the Responsible Party with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Responsible Party and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow, if any, all such payments are in the possession of, or under the control of, the Responsible Party and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Responsible Party have been capitalized under any Mortgage or the related Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state or federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Responsible Party executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. Any interest required to be paid pursuant to applicable state, federal or local law has been properly paid and credited;

            (23) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake, or earth movement, windstorm, flood, hurricane, tornado, or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

            (24) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Responsible Party and the Responsible Party has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or other similar statutes;

            (25) The Mortgage Loan was underwritten in accordance with the underwriting standards of the Responsible Party in effect at the time the Mortgage Loan was acquired; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

            (26) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (10) above;

            (27) With respect to each First Lien Mortgage, the Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of FNMA and FHLMC and was made and signed, prior to the closing of the Mortgage Loan, by a Qualified Appraiser. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) and the regulations promulgated thereunder all or in effect on the date the Mortgage Loan was originated;

            (28) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Sponsor to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (29) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Responsible Party, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (30) No Mortgage Loan was made in connection with (a) rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

            (31) There are no circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan or Mortgaged Property;

            (32) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

            (33) The Responsible Party has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Sponsor in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Sponsor. No action has been taken or failed to be taken, no event has occurred and no state of facts exist or has existed on or prior to the closing date (whether or not known to the Responsible Party on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Responsible Party, the related Mortgagor or any party involved in the application for such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (34) The Assignment of Mortgage, (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (35) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to each Mortgage Loan which is indicated by the Responsible Party to be a First Lien (as reflected on the Mortgage Loan Schedule), by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA or FHLMC or the Responsible Party;

            (36) If a Mortgaged Property is a condominium, such Mortgaged Property is an individual condominium unit in a low-rise condominium project and such Mortgage Loan was originated or acquired in accordance with, and the Mortgaged Property meets the guidelines set forth in Responsible Party's Underwriting Guidelines. No Mortgaged Property is a unit in a planned unit development or a de minimis planned unit development or a unit in a cooperative or is improved by manufactured housing. As of the date of the origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

            (37) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

            (38) The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state, or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (39) Each Mortgage Loan is covered by a "life of loan" Tax Service Contract which is transferable to a nationally recognized tax service provider and is assignable to the Sponsor or its designee at no cost to the Sponsor or its designee;

            (40) Each Mortgage Loan is covered by a "life of loan" Flood Zone Service Contract which is transferable to a nationally recognized flood service provider and is assignable to the Sponsor or its designee at no cost to the Sponsor or its designee;

            (41) None of the Adjustable Rate Mortgage Loans include an option to convert to a Fixed Rate Mortgage Loan;

            (42) The CLTV of any Mortgage Loan at origination was not more than 100%;

            (43) Each Mortgage Loan constitutes a "qualified mortgage" under
      Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

            (44) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any applicable comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Sponsor, as determined by Sponsor in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay were employed in the origination of the Mortgage Loan;

            (45) No Mortgage Loan had an original term to maturity of more than thirty (30) years;

            (46) In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit;

            (47) With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

            (48) None of the Mortgage Loans are, by their terms, assumable;

            (49) The Mortgagor has not notified the Responsible Party, and the Responsible Party has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003 or any similar applicable state or local law;

            (50) With respect to each Mortgage, the Responsible Party has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments, if any, for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (51) Each Mortgage Loan has been serviced in compliance with Accepted Servicing Practices;

            (52) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Responsible Party to the Sponsor, the Responsible Party has full right and authority and is not precluded by law or contract from furnishing such information to the Sponsor and the Sponsor is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Responsible Party has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The interim servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, interim servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

            (53) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (54) The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

            (55) The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

            (56) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Trustee in accordance with this Agreement. The Responsible Party is in possession of a complete, true and accurate Mortgage File in compliance with this Agreement, except for such documents the originals of which will be delivered to the Trustee upon receipt after the closing date;

            (57) The origination, servicing and collection practices used by the Responsible Party, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the Responsible Party and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and, if any, has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Responsible Party have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Responsible Party executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to applicable state, federal and local law has been properly paid and credited;

            (58) To the best of the Responsible Party's knowledge, with respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction, except when the terms of the arbitration provision also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or an interest in the Mortgage Loan to FNMA or FHLMC, the terms of the arbitration agreement are null and void;

            (59) The terms of no Mortgage Loan have been impaired, waived, altered or modified in any respect and no portion of any payment on any Mortgage Loan has been waived or forgiven in the past 12 months;

            (60) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower where required by and in accordance with applicable state and federal law and regulation;

            (61) The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note and rider except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and is permitted pursuant to federal, state and local law. No Prepayment Penalty provides for a term in excess of five (5) years. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: to the best of the Responsible Party's knowledge, (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) or prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a penalty, and (ii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law;

            (62) To the best of the Responsible Party's knowledge, the Mortgagor was not encouraged or required by the originator to select a Mortgage Loan product offered by the Mortgage Loan's originator with a higher cost than other mortgage loan products offered by the originator for which the Mortgagor was qualified, taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income;

            (63) No Mortgage Loan on a condominium unit is part of a condominium development that operates as, or holds itself out to be, a condominium hotel; and

            (64) To the best of the Responsible Party's knowledge, no Mortgage Loan originated on or after January 1, 2007 that is a "residential mortgage transaction" within the meaning of the federal Truth in Lending Act, Regulation Z, 12 CFR Section 226.2, has either an "annual percentage rate" or "total points and fees" payable by the borrower that exceeds the applicable thresholds under HOEPA.

                                  SCHEDULE III

                             GSAMP Trust 2006-HSBC1,
                       Mortgage Pass-Through Certificates

          Representations and Warranties of HSBC Mortgage Services Inc.

            HSBC Mortgage Services Inc. hereby makes the representations and warranties set forth in this Schedule III to the Depositor, the Servicer, the Certificate Insurer, the Securities Administrator, the Master Servicer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

      1. The Responsible Party is duly organized, validly existing and in good standing under the laws of the state of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. No licenses or approvals obtained by the Responsible Party have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

      2. The Responsible Party has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Responsible Party has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Sponsor, constitutes a legal, valid and binding obligation of the Responsible Party, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

      3. The execution and delivery of this Agreement by the Responsible Party and the performance of and compliance with the terms of this Agreement will not violate the Responsible Party's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Responsible Party is a party or which may be applicable to the Responsible Party or its assets;

      4. The Responsible Party is not in violation of, and the execution and delivery of this Agreement by the Responsible Party and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Responsible Party or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Responsible Party or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

      5. The Responsible Party is an approved seller/servicer for FNMA in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Responsible Party unable to comply with FNMA or HUD eligibility requirements or which would require notification to FNMA or HUD;

      6. The Responsible Party does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

      7. The Mortgage Loan Documents and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement have been delivered to the Trustee all in compliance with the specific requirements of this Agreement;

      8. Immediately prior to the payment of the purchase price for each Mortgage Loan, the Responsible Party was the owner of record or had appointed MERS as it's nominee of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Sponsor, in the event that the Responsible Party or MERS as nominee for the Responsible Party retains record title, the Responsible Party or MERS shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Sponsor as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

      9. There are no actions or proceedings against, or investigations of, the Responsible Party before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Responsible Party of its obligations under, or the validity or enforceability of, this Agreement;

      10. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Responsible Party of, or compliance by the Responsible Party with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the closing date;

      11. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Responsible Party, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Responsible Party pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

      12. Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Responsible Party pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

      13. The consideration received by the Responsible Party upon the sale of the Mortgage Loans to the Sponsor constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

      14. The Responsible Party is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Responsible Party is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors;

      15. The Responsible Party's decision to originate or acquire any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Underwriting Guidelines, and is in no way made as a result of Sponsor's decision to purchase, or not to purchase, or the price Sponsor may offer to pay for, any such mortgage loan, if originated;

      16. The Responsible Party has complied with all applicable anti-money laundering laws, executive orders and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Responsible Party has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination or acquisition of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

      17. The Responsible Party has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Responsible Party is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by HUD, the OTS, the OCC or the FDIC, if applicable, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located;

      18. The Mortgage Loans were selected from among the outstanding one-to four-family mortgage loans in the Responsible Party's portfolio and such selection was not made in a manner so as to affect adversely the interests of the Sponsor;

      19. All such financial statements of the guarantor, HSBC Finance Corporation fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of HSBC Finance Corporation and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of HSBC Finance Corporation since the date of HSBC Finance Corporation's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. HSBC Finance Corporation has completed any forms requested by the Sponsor in a timely manner and in accordance with the provided instructions.

                                   SCHEDULE IV

                             GSAMP Trust 2007-HSBC1,
                       Mortgage Pass-Through Certificates

            Representations and Warranties of Avelo Mortgage, L.L.C.

            Avelo Mortgage, L.L.C. ("Avelo") hereby makes the representations and warranties set forth in this Schedule IV to the Depositor, the Securities Administrator, the Master Servicer, the Certificate Insurer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this
Schedule IV shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

            (a) Due Organization and Authority.(b) Avelo is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Avelo, and in any event Avelo is in compliance in all material respects with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement; Avelo has the full power and authority to execute and deliver this Pooling and Servicing Agreement and to perform in accordance herewith; the execution, delivery and performance of this Pooling and Servicing Agreement (including all instruments of transfer to be delivered pursuant to this Pooling and Servicing Agreement) by Avelo and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Pooling and Servicing Agreement evidences the valid, binding and enforceable obligation of Avelo, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite action has been taken by Avelo to make this Pooling and Servicing Agreement valid and binding upon Avelo in accordance with its terms;

            (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Pooling and Servicing Agreement are in the ordinary course of business of Avelo.

            (c) No Conflicts. Neither the execution and delivery of this Pooling and Servicing Agreement, nor the fulfillment of or compliance with the terms and conditions of this Pooling and Servicing Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Avelo's certificate of formation or limited liability company agreement or any legal restriction or any agreement or instrument to which Avelo is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Avelo or its property is subject, or impair the ability of the Sponsor to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

            (d) Ability to Service. Avelo has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. Avelo is in good standing to enforce and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located.

            (e) Ability to Perform. Avelo does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Pooling and Servicing Agreement.

            (f) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to the best of Servicer's knowledge threatened against Avelo, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Avelo, or in any material impairment of the right or ability of Avelo to carry on its business substantially as now conducted, or in any material liability on the part of Avelo, or which would draw into question the validity of this Pooling and Servicing Agreement, or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Avelo contemplated herein, or which would be likely to impair materially the ability of Avelo to perform under the terms of this Pooling and Servicing Agreement.

            (g) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Avelo of or compliance by Avelo with this Pooling and Servicing Agreement, or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Pooling and Servicing Agreement, or if required, such approval has been obtained prior to the date hereof.

            (h) No Untrue Information.(i) No statement, report or other document relating to Avelo furnished or to be furnished by Avelo pursuant to this Pooling and Servicing Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

                                    EXHIBIT A

                    FORM OF CLASS A AND CLASS M CERTIFICATES

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR CERTIFICATE AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Securities Administrator or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No.               :

Cut-off Date                  :    August 1, 2007

First Distribution Date       :    September 25, 2007

Initial Certificate Balance
of this Certificate
("Denomination")              :

Initial Certificate Balances
of all Certificates of this                                 Class Certificate
Class                         :            Class                 Balance
                                  ----------------------- ---------------------
                                         Class A-1        $     522,538,000
                                         Class M-1        $     6,361,000
                                         Class M-2        $     12,403,000
                                         Class M-3        $     12,722,000
                                         Class M-4        $     11,449,000
                                         Class M-5        $     11,132,000
                                         Class M-6        $     9,859,000
                                         Class M-7        $     6,679,000
                                         Class M-8        $     7,633,000
                                         Class M-9        $     6,360,000

                                           Class              CUSIP/ISIN No.
                                  ----------------------- ---------------------
CUSIP                                    Class A-1              362429AA0
                                         Class M-1              362429AB8
                                         Class M-2              362429AC6
                                         Class M-3              362429AD4
                                         Class M-4              362429AE2
                                         Class M-5              362429AF9
                                         Class M-6              362429AG7
                                         Class M-7              362429AH5
                                         Class M-8              362429AJ1
                                         Class M-9              362429AK8

ISIN                                     Class A-1             US362429AA05
                                         Class M-1             US362429AB87
                                         Class M-2             US362429AC60
                                         Class M-3             US362429AD44
                                         Class M-4             US362429AE27
                                         Class M-5             US362429AF91
                                         Class M-6             US362429AG74
                                         Class M-7             US362429AH57
                                         Class M-8             US362429AJ14
                                         Class M-9             US362429AK86

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
              Mortgage Pass-Through Certificates, Series 2007-HSBC1
                              [Class A-] [Class M-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), HSBC Mortgage Services Inc., as responsible party (the "Responsible Party"), Avelo Mortgage, L.L.C., as servicer (the "Servicer"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk Manager") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                       ***

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities
                                          Administrator


                                       By:____________________________________

Authenticated:


By:___________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                             GSAMP Trust 2007-HSBC1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:

                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :

Cut-off Date              :           August 1, 2007

First Distribution Date   :           September 25, 2007

Percentage Interest of
this Certificate
("Denomination")          :           100%

CUSIP                     :           362429AR3

ISIN                                  US362429AR30

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
              Mortgage Pass-Through Certificates, Series 2007-HSBC1

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), HSBC Mortgage Services Inc., as responsible party (the "Responsible Party"), Avelo Mortgage, L.L.C., as servicer (the "Servicer"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk Manager") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purpose.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                       ***

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                 WELLS FARGO BANK, N.A.,
                                    not in its individual capacity,
                                    but solely as Securities Administrator


                                 By:   _______________________________________

Authenticated:


By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                             GSAMP Trust 2007-HSBC1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:

                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT C

                           FORM OF CLASS C CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           C-1

Cut-off Date              :           August 1, 2007

First Distribution Date   :           September 25, 2007
Percentage Interest of
this Certificate
("Denomination")          :           100%

CUSIP                     :           362429AP7

ISIN                      :           US362429AP73

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
              Mortgage Pass-Through Certificates, Series 2007-HSBC1

                                     Class C

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), HSBC Mortgage Services Inc., as the responsible party (the Responsible Party"), Avelo Mortgage, L.L.C., as servicer (the "Servicer"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk Manager") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. The only rights of this Class under the Agreement is to make a request as set forth in Article XI of the Agreement.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                       ***

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                 WELLS FARGO BANK, N.A.,
                                    not in its individual capacity,
                                    but solely as Securities Administrator


                                 By:   _______________________________________

Authenticated:


By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:

                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT D-1

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       August 1, 2007

First Distribution Date       :       September 25, 2007

Initial Certificate Balance
of this Certificate
("Denomination")              :       $50

Initial Certificate Balance
of all Certificates of this
Class                         :       $50

CUSIP                         :       362429AL6

ISIN                          :       US362429AL69

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
              Mortgage Pass-Through Certificates, Series 2007-HSBC1

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), HSBC Mortgage Services Inc., as responsible party (the "Responsible Party"), Avelo Mortgage, L.L.C., as servicer (the "Servicer"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk Manager") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Securities Administrator, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities
                                          Administrator


                                       By:____________________________________

Authenticated:


By:___________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Securities Administrator and the Depositor and any agent of the Securities Administrator or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:

                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT D-2

                          FORM OF CLASS RC CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       August 1, 2007

First Distribution Date       :       September 25, 2007

Initial Certificate Balance
of this Certificate
("Denomination")              :       $100

Initial Certificate Balances
of all Certificates of this
Class                         :       $100

CUSIP                         :       362429AM4

ISIN                          :       US362429AM43

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
              Mortgage Pass-Through Certificates, Series 2007-HSBC1

                                    Class RC

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class RC Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), HSBC Mortgage Services Inc., as responsible party (the "Responsible Party"), Avelo Mortgage, L.L.C., as servicer (the "Servicer"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk Manager") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RC Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RC Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Master Servicer, the Securities Administrator, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RC Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RC Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RC Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RC Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RC Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RC Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RC Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RC Certificate, (C) not to cause income with respect to the Class RC Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RC Certificate or to cause the Transfer of the Ownership Interest in this Class RC Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RC Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities
                                          Administrator


                                       By:____________________________________

Authenticated:


By:___________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:

                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT D-3

                          FORM OF CLASS RX CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       August 1, 2007

First Distribution Date       :       September 25, 2007

Initial Certificate Balance
of this Certificate
("Denomination")              :       $50

Initial Certificate Balances
of all Certificates of this
Class                         :       $50

CUSIP                         :       362429AN2

ISIN                          :       US362429AN26

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
              Mortgage Pass-Through Certificates, Series 2007-HSBC1

                                    Class RX

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class RX Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), HSBC Mortgage Services Inc., as responsible party (the "Responsible Party"), Avelo Mortgage, L.L.C., as servicer (the "Servicer"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk Manager") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RX Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RX Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Master Servicer, the Securities Administrator, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RX Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RX Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RX Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RX Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RX Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RX Certificate, (C) not to cause income with respect to the Class RX Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RX Certificate or to cause the Transfer of the Ownership Interest in this Class RX Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RX Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities
                                          Administrator


                                       By:____________________________________

Authenticated:


By:___________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:

                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT E

                           FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE DEPOSITOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :        1

Cut-off Date                 :        August 1, 2007

First Distribution Date      :        September 25, 2007

Percentage Interest of this
Certificate ("Denomination") :        100%

CUSIP                        :        362429AQ5

ISIN:                        :        US362429AQ56

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
              Mortgage Pass-Through Certificates, Series 2007-HSBC1

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicer, the Securities Administrator, the Sponsor, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), HSBC Mortgage Services Inc., as responsible party (the "Responsible Party"), Avelo Mortgage, L.L.C., as servicer (the "Servicer"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk Manager") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class X Certificate shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Depositor, the Servicer or the Trust Fund, or (ii) if the Class X Certificate has been the subject of an ERISA Qualifying Underwriting and the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Class X Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor, the Servicer or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Securities Administrator, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class X Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class X Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class X Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class X Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit I to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class X Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class X Certificate, (C) not to cause income with respect to the Class X Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class X Certificate or to cause the Transfer of the Ownership Interest in this Class X Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class X Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities
                                          Administrator


                                       By:____________________________________

Authenticated:


By:___________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2007-HSBC1
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.

Dated:

                                          ______________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT F

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Certificate Insurer]

[Securities Administrator]

            Re: Pooling and Servicing Agreement, dated as of August 1, 2007, among GS Mortgage Securities Corp., as Depositor, HSBC Mortgage Services Inc., as Responsible Party, Avelo Mortgage, L.L.C., as Servicer, Clayton Fixed Income Services Inc., Deutsche Bank National Trust Company, as Trustee, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, Clayton Fixed Income Services Inc. GSAMP Trust 2007-HSBC1, Series 2007-HSBC1

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule for which it is the Trustee (other than any Mortgage Loan listed in the attached schedule of exceptions), certifies that it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Certificateholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee


                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT G

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Securities Administrator]

[Certificate Insurer]



_____________________
_____________________

      Re: Pooling and Servicing Agreement, dated as of August 1, 2007, among GS Mortgage Securities Corp., as Depositor, HSBC Mortgage Services Inc., as Responsible Party, Avelo Mortgage, L.L.C., as Servicer, Clayton Fixed Income Services Inc., Deutsche Bank National Trust Company, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2007-HSBC1, Series 2007-HSBC1

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule for which it is the Trustee (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (ii) The original recorded Mortgage or a certified copy thereof.

            (iii) Except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage endorsed in blank in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement; or a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

            (iv) Except with respect to each MERS Designated Mortgage Loan, the original or duplicate original recorded assignment or assignments of the Mortgage endorsed in blank showing a complete chain of assignment from the originator to the last endorsee.

            (v) The original or duplicate original or certified copy of lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee


                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT H

                       FORM OF RESIDUAL TRANSFER AFFIDAVIT

                             GSAMP Trust 2007-HSBC1,
                       Mortgage Pass-Through Certificates

STATE OF                )
                        ) ss.:
COUNTY OF               )



            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2007 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), HSBC Mortgage Services Inc., as responsible party (the "Responsible Party"), Avelo Mortgage, L.L.C., as servicer (the "Servicer"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk manager") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Securities Administrator.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) and the Agreement.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. Check one of the following:

            [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_] None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.


                                       _______________________________________
                                       Print Name of Transferee


                                       By:____________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:

   ____________________________________
   [Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this __ day of ________, 20__.

                                       _______________________________________
                                                    NOTARY PUBLIC

                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services GSAMP 2007-HSBC1

      Re: GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, Series 2007-HSBC1, Class [__ ]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates (the "Certificates") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,


                                       _______________________________________
                                       Print Name of Transferor


                                       By:____________________________________
                                                 Authorized Officer

                                    EXHIBIT J

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services GSAMP 2007-HSBC1

Goldman Sachs Mitsui Marine Derivative Products, L.P.
85 Broad Street
New York, New York 10004
Attention:

            RE    GSAMP Trust 2007-HSBC1 Mortgage Pass-Through
                  Certificates, Class [__ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, we understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

            Our taxpayer identification number is __________. We attach hereto IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9. We hereby consent to the attached Form being provided to the Swap Provider.

                                                          ANNEX 1 TO EXHIBIT J

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

---------------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                       _______________________________________
                                       Print Name of Transferee


                                       By:____________________________________
                                          Name:
                                          Title:




                                       Date:__________________________________

                                                          ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       _______________________________________
                                       Print Name of Transferee


                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       _______________________________________
                                       Print Name of Buyer


                                       Date:__________________________________

                                    EXHIBIT K
                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                          _____________________
                                          Date

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention: Kevin Gasvoda

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention: Corporate Trust Services GSAMP 2007-HSBC1

            Re: GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, Series 2007-HSBC1, Class [__]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

            Our taxpayer identification number is __________. We attach hereto IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9. We hereby consent to the attached Form being provided to the Swap Provider.

                                       _______________________________________
                                       Print Name of Transferee


                                       By:____________________________________
                                          Name:
                                          Title:
                                     Date:

                                    EXHIBIT L
                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

To:   [Address]

      Re:

            In connection with the administration of the Mortgage Loans held by you as a Trustee on behalf of the Certificateholders we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:


Mortgage Loan Number:


Reason for Requesting Documents (check one)

____1. Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03, 2.07 or 3.28 of the Pooling and Servicing Agreement. (The Company hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.      Mortgage Loan in Foreclosure.


____5.      Other (explain).__________________________________________________

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If Box 4 or 5 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

                                       AVELO MORTGAGE, L.L.C.


                                       By:____________________________________
                                       (authorized signer)


                                       Issuer:________________________________
                                       Address:_______________________________
                                       _______________________________________


                                       Date:__________________________________


Acknowledged receipt by:

Deutsche Bank National Trust Company,
as Trustee

By:_____________________________________
   Name:
   Title:
   Date:

                                    EXHIBIT M

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Sponsor and which shall be retained by the Servicer or delivered to and retained by the Trustee:

            (i) the original Mortgage Note (with all applicable riders) bearing all intervening endorsements endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee is advised by the Responsible Party that state law does not so allow;

            (ii) the original or a copy of any guarantee executed in connection with the Mortgage Note, if provided;

            (iii) the original Mortgage (with all applicable riders) with evidence of recording thereon. If in connection with any Mortgage Loan, the Responsible Party, cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party (to the extent that it has not previously delivered the same to the Sponsor or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer's certificate of (or certified by) the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the copy of all assumption, modification, consolidation or extension agreements, (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) except with respect to each MERS Designated Mortgage Loan, the original or a copy of the Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

            (vi) the original or a copy of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the Responsible Party (to the extent that it has not previously delivered the same to the Sponsor or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an officer's certificate of (or certified by) the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original or a copy or duplicate lender's title policy and any riders thereto or, any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment, and if, copies then certified by the title company;

            (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided);

            (ix) residential loan application;

            (x) Mortgage Loan closing statement;

            (xi) verification of employment and income, if applicable;

            (xii) verification of acceptable evidence of source and amount of down payment;

            (xiii) credit report on Mortgagor;

            (xiv) residential appraisal report;

            (xv) photograph of the Mortgaged Property;

            (xvi) survey of the Mortgaged Property;

            (xvii) copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.;

            (xviii) all required disclosure statements;

            (xix) if required in an appraisal, termite report, structural engineer's report, water potability and septic certification;

            (xx) sales contract, if applicable; and

            (xxi) original powers of attorney, if applicable, with evidence of recording thereon, if required.

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT N

                                   [Reserved]

                                    EXHIBIT O

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM-10-K

      Re: GSAMP Trust 2007-HSBC1 (the "Trust") Mortgage Pass-Through Certificates, Series 2007-HSBC1, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, HSBC Mortgage Services Inc., as Responsible Party, Avelo Mortgage, L.L.C., as Servicer, Clayton Fixed Income Services Inc., Deutsche Bank National Trust Company, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2007-HSBC1

I, [identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

            2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

            4. Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Master Servicer, the Securities Administrator, the Trustee and the Servicer.

Date: _________________________
_______________________________
[Signature]
[Title]

                                    EXHIBIT P

   FORM OF SECURITIES ADMINISTRATOR CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAMP Trust 2007-HSBC1 (the "Trust") Mortgage Pass-Through Certificates, Series 2007-HSBC1, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, HSBC Mortgage Services Inc., as Responsible Party, Avelo Mortgage, L.L.C., as Servicer, Clayton Fixed Income Services Inc., Deutsche Bank National Trust Company, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2007-HSBC1

            The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, it being understood that the Securities Administrator is not responsible for verifying the accuracy or completeness of information in the Reports (a) provided by Persons other than the Securities Administrator or any Subcontractor utilized by the Trustee or (b) relating to Persons other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator as to which a Responsible Officer of the Securities Administrator does not have actual knowledge;

            3. To my knowledge, the distribution or servicing information required to be provided to the Securities Administrator by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

            4. The report on assessment of compliance with servicing criteria for asset-backed securities applicable to the Securities Administrator and each Subcontractor utilized by the Securities Administrator and their related attestation reports on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with
Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date: _________________________________


_______________________________________
[Signature]
[Title]

                                   EXHIBIT Q-1

                      FORM OF CERTIFICATION TO BE PROVIDED

                          BY THE SERVICER TO DEPOSITOR

      Re: GSAMP Trust 2007-HSBC1 (the "Trust") Mortgage Pass-Through Certificates, Series 2007-HSBC1, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, HSBC Mortgage Services Inc., as Responsible Party, Avelo Mortgage, L.L.C., as Servicer, Clayton Fixed Income Services Inc., Deutsche Bank National Trust Company, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2007-HSBC1

            The Servicer (the "Servicer"), certifies to the Depositor and the Securities Administrator, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      (1) The Servicer has reviewed the servicer compliance statement of the Servicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

      (2) Based on the Servicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

      (3) Based on the Servicer's knowledge, the servicing information required to be provided to the Securities Administrator by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

      (4) Based on the Servicer's knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

      (5) Each Servicing Assessment of the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Master Servicer. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

            Date:   _________________________

            By:     _________________________

            Name:   _________________________

            Title:  _________________________

                                   EXHIBIT Q-2

                      FORM OF CERTIFICATION TO BE PROVIDED

                         BY THE SUBSERVICER TO DEPOSITOR

      Re: GSAMP Trust 2007-HSBC1 (the "Trust") Mortgage Pass-Through Certificates, Series 2007-HSBC1, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, HSBC Mortgage Services Inc., as Responsible Party, Avelo Mortgage, L.L.C., as Servicer, Clayton Fixed Income Services Inc., Deutsche Bank National Trust Company, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2007-HSBC1

            The Subservicer (the "Subservicer"), certifies to the Depositor and the Securities Administrator, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) The Subservicer has reviewed the servicer compliance statement of the Subservicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Subservicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Subservicer during 200[_] that were delivered or caused to be delivered by the Subservicer pursuant to the Agreement (collectively, the "Servicing Information");

(2) Based on the Subservicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on the Subservicer's knowledge, the servicing information required to be provided to the Securities Administrator by the Subservicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

(4) Based on the Subservicer's knowledge and the compliance review conducted in preparing Compliance Statement of the Subservicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Subservicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

(5) Each Servicing Assessment of the Subservicer and its related Attestation Report required to be included in the Annual Report in accordance with
      Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Securities Administrator. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date:   _________________________

      By:     _________________________

      Name:   _________________________

      Title:  _________________________

                                   EXHIBIT Q-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                       BY THE MASTER SERVICER TO DEPOSITOR

      Re: GSAMP Trust 2007-HSBC1 (the "Trust") Mortgage Pass-Through Certificates, Series 2007-HSBC1, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, HSBC Mortgage Services Inc., as Responsible Party, Avelo Mortgage, L.L.C., as Servicer, Clayton Fixed Income Services Inc., Deutsche Bank National Trust Company, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2007-HSBC1

            The Master Servicer (the "Servicer"), certifies to the Depositor and the Securities Administrator, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) The Servicer has reviewed the servicer compliance statement of the Servicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

(2) Based on the Servicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on the Servicer's knowledge, the servicing information required to be provided to the Securities Administrator by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

(4) Based on the Servicer's knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

(5) Each Servicing Assessment of the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with
      Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Securities Administrator. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date:   _________________________

      By:     _________________________

      Name:   _________________________

      Title:  _________________________

                                    EXHIBIT R

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

AVELO MORTGAGE, L.L.C.
250 E. John Carpenter Freeway
Irving, Texas  75061

Attn: _________________________________


                            LIMITED POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the "Trustee") pursuant to that ____________ Agreement dated as of ________ (the "Agreement") by and between _________ and_________ (the "Servicer"), [INSERT ADDITIONAL PARTIES AND/OR AGREEMENTS AS NECESSARY] hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust" respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which _________ is acting as the Servicer.

            This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

            1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

            2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

            3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

            4. The completion of loan assumption agreements.

            5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

            6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

            7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

            8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

            a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

            b. the preparation and issuance of statements of breach or non-performance;

            c. the preparation and filing of notices of default and/or notices of sale;

            d. the cancellation/rescission of notices of default and/or notices of sale;

            e.    the taking of deed in lieu of foreclosure; and

            f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

            9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

            a.    listing agreements;

            b.    purchase and sale agreements;

            c. grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

            d.    escrow instructions; and

            e. any and all documents necessary to effect the transfer of property.

            10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

            The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of _________.

            This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

            Nothing contained herein shall (i) limit in any manner any indemnification provided by the Servicer to the Trustee under the Agreement, or
(ii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein. If the Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the Servicer shall promptly forward a copy of same to the Trustee.

            This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

            The Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Servicer of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

            This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

            Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

            IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.


                                       Deutsche Bank National Trust Company,
                                          as Trustee


                                       By:____________________________________
                                          Name:
                                          Title:


Acknowledged and Agreed
[Avelo Mortgage, L.L.C.]


By: ___________________________________
    Name:
    Title:

STATE OF CALIFORNIA

COUNTY OF ____________

            On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for [INSERT REFERENCE TO ISSUANCE], personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

(SEAL)

                                        ____________________________________
                                         Notary Public, State of California

                                                                    Exhibit 10.1

                                   EXHIBIT S-1

                    REPRESENTATIONS AND WARRANTIES AGREEMENT

                    REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT ("Agreement"), dated as of August 30, 2007 (the "Closing Date"), is between GOLDMAN SACHS MORTGAGE COMPANY ("GSMC" or the "Seller") and GS MORTGAGE SECURITIES CORP. (the "Depositor" or the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, GSMC acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") from HSBC Mortgage Services Inc. ("HSBC") pursuant to that certain Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 1, 2007 (the "Purchase Agreement"), by and between GSMC, as purchaser, and HSBC, as seller;

            WHEREAS, pursuant to that certain Bill of Sale, dated as of August 30, 2007, by and between GSMC and the Depositor, the Mortgage Loans are to be transferred by GSMC to the Depositor;

            WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), by and among the Depositor, HSBC, as responsible party, Avelo Mortgage, L.L.C., as servicer, Deutsche Bank National Trust Company, as trustee (the "Trustee"), Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk Manager") and Wells Fargo Bank, N.A., as master servicer and securities administrator, GSAMP Trust 2007-HSBC1, shall issue its Mortgage Pass-Through Certificates, Series 2007-HSBC1 (the "Certificates"), representing beneficial ownership interest in a trust, the assets of which include, but are not limited to, the Mortgage Loans transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement;

            WHEREAS, GSMC hereby assigns to the Depositor all of its right, title and interest in, to and under that certain Guaranty Agreement, dated as of June 29, 2007 (the "Guaranty"), by HSBC Finance Corporation in favor of GSMC, attached hereto as Exhibit A.

            WHEREAS, in connection with the securitization of the Mortgage Loans and the issuance of the Certificates, the parties hereto have determined it to be necessary and appropriate for GSMC to make various representations and warranties to the Depositor regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Defined Terms.

            (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

            (b) The following capitalized terms shall have the meanings assigned to such terms below:

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by GSMC in accordance with the terms of this Agreement.

            High Cost Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as "high cost," "threshold," "covered," or "predatory" under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(c) categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by GSMC for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by GSMC to the Depositor or its designee in the month of substitution), (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan, (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with the same Periodic Rate Cap and Index), and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

            Section 2. Representations and Warranties of GSMC.

            As to each Mortgage Loan, GSMC hereby makes the representations and warranties set forth as of the Closing Date (or such other date as set forth below).

            (a) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices applicable to the Mortgage Loan, including, without limitation, any provisions related to Prepayment Premiums, have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

            (b) As of the Cut-off Date, no monthly payment required under the Mortgage Loan is one month or more delinquent, nor has any payment under the Mortgage Loan been one month or more Delinquent since the origination of the Mortgage Loan;

            (c) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

            (d) None of the Mortgage Loans has a Prepayment Premium in excess of three years; and

            (e) To GSMC's knowledge, all "points and fees" related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation and no borrower was charged "points and fees" (whether or not financed) in an amount that exceeds the greater of (a) 5% of the principal amount of the mortgage loan or (b) $1,000; such limitation being calculated in accordance with Fannie Mae's requirements as set forth in the Fannie Mae Selling Guide.

            Section 3. Repurchase or Substitution Obligation for Breach of a Representation or Warranty.

            (a) Within ninety (90) days of the earlier of either discovery by or notice to GSMC of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor therein), GSMC shall cure such breach in all material respects and, if such breach cannot be cured, GSMC shall, at the Depositor's option, within ninety (90) calendar days of GSMC's receipt of request from the Depositor, repurchase such Mortgage Loan at the Repurchase Price. In the event that such a breach shall involve any representation or warranty set forth in Section 2 of this Agreement, and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to GSMC of such breach, all of the Mortgage Loans materially and adversely affected thereby shall, at the Depositor's option, be repurchased by GSMC at the Repurchase Price. Notwithstanding the above sentence, within sixty (60) days of the earlier of either discovery by, or notice to, GSMC of any breach of the representations or warranties set forth in Section 2, GSMC shall repurchase the affected Mortgage Loan or Mortgage Loans at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            However, if the breach shall involve a representation or warranty set forth in Section 2 of this Agreement relating to any Mortgage Loan and GSMC discovers or receives notice of any such breach within two years of the Closing Date, GSMC shall, at the Depositor's option and provided that GSMC has a Qualified Substitute Mortgage Loan, rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If GSMC has no Qualified Substitute Mortgage Loan, GSMC shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            At the time of repurchase or substitution, the Depositor and GSMC shall arrange for the reassignment of the Deleted Mortgage Loan to GSMC and the delivery to GSMC of any documents held by the Trustee relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, GSMC shall, simultaneously with such reassignment, give written notice to the Depositor that such repurchase or substitution has taken place, amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the applicable Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, GSMC shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. GSMC shall effect such substitution by delivering to the Trustee or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required by the Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. GSMC shall remit directly to the Depositor, or its designee in accordance with the Depositor's instructions the monthly payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by GSMC. For the month of substitution, distributions to the Depositor shall include the monthly payment due on any Deleted Mortgage Loan in the month of substitution, and GSMC shall thereafter be entitled to retain all amounts subsequently received by GSMC in respect of such Deleted Mortgage Loan.

            For any month in which GSMC substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, GSMC shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, together with one month's interest at the Mortgage Interest Rate on the Deleted Mortgage Loan, shall be distributed by GSMC directly to the Depositor or its designee in accordance with the Depositor's instructions within two (2) Business Days of such substitution.

            Any cause of action against GSMC relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor or notice thereof by GSMC to the Depositor, (ii) failure by GSMC to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above and (iii) demand upon GSMC by the Depositor for compliance with this Agreement.

            (b) It is understood and agreed that the obligation of GSMC set forth in Section 3(a) to repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

            (c) Assignment and Assumption of EPD Provision

            (i) GSMC hereby assigns, conveys, transfers and sets over to the Depositor all of GSMC's right, title and interest (except as otherwise set forth in Section 3(c)(ii) below) in, to and under GSMC's rights to require HSBC to repurchase a Mortgage Loan as a result of a scheduled payment of principal and interest not being made during the period of time specified in the early payment default provision (the "EPD Provision") in the Purchase Price and Terms Agreement dated as of June 12, 2007 between GSMC and HSBC (the "Terms Agreement"), but only to the extent such provision relates to any Mortgage Loans that are the subject of this Agreement.

            (ii) Notwithstanding the foregoing set forth in (i) above GSMC specifically reserves and does not assign to the Depositor any and all right, title and interest in, to and under the right to receive as part of the repurchase price for any such Mortgage Loan repurchased pursuant to any EPD Provision the excess (the "Repurchase Premium") of the Purchase Price Percentage (as defined in the Terms Agreement) over 100% multiplied by the unpaid principal balance of such Mortgage Loan. In the event any Mortgage Loan is eligible to be repurchased by HSBC pursuant to the provisions of the Terms Agreement, the Depositor shall require GSMC to use reasonable efforts, acting on behalf of the Depositor, to require HSBC to repurchase such Mortgage Loan at the price set forth in the Terms Agreement. The Depositor acknowledges and agrees that GSMC may not be able to collect the full amount owing under the Terms Agreement from HSBC (due to credit issues, disputes as to whether an early payment default has occurred, or otherwise), and that GSMC may, in attempting to enforce remedies against HSBC, also attempt to enforce remedies in respect of the Repurchase Premium and in respect of mortgage loans not subject (or not then subject) to this Agreement (or may attempt to enforce such remedies in lieu of attempting to enforce remedies in respect of Mortgage Loans subject to this Agreement). GSMC may allocate any recoveries from HSBC to amounts owing in respect of the Repurchase Premium or in respect of mortgage loans not subject (or not then subject) to this Agreement prior to, or in lieu of, allocating amounts to Mortgage Loans subject to this Agreement.

            Section 4. Document Delivery Requirements.

            GSMC shall deliver to the Depositor all documents and instruments required under Section 2.01 of the Pooling and Servicing Agreement with respect to the Mortgage Loans. In the event any document or instrument required to be delivered to the Depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Depositor, and in the event that GSMC does not cure such failure within one hundred eighty (180) days of discovery or receipt of written notification of such failure from the Depositor, GSMC shall, at the Depositor's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase.

            Section 5. Term of Representation and Warranties.

            The representations and warranties of GSMC set forth in Section 2 shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to Certificateholders under the Pooling and Servicing Agreement have been paid in full.

            Section 6. Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 7. GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICTS OF LAWS PRINCIPLES.

            Section 8. Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 9. Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 10. Successors and Assigns.

            This Agreement shall insure to the benefit of the parties hereto and their respective successors and assigns. Any entity into which GSMC or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed GSMC or the Depositor, respectively, hereunder.

            Section 11. Amendments.

            This Agreement may be amended from time to time by the parties hereto.

               [Remainder of this Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                               GOLDMAN SACHS MORTGAGE COMPANY

                                               By: Goldman Sachs Real Estate
                                                   Funding Corp.,
                                                   its General Partner



                                               By: /s/ Greg A. Finck
                                                   ----------------------------
                                                   Name:  Greg A. Finck
                                                   Title: Vice President

                                               GS MORTGAGE SECURITIES CORP.

                                               By: /s/ Michelle Gill
                                                   ----------------------------
                                                   Name:  Michelle Gill
                                                   Title: Vice President

                                   Schedule I

                             Mortgage Loan Schedule

                            (Available Upon Request)

                                    EXHIBIT A
                                    ---------


                               GUARANTY AGREEMENT

      THIS GUARANTY AGREEMENT ("Guaranty") is entered into by HSBC Finance Corporation, a Delaware corporation ("Guarantor"), in favor of Goldman Sachs Mortgage Company ("Buyer").

      WHEREAS, HSBC Mortgage Services Inc. ("Seller") and Buyer have entered into that certain Mortgage Loan Purchase Agreement dated June 29, 2007 as the same may hereafter be amended from time to time (the "Agreement"); and

      WHEREAS, Seller is a wholly owned subsidiary of Guarantor; and

      WHEREAS, for Buyer to continue to purchase Mortgage Loans under such Agreement, Guarantor must unconditionally guarantee the full and timely satisfaction and performance of all the covenants, agreements, conditions, and other obligations ("Obligations") of Seller under or in connection with the Agreement.

      NOW THEREFORE, as a material inducement for Buyer to continue to purchase Mortgage Loans under the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Guarantor does hereby irrevocably and unconditionally warrant and represent unto and covenant with Buyer as follows:

      1. Guarantor does hereby absolutely and unconditionally guaranty to Buyer the full and timely satisfaction and performance of all the Obligations of Seller under or in connection with the Agreement.

      2. The Buyer need not inquire into the power of the Guarantor or the authority of the officers, partners, directors or agents acting or purporting to act in their behalf.

      3. No exercise, delay in exercise or non-exercise by the Buyer of any right hereby given it, no dealing by the Seller with the Buyer, the Guarantor or any other guarantor, endorser or other person, no change, impairment or suspension of any right or remedy of the Buyer, and no act or thing which but for this provision could act as a release or exoneration of the liabilities of the Guarantor hereunder, shall in any way affect, decrease, diminish or impair any of the obligations of the Guarantor hereunder or give the Guarantor or any other person or entity any recourse or defense against the Buyer.

      4. The Guarantor hereby waives and agrees not to assert or take advantage of the following: (a) any right to require the Buyer to proceed against or exhaust its recourse against the Seller at any time or to pursue any other remedy in its power before being entitled to performance by the Guarantor of any of its obligations hereunder or before proceeding against the Guarantor; (b) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of the Seller, the Guarantor or any other or others or (ii) the revocation or repudiation hereof by the Guarantor or the improper revocation or repudiation of any of the terms of the Agreement by the Seller or any other or others; (c) presentment, protest, demand, dishonor, notice of discharge, notice of acceptance of this Guaranty of any kind now or hereafter provided for or by any statute or rule of law; or (d) any defense based upon an election of remedies by the Buyer which destroys or otherwise impairs the subrogation right of the Guarantor or the right of the Guarantor to proceed against the Seller for reimbursement or both which could not be raised by the Seller; it being the intention hereof that the Guarantor shall remain liable as principal, to the extent set forth herein, until full payment of all of the obligations hereunder, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Guarantor unless the same would act as a legal or equitable discharge (except through bankruptcy) of the Seller. This Guaranty will remain in full force and effect as to any renewal, modification or extension of the Agreement.

      5. The Guarantor makes the following representations and warranties which shall be deemed to be continuing representations and warranties until payment in full of the obligations hereunder:

            5.1 Financial Condition. The Guarantor has the financial wherewithal to perform its obligations hereunder.

            5.2 Power and Authority. The Guarantor and any person or entity executing this Guaranty on behalf of the Guarantor have the requisite power, authority, capacity and legal right to execute and deliver (and in the case of the Guarantor, perform) this Guaranty and all other documents required to be executed and delivered hereunder.

            5.3 Binding Obligations of the Guarantor. This Guaranty and all other documents required to be executed and delivered hereunder, when executed and delivered, shall constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms.

            5.4 No Legal Bar. Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby shall, with or without notice and/or lapse of time:

            (i) constitute a breach of any of the terms and provisions of, or constitute a default under, any note, contract, document, instrument, agreement or undertaking, whether written or oral, to which the Guarantor is a party or to which the Guarantor's property is subject;

            (ii) accelerate, or constitute an event entitling the holder of any indebtedness of the Guarantor to accelerate, the maturity of any such indebtedness;

            (iii) conflict with or result in a breach of any writ, order, injunction or decree against the Guarantor of any court or governmental agency or instrumentality, whether foreign, national, state, local or other; or

            (iv) conflict with or be prohibited by any foreign, federal, state, local or other governmental law, statute, rule or regulation. There are no legal proceedings, material claims or demands pending against, or to the knowledge of the Guarantor threatened against, the Guarantor, or the Seller or their respective properties or property;

such that any of the above would materially and adversely affect the Guarantor's ability to perform hereunder.

            5.5 No Consent. No consent of any other person not heretofore obtained and no consent, approval or authorization of, or registration, declaration or filing with, any court, governmental body, governmental authority or other person or entity whatsoever is required in connection with the valid execution, delivery or performance by the Guarantor of this Guaranty or any other documents required to be executed and delivered hereunder, or in connection with any other transaction contemplated by this Guaranty.

      6. The Guarantor agrees that if a court of competent jurisdiction determines that a default by the Guarantor has occurred hereunder, the Guarantor shall reimburse the Buyer for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Buyer, whether or not suit is instituted, in enforcing or exercising any rights, powers, privileges or remedies granted to the Buyer hereunder and for all costs and expenses of the Buyer incurred in connection with the administration or enforcement hereof.

      7. The amount and/or extent of liability of the Guarantor, and all rights, powers and remedies of the Buyer hereunder and under any other agreement now or at any time hereafter in force between the Buyer and the Guarantor relating to the obligations hereunder shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the Buyer by law.

      8. The agreements, obligations, warranties and representations of the Guarantor hereunder are joint, several, and joint and several, and are independent of the obligations of the Seller, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against the Guarantor, whether or not the Seller is joined therein or a separate action or actions is brought against the Seller. The Buyer may maintain successive actions for other defaults, and no Buyer's rights hereunder shall be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions.

      9. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York and is intended to be performed in accordance with and only to the extent permitted by said laws. If any provision of this Guaranty or the application thereof to any person or circumstance shall for any reason and to any extent be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

      10. This Guaranty may be assigned, pledged or hypothecated by the Buyer in whole or in part only to any person or entity to which Buyer assigns the Agreement, with respect to one or more of the mortgage loans purchased by Buyer pursuant to the Agreement, without the consent of the Guarantor; provided that the Buyer shall provide notice to Guarantor of any such assignment. This Guaranty shall inure to the benefit of the Buyer, its successors and permitted assigns, including the assignees of the Agreement, and shall bind the heirs, executors, administrators, successors and assigns of the Guarantor. Each reference herein to powers or rights of the Buyer shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

      11. The obligations of the Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Seller or by any defense which the Seller may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. In the event that all or any portion of the obligations are paid or performed by the Seller, the obligations of the Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from the Buyer as a preference, fraudulent transfer or otherwise in such proceeding.

      12. 12.1 Except as provided in any written agreement now or at any time hereafter in force between the Buyer and the Guarantor, the agreements and/or instruments referred to herein and this Guaranty shall constitute the entire agreement of the Guarantor with the Buyer with respect to the obligations hereunder, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Buyer or the Guarantor unless expressed herein or therein.

            12.2 No provision of this Guaranty or right of the Buyer hereunder can be waived nor can the Guarantor be released or exonerated from the Guarantor's obligations hereunder except by a writing duly executed by the Buyer. No such waiver shall be applicable except in the specific instance for which given.

            12.3 Wherever in this Guaranty the context so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

            12.4 All notices or other communications required or permitted to be given pursuant to the provisions of this Guaranty shall be in writing and shall be considered as properly given sent by overnight express courier or if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering the same in person to the intended addressee. Notice so mailed shall be deemed given upon its deposit provided that any required action upon such notice, and the commencement of any applicable grace period tolled by such notice, shall not commence until receipt or refusal thereof. Notice given in any other manner shall be effective only if and when received by the addressee.

                    TIME IS OF THE ESSENCE IN THIS GUARANTY.

      IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of June 29, 2007.


                                            HSBC FINANCE CORPORATION, A
                                            DELAWARE CORPORATION


                                            By:
                                               --------------------------------

                                            Name:

                                            Title:



                                            GOLDMAN SACHS MORTGAGE COMPANY
                                            By: Goldman Sachs Real Estate
                                            Funding Corp.; its General Partner


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                   -----------------------------

                                                                    Exhibit 10.2

                                   EXHIBIT S-2

                               PURCHASE AGREEMENT

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP TRUST 2007-HSBC

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HSBC

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                               Purchase Agreement
                               ------------------

                           Dated as of August 30, 2007

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

            GS Mortgage Securities Corp. (the "Company") proposes to cause GSAMP Trust 2007-HSBC (the "Trust") to issue its Mortgage Pass-Through Certificates, Series 2007-HSBC (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, HSBC Mortgage Services Inc., as responsible party ("HSBC"), Avelo Mortgage, L.L.C., as servicer (the "Servicer"), Deutsche Bank National Trust Company, as trustee ("Deutsche Bank"), Wells Fargo Bank, National Association, as master servicer and securities administrator ("Wells Fargo") and Clayton Fixed Income Services Inc., as credit risk manager (the "Credit Risk Manager"), and proposes to sell to you (the "Initial Purchaser") the Class X and Class P Certificates (the "Privately Offered Certificates") and the Class C Certificates (the "Non-Offered Private Certificates and together with the Privately Offered Certificates, the "Private Certificates"), specified on Schedule I hereto. The Private Certificates, together with the Trust's Mortgage Pass-Through Certificates, Class A-1, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class R, Class RC and Class RX (collectively, the "Publicly Offerered Certificates"), will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust primarily consisting of a segregated pool of mortgage loans and certain other related assets.

            Goldman Sachs Mortgage Company ("GSMC") purchased certain mortgage loans (the "Mortgage Loans") from HSBC pursuant to that certain Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 1, 2007, by and between GSMC, as purchaser, and HSBC, as seller. The Company will acquire the Mortgage Loans from GSMC pursuant to a Bill of Sale, dated as of August 30, 2007 (the "Bill of Sale"), by and between the Company and GSMC.

            The Privately Offered Certificates were privately offered by the Initial Purchaser pursuant to an Offering Circular, dated August 30, 2007 (the "Offering Circular").

            Certain Mortgage Loan documents, including the mortgage notes and mortgages, will be held by the Trustee pursuant to the Pooling and Servicing Agreement. The Privately Offered Certificates are described more fully in
Schedule I hereto and in the Offering Circular. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            1. The Company represents and warrants to, and agrees with, the Initial Purchaser that:

            (a) Since the date as of which information is given in the Offering Circular, the Offering Circular did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for use in the Offering Circular;

            (b) Registration of the Private Certificates under the Securities Act of 1933, as amended (the "Act"), is not required in connection with the offer, issuance, sale or delivery of the Private Certificates;

            (c) Since the date as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

            (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to own its properties and to conduct its business as described in the Offering Circular;

            (e) At the Time of Delivery (as defined in Section 4 hereof), the Pooling and Servicing Agreement and the Bill of Sale will have been duly authorized, executed and delivered and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

            (f) When the Private Certificates are issued, executed, authenticated and delivered pursuant to this Purchase Agreement (the "Agreement") and the Pooling and Servicing Agreement, the Private Certificates will have been duly authorized, executed, authenticated, issued and delivered and will be entitled to the benefits of the Pooling and Servicing Agreement; and the Private Certificates and the Pooling and Servicing Agreement will conform to the descriptions thereof in the Offering Circular;

            (g) The issue and sale of the Private Certificates, the compliance by the Company with all of the provisions of this Agreement, the Pooling and Servicing Agreement and the Bill of Sale, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Private Certificates or the consummation by the Company of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Bill of Sale, except such as have been obtained under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Private Certificates by the Initial Purchaser;

            (h) The statements set forth in the Offering Circular under the caption "Description of the Offered Private Certificates," insofar as they purport to constitute a summary of the terms of the Privately Offered Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair;

            (i) Other than as set forth or contemplated in the Offering Circular, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, properties or prospects of the Company, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (j) The Company will, at the Time of Delivery, own the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and, at the Time of Delivery, the Company will have full power and authority to sell and deliver the Mortgage Loans to the Trustee under the Pooling and Servicing Agreement and at the Time of Delivery will have duly authorized such assignment and delivery to the Trustee by all necessary action;

            (k) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Bill of Sale and the Private Certificates will have been paid at or prior to the Time of Delivery;

            (l) At the Time of Delivery, the Private Certificates will have been duly and validly assigned and delivered by the Company to the Trustee;

            (m) The Trust will not at the Time of Delivery be required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (n) The Company is not and at the Time of Delivery will not be an "investment company," as such term is defined in the Investment Company Act;

            (o) When the Private Certificates are issued and delivered pursuant to this Agreement, the Private Certificates will not be of the same Class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange, registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system; and

            (p) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any of the Private Certificates, or any securities of the same or a similar Class as the Private Certificates, other than the Private Certificates offered or sold to the Initial Purchaser hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, of any of the Private Certificates or any substantially similar security issued by the Trust, within six months subsequent to the date on which the distribution of the Private Certificates has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to effect the status of the offer and sale of the Private Certificates contemplated by this Agreement as transactions exempt from the registration provisions of the Act.

            2. The Initial Purchaser represents and warrants to, and agrees with, the Company, that:

            (a) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Initial Purchaser has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of an offering circular in relation to the Privately Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that Relevant Member State at any time:

                  (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (B) to any legal entity which has two or more of (1) an
            average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (C) in any other circumstances which do not require the
            publication by the issuer of a offering circular pursuant to Article 3 of the Prospectus Directive.

            For the purposes of this provision, the expression "offer of Certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (b) (i) The Initial Purchaser's ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) the Initial Purchaser has not offered or sold and will not offer or sell the Private Certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the certificates would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the "FSMA");

            (c) The Initial Purchaser has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

            (d) The Initial Purchaser has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

            3. Subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at a purchase price determined in accordance with
Schedule II hereto, the principal amount of Private Certificates. Upon the authorization by the Company of the release of the Private Certificates, the Initial Purchaser proposes to offer the Privately Offered Certificates for sale to institutional investors as set forth in the Offering Circular. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that:

            (a) It will offer and sell the Privately Offered Certificates only to persons it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

            (b) It is a QIB;

            (c) It will not offer or sell the Privately Offered Certificates by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act; and

            (d) At the time of the Initial Purchaser's delivery of the Privately Offered Certificates to the Company, the Initial Purchaser (i) will have good and marketable title to the Privately Offered Certificates, free and clear of any liens, (ii) will not have assigned to any person any of its right, title or interest in the Privately Offered Certificates, and (iii) will have the power and authority to transfer the Privately Offered Certificates to the Company and upon such delivery of the Privately Offered Certificates, the Company will have acquired ownership of all the Initial Purchaser's right, title and interest in and to the Privately Offered Certificates, free of liens.

            4. (a) Except as set forth in this paragraph, the Privately Offered Certificates to be purchased by the Initial Purchaser will be represented by one or more definitive global Certificates in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Class X and Class P Certificates will be represented by one or more definitive certificates in physical form. The Company will deliver such Privately Offered Certificates to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer to the Company of Federal (same day) funds, by causing DTC to credit the Privately Offered Certificates to the account of the Initial Purchaser at DTC. The Company will cause the certificates representing such Private Certificates to be made available to the Initial Purchaser for checking at least twenty-four hours prior to the Time of Delivery at an office designated by the Initial Purchaser (the "Designated Office"). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on August 30, 2007, or such other time and date as the Initial Purchaser and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery" and such date is herein called the "Closing Date."

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Private Certificates and any additional documents requested by the Initial Purchaser pursuant to Section 7(k) hereof, will be delivered at the offices of Cadwalader, Wickersham & Taft LLP ("Cadwalader") at One World Financial Center, New York, NY 10281 (the "Closing Location"), and the Private Certificates will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

            5. The Company agrees with the Initial Purchaser:

            (a) To make no amendment or any supplement to the Offering Circular as amended or supplemented prior to the Closing Date, without furnishing the Initial Purchaser with a copy of the proposed form thereof and providing the Initial Purchaser with a reasonable opportunity to review the same; and during such same period to advise the Initial Purchaser, promptly after it receives notice thereof, of the suspension of the qualification of any of the Privately Offered Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (b) Promptly from time to time to take such action as the Initial Purchaser may reasonably request in order to qualify the Privately Offered Certificates for offering and sale under the securities laws of such states as the Initial Purchaser may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Privately Offered Certificates, provided that in connection therewith neither the Trust nor the Company shall be required to qualify to do business, or to file a general consent to service of process in any jurisdiction, and provided, further, that the expense of maintaining any such qualification more than one year from the Closing Date with respect to the Privately Offered Certificates shall be at the Initial Purchaser's expense;

            (c) To furnish the Initial Purchaser with copies of the Offering Circular (including exhibits), as amended or supplemented, in such quantities as the Initial Purchaser may from time to time reasonably request; and if, before a period of six months shall have elapsed after the Closing Date, either (i) any event shall have occurred as a result of which the Offering Circular would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Offering Circular, as amended or supplemented, to notify the Initial Purchaser and upon its request to prepare and furnish without charge to the Initial Purchaser and to any dealer in securities as many copies as the Initial Purchaser may from time to time reasonably request an amendment or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance; and at any time six months or more after the Closing Date, upon the Initial Purchaser's request, but at its own expense, to prepare and deliver to the Initial Purchaser as many copies as the Initial Purchaser may request of an amended or supplemented offering document complying with the Act;

            (d) So long as any of the Privately Offered Certificates are outstanding, to furnish the Initial Purchaser copies of all reports or other communications (financial or other) furnished to holders of the Privately Offered Certificates, and to deliver to the Initial Purchaser during such same period, (i) copies of each amendment to the Pooling and Servicing Agreement and the Bill of Sale and (ii) such additional information concerning the business and financial condition of the Company or the Trust as the Initial Purchaser may from time to time reasonably request;

            (e) During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Privately Offered Certificates, as notified to the Company by the Initial Purchaser, and (ii) the Time of Delivery for the Privately Offered Certificates, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that mature more than one year after the Time of Delivery and that are substantially similar to the Privately Offered Certificates, without the prior written consent of the Initial Purchaser;

            (f) To furnish at its expense, upon request, to holders of the Privately Offered Certificates and prospective purchasers of securities information (the "Additional Trust Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

            (g) If requested by you, to use its best efforts to cause the Privately Offered Certificates to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc. ("PORTAL"); and

            (h) Not to be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            6. The Company covenants and agrees with the Initial Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants for the Company in connection with the issue of the Private Certificates and all other expenses in connection with the preparation and printing of all amendments and supplements thereto and the mailing and delivery of copies thereof to the Initial Purchaser and dealers; (ii) the cost of printing or producing this Agreement, the Pooling and Servicing Agreement, any Blue Sky Supplement, any term sheets, any computational materials, the Offering Circular and any other document produced in connection with the offering, purchase, sale and delivery of the Privately Offered Certificates; (iii) all expenses in connection with the qualification of the Privately Offered Certificates for offering and sale under state securities laws as provided in Section 1(g) hereof, including the fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky Supplement; (iv) any fees charged by securities rating services for rating the Privately Offered Certificates; (v) the cost of preparing the Private Certificates; (vi) the fees and expenses of the Trustee and of any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement, the Bill of Sale and the Private Certificates; (vii) the fees and expenses of the Securities Administrator and of any agent of the Securities Administrator and the fees and disbursements of counsel for the Securities Administrator in connection with the Pooling and Servicing Agreement, the Bill of Sale and the Private Certificates;
(viii) any cost incurred in connection with the designation of the Privately Offered Certificates for trading in PORTAL; and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6 and Section 8 hereof, the Initial Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Private Certificates by it and any advertising expenses connected with any offers it may make.

            7. The obligations of the Initial Purchaser shall be subject, in the discretion of the Initial Purchaser, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Pooling and Servicing Agreement, the Bill of Sale and all of the other agreements identified in such agreements shall have been duly entered into by all of the respective parties;

            (b) Cadwalader shall have furnished to the Initial Purchaser its written opinions, dated the Time of Delivery, in form and substance satisfactory to the Initial Purchaser;

            (c) In-house counsel for the Company shall have furnished to the Initial Purchaser a written opinion, dated the Time of Delivery, in form and substance satisfactory to the Initial Purchaser;

            (d) Counsel for HSBC satisfactory to the Initial Purchaser shall have furnished to the Initial Purchaser its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser;

            (e) Counsel for the Servicer satisfactory to the Initial Purchaser shall have furnished to the Initial Purchaser its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser;

            (f) Counsel for Deutsche Bank satisfactory to the Initial Purchaser shall have furnished to the Initial Purchaser its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser;

            (g) Counsel for the Trustee satisfactory to the Initial Purchaser shall have furnished to the Initial Purchaser its written opinion, dated as of the Time of Delivery, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser;

            (h) Counsel for Wells Fargo satisfactory to the Initial Purchaser shall have furnished to the Initial Purchaser its written opinion, dated as of the Time of Delivery, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser;

            (i) Counsel for the Credit Risk Manager satisfactory to the Initial Purchaser shall have furnished to the Initial Purchaser its written opinion, dated as of the Time of Delivery, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser;

            (j) Counsel for Financial Security Assurance Inc. satisfactory to the Initial Purchaser shall have furnished to the Initial Purchaser its written opinion, dated as of the Time of Delivery, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser;

            (k) The independent accountants of the Company or other accountants acceptable to the Initial Purchaser shall have furnished to the Initial Purchaser a letter or letters, dated on the date hereof, and a letter or letters, dated the Time of Delivery, respectively, containing statements and information of the type customarily included in accountants' "comfort letters" and "agreed upon procedures letters" with respect to certain financial information contained in the Offering Circular, in each case as to such matters as the Initial Purchaser may reasonably request and in form and substance satisfactory to the Initial Purchaser;

            (l) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Circular as amended prior to the Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular as amended prior to the Time of Delivery, and (ii) since the respective dates as of which information is given in the Offering Circular as amended prior to the Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular as amended prior to the Time of Delivery, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Initial Purchaser so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Privately Offered Certificates on the terms and in the manner contemplated in the Offering Circular as first amended or supplemented;

            (m) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

            (n) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the placement or the delivery of the Privately Offered Certificates on the terms and in the manner contemplated in the Offering Circular;

            (o) The Company shall have furnished or caused to be furnished to the Initial Purchaser at the Time of Delivery certificates of its officers satisfactory to the Initial Purchaser as to the accuracy in all material respects of its representations and warranties herein at and as of such Time of Delivery, as to the performance of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Section 7(a) above and as to such other matters as the Initial Purchaser may reasonably request;

            (p) The Initial Purchaser shall have received evidence satisfactory to it that the Privately Offered Certificates are rated in the rating category or categories specified on Schedule I hereto by the rating agency or agencies specified on Schedule I hereto; and

            (q) All opinions, certificates and other documents incident to, and all proceedings in connection with the transactions contemplated by, this Agreement, the Pooling and Servicing Agreement and the Bill of Sale shall be satisfactory in form and substance to the Initial Purchaser and its special counsel.

            The Initial Purchaser and its special counsel shall have received copies of all documents and other information as they may reasonably request, in form and substance satisfactory to the Initial Purchaser and its special counsel, with respect to such transactions and the taking of all proceedings in connection therewith.

            8. (a) The Company will indemnify and hold harmless the Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular as amended or supplemented or any other offering material relating to the Privately Offered Certificates, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Circular.

            (b) The Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular as amended or supplemented or any other offering material relating to the Privately Offered Certificates or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such document in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein.

            (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Privately Offered Certificates to which such loss, claim, damage or liability (or actions in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Private Certificates purchased by it exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchaser with respect to any Certificates under this Section 8 shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

            9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Initial Purchaser as set forth in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made in connection with the issuance of the Certificates by or on behalf of the Initial Purchaser or any controlling person of the Initial Purchaser, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Private Certificates.

            10. If for any reason the Private Certificates are not delivered by or on behalf of the Trustee as provided herein, other than by the Initial Purchaser's failure to comply with its obligations hereunder, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Initial Purchaser in making preparations for the purchase, sale and delivery of the Private Certificates, but the Company shall be under no further liability to the Initial Purchaser with respect to the Private Certificates except as provided in Section 6 and Section 8 hereof.

            11. [Reserved.]

            12. All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and shall be sufficient in all respects, if delivered or sent by registered mail, if to the Initial Purchaser, to the address of the Initial Purchaser set forth above; if to the Company, to the address of the Company set forth in the Offering Circular, Attention: President.

            13. This Agreement shall be binding upon, and inure solely to the benefit of the Initial Purchaser, the Company and, to the extent provided in
Section 8 hereof, the officers and directors of the Company and each person who controls the Company or the Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Private Certificates from the Initial Purchaser shall be deemed a successor or assign merely by reason of such purchase.

            14. Time shall be of the essence of this Agreement.

            15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned two counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Initial Purchaser.

                                               Very truly yours,

                                               GS MORTGAGE SECURITIES CORP.


                                               By: /s/ Michelle Gill
                                                   -----------------------------
                                               Name:  Michelle Gill
                                               Title: Vice President

                                               Accepted as of the date hereof:


                                               GOLDMAN, SACHS & CO.


                                               By: /s/ Greg A. Finck
                                                   -----------------------------
                                               Name:  Greg A. Finck
                                               Title: Vice President

                                                                  EXECUTION COPY

                                   SCHEDULE I

       Approximate Initial
         Class Principal    Annual Certificate                       S&P/Moody's
Class        Balance          Interest Rate            Type            Ratings
------ -------------------- ------------------- -------------------- -----------
  X            (1)                 (1)            Excess Cashflow        N/A
  P           N/A(2)              N/A(2)        Prepayment Premiums      N/A


(1)   Subject to a variance of +/-10%.

(2) The Class X Certificates will have an initial principal balance of approximately $28,942,436.68 representing the initial overcollateralization, but interest will not accrue on that balance. A 100% interest in the Class X Certificates is being offered hereby.

(3)   A 100% interest in the Class P Certificates is being offered hereby.

                                   SCHEDULE II
                                   -----------

                                 Purchase Price
                                 --------------

                     Class                    Purchase Price
                 ------------------------ -----------------------
                 X                            $28,942,436.68
                 P                                 $100

                                    EXHIBIT T

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE


The assessment of compliance to be delivered by [the Securities Administrator], [the Master Servicer] [the Trustee], [each Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria." The responsibilities set forth herein may be amended without amending the Pooling and Servicing Agreement upon mutual agreement among the applicable party requesting such amendment and the other parties to the Agreement.

------------------------------------------------------------------------------------------------------------------------------------
                                            SERVICING CRITERIA                              APPLICABLE SERVICING CRITERIA
------------------------------------------------------------------------------------------------------------------------------------
     Reference                                     Criteria
------------------------------------------------------------------------------------------------------------------------------------

                                       General Servicing Considerations

1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance               Securities
                     or other triggers and events of default in accordance with the            Administrator/Servicer
                     transaction agreements.

1122(d)(1)(ii)       If any material servicing activities are outsourced to third                    Securities
                     parties, policies and procedures are instituted to monitor the            Administrator/Servicer
                     third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a                        N/A
                     back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on the      Servicer/Master Servicer
                     party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                     agreements.

                                      Cash Collection and Administration

1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate            Servicer/Master Servicer
                     custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to          Servicer/Securities
                     an investor are made only by authorized personnel.                     Administrator/Master Servicer

1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows        Servicer/Master Servicer
                     or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)       The related accounts for the transaction, such as cash reserve              Servicer/Securities
                     accounts or accounts established as a form of                          Administrator/Master Servicer
                     overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)        Each custodial account is maintained at a federally insured                 Servicer/Securities
                     depository institution as set forth in the transaction agreements.     Administrator/Master Servicer
                     For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized               Servicer/Securities
                     access.                                                                Administrator/Master Servicer

1122(d)(2)(vii)       Reconciliations are prepared on a monthly basis for all                    Servicer/Securities
                     asset-backed securities related bank accounts, including custodial     Administrator/Master Servicer
                     accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                     These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                      Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those to be filed with the                      Securities
                     Commission, are maintained in accordance with the transaction          Administrator/Servicer/Master
                     agreements and applicable Commission requirements. Specifically,                 Servicer
                     such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                     investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                     Servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance               Securities
                     with timeframes, distribution priority and other terms set forth in    Administrator/Servicer/Master
                     the transaction agreements.                                                      Servicer

1122(d)(3)(iii)      Disbursements made to an investor are posted within two business                Securities
                     days to the Servicer's investor records, or such other number of       Administrator/Servicer/Master
                     days specified in the transaction agreements.                                    Servicer

1122(d)(3)(iv)       Amounts remitted to investors per the investor reports agree with               Securities
                     cancelled checks, or other form of payment, or custodial bank          Administrator/Servicer/Master
                     statements.                                                                      Servicer

                                          Pool Asset Administration

1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as required           Trustee/Servicer
                     by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)       Mortgage loan and related documents are safeguarded as required by           Trustee/ Servicer
                     the transaction agreements

1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are                   Servicer
                     made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in                       Servicer
                     accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree with the               Servicer
                     Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's                      Servicer
                     mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans,                    Servicer
                     modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are maintained during the                 Servicer
                     period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage loans              Servicer
                     with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow                 Servicer
                     accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements;
                     (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance                  Servicer
                     payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be                  Servicer
                     made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted within two                 Servicer
                     business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
                     agreements.

1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are                        Servicer
                     recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)       Any external enhancement or other support, identified in                 Securities Administrator
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                    EXHIBIT U

                         ADDITIONAL FORM 10-D DISCLOSURE

--------------------------------------------------------------------------------
           Item on Form 10-D                        Party Responsible
--------------------------------------------------------------------------------
   Item 1: Distribution and Pool                    Master Servicer/
       Performance Information                          Servicer/
                                                Securities Administrator
    Any information required by
     clauses (i) and (ii) of the
       second full paragraph of
    Section 4.03(a) of the Pooling
       and Servicing Agreement

    Any information required by                         Depositor
   Item 1121 which is NOT included
       on the monthly statement

     Item 2: Legal Proceedings            (i) All parties to the Agreement (as
                                          to themselves), (ii) the Trustee, the
   per Item 1117 of Regulation AB            Master Servicer, the Securities
                                           Administrator and the Servicer (to
                                          their respective actual knowledge) as
                                            to the issuing entity, (iii) the
                                          Depositor as to the sponsor, and the
                                         Responsible Party or any Regulation AB
                                                  Item 1100(d)(1) party

 Item 3: Sale of Securities and Use                     Depositor
             of Proceeds

    Item 4: Defaults Upon Senior                Securities Administrator
              Securities

 Item 5: Submission of Matters to a             Securities Administrator
       Vote of Security Holders

  Item 6: Significant Obligors of                          N/A
             Pool Assets

  Item 7: Significant Enhancement                       Depositor
         Provider Information

     Item 8: Other Information           Any party to the Agreement responsible
                                            for disclosure items on Form 8-K

          Item 9: Exhibits                 Securities Administrator (or other
                                                   responsible party)

  Exhibits required by Item 601 of                      Depositor
   Regulation S-K, such as material
              agreements

                                    EXHIBIT V

                         ADDITIONAL FORM 10-K DISCLOSURE

--------------------------------------------------------------------------------
          Item on Form 10-K                       Party Responsible
--------------------------------------------------------------------------------
   Item 9B: Other Information           Any party to the Agreement responsible
                                           for disclosure items on Form 8-K

  Item 15: Exhibits, Financial                 Securities Administrator
        Statement Schedules                           Depositor

        Additional Item:               (i) All parties to the Agreement (as to
                                      themselves), (ii) the Trustee, the Master
   Disclosure per Item 1117 of         Servicer, the Depositor, the Securities
           Regulation AB               Administrator and the Servicer (to their
                                        respective actual knowledge) as to the
                                         Trust, (iii) the Depositor as to the
                                       sponsor and the Responsible Party or any
                                                   1100(d)(1) party

        Additional Item:                (i) All parties to the Agreement as to
   Disclosure per Item 1119 of         themselves, (ii) the Depositor as to the
           Regulation AB                 sponsor, or any derivative provider

        Additional Item:                                 N/A
 Disclosure per Item 1112(b) of
           Regulation AB

        Additional Item:                              Depositor
Disclosure per Items 1114(b) and
     1115(b) of Regulation AB

                                    EXHIBIT W

                         FORM 8-K DISCLOSURE INFORMATION

--------------------------------------------------------------------------------
              Item on Form 8-K                         Party Responsible
--------------------------------------------------------------------------------
    Item 1.01- Entry into a Material              The party to this Agreement
           Definitive Agreement                   entering into such material
                                                     definitive agreement

  Item 1.02- Termination of a Material            The party to this Agreement
           Definitive Agreement                   requesting termination of a
                                                 material definitive agreement

  Item 1.03- Bankruptcy or Receivership        (i) All parties to the Agreement
                                                 (as to themselves), (ii) the
                                               Trustee, the Master Servicer, the
                                               Securities Administrator and the
                                                 Servicer (to their respective
                                              actual knowledge) as to the Trust,
                                                 (iii) the Depositor as to the
                                               sponsor and the Responsible Party
                                                    or any 1100(d)(1) party

    Item 2.04- Triggering Events that         Securities Administrator/Depositor
      Accelerate or Increase a Direct
   Financial Obligation or an Obligation
  under an Off-Balance Sheet Arrangement

   Item 3.03- Material Modification to             The party requesting such
        Rights of Security Holders                       modification

  Item 5.03- Amendments of Articles of                     Depositor
    Incorporation or Bylaws; Change of
                Fiscal Year

    Item 6.01- ABS Informational and                       Depositor
          Computational Material

     Item 6.02- Change of Servicer,               Master Servicer, Servicer,
    Securities Administrator or Trustee        Securities Administrator, Trustee
                                                      (as to the Trustee)

 Item 6.03- Change in Credit Enhancement     Depositor/ Securities Administrator
            or External Support

  Item 6.04- Failure to Make a Required            Securities Administrator
               Distribution

   Item 6.05- Securities Act Updating                      Depositor
                Disclosure

   Item 7.01- Regulation FD Disclosure                     Depositor

                Item 8.01                                  Depositor

  Item 9.01 - Financial Statements and               Responsible party for
                 Exhibits                     reporting/disclosing the financial
                                                     statement or exhibit

                                                                    Exhibit 10.3

                                    EXHIBIT X

                          INTEREST RATE SWAP AGREEMENT

(Multicurrency--Cross Border)

                                      ISDA(R)
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                          dated as of August 30, 2007.


  GOLDMAN SACHS MITSUI MARINE          and
   DERIVATIVE PRODUCTS, L.P.                      WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION, not in its individual
                                               capacity but solely as Securities
                                                  Administrator on behalf of
                                                    GSAMP Trust 2007-HSBC1

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable: --

      (i) in the same currency; and

      (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.    Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that:--

(a) Basic Representations.

      (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

 4.     Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) or to give notice of a Termination Event) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) Misrepresentation. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below:--

      (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (iii) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

 6.    Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iii) Right to Terminate. If: --

            (1) an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2)an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs,

      either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default:--

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over (B) the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties:--

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.    Transfer

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void

8. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

 9. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10.   Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

12.   Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iii).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"law" includes any treaty, law, rule or regulation and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to
Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position ( or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under
Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the sane city.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Event" means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the fair market values reasonably determined by both parties.

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


GOLDMAN SACHS MITSUI MARINE          WELLS FARGO BANK, NATIONAL ASSOCIATION, not
DERIVATIVE PRODUCTS, L.P.            in its individual capacity but solely as
                                     Securities Administrator on behalf of GSAMP
                                     Trust 2007-HSBC1

By:  GSMMDPGP, Inc.
General Partner





By: /s/ Susan Rudov                  By: /s/ Martin Reed
   .............................        ........................................
   Name:   Susan Rudov                  Name:   Martin Reed
   Title:  Vice President               Title:  Vice President
   Date:   August 30, 2007              Date:   August 30, 2007





                                                                 ISDA(R)1992
                                                                 Second Printing

                                                                    Exhibit 10.4

                                    SCHEDULE

                                     to the

                                MASTER AGREEMENT

                           dated as of August 30, 2007
                                     between

              GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.
                         a limited partnership organized
                           under the laws of Delaware
                                  ("Party A"),
                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
             not in its individual capacity but solely as Securities
                Administrator on behalf of GSAMP Trust 2007-HSBC1
                                  ("Party B").


Part 1.  Termination Provisions.

        (a)  "Specified Entity" means in relation to Party A for the purpose of:

               Section 5(a)(v), Not Applicable.
               Section 5(a)(vi), Not Applicable.
               Section 5(a)(vii), Not Applicable.
               Section 5(b)(iv), Not Applicable.

        and in relation to Party B for the purpose of:

               Section 5(a)(v), Not Applicable.
               Section 5(a)(vi), Not Applicable.
               Section 5(a)(vii), Not Applicable.
               Section 5(b)(iv), Not Applicable.

        (b) "Specified Transaction" shall have the meaning specified in Section 14 of this Agreement.

        (c) The "Failure to Pay" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.

        (d) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

        (e) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B, except that Section 5(a)(iii)(1) will apply in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

        (f) Notwithstanding anything to the contrary in Sections 5(a)(i) ("Failure to Pay") and 5(a)(iii) ("Credit Support Default") of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under any Credit Support Document shall not be an Event of Default under Section 5(a)(i) or Section 5(a)(iii) unless (A) a Moody's Second Trigger Ratings Event has occurred and is continuing and at least 30 Business Days have elapsed since such Moody's Second Trigger Ratings Event first occurred and (B) such failure is not remedied on or before the third Business Day after notice of such Moody's Second Trigger Ratings Event is given to Party A.

        (g) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

        (h) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

        (i) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and Party B; provided, that, in respect of Party B, (A) Section 5(a)(vii)(2) shall not apply; (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Pooling and Servicing Agreement; (C) Section 5(a)(vii)(4) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in
Section 14, notwithstanding anything to the contrary in this Agreement); (D)
Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Pooling and Servicing Agreement, or to which Party B has not yet become subject; (E) Section 5(a)(vii) (7) shall not apply; (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4), (5) or (6) of
Section 5(a)(vii), in each case as modified in this Part 1(i) and (G) Section 5(a)(vii)(9) shall not apply.

        (j) The "Merger without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

        (k) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A or Party B.

        (l) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

        (m) Payments on Early Termination. For the purpose of Section 6(e):

            (i) Market Quotation will apply.

            (ii) The Second Method will apply.

        (n) "Termination Currency" means U.S. Dollars.

        (o) The "Additional Termination Event" provisions of Section 5(b)(v) will apply as set forth in Part 5(m) hereof.

        (p) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A or Party B.

        (q) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

        (r) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

        (s) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B.

Part 2. Tax Representations.

        (a) Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

            It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in
            Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on subclause
            (ii) and the other party does not deliver a form or document under
            Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

        (b) Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

            (i)   It is a "U.S. payee" within the meaning of Treasury Regulation
                  Section 1.1441-5(b).

            (ii) It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

        (c) Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation:

            (i) It is a trust created under an agreement governed by New York law.

Part 3.  Agreement to Deliver Documents.

        For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

        (a) Tax forms, documents, or certificates to be delivered are:

        Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-9 or any successor of such form: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.

        Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Form W-9 or any successor of such forms:
        (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party A; and
        (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.

        (b) Other documents to be delivered are:

                                                                               Covered by
  Party required to                                      Date by which        Section 3(d)
  deliver document      Form/Document/ Certificate      to be delivered      Representation
Party A                Power of Attorney with        At execution of this         Yes
                       respect to Party A            Agreement

Party A                Support Agreement dated as    At execution of this         Yes
                       of October 8, 1993 among      Agreement
                       Party A, Mitsui Marine and
                       Fire Insurance Co., Ltd.
                       ("Mitsui Marine"), and The
                       Goldman Sachs Group, Inc.
                       ("Goldman Group") (the
                       "Support Agreement")
                       accompanied by a
                       certificate of an
                       authorized officer of
                       Party A, certifying that it
                       is a true, complete and
                       correct copy of the original
                       Support Agreement

Party A                Guaranty dated as of          At execution of this         Yes
                       December 20, 2000 between     Agreement
                       Mitsui Marine and Goldman
                       Group (the "Guaranty"),
                       accompanied by a
                       certificate certifying that
                       it is a true, complete and
                       correct copy of the
                       original Guaranty

Party A                Most recently prepared        As soon as possible          Yes
                       annual balance sheet of       following request of
                       Party A                       Party B

Party A                Legal opinions with respect   At execution of this          No
                       to Party A                    Agreement

Party B                Incumbency certificate or     At execution of this          Yes
                       other documents evidencing    Agreement
                       the authority, incumbency
                       and specimen signature of
                       each person executing this
                       Agreement, any Credit
                       Support Document or any
                       Confirmation, as the case
                       may be.

Party B                Servicer Remittance Reports   Promptly upon                 Yes
                                                     becoming available

Party B                Legal opinion with respect    At execution of this          No
                       to Party B                    Agreement

Party B                An executed copy of the       Within 30 days after          No
                       Pooling and Servicing         the date of this
                       Agreement, dated as of        Agreement
                       August 1, 2007, (the
                       "Pooling and Servicing
                       Agreement") among, inter
                       alia, GS Mortgage
                       Securities Corp., as
                       depositor, and Wells Fargo
                       Bank, National Association,
                       as master servicer and
                       securities administrator.

Part 4.  Miscellaneous.

        (a) Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party A:

               Address:                     85 Broad Street
                                            New York, New York 10004
                                            U.S.A.

               Attention:                   Swap Administration

               Telex No.:                   421344
               Answerback:                  GOLSAX
               Facsimile No.:               (212) 902-0996
               Telephone No.:               (212) 902-1000
               Electronic Messaging
               System Details:              None

With a copy to:

               Address:                     85 Broad Street
                                            New York, New York 10004
                                            U.S.A.

               Attention:                   Treasury Administration

               Telex No.:                   421344
               Answerback:                  GOLSAX
               Facsimile No.:               (212) 902-3325
               Telephone No.:               (212) 902-1000
               Electronic Messaging
               System Details:              None

Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party B:

               Address:                     Wells Fargo Bank, National
                                            Association
                                            9062 Old Annapolis Road,
                                            Columbia, Maryland 21045

               Attention:                   Client Services Manager- GSAMP
                                            Trust 2007-HSBC1

               Telephone No.:               (410) 884-2000
               Fax No.:                     (410) 715-2380

      (b)   Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

With a copy to:

               Address: Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.
                                            55 Water Street,
                                            New York, New York 10041-0003

               Attention:                   Residential Mortgage Surveillance
                                            Group

               Facsimile:                   212-438-2652

With a copy to:

               Address:                     Moody's Investors Service, Inc.
                                            99 Church Street
                                            New York, New York 10007

               Attention:                   Residential Mortgage Backed
                                            Securities Group

               Facsimile:                   201-915-8739

      (c)   Offices; Multibranch Parties.

            (i)   The provisions of Section 10(a) will be applicable.

            (ii)  For the purpose of Section 10(c):

                  Party A is not a Multibranch Party.

                  Party B is not a Multibranch Party.

      (d)   Calculation Agent. The Calculation Agent is Party A.

      (e)   Credit Support Document. Details of any Credit Support Document.

            (i) With respect to Party A, (A) the Guaranty, (B) any other guarantee in respect of Party A's obligations under this Agreement, and (C) the Credit Support Annex between Party A and Party B dated as of the date hereof (the "Credit Support Annex").

            (ii)  With respect to Party B, the Credit Support Annex.

            Each Credit Support Document is incorporated by reference into and constitutes part of this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation.

      (f)   Credit Support Provider.

            (i) Credit Support Provider means in relation to Party A, (A) Goldman Group and Mitsui Marine; provided that all defaults by, misrepresentations of, actions or failures to act by, or circumstances or events applicable to a "Credit Support Provider" as such term is used in this Agreement shall be deemed in all such circumstances to refer to defaults simultaneously in effect with respect to both Goldman Group and Mitsui Marine, misrepresentations made by both Goldman Group and Mitsui Marine, actions or failures to act simultaneously by both Goldman Group and Mitsui Marine, and circumstances or events simultaneously applicable to both Goldman Group and Mitsui Marine and (B) the guarantor under any other guarantee in respect of Party A's obligations under this Agreement.

            (ii) Credit Support Provider means in relation to Party B, Not Applicable.

      (g) Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, without reference to its choice of law doctrine.

      (h) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-"; and (ii) deleting the final paragraph thereof.

      (i) Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to Transactions with effect from the date of this Agreement. Notwithstanding anything to the contrary in Section 2(c), amounts that are payable with respect to the same Calculation Period shall be netted, as provided in Section 2(c), even if such amounts are not due on the same Payment Date.

      (j) "Affiliate" will have the meaning specified in Section 14; provided, however, Party B shall be deemed to have no Affiliates.

Part 5.  Other Provisions.

      (a) Accuracy of Specified Information. With respect to Party A, Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person."

      (b)   Transfer. Section 7 is hereby amended by:

            (i) adding in the third line thereof after the word "party," the words "and the Certificate Insurer, which consent shall not be unreasonably withheld or delayed" and adding in the third line thereof after the clause "that: -" the words "provided that the Rating Agency Condition is satisfied with respect to S&P in the case of (a) and (b)";

            (ii) adding in the second line of subparagraph (a) thereof after the words "assets to," the words "or reorganization, incorporation, reincorporation, reconstitution, or reformation into or as";

            (iii) deleting at the end of subparagraph (a) thereof the word
                  "and";

            (iv) deleting in the second line of subparagraph (b) thereof the period and replacing it with "; and";

            (v) adding after subparagraph (b) thereof the following subparagraph (c):

                  (c) in addition to, and not in lieu of, the preceding transfer rights, Party A may, without recourse by Party B or Party A's transferee to or against Party A,

                        (i) transfer or assign this Agreement, in whole, but not in part, to any of Party A's Affiliates or any of the Affiliates of Goldman Group pursuant to documentation prepared by Party A, or

                        (ii) transfer or assign this Agreement, in whole, but not in part, (a) pursuant to Section 6(b)(ii), (b) at any time at which a First Trigger Ratings Event or Second Trigger Ratings Event has occurred and is continuing, (c) to another of Party A's offices or branches or (d) pursuant to Part 5(m)(i), provided, that, in the case of (i) or (ii) above, Party B shall, at Party A's written request and cost, take any reasonable steps required to be taken by it to effect such a transfer or assignment, and provided further that:

                        (A)   the transferee is an Eligible Replacement;

                        (B) the transferee will not, as a result of such transfer or assignment, be required to withhold or deduct on account of a Tax under Section 2(d)(i) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Scheduled Payment Date in the absence of such transfer or assignment unless the transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) in respect of such excess;

                        (C) an Event of Default or a Termination Event does not occur as a result of such transfer or assignment;

                        (D)   with respect to the results described in subclause
                              (B) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer or assignment;

                        (E) Either (i) (A) the Rating Agency Condition is satisfied with respect to S&P; (B) Moody's has been given prior written notice of such Transfer; and (C) the transferee contracts with Party B on terms that (I) have the effect of preserving for Party B the economic equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such transfer or assignment; and (II) are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer or assignment, as determined by the Calculation Agent acting in a commercially reasonable manner; or (ii) (A) each of Moody's and S&P has been given prior written notice of such transfer or assignment; and (B) such transfer or assignment is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer or assignment, tax representations and any other representations regarding the status of the substitute counterparty, notice information and account details;

                        (F) Party A agrees to transfer or assign only to a transferee in a jurisdiction, which it is aware is a "netting" jurisdiction, that is in which, by opinion of counsel published by ISDA, netting under this Agreement shall be enforceable; and

                        (G) Party A will be responsible for any costs or expenses incurred in connection with such transfer or assignment.

            (vi)  adding at the end of Section 7 the following sentence:

            Except as may otherwise be stated in Section 7(c) hereof or in the documentation evidencing a transfer or assignment, a transfer or assignment of all of the obligations of Party A made in compliance with this Section will constitute an acceptance and assumption of such obligations (and any related interests so transferred or assigned) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred or assigned), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer or assignment.

      (c)   Set-Off. Notwithstanding the last sentence of the first paragraph of
Section 6(e) of this Agreement, but without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Termination Event or otherwise, all payments under this Agreement will be made without set-off or counterclaim.

      (d) Close-Out Calculations. Notwithstanding anything to the contrary in this Agreement, if an Early Termination Date has been designated in respect of
(A) an Event of Default with respect to which Party A is a Defaulting Party or
(B) a Termination Event (other than an Illegality or a Tax Event) with respect to which Party A is the sole Affected Party, Market Quotation and the following provisions of this Part 5(d) will apply:

            (i) The definition of "Market Quotation" in Section 14 shall be deleted in its entirety and replaced with the following:

                  ""Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer (which may be solicited by either Party A or Party B) which is:

                  (1)   made by an Eligible Replacement;

                  (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under this Agreement in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date;

                  (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included;

                  (4) made in respect of a Replacement Transaction with terms that are either (i), in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by the Calculation Agent acting in a commercially reasonable manner or (ii) identical to those of this Agreement, other than party names, dates, tax representations and any other representations regarding the status of the substitute counterparty, notice information and account details; and

                  (5) made to the extent reasonable practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date."

            (ii) The definition of "Settlement Amount" shall be deleted in its entirety and replaced with the following:

            ""Settlement Amount" means, with respect to any Early Termination
            Date:

                  (1) if a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                  (2) if no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

                  (3) if no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B's Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions."

            (iii) At any time two or more Market Quotations have been
                  communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

            (iv) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use reasonable efforts to do so. For the avoidance of doubt, Party A shall have the right to obtain Market Quotations without prior request by Party B.

            (v) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

            "Second Method and Market Quotation." If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that,
            (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted against any amount payable by Party B under (1)."

            (vi) If the Settlement Amount is a negative number, then such payment shall be a Swap Termination Payment payable by Party B to Party A in accordance with the priority of payments described in the Pooling and Servicing Agreement; provided, however, that to the extent that payments are received by Party B as a result of entering into any replacement Transaction(s), then Party A shall have first priority as to such payments versus all other creditors of Party B and Party B shall pay the lesser of (x) the amount so received and (y) the Swap Termination Payment to the extent not already paid by Party B over to Party A immediately upon receipt.

      (e) Reference Market-makers. The definition of "Reference Market-makers" in Section 14 is hereby amended by adding in the fourth line thereof after the word "credit" the words "or to enter into transactions similar in nature to Transactions".

      (f) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      (g) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

      (h) Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word "Document" and before the semicolon the words "(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf)."

      (i) Additional Representations. Section 3 is hereby amended by adding the following additional subsections:

            (i) No Agency. With respect to Party A, it is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise) and, with respect to Party B, Wells Fargo Bank, National Association is entering into the Agreement in its capacity as Securities Administrator of Party B.

            (ii) Eligible Contract Participant. It is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act.

            (iii) Non-Reliance. Party A is acting for its own account and Wells
                  Fargo Bank, National Association is acting as Securities Administrator for Party B. It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

            (iv) Assessment and Understanding; Status of Parties. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

      (j) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B;
(iii) the selection of Party A as the counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any prospectus or prospectus supplement for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence except for those matters specifically identified in this Agreement.

      (k) No Recourse. The Certificates represent an equity interest in Party B only and the foregoing does not represent an interest in or obligation of Party A, and no recourse may be had by the holders of the Certificates against Party A or its assets with respect to the Notes and the Certificates and/or this Agreement.

      (l) Indemnifiable Tax. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of the Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of a withholding tax pursuant to Section 2(d)(i)(4) of this Agreement, Party A may transfer this Agreement, as provided in Section 6(b)(ii) of this Agreement and such transfer shall not require the consent of Party B to the extent it is in conformance with the provisions of Section 7(c), as amended herein.

      (m)   Additional Termination Events.

            (i) It shall be an Additional Termination Event, with Party A as the sole Affected Party, if the Depositor determines at any time that it is required for purposes of compliance with Item 1115(b) of Regulation AB to provide any financial or other data relating to Party A and, within 15 calendar days of such determination, Party A fails to assign this Agreement and all of its obligations hereunder to a substitute counterparty that
                  (A) has agreed to provide any financial or other data required under Regulation AB, (B) has agreed to provide indemnifications relating to such financial or other data acceptable to the Depositor, (C) satisfies the requirements of
                  Part 5(b)(v)(c)(A) through (D) and (D) is approved by the Depositor (which approval shall not be unreasonably withheld). For the avoidance of doubt, unless otherwise specified in this Agreement, Party A shall be under no obligation to provide any such financial or other data, whether in connection with this Termination Event or otherwise. For purposes of this Termination Event, (i) "Commission" shall mean the Securities and Exchange Commission, (ii) "Depositor" shall mean GS Mortgage Securities Corp., and (iii) "Regulation AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            (ii) It shall also be an Additional Termination Event if (i) an Optional Termination Date is designated pursuant to the Pooling and Servicing Agreement (a "Redemption Termination") and (ii) there remains no more than 5 Business Days prior to the proposed Redemption Date. In the case of a Redemption Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for purposes of
                  Section 6(e)(ii) of this Agreement, Party B shall be the sole Affected Party. Following notification from the Securities Administrator that it has received a redemption notice, Party A shall provide the Securities Administrator from time to time, upon request, with good faith estimates of the amount that would be payable under Section 6(e)(ii) in the event of such Redemption Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant Redemption Date.

            (iii) It shall also be an Additional Termination Event, with Party A as the sole Affected Party (except as expressly provided herein) if:

                        (i) a Moody's First Trigger Ratings Event has occurred and is continuing, and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex (for the avoidance of doubt, if a Moody's First Trigger Ratings Event has occurred and is continuing, Party A may, in lieu of complying with or performing any obligation under the Credit Support Annex, either (I) procure an Eligible Guarantee in respect of all of Party A's obligations under this Agreement from a guarantor that has ratings at least equal to the Moody's First Trigger Ratings Threshold or (II) effect a transfer pursuant to
                              Part 5(b));

                        (ii) an S&P First Trigger Ratings Event has occurred and is continuing, and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex (for the avoidance of doubt, (A) if an S&P First Trigger Ratings Event has occurred and is continuing, Party A may, in lieu of complying with or performing any obligation under the Credit Support Annex, either (I) procure an Eligible Guarantee in respect of all of Party A's obligations under this Agreement from a guarantor that has ratings at least equal to the S&P First Trigger Ratings Threshold or (II) effect a transfer pursuant to
                              Part 5(b)) and (B) an S&P First Trigger Ratings Event shall only be applicable to Financial Institutions);

                        (iii) (A) a Moody's Second Trigger Ratings Event has
                              occurred and is continuing, (B) 30 Business Days or more have elapsed since such Moody's Second Trigger Rating Event first occurred, (C) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and (D) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation and which remains capable of becoming legally binding upon acceptance; or

                        (iv) either (A)(I) an S&P Second Trigger Ratings Event has occurred and is continuing, (II) 10 Business Days or more have elapsed since such S&P Second Trigger Ratings Event first occurred, and (III) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex or (B) an S&P Second Trigger Ratings Event has occurred and is continuing and 60 calendar days or more have elapsed since such S&P Second Trigger Ratings Event first occurred.

            (iv) For any Additional Termination Event, the date that Party A or Party B, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions; provided, that solely in the case of an Additional Termination Event described in Part 5(m)(ii) above, the Early Termination Date shall be no earlier than the 3rd Business Day preceding the Redemption Date and no later than the Redemption Date.

      (n) Second Trigger Ratings Event Remedies. If a Second Trigger Ratings Event with respect to a Rating Agency has occurred and is continuing, Party A will, at its own cost, use commercially reasonable efforts, as soon as reasonably practicable, (A) to procure an Eligible Guarantee in respect of all of Party A's obligations under this Agreement from a guarantor that has ratings at least equal to the Second Trigger Ratings Threshold with respect to all Rating Agencies or (B) to effect a transfer pursuant to Part 5(b).

      (o) Indemnifiable Tax. The definition of "Indemnifiable Tax" in Section 14 is hereby amended by adding the following sentence at the end thereof:

            Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled, or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

      (p) Limited Recourse; Non-petition. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the assets of Party B and are available for the payment thereof in accordance with the priority of payments described in the Pooling and Servicing Agreement. Party A agrees that it will not, prior to the date which is at least one year and one day or, if longer, the then applicable preference period following the payment in full of all the Certificates issued pursuant to the Pooling and Servicing Agreement and the expiration of all applicable preference periods under Title 11 of the United States Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B. Nothing contained herein shall prohibit Party A from submitting a claim, or proof of claim, in any proceeding or process instituted by or against Party B by any person other than Party A or its Affiliates. Party A and Party B agree that this Part 5(p) shall survive the termination of this Agreement for any reason whatsoever.

      (q) Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Securities Administrator (i) this Agreement is executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred to and vested in it thereunder and (ii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement on behalf of Party B or any assignee.

      (r) Agreements: Furnish Specified Information. Section 4(a) is hereby amended by adding at the end thereof the following paragraph:

            Notwithstanding the foregoing provisions of this Section 4(a), the parties agree that, pursuant to the terms of the Power of Attorney with respect to Party A referred to in Part 3(b) of this Schedule, any one or more of the officers of Party A's general partner who has been designated as an agent and attorney in fact of Party A will so deliver to Party B or such government or taxing authority the specified or requested forms, documents, or certificates.

      (s) Confirmations. Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction (i) such confirmation will constitute a "Confirmation" as referred to in this Agreement even where not so specified in the confirmation and (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

      (t) Tax Documentation. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text:

        "upon the earlier of learning that any such form or document is required or"

      (u) Inconsistency-Trade Call. In the event of any inconsistency between a telephone conversation, including a trade call and a Confirmation signed by both parties, the Confirmation shall govern.

      (v) Condition Precedent. The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under
Section 2(a)(i) and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

      (w) Definitions. This Agreement shall be subject to the 2000 Definitions (the "2000 Definitions") as published by the International Swaps and Derivatives Association Inc. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that all references in the 2000 Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for the purposes of this Agreement. Capitalized terms used and not otherwise defined herein (or in the 2000 Definitions) shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement referred to in Part 3(b). If in relation to any Transaction there is any inconsistency between the 2000 Definitions, this Agreement, the Pooling and Servicing Agreement, any Confirmation and any other definitions published by ISDA that are incorporated into any Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Confirmation (without reference to any definitions or provisions incorporated therein); (ii) the Pooling and Servicing Agreement; (iii) this Agreement; (iv) such other definitions; and (v) the 2000 Definitions.

      (x)   Amendments. Section 9(b) is hereby amended as follows:

            (i) by inserting the following phrase immediately prior to the period at the end of the sentence: ", consent is obtained from the Certificate Insurer and the Rating Agency Condition is satisfied with respect to S&P and Moody's has received notice of such amendment"; and

            (ii) by adding the following text thereto immediately following the first sentence: "Amendments to this Agreement or the Schedule may not be effected in a Confirmation."

      (y) Rating Agency Notification and Approval. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated by Party B unless each Rating Agency has been given prior written notice of such designation.

      (z)   Additional Definitions.

"Certificates" has the meaning ascribed thereto in the Pooling and Servicing Agreement.

"Certificate Insurer" means Financial Security Assurance Inc. or any successor thereto.

"Eligible Guarantee" means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to deduction or withholding for Tax and such opinion has been delivered to Moody's, (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to deduction or withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any tax) will equal the full amount Party B would have received had no such deduction or withholding been required or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

"Eligible Replacement" means an entity (A) (I) that has credit ratings from Moody's at least equal to the Second Trigger Ratings Threshold with respect to Moody's or (II) the present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Moody's at least equal to the Second Trigger Ratings Threshold with respect to Moody's and (B) (I) that has credit ratings from S&P at least equal to the Second Trigger Ratings Threshold with respect to S&P or (II) the present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P at least equal to the Second Trigger Ratings Threshold with respect to S&P.

"Financial Institution" means (i) a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company or (ii) Goldman Sachs Mitsui Marine Derivative Products, L.P.

"Firm Offer" means an offer which, when made, was capable of becoming legally binding upon acceptance.

"First Trigger Ratings Event" means that no Relevant Entity has credit ratings from each of Moody's and S&P at least equal to the First Trigger Ratings Threshold with respect to Moody's and S&P.

"First Trigger Ratings Threshold" means,

(i) with respect to any Relevant Entity, such Relevant Entity has (1) in the case of Moody's, a long-term rating of at least "A1" or (2) in the case of S&P, if such Relevant Entity is a Financial Institution, a long-term rating of at least "A+"; and

(ii)  with respect to any Eligible Replacement, such Eligible Replacement has
(1) in the case of Moody's, (A) if such Eligible Replacement has only a long-term rating by Moody's, a long-term rating of at least "A1" by Moody's or
(A) if such Eligible Replacement has both a long-term rating and a short-term rating by Moody's, a long-term rating of at least "A2" by Moody's and a short-term rating of at least "P-1" by Moody's and (2) in the case of S&P, if such entity is a Financial Institution, (A) a short-term rating of at least "A-1" by S&P or (B) if such counterparty or entity does not have a short-term rating by S&P, a long-term rating of at least "A+" by S&P.

"Moody's" means Moody's Investors Service, Inc., or any successor thereto.

"Moody's First Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the First Trigger Ratings Threshold with respect to Moody's.

"Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Second Trigger Ratings Threshold with respect to Moody's.

"Rating Agencies" mean each of Moody's and S&P.

"Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency then rating the Certificates and specified in connection with such proposed act shall have been given ten days (or such shorter period as is acceptable to each such rating agency) prior notice of that action and that each such rating agency shall have notified the Securities Administrator in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

"Relevant Entity" means Party A and, to the extent applicable, any principal obligor under an Eligible Guarantee in respect of Party A's obligations under this Agreement.

"Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's and S&P at least equal to the Second Trigger Ratings Threshold with respect to Moody's and S&P.

"Second Trigger Ratings Threshold" means,

(i) with respect to any Relevant Entity, such Relevant Entity has (1) in the case of Moody's, a long-term rating of at least "A3" by Moody's or (2) in the case of S&P, (A) if such Relevant Entity is a Financial Institution, (I) a long-term rating of at least "BBB+" by S&P or (II) if such Relevant Entity is not a Financial Institution, a long-term rating of at least "A+" by S&P; and

(ii)  with respect to any Eligible Replacement, such Eligible Replacement has
(1) in the case of Moody's, (A) if such Eligible Replacement has only a long-term rating by Moody's, a long-term rating of at least "A3" by Moody's or
(B) if such Eligible Replacement has both a long-term rating and a short-term rating by Moody's, a long-term rating of at least "A3" by Moody's and a short-term rating of at least "P-2" by Moody's; and (2) in the case of S&P, (A) if such Eligible Replacement is a Financial Institution, (I) a short-term rating of at least "A-2" by S&P or (II) if such Eligible Replacement does not have a short-term rating from S&P, a long-term rating of at least "BBB+" by S&P or (B) if such Eligible Replacement is not a Financial Institution, (I) a short-term rating of at least "A-1" by S&P or (II) if such Eligible Replacement does not have a short-term rating from S&P, a long-term rating of at least "A+" by S&P.

"S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

"S&P First Trigger Ratings Event" means that no Relevant Entity has credit ratings from S&P at least equal to the First Trigger Ratings Threshold with respect to S&P. For the avoidance of doubt, the S&P First Trigger Ratings Event shall not be applicable to entities other than Financial Institutions.

"S&P Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from S&P at least equal to the Second Trigger Ratings Threshold with respect to S&P.

        IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                               GOLDMAN SACHS MITSUI MARINE
                                               DERIVATIVE PRODUCTS, L.P.

                                               By:  GSMMDPGP, Inc.,
                                               General Partner

                                               By:  /s/ Susan Rudov
                                                   -----------------------------
                                                   Name:  Susan Rudov
                                                   Title: Vice President
                                                   Date:  August 30, 2007

                                               WELLS FARGO BANK, NATIONAL
                                               ASSOCIATION, not in its
                                               individual capacity but solely as
                                               Securities Administrator on
                                               behalf of GSAMP Trust 2007-HSBC1

                                               By:  /s/ Martin Reed
                                                   -----------------------------
                                                   Name:  Martin Reed
                                                   Title: Vice President
                                                   Date:  August 30, 2007

                                                                    Exhibit 10.5

                 Goldman Sachs Capital Markets, L.P. Letterhead

PATPAT121636617-38594taptap

                                  CONFIRMATION

DATE:                   August 27, 2007

TO:                     GOLDMAN SACHS MORTGAGE COMPANY
                        Attention:  Sarah Kong

                        Goldman Sachs Mitsui Marine Derivative Products, L.P. Telephone No.: 212-357-7836
                        Facsimile No.:  212-902-5692

FROM:                   Goldman Sachs Capital Markets, L.P.

SUBJECT:                Swap Transaction

OUR REF NO:             LTAA1707969158.4/ 00683167101

--------------------------------------------------------------------------------

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("GSCM") and Goldman Sachs Mortgage Company ("Counterparty"). This communication constitutes a "Confirmation" as referred to in paragraph 2 below.

1. The definitions and provisions contained in the 2006 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2. This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this Confirmation evidences the sole Transaction for the benefit of the certificate holders of the GSAMP Trust 2007-HSBC1 ("GSAMP"). This Transaction shall constitute a "Transaction" within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") as if the parties had executed an agreement in such form effective as of the Trade Date but without any Schedule, except for (i) the election of Loss and Second Method, (ii) the election of New York law (without regard to the conflicts of law principles) as the governing law, (iii) the election of US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) of
Section 2(c) will apply to Transactions, (v) only Section 5(a)(i) Failure to Pay and Section 5(a)(vii) Bankruptcy will be applicable to the parties (all other Events of Default will not apply to either party), (vi) Section 5(a)(i) is modified by replacing the word "third" in the last line of Section 5(a)(l) with the word "first"), (vii) only Section 5(b)(i) Illegality, Section 5(b)(ii) Tax Event and Section 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party) and (viii) Set off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern. Notwithstanding the foregoing, it is understood and agreed that upon the assignment of this Transaction to Goldman Sachs Mitsui Marine Derivative Products, L.P. ("GSMMDP") and GSAMP pursuant to the terms of Paragraph 5A hereof, this Transaction shall be governed by the ISDA Master Agreement and the Schedule thereto between such parties dated as of August 30, 2007 and shall not be governed by the provisions contained in the second sentence of this Paragraph.

3. The terms of the Transaction to which this Confirmation relates are as follows:

Notional Amount:                      USD 270,205,478.00 (subject to adjustment
                                      in accordance with the Schedule set forth under "Additional Provisions" below)

Trade Date:                           August 27, 2007

Effective Date:                       August 30, 2007

Termination Date:                     October 25, 2011, subject to adjustment in
                                      the accordance with the Modified Following
                                      Business Day Convention.

Additional Payment:                   USD 190,000.00 payable by GSCM to
                                      Counterparty on August 30, 2007

Floating Amounts:
-----------------

Floating Rate Payer:                  GSCM

Floating Rate Payer Early Payment     On the day which is one (1) Business Day
Dates:                                prior to each Floating Rate Period End
                                      Date

Floating Rate Option:                 USD-LIBOR-BBA

Floating Rate Designated Maturity:    1 Month

Floating Rate Spread:                 None

Floating Rate Reset Dates:            The first day of each Calculation Period

Floating Rate Day Count Fraction:     Actual/360

Floating Rate Period End Dates:       Monthly, on the 25th day of each month,
                                      commencing on September 25, 2007 and
                                      ending on the Termination Date, subject to adjustment in accordance with the Modified
                                      Following Business Day Convention

Fixed Amounts:
--------------

Fixed Rate Payer:                     Counterparty

Fixed Rate Payer Payment Dates:       Monthly, on the 25th day of each month,
                                      commencing on September 25, 2007 and
                                      ending on the Termination Date, subject to adjustment in accordance with the Modified
                                      Following Business Day Convention

Fixed Rate:                           4.95%

Fixed Rate Day Count Fraction:        Actual/360

Fixed Rate Period End Dates:          Adjusted in  accordance  with the Modified
                                      Following Business Day Convention.

Business Days:                        Los Angeles and New York

Calculation Agent:                    GSCM

4. Additional Provisions:

                                    Schedule

For the Floating Rate and
  Fixed Rate Calculation                             The applicable USD Notional
Period from and including:**    To but excluding:**       Amount shall be:
----------------------------    -------------------       ----------------
    August 30, 2007              September 25, 2007        270,205,478.00
   September 25, 2007             October 25, 2007         258,673,794.00
    October 25, 2007             November 25, 2007         247,632,279.00
   November 25, 2007             December 25, 2007         237,060,167.00
   December 25, 2007              January 25, 2008         226,937,568.00
    January 25, 2008             February 25, 2008         217,245,432.00
   February 25, 2008               March 25, 2008          207,965,516.00
     March 25, 2008                April 25, 2008          199,080,346.00
     April 25, 2008                 May 25, 2008           190,573,188.00
      May 25, 2008                 June 25, 2008           182,428,015.00
     June 25, 2008                 July 25, 2008           174,629,478.00
     July 25, 2008                August 25, 2008          167,162,877.00
    August 25, 2008              September 25, 2008        160,014,132.00
   September 25, 2008             October 25, 2008         153,169,760.00
    October 25, 2008             November 25, 2008         146,616,849.00
   November 25, 2008             December 25, 2008         140,343,031.00
   December 25, 2008              January 25, 2009         134,336,462.00
    January 25, 2009             February 25, 2009         128,585,802.00
   February 25, 2009               March 25, 2009          123,080,186.00
     March 25, 2009                April 25, 2009          117,809,212.00
     April 25, 2009                 May 25, 2009           112,762,917.00
      May 25, 2009                 June 25, 2009           107,931,761.00
     June 25, 2009                 July 25, 2009           103,306,607.00
     July 25, 2009                August 25, 2009           98,878,703.00
    August 25, 2009              September 25, 2009         94,639,672.00
   September 25, 2009             October 25, 2009          90,581,487.00
    October 25, 2009             November 25, 2009          86,696,465.00
   November 25, 2009             December 25, 2009          82,977,244.00
   December 25, 2009              January 25, 2010          79,416,779.00
    January 25, 2010             February 25, 2010          76,008,320.00
   February 25, 2010               March 25, 2010           72,745,404.00
     March 25, 2010                April 25, 2010           69,621,841.00
     April 25, 2010                 May 25, 2010            66,631,705.00
      May 25, 2010                 June 25, 2010            63,769,320.00
     June 25, 2010                 July 25, 2010            61,029,251.00
     July 25, 2010                August 25, 2010           58,406,293.00
    August 25, 2010              September 25, 2010         55,895,463.00
   September 25, 2010             October 25, 2010          53,491,987.00
    October 25, 2010             November 25, 2010          51,191,117.00
   November 25, 2010             December 25, 2010          48,987,798.00
   December 25, 2010              January 25, 2011          46,878,717.00
    January 25, 2011             February 25, 2011          44,859,922.00
   February 25, 2011               March 25, 2011           42,927,241.00
     March 25, 2011                April 25, 2011           41,077,339.00
     April 25, 2011                 May 25, 2011            39,306,101.00
      May 25, 2011                 June 25, 2011            37,610,705.00
     June 25, 2011                 July 25, 2011            35,987,971.00
     July 25, 2011                August 25, 2011           34,434,821.00
    August 25, 2011              September 25, 2011         32,948,286.00
   September 25, 2011             October 25, 2011          31,525,524.00

** each subject to adjustment in accordance with the Modified Following Business Day Convention

5. Other Provisions:

A. Assignment Provisions: It is acknowledged and agreed by the parties that this Transaction shall be subject to assignment first by Counterparty to GS Mortgage Securities Corp., then, simultaneously, (i) by GSCM to GSMMDP and (ii) by GS Mortgage Securities Corp. to GSAMP, and by GSAMP, through a collateral assignment, to Wells Fargo Bank, National Association (the "Securities Administrator"), as securities administrator on behalf of the holders of the GSAMP 2007-HSBC1 Mortgage Pass-Through Certificates, (CUSIP Numbers: [___] the "Certificates"), (each such assignee is referred to herein as an "Assignee" and each such assignor is referred to herein as an "Assignor"). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the "Constant Party") (each such day hereinafter referred to as an "Assignment Date"). Furthermore, with respect to each assignment of the Transaction to an Assignee, the Assignee shall accept assignment of the Transaction subject to all terms of this Confirmation and all references to the term "Counterparty" herein shall be deemed references to each subsequent assignee of Counterparty and all references to the term "GSCM" herein shall be deemed references to each subsequent assignee of GSCM. On each Assignment Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows:

(a) Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, the Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of the Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(b) Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under the Transaction after the Assignment Date, with the same force and effect as if Assignee had been a party to the Transaction originally; it being understood and agreed that, with respect to the Securities Administrator as Assignee, the Securities Administrator is an assignee solely by reason of its capacity as securities administrator (and not in its individual capacity) and the Securities Administrator in its individual capacity shall have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c) Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to, any obligations of Assignor arising and to be performed under and in respect of the Transaction after the Assignment Date. Constant Party agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(d) Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under the Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation are its legal, valid, and binding obligations enforceable against Assignor in accordance with the terms hereof.

(e) Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under the Transaction as provided herein and perform its obligations under the Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and the Transaction are its legal, valid, and binding obligations enforceable against Assignee in accordance with the terms hereof.

B. Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as securities administrator under the Pooling and Servicing Agreement dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the Pooling and Servicing Agreement is made and intended not as personal representations, undertakings and agreements of the Securities Administrator but is made and intended solely for the purpose of binding only GSAMP, and (iii) under no circumstances shall Wells Fargo Bank, National Association, in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of the GSAMP under this Confirmation.

6. Counterparty hereby agrees (a) to check this Confirmation (Reference No.:
LTAA1707969158.4) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSAMP, GSCM, GSMMDP and Counterparty, with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                                  Very truly yours,

                                  GOLDMAN SACHS CAPITAL MARKETS, L.P.

                                  By: Goldman Sachs Capital Markets, L.L.C.
                                      General Partner

                                  Very truly yours,

                                  By: /s/ James T. Gavin
                                      ------------------------------------------
                                  Name: James T. Gavin
                                  Title: Vice President

Agreed and Accepted By:

GOLDMAN SACHS MORTGAGE
COMPANY


By: /s/ Michelle Gill
    --------------------------
Name: Michelle Gill
Title: Vice President


Agreed and Accepted By:

GOLDMAN SACHS MISTUI MARINE
DERIVATIVE PRODUCTS, L.P.

By:  GSMMDPGP, Inc., General Partner

By: /s/ Despina Karamoshos
    --------------------------
   Name: Despina Karamoshos
   Title: Vice President


Agreed and Accepted By:

Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator on behalf of
GSAMP Trust 2007-HSBC1

By: /s/ Martin Reed
    --------------------------
   Name: Martin Reed
   Title: Vice President

                                                                    Exhibit 10.6

                              CREDIT SUPPORT ANNEX
                             to the Schedule to the

                                Master Agreement


                           dated as of August 30, 2007

                                     between

Goldman Sachs                        and      Wells Fargo Bank, National
Mitsui Marine Derivative                      Association, not in its individual
Products, L.P.                                capacity but solely as Securities
                                              Administrator on behalf of GSAMP
                                              Trust 2007-HSBC1

     ("Party A")                                   ("Party B")


Paragraph 13. Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

            With respect to Party A:    Not Applicable.

            With respect to Party B:    Not Applicable.

(b)   Credit Support Obligations.

      (i)   Delivery Amount, Return Amount and Credit Support Amount.

            (A) "Delivery Amount" has the meaning specified in Paragraph 3(a), as amended (I) by deleting the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" and inserting in lieu thereof the words "not later than the close of business on the next Local Business Day following a Valuation Date" and (II) by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and inserting in lieu thereof the following:

                  "The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greater of:

                        i. the amount by which (a) the Credit Support Amount with respect to Moody's for such Valuation Date exceeds (b) the Value (determined using the Moody's Valuation Percentages in Table 4 or 5 (as applicable)) as of such Valuation Date of the Posted Credit Support held by the Secured Party; and

                        ii. the amount by which (a) the Credit Support Amount with respect to S&P for such Valuation Date exceeds (b) the Value (determined using the S&P Valuation Percentages as described in Paragraphs 13(b)(ii)(C) and (D) hereof) as of such Valuation Date of the Posted Credit Support held by the Secured Party; provided that, if the S&P Threshold for such Valuation Date is zero and either (i) an S&P Second Trigger Ratings Event has occurred and is continuing or (ii) such S&P Second Trigger Ratings Event was continuing when this Annex was executed or 10 or more Local Business Days have elapsed since such S&P Second Trigger Ratings Event first occurred, the definition of Value shall be amended to insert "multiplied by the applicable Valuation Percentage, if any" after the word "thereof" and before the semicolon in clause
                              (i)(A) thereof."



                        Provided that if, in respect of any Valuation Date, the Delivery Amount is greater than the Pledgor's Minimum Transfer Amount, the Pledgor will transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, none of the amounts calculated under (i) and (ii) of this Paragraph 13(b)(i) shall be greater than zero.

            (B) "Return Amount" has the meaning specified in Paragraph 3(b), as amended by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and inserting in lieu thereof the following:

                  "The "Return Amount" applicable to the Pledgor for any Valuation Date will equal the least of:

                        i. the amount by which (a) the Value (determined using the Moody's Valuation Percentages in Table 4 or 5 (as applicable)) as of such Valuation Date of the Posted Credit Support held by the Secured Party exceeds (b) the Credit Support Amount with respect to Moody's for such Valuation Date; and

                        ii. the amount by which (a) the Value (determined using the S&P Valuation Percentages as described in Paragraphs 13(b)(ii)(C) and (D) hereof) as of such Valuation Date of the Posted Credit Support held by the Secured Party exceeds (b) the Credit Support Amount with respect to S&P for such Valuation Date; provided that, if the S&P Threshold for such Valuation Date is zero and either (i) an S&P Second Trigger Ratings Event has occurred and is continuing or (ii) such S&P Second Trigger Ratings Event was continuing when this Annex was executed or 10 or more Local Business Days have elapsed since such S&P Second Trigger Ratings Event first occurred, the definition of Value shall be amended to insert "multiplied by the applicable Valuation Percentage, if any" after the word "thereof" and before the semicolon in clause (i)(A) thereof."

                        Provided that in no event shall the Secured Party be required to transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, any of the amounts calculated under (i) and (ii) of Paragraph 13(b)(i) (Delivery Amount) would be greater than zero.

            (C) Paragraph 4(b) is hereby amended by the insertion of the words "(i) in respect of a Transfer pursuant to Paragraph 3(b)," immediately prior to the words "if a demand for" and the insertion of the words "; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the next Local Business Day following the Valuation Date" immediately prior to the period.

            (D)   "Credit Support Amount" has the meaning specified below:

                        i. with respect to Moody's (A) if the Moody's Threshold for such Valuation Date is zero and either (i) a Moody's Second Trigger Rating Event is not continuing or (ii) a Moody's Second Trigger Rating Event is continuing but less than 30 Local Business Days have elapsed since such Moody's Second Trigger Rating Event first occurred, "Credit Support Amount" shall have the meaning specified in Table 1A attached hereto; (B) so long as a Moody's Second Trigger Ratings Event has occurred and is continuing and 30 or more Local Business Days have elapsed since such Moody's Second Trigger Rating Event first occurred, "Credit Support Amount" shall have the meaning specified in Table 2A attached hereto; or (C) if the Moody's Threshold for such Valuation Date is infinity, zero.

                        ii. with respect to S&P (A) if the S&P Threshold for such Valuation Date is zero and either (i) an S&P Second Trigger Ratings Event is not continuing or
                              (ii) an S&P Second Trigger Ratings Event is continuing but such S&P Second Trigger Ratings Event was not continuing when this Annex was executed and less than 10 Local Business Days have elapsed since such S&P Second Trigger Ratings Event first occurred, "Credit Support Amount" shall mean the Secured Party's Exposure; (B) if the S&P Threshold for such Valuation Date is zero and (i) an S&P Second Trigger Ratings Event has occurred and is continuing and (ii) either such S&P Second Trigger Ratings Event was continuing when this Annex was executed or 10 or more Local Business Days have elapsed since such S&P Second Trigger Ratings Event first occurred, "Credit Support Amount" shall mean 125% of the Secured Party's Exposure; or (C) if the S&P Threshold is infinity, zero.

      (ii)  Eligible Collateral.

            (A) with respect to Moody's (A) if the Moody's Threshold for such Valuation Date is zero and either (i) a Moody's Second Trigger Rating Event is not continuing or (ii) a Moody's Second Trigger Rating Event is continuing but less than 30 Local Business Days have elapsed since such Moody's Second Trigger Rating Event first occurred, the items specified in Table 4 attached hereto will qualify as "Eligible Collateral" for Party A.

            (B) with respect to Moody's, so long as a Moody's Second Trigger Ratings Event has occurred and is continuing and 30 or more Local Business Days have elapsed since such Moody's Second Trigger Rating Event first occurred, the items specified in Table 5 attached hereto will qualify as "Eligible Collateral" for Party A.

            (C) with respect to S&P, if the S&P Threshold for such Valuation Date is zero and either (i) an S&P Second Trigger Ratings Event is not continuing or (ii) an S&P Second Trigger Ratings Event is continuing but such S&P Second Trigger Ratings Event was not continuing when this Annex was executed and less than 10 Local Business Days have elapsed since such S&P Second Trigger Ratings Event first occurred, (A) the items specified in Table 3 attached hereto will qualify as "Eligible Collateral" for Party A and (B) the Valuation Percentage with respect any item of Eligible Collateral shall equal 100 divided by the Base Overcollateralization Rate for such item of Eligible Collateral specified in Table 3 attached hereto.

            (D) with respect to S&P, if the S&P Threshold for such Valuation Date is zero, and (i) an S&P Second Trigger Ratings Event has occurred and is continuing and (ii) either such S&P Second Trigger Ratings Event was continuing when this Annex was executed or 10 or more Local Business Days have elapsed since such S&P Second Trigger Ratings Event first occurred , (A) the items specified in Table 3 attached hereto will qualify as "Eligible Collateral" for Party A and (B) the Valuation Percentage with respect any item of Eligible Collateral shall equal (1) 100 divided by (2) the Base Overcollateralization Rate for such item of Eligible Collateral specified in Table 3 attached hereto * 1.25.

      (iii) Other Eligible Support. The following items will qualify as "Other Eligible Support" for the party specified: Any other type of collateral acceptable to the Secured Party in its sole discretion.

      (iv)  Thresholds.

            (A)   "Independent Amount" means with respect to Party A: None.

                  "Independent Amount" means with respect to Party B: None.

            (B) "Threshold", means, with respect to Party A and any Valuation Date, (1) if a Moody's First Trigger Ratings Event has occurred and is continuing and such Moody's First Trigger Ratings Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero, (2) if an S&P First Trigger Ratings Event has occurred and is continuing and such S&P First Trigger Ratings Event has been continuing for at least 10 Local Business Days or since this Annex was executed, zero; and (3) in all other cases, infinity.

            (C) "Moody's Threshold" means, with respect to Party A and any Valuation Date, if a Moody's First Trigger Ratings Event has occurred and is continuing and such Moody's First Trigger Ratings Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

            (D) "S&P Threshold" means, with respect to Party A and any Valuation Date, if (i) an S&P First Trigger Ratings Event has occurred and is continuing and such S&P First Trigger Ratings Event has been continuing for at least 10 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

            (E) "Minimum Transfer Amount" means with respect to a party, $100,000; provided, however, that if an Event of Default has occurred and is continuing with respect to a party, the Minimum Transfer Amount with respect to such party shall be zero.

            (F) Rounding. The Delivery Amount and Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $10,000.

      (v) "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" in the fourth line thereof the words "(assuming, for this purpose only, that Part 5(d) of the Schedule is deleted)" shall be inserted.

(c)   Valuation and Timing.

            (i)   "Valuation Agent" means Party A.

            (ii)  "Valuation Date" means each New York Business Day.

            (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

            (iv) "Notification Time" means no later than 1:00 p.m., New York time, on a Local Business Day; provided, however, that the Valuation Agent will only give notice of its calculations to a party upon request by such party.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A and Party B, Additional Termination Event and Illegality.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. The Pledgor is not required to obtain the Secured Party's consent for any substitutions pursuant to Paragraph 4(d).

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

      (ii) "Value". For the purpose of Paragraph 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows:

            (A) The Value of Cash will be the face amount thereof, multiplied by the applicable Valuation Percentage.

            (B) With respect to any Treasury Bills, Treasury Notes, Treasury Bonds, Agency Securities (referred to herein as "Securities"), the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Securities chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker on such date, the mean of such high bid and low asked prices as of the day, next preceding such date, on which such quotations were available, plus (II) the accrued interest on such Securities (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (B)) as of such date, multiplied by the applicable Valuation Percentage.

      (iii) "Alternative". The provisions of Paragraph 5 will apply.

(g)   Holding and Using Posted Collateral.

      (i) Eligibility to Hold Posted Collateral; Custodians. Party B and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

            (A)   Party B is not a Defaulting Party.

            (B) No Specified Condition has occurred and is continuing with respect to Party B.

            (C)   Posted Collateral is held only in the United States.

            (D) Party B's Custodian shall have a Long Term Rating by S&P of at least "A+" and a Short Term Rating by S&P of at least "A-1" by S&P.

            (E) If the account provider's rating falls below "A-1", the funds will be transferred within 60 calendar days to another account provider that is rated at least "A-1".

            Initially, the Custodian for Party B is Wells Fargo Bank, National Association.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply.

(h)   Distributions and Interest Amount.

      (i) Interest Rate. The "Interest Rate" will be the rate actually earned by the Custodian on Posted Collateral in the form of Cash.

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month (in respect of amounts accrued to the end of the previous calendar month) and on any Local Business Day when the cash collateral is returned in its entirety.

      (iii) Alternative to Interest Amount. Not Applicable.

(i)   Other Eligible Support and Other Posted Support.

      (i) "Value" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

      (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(j)   Demands and Notices.

      All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

      With respect to Party A:    85 Broad Street
                                  New York, New York 10004
                                  Tel.: (212) 902-1944
                                  Fax:  (212) 902-0996
                                  Attn:  Swap Operations
                                  E-mail: ficc-swaps-collateral@ny.email.com

      With respect to Party B:    Wells Fargo Bank, National Association
                                  9062 Old Annapolis Road,
                                  Columbia, Maryland 21045
                                  Tel.: (410) 884-2000
                                  Fax:  (410) 715-2380
                                  Attn: Client Services Manager-
                                        GSAMP Trust 2007-HSBC1

(k)   Addresses for Transfers.

            Party A:      To be specified by Party A in writing.

            Party B:      Wells Fargo Bank, National Association
                          Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                          Attn: Corporate Trust Services - GSAMP 2007-HSBC1

(l) Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions of Paragraph 12, (a) the term "Secured Party" as used in this Annex shall mean only Party B, (b) the term "Pledgor" as used in this Annex shall mean only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(m) Expenses. For the avoidance of doubt, Party A shall be responsible for posting collateral in accordance with this Credit Support Annex at its own cost and any cost incurred by it in complying with its obligations hereunder.

IN WITNESS WHEREOF the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.

                                             GOLDMAN SACHS MITSUI MARINE
                                                 DERIVATIVE PRODUCTS, L.P.

                                             By: GSMMDPGP, Inc.,
                                                     General Partner

                                             By: /s/ Susan Rudov
                                                 -------------------------------
                                                 Name:  Susan Rudov
                                                 Title: Vice President
                                                 Date:  August 30, 2007

                                             WELLS FARGO BANK,
                                                 NATIONAL
                                                 ASSOCIATION, not
                                                 in its individual
                                                 capacity but
                                                 solely as
                                                 Securities
                                                 Administrator on
                                                 behalf of GSAMP
                                                 Trust 2007-HSBC1

                                             By: /s/ Martin Reed
                                                 -------------------------------
                                                 Name:  Martin Reed
                                                 Title: Vice President
                                                 Date:  August 30, 2007

                                    TABLE 1A

                              CREDIT SUPPORT AMOUNT
                       DOWNGRADE BY MOODY'S FIRST TRIGGER


"Credit Support Amount" means, with respect to a Valuation Date, an amount equal to either:

(A) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the lesser of
(x) 15 multiplied by DV01 and (y) 2% multiplied by the Notional Amount; or

(B) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the Notional Amount multiplied by the amount specified in Table 1B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

"DV01" means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner with the relevant methodology customarily used by the Valuation Agent) of the change in the Secured Party's Exposure resulting from a one basis point change in the swap curve.

"MTM" means the Secured Party's Exposure for that Valuation Date.

                                    TABLE 1B


                          Weighted Average
                            Life of Hedge
                              in Years
           ----------------------------------------------
                    Equal to or less than 1                    0.15%
           Greater than 1 but less than or equal to 2          0.30%
           Greater than 2 but less than or equal to 3          0.40%
           Greater than 3 but less than or equal to 4          0.60%
           Greater than 4 but less than or equal to 5          0.70%
           Greater than 5 but less than or equal to 6          0.80%
           Greater than 6 but less than or equal to 7          1.00%
           Greater than 7 but less than or equal to 8          1.10%
           Greater than 8 but less than or equal to 9          1.20%
           Greater than 9 but less than or equal to 10         1.30%
           Greater than 10 but less than or equal to 11        1.40%
           Greater than 11 but less than or equal to 12        1.50%
           Greater than 12 but less than or equal to 13        1.60%
           Greater than 13 but less than or equal to 14        1.70%
           Greater than 14 but less than or equal to 15        1.80%
           Greater than 15 but less than or equal to 16        1.90%
           Greater than 16 but less than or equal to 17        2.00%
           Greater than 17 but less than or equal to 18        2.00%
           Greater than 18 but less than or equal to 19        2.00%
           Greater than 19 but less than or equal to 20        2.00%
           Greater than 20 but less than or equal to 21        2.00%
           Greater than 21 but less than or equal to 22        2.00%
           Greater than 22 but less than or equal to 23        2.00%
           Greater than 23 but less than or equal to 24        2.00%
           Greater than 24 but less than or equal to 25        2.00%
           Greater than 25 but less than or equal to 26        2.00%
           Greater than 26 but less than or equal to 27        2.00%
           Greater than 27 but less than or equal to 28        2.00%
           Greater than 28 but less than or equal to 29        2.00%
           Greater than 29 but less than or equal to 30        2.00%

                                    TABLE 2A


                              CREDIT SUPPORT AMOUNT
                             MOODY'S SECOND TRIGGER


"Credit Support Amount" means, with respect to a Valuation Date, an amount equal to either:

(A) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and
(b) the lesser of (x) 50 multiplied by DV01 and (y) 8% multiplied by the Notional Amount; or

(B) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and
(b) the Notional Amount multiplied by the amount specified in Table 2B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

"DV01" means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner with the relevant methodology customarily used by the Valuation Agent) of the change in the Secured Party's Exposure resulting from a one basis point change in the swap curve.

"MTM" means the Secured Party's Exposure for that Valuation Date.

                                    TABLE 2B



                          Weighted Average
                           Life of Hedge
                              in Years
             --------------------------------------------
             Equal to or less than 1                          0.50%
             Greater than 1 but less than or equal to 2       1.00%
             Greater than 2 but less than or equal to 3       1.50%
             Greater than 3 but less than or equal to 4       1.90%
             Greater than 4 but less than or equal to 5       2.40%
             Greater than 5 but less than or equal to 6       2.80%
             Greater than 6 but less than or equal to 7       3.20%
             Greater than 7 but less than or equal to 8       3.60%
             Greater than 8 but less than or equal to 9       4.00%
             Greater than 9 but less than or equal to 10      4.40%
             Greater than 10 but less than or equal to 11     4.70%
             Greater than 11 but less than or equal to 12     5.00%
             Greater than 12 but less than or equal to 13     5.40%
             Greater than 13 but less than or equal to 14     5.70%
             Greater than 14 but less than or equal to 15     6.00%
             Greater than 15 but less than or equal to 16     6.30%
             Greater than 16 but less than or equal to 17     6.60%
             Greater than 17 but less than or equal to 18     6.90%
             Greater than 18 but less than or equal to 19     7.20%
             Greater than 19 but less than or equal to 20     7.50%
             Greater than 20 but less than or equal to 21     7.80%
             Greater than 21 but less than or equal to 22     8.00%
             Greater than 22 but less than or equal to 23     8.00%
             Greater than 23 but less than or equal to 24     8.00%
             Greater than 24 but less than or equal to 25     8.00%
             Greater than 25 but less than or equal to 26     8.00%
             Greater than 26 but less than or equal to 27     8.00%
             Greater than 27 but less than or equal to 28     8.00%
             Greater than 28 but less than or equal to 29     8.00%
             Greater than 29 but less than or equal to 30     8.00%

                                     TABLE 3


                               ELIGIBLE COLLATERAL
                                       S&P



                                                                Base
Eligible Collateral                                   Overcollateralization Rate
----------------------------------------------------- --------------------------
Cash                                                           100

U.S. treasuries (current coupon, constant maturity),           102
`AAA' U.S. agencies, `AAA' covered bonds (floating),
`AAA' sovereign bonds (floating), `AAA', `AA' credit card ABS (floating), `AAA', `AA' auto ABS
(floating), and `AAA' U.S. student loan ABS
(floating) with a remaining maturity of less than 5 years

U.S. treasuries (current coupon, constant maturity),           108
`AAA' U.S. agencies, `AAA' covered bonds (floating),
`AAA' sovereign bonds (floating), `AAA', `AA' credit card ABS (floating), `AAA', `AA' auto ABS (floating), and `AAA' U.S. student loan ABS (floating) with a remaining maturity of greater than or equal to 5 years and less than or equal to 10 years

`AAA' covered bonds (fixed), `AAA' sovereign bonds             105
(fixed), `A' credit card ABS (floating), `A' auto ABS
(floating), `AAA' CMBS (floating), `AAA' CDO (floating)
`AA', `A' U.S. student loan ABS (floating), and `AAA',
`AA' corporate bonds (fixed or floating) with a remaining maturity of less than 5 years

`AAA' covered bonds (fixed), `AAA' sovereign bonds             115
(fixed), `A' credit card ABS (floating), `A' auto ABS
(floating), `AAA' CMBS (floating), `AAA' CDO
(floating), `AA', `A' U.S. student loan ABS (floating), and `AAA', `AA' U.S. and European corporate bonds
(fixed or floating) with a remaining maturity of greater than or equal to 5 years and less than or equal to 10 years

`BBB' credit card ABS (floating), `BBB' auto ABS               125
(floating), `AA', `A' CDO (floating), `BBB' U.S.
student loan ABS (floating), and `A' corporate bonds (fixed or floating) with a remaining maturity of less than 5 years

`BBB' credit card ABS (floating), `BBB' auto ABS               140
(floating), `AA', `A' CDO (floating), `BBB' U.S.
student loan ABS (floating), and `A' corporate bonds
(fixed or floating) with a remaining maturity of greater than or equal to 5 years and less than or equal to 10 years

                                     TABLE 4


                               ELIGIBLE COLLATERAL
                              MOODY'S FIRST TRIGGER


        Eligible Collateral               Valuation Percentage
        -------------------               --------------------
          U.S. Dollar Cash                        100%
             EURO Cash                             98%
           Sterling Cash                           98%
        Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
               < 1 Year                           100%
            1 to 2 Years                          100%
            2 to 3 Years                          100%
            3 to 5 Years                          100%
            5 to 7 Years                          100%
           7 to 10 Years                          100%
           10 to 20 Years                         100%
              > 20 Years                          100%
        Floating-Rate Negotiable Treasury Debt issued by
        The U.S. Treasury Department
           All Maturities                         100%
        Fixed-Rate U.S. Agency Debentures with Remaining Maturity
               < 1 Year                           100%
            1 to 2 Years                          100%
            2 to 3 Years                          100%
            3 to 5 Years                          100%
            5 to 7 Years                          100%
           7 to 10 Years                          100%
           10 to 20 Years                         100%
              > 20 Years                          100%
        Floating-Rate U.S. Agency Debentures -
           All Maturities                         100%
        Fixed-Rate Euro-Zone Government Bonds Rated Aa3 or
        Above with Remaining Maturity
               < 1 Year                            98%
            1 to 2 Years                           98%
            2 to 3 Years                           98%
            3 to 5 Years                           98%
            5 to 7 Years                           98%
           7 to 10 Years                           98%
           10 to 20 Years                          98%
              > 20 Years                           98%
        Floating-Rate Euro-Zone Government Bonds
        Rated Aa3 or Above
           All Maturities                          98%
        Fixed-Rate United Kingdom Gilts with Remaining Maturity
               < 1 Year                            98%
            1 to 2 Years                           98%
            2 to 3 Years                           98%
            3 to 5 Years                           98%
            5 to 7 Years                           98%
           7 to 10 Years                           98%
           10 to 20 Years                          98%
              > 20 Years                           98%
        Floating-Rate United Kingdom Gilts
           All Maturities                          98%
        All other instruments         0% or such higher percentage
                                       in respect of which Moody's
                                         has provided a written
                                           ratings affirmation

                                     TABLE 5

                               ELIGIBLE COLLATERAL
                             MOODY'S SECOND TRIGGER


       Eligible Collateral                Valuation Percentage
       -------------------                --------------------
         U.S. Dollar Cash                         100%
            EURO Cash                              93%
          Sterling Cash                            94%
       Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
              < 1 Year                            100%
           1 to 2 Years                            99%
           2 to 3 Years                            98%
           3 to 5 Years                            97%
           5 to 7 Years                            95%
          7 to 10 Years                            94%
          10 to 20 Years                           89%
             > 20 Years                            87%
       Floating-Rate Negotiable Treasury Debt issued by The U.S. Treasury Department
          All Maturities                           99%
       Fixed-Rate U.S. Agency Debentures with Remaining Maturity
              < 1 Year                             99%
           1 to 2 Years                            98%
           2 to 3 Years                            97%
           3 to 5 Years                            96%
           5 to 7 Years                            94%
          7 to 10 Years                            93%
          10 to 20 Years                           88%
             > 20 Years                            86%
       Floating-Rate U.S. Agency Debentures -
          All Maturities                           98%
       Fixed-Rate Euro-Zone Government Bonds Rated Aa3
       or Above with Remaining Maturity
              < 1 Year                             93%
           1 to 2 Years                            92%
           2 to 3 Years                            91%
           3 to 5 Years                            89%
           5 to 7 Years                            87%
          7 to 10 Years                            86%
          10 to 20 Years                           82%
             > 20 Years                            80%
       Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
          All Maturities                           92%
       Fixed-Rate United Kingdom Gilts with Remaining Maturity
              < 1 Year                             93%
           1 to 2 Years                            92%
           2 to 3 Years                            91%
           3 to 5 Years                            90%
           5 to 7 Years                            89%
          7 to 10 Years                            88%
          10 to 20 Years                           84%
             > 20 Years                            82%
       Floating-Rate United Kingdom Gilts
          All Maturities                           93%
       All other instruments        0% or such higher percentage in
                                      respect of which Moody's has
                                       provided a written ratings
                                               affirmation

                                    EXHIBIT Y

                       FORM OF SERVICER REMITTANCE REPORT

Exhibit 1: Layout

                                                                            Format
Column Name             Description              Decimal Comment            Max Size
-------------------------------------------------------------------------------------
Each file requires the  following fields:

SER_INVESTOR_NBR        A value assigned by the          Text up to 20
                        Servicer to define a             digits                20
                        group of loans.

LOAN_NBR                A unique identifier              Text up to 10
                        assigned to each loan            digits                10
                        by the investor.

SERVICER_LOAN_NBR       A unique number                  Text up to 10
                        assigned to a loan by            digits                10
                        the Servicer. This may
                        be different than the
                        LOAN_NBR.

SCHED_PAY_AMT           Scheduled monthly           2    No commas(,) or
                        principal and scheduled          dollar signs ($)      11
                        interest payment that a
                        borrower is expected to
                        pay, P&I constant.

NOTE_INT_RATE           The loan interest rate      4    Max length of 6
                        as reported by the                                      6
                        Servicer.

NET_INT_RATE            The loan gross interest     4    Max length of 6
                        rate less the service                                   6
                        fee rate as reported by
                        the Servicer.

SERV_FEE_RATE           The servicer's fee rate     4    Max length of 6
                        for a loan as reported                                  6
                        by the Servicer.

SERV_FEE_AMT            The servicer's fee          2    No commas(,) or
                        amount for a loan as             dollar signs ($)      11
                        reported by the
                        Servicer.

NEW_PAY_AMT             The new loan payment        2    No commas(,) or
                        amount as reported by            dollar signs ($)      11
                        the Servicer.

NEW_LOAN_RATE           The new loan rate as        4    Max length of 6
                        reported by the                                         6
                        Servicer.

ARM_INDEX_RATE          The index the Servicer      4    Max length of 6
                        is using to calculate a                                 6
                        forecasted rate.

ACTL_BEG_PRIN_BAL       The borrower's actual       2    No commas(,) or
                        principal balance at             dollar signs ($)      11
                        the beginning of the
                        processing cycle.

ACTL_END_PRIN_BAL       The borrower's actual       2    No commas(,) or
                        principal balance at             dollar signs ($)      11
                        the end of the
                        processing cycle.

BORR_NEXT_PAY_DUE_DATE  The date at the end of           MM/DD/YYYY
                        processing cycle that                                  10
                        the borrower's next
                        payment is due to the
                        Servicer, as reported
                        by Servicer.

SERV_CURT_AMT_1         The first curtailment       2    No commas(,) or
                        amount to be applied.            dollar signs ($)      11

SERV_CURT_DATE_1        The curtailment date             MM/DD/YYYY
                        associated with the                                    10
                        first curtailment
                        amount.

CURT_ADJ_ AMT_1         The curtailment             2    No commas(,) or
                        interest on the first            dollar signs ($)      11
                        curtailment amount, if
                        applicable.

SERV_CURT_AMT_2         The second curtailment      2    No commas(,) or
                        amount to be applied.            dollar signs ($)      11

SERV_CURT_DATE_2        The curtailment date             MM/DD/YYYY
                        associated with the                                    10
                        second curtailment
                        amount.

CURT_ADJ_ AMT_2         The curtailment             2    No commas(,) or
                        interest on the second           dollar signs ($)      11
                        curtailment amount, if
                        applicable.

SERV_CURT_AMT_3         The third curtailment       2    No commas(,) or
                        amount to be applied.            dollar signs ($)      11

SERV_CURT_DATE_3        The curtailment date             MM/DD/YYYY
                        associated with the                                    10
                        third curtailment
                        amount.

CURT_ADJ_AMT_3          The curtailment             2    No commas(,) or
                        interest on the third            dollar signs ($)      11
                        curtailment amount, if
                        applicable.

PIF_AMT                 The loan "paid in full"     2    No commas(,) or
                        amount as reported by            dollar signs ($)      11
                        the Servicer.

PIF_DATE                The paid in full date            MM/DD/YYYY
                        as reported by the                                     10
                        Servicer.

ACTION_CODE             The standard FNMA                Action Code Key:
                        numeric code used to             15=Bankruptcy,         2
                        indicate the                     30=Foreclosure, ,
                        default/delinquent               60=PIF,
                        status of a particular           63=Substitution,
                        loan.                            65=Repurchase,70=REO

INT_ADJ_AMT             The amount of the           2    No commas(,) or
                        interest adjustment as           dollar signs ($)      11
                        reported by the
                        Servicer.

SOLDIER_SAILOR_ADJ_AMT  The Soldier and Sailor      2    No commas(,) or
                        Adjustment amount, if            dollar signs ($)      11
                        applicable.

NON_ADV_LOAN_AMT        The Non Recoverable         2    No commas(,) or
                        Loan Amount, if                  dollar signs ($)      11
                        applicable.

LOAN_LOSS_AMT           The amount the Servicer     2    No commas(,) or
                        is passing as a loss,            dollar signs ($)      11
                        if applicable.

Plus the following applicable fields:

SCHED_BEG_PRIN_BAL      The scheduled               2    No commas(,) or
                        outstanding principal            dollar signs ($)      11
                        amount due at the
                        beginning of the cycle
                        date to be passed
                        through to investors.

SCHED_END_PRIN_BAL      The scheduled principal     2    No commas(,) or
                        balance due to                   dollar signs ($)      11
                        investors at the end of
                        a processing cycle.

SCHED_PRIN_AMT          The scheduled principal     2    No commas(,) or
                        amount as reported by            dollar signs ($)      11
                        the Servicer for the
                        current cycle -- only
                        applicable for
                        Scheduled/Scheduled
                        Loans.

SCHED_NET_INT           The scheduled gross         2    No commas(,) or
                        interest amount less             dollar signs ($)      11
                        the service fee amount
                        for the current cycle
                        as reported by the
                        Servicer -- only
                        applicable for
                        Scheduled/Scheduled
                        Loans.

ACTL_PRIN_AMT           The actual principal        2    No commas(,) or
                        amount collected by the          dollar signs ($)      11
                        Servicer for the
                        current reporting cycle
                        -- only applicable for
                        Actual/Actual Loans.

ACTL_NET_INT            The actual gross            2    No commas(,) or
                        interest amount less             dollar signs ($)      11
                        the service fee amount
                        for the current
                        reporting cycle as
                        reported by the
                        Servicer -- only
                        applicable for
                        Actual/Actual Loans.

PREPAY_PENALTY_ AMT     The penalty amount          2    No commas(,) or
                        received when a                  dollar signs ($)      11
                        borrower prepays on his
                        loan as reported by the
                        Servicer.

PREPAY_PENALTY_ WAIVED  The prepayment penalty      2    No commas(,) or
                        amount for the loan              dollar signs ($)      11
                        waived by the servicer.

MOD_DATE                The Effective Payment            MM/DD/YYYY
                        Date of the                                            10
                        Modification for the
                        loan.

MOD_TYPE                The Modification Type.           Varchar - value
                                                         can be alpha or       30
                                                         numeric

DELINQ_P&I_ADVANCE_AMT  The current outstanding     2    No commas(,) or
                        principal and interest           dollar signs ($)      11
                        advances made by
                        Servicer.

                        Flag to indicate if the          Y=Breach
BREACH_FLAG             repurchase of a loan is          N=NO Breach            1
                        due to a breach of               Let blank if N/A
                        Representations and
                        Warranties

Exhibit 2: Monthly Summary Report by Single Investor
MONTHLY SUMMARY REPORT

For Month Ended: mm/dd/yyyy           Servicer Name_____________________________
Prepared by: ________________________ Investor Nbr______________________________
________________________________________________________________________________
Section 1. Remittances and Ending Balances - Required Data
--------------------------------------------------------------------------------
Beginning     Ending     Total Monthly   Total Ending Unpaid   Total Monthly
Loan Count  Loan Count   Remittance Amo  Principal Balance     Principal Balance
--------------------------------------------------------------------------------
    0           0                $0.00         $0.00                 $0.00
--------------------------------------------------------------------------------
Principal Calculation

1.     Monthly Principal Due                                  +  $0.00
2.     CurrentCurtailments                                    +  $0.00
3.     Liquidations                                           +  $0.00
4.     Other (attach explanation)                             +  $0.00
5.     Principal Due                                             $0.00
6.     Interest (reported "gross")                            +  $0.00
7.     Interest Adjustments on Curtailments                   +  $0.00
8.     Servicing Fees                                         -  $0.00
9.     Other Interest (attach explanation)                    +  $0.00
10.    Interest Due          (need to subtract ser fee)          $0.00

Remittance Calculation

11. Total Principal and Interest Due (lines 5+10)             +  $0.00
12. Reimbursement of Non-Recoverable Advances                 -  $0.00
13. Total Realized gains                                      +  $0.00
14. Total Realized Losses                                     -  $0.00
15. Total Prepayment Penalties                                +  $0.00
16. Total Non-Supported Compensating Interest                 -  $0.00
17. Other (attach explanation)                                   $0.00
18. Net Funds Due on or before Remittance Date                $  $0.00


------------------------------------------------------------------------------------------------
Section 2. Delinquency Report - Optional Data for Loan Accounting
------------------------------------------------------------------------------------------------
                          Installments Delinquent
------------------------------------------------------------------------------------------------
 Total No.   Total No.                                   In       Real Estate   Total Dollar
    of          of          30-    60-  90 or more   Foreclosure     Owned         Amount of
  Loans    Delinquencies   Days   Days     Days      (Optional)    (Optional)   Delinquencies
------------------------------------------------------------------------------------------------
       0         0          0      0        0             0            0         $0.00


------------------------------------------------------------------------
Section 3. REG AB Summary Reporting - REPORT ALL APPLICABLE FIELDS
------------------------------------------------------------------------
REG AB FIELDS                     LOAN COUNT            BALANCE
PREPAYMENT PENALTY AMT                0                  $0.00
PREPAYMENT PENALTY AMT WAIVED         0                  $0.00
DELINQUENCY P&I AMOUNT                0                  $0.00

                                    EXHIBIT Z

                      FORM OF MONTHLY DEFAULTED LOAN REPORT

           Exhibit  : Standard File Layout - Delinquency Reporting


----------------------------------------------------------------------------------------------------------------------------------
Column/Header Name                                           Description                       Decimal    Format Comment
----------------------------------------------------------------------------------------------------------------------------------
*The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
----------------------------------------------------------------------------------------------------------------------------------

SERVICER_LOAN_NBR                         A unique number assigned to a loan by the
                                          Servicer.  This may be different than the LOAN_NBR

LOAN_NBR                                  A unique identifier assigned to each loan by the
                                          originator.

CLIENT_NBR                                Servicer Client Number

SERV_INVESTOR_NBR                         Contains a unique number as assigned by an
                                          external servicer to identify a group of loans in
                                          their system.

BORROWER_FIRST_NAME                       First Name of the Borrower.

BORROWER_LAST_NAME                        Last name of the borrower.

PROP_ADDRESS                              Street Name and Number of Property

PROP_STATE                                The state where the  property located.

PROP_ZIP                                  Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE                    The date that the borrower's next payment is due                MM/DD/YYYY
                                          to the servicer at the end of processing cycle,
                                          as reported by Servicer.

LOAN_TYPE                                 Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE                     The date a particular bankruptcy claim was filed.               MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE                   The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR                       The case number assigned by the court to the
                                          bankruptcy filing.

POST_PETITION_DUE_DATE                    The payment due date once the bankruptcy has been               MM/DD/YYYY
                                          approved by the courts

BANKRUPTCY_DCHRG_DISM_DATE                The Date The Loan Is Removed From Bankruptcy.                   MM/DD/YYYY
                                          Either by Dismissal, Discharged and/or a Motion
                                          For Relief Was Granted.

LOSS_MIT_APPR_DATE                        The Date The Loss Mitigation Was Approved By The                MM/DD/YYYY
                                          Servicer

LOSS_MIT_TYPE                             The Type Of Loss Mitigation Approved For A Loan
                                          Such As;

LOSS_MIT_EST_COMP_DATE                    The Date The Loss Mitigation /Plan Is Scheduled                 MM/DD/YYYY
                                          To End/Close

LOSS_MIT_ACT_COMP_DATE                    The Date The Loss Mitigation Is Actually Completed              MM/DD/YYYY

FRCLSR_APPROVED_DATE                      The date DA Admin sends a letter to the servicer                MM/DD/YYYY
                                          with instructions to begin foreclosure
                                          proceedings.

ATTORNEY_REFERRAL_DATE                    Date File Was Referred To Attorney to Pursue                    MM/DD/YYYY
                                          Foreclosure

FIRST_LEGAL_DATE                          Notice of 1st legal filed by an Attorney in a                   MM/DD/YYYY
                                          Foreclosure Action

FRCLSR_SALE_EXPECTED_DATE                 The date by which a foreclosure sale is expected                MM/DD/YYYY
                                          to occur.

FRCLSR_SALE_DATE                          The actual date of the foreclosure sale.                        MM/DD/YYYY

FRCLSR_SALE_AMT                           The amount a property sold for at the foreclosure       2       No commas(,) or
                                          sale.                                                           dollar signs ($)

EVICTION_START_DATE                       The date the servicer initiates eviction of the                 MM/DD/YYYY
                                          borrower.

  Please be advised that failure to comply with ANY or all of the guidelines entailed herein may result in issuance of late reporting fees.

            (C) Copyright Wells Fargo Bank, Corporate Trust Services

      Contact us with Reporting Questions: CTSDefaultSRG@WellsFargo.com

EVICTION_COMPLETED_DATE                   The date the court revokes legal possession of                  MM/DD/YYYY
                                          the property from the borrower.

LIST_PRICE                                The price at which an REO property is marketed.         2       No commas(,) or
                                                                                                          dollar signs ($)
LIST_DATE                                 The date an REO property is listed at a                         MM/DD/YYYY
                                          particular price.

OFFER_AMT                                 The dollar value of an offer for an REO property.       2       No commas(,) or
                                                                                                          dollar signs ($)
OFFER_DATE_TIME                           The date an offer is received by DA Admin or by                 MM/DD/YYYY
                                          the Servicer.

REO_CLOSING_DATE                          The date the REO sale of the property is                        MM/DD/YYYY
                                          scheduled to close.

REO_ACTUAL_CLOSING_DATE                   Actual Date Of REO Sale                                         MM/DD/YYYY

OCCUPANT_CODE                             Classification of how the property is occupied.

PROP_CONDITION_CODE                       A code that indicates the condition of the
                                          property.

PROP_INSPECTION_DATE                      The date a  property inspection is performed.                   MM/DD/YYYY

APPRAISAL_DATE                            The date the appraisal was done.                                MM/DD/YYYY

CURR_PROP_VAL                             The current "as is" value of the property based         2
                                          on brokers price opinion or appraisal.

REPAIRED_PROP_VAL                         The amount the property would be worth if repairs       2
                                          are completed pursuant to a broker's price
                                          opinion or appraisal.
If applicable:

DELINQ_STATUS_CODE                        FNMA Code Describing Status of Loan

DELINQ_REASON_CODE                        The circumstances which caused a borrower to stop
                                          paying on a loan.   Code indicates the reason why
                                          the loan is in default for this cycle.
MI_CLAIM_FILED_DATE                       Date Mortgage Insurance Claim Was Filed With                    MM/DD/YYYY
                                          Mortgage Insurance Company.

MI_CLAIM_AMT                              Amount of Mortgage Insurance Claim Filed                        No commas(,) or
                                                                                                          dollar signs ($)
MI_CLAIM_PAID_DATE                        Date Mortgage Insurance Company Disbursed Claim                 MM/DD/YYYY
                                          Payment

MI_CLAIM_AMT_PAID                         Amount Mortgage Insurance Company Paid On Claim         2       No commas(,) or
                                                                                                          dollar signs ($)
POOL_CLAIM_FILED_DATE                     Date Claim Was Filed With Pool Insurance Company                MM/DD/YYYY
POOL_CLAIM_AMT                            Amount of Claim Filed With Pool Insurance Company       2       No commas(,) or
                                                                                                          dollar signs ($)
POOL_CLAIM_PAID_DATE                      Date Claim Was Settled and The Check Was Issued                 MM/DD/YYYY
                                          By The Pool Insurer

POOL_CLAIM_AMT_PAID                       Amount Paid On Claim By Pool Insurance Company          2       No commas(,) or
                                                                                                          dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE               Date FHA Part A Claim Was Filed With HUD                        MM/DD/YYYY

FHA_PART_A_CLAIM_AMT                      Amount of FHA Part A Claim Filed                        2       No commas(,) or
                                                                                                          dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE                Date HUD Disbursed Part A Claim Payment                         MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT                 Amount HUD Paid on Part A Claim                         2       No commas(,) or
                                                                                                          dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE               Date FHA Part B Claim Was Filed With HUD                        MM/DD/YYYY
FHA_PART_B_CLAIM_AMT                      Amount of FHA Part B Claim Filed                        2       No commas(,) or
                                                                                                          dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                         MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT                 Amount HUD Paid on Part B Claim                         2       No commas(,) or
                                                                                                          dollar signs ($)
VA_CLAIM_FILED_DATE                       Date VA Claim Was Filed With the Veterans Admin                 MM/DD/YYYY
VA_CLAIM_PAID_DATE                        Date Veterans Admin. Disbursed VA Claim Payment                 MM/DD/YYYY
VA_CLAIM_PAID_AMT                         Amount Veterans Admin. Paid on VA Claim                 2       No commas(,) or
                                                                                                          dollar signs ($)

MOTION_FOR_RELIEF_DATE                    The date the Motion for Relief was filed                10      MM/DD/YYYY

FRCLSR_BID_AMT                            The foreclosure sale bid amount                                 No commas(,) or
                                                                                                  11      dollar signs ($)
FRCLSR_SALE_TYPE                          The foreclosure sales results: REO, Third Party,
                                          Conveyance to HUD/VA

REO_PROCEEDS                              The net proceeds from the sale of the REO                       No commas(,) or
                                          property.                                                       dollar signs ($)

BPO_DATE                                  The date the BPO was done.

CURRENT_FICO                              The current FICO score

HAZARD_CLAIM_FILED_DATE                   The date the Hazard Claim was filed with the                    MM/DD/YYYY
                                          Hazard Insurance Company.                               10

HAZARD_CLAIM_AMT                          The amount of the Hazard Insurance Claim filed.                 No commas(,) or
                                                                                                  11      dollar signs ($)
HAZARD_CLAIM_PAID_DATE                    The date the Hazard Insurance Company disbursed                 MM/DD/YYYY
                                          the claim payment.                                      10

HAZARD_CLAIM_PAID_AMT                     The amount the Hazard Insurance Company paid on                 No commas(,) or
                                          the claim.                                              11      dollar signs ($)

ACTION_CODE                               Indicates loan status                                           Number

NOD_DATE                                                                                                  MM/DD/YYYY

NOI_DATE                                                                                                  MM/DD/YYYY

ACTUAL_PAYMENT_PLAN_START_DATE                                                                            MM/DD/YYYY

ACTUAL_PAYMENT_ PLAN_END_DATE

ACTUAL_REO_START_DATE                                                                                     MM/DD/YYYY

REO_SALES_PRICE                                                                                           Number

REALIZED_LOSS/GAIN                        As defined in the Servicing Agreement                           Number


Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

      o     ASUM-  Approved Assumption

      o     BAP-   Borrower Assistance Program

      o     CO-    Charge Off

      o     DIL-   Deed-in-Lieu

      o     FFA-   Formal Forbearance Agreement

      o     MOD-   Loan Modification

      o     PRE-   Pre-Sale

      o     SS-    Short Sale

      o     MISC-  Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

     o  Mortgagor

     o  Tenant

     o  Unknown

     o  Vacant

The Property Condition field should show the last reported condition of the property as follows:

     o  Damaged

     o  Excellent

     o  Fair

     o  Gone

     o  Good

     o  Poor

     o  Special Hazard

     o  Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               Delinquency Code   Delinquency Description
               ------------------ ---------------------------------------------
               001                FNMA-Death of principal mortgagor
               002                FNMA-Illness of principal mortgagor
               003                FNMA-Illness of mortgagor's family member
               004                FNMA-Death of mortgagor's family member
               005                FNMA-Marital difficulties
               006                FNMA-Curtailment of income
               007                FNMA-Excessive Obligation
               008                FNMA-Abandonment of property
               009                FNMA-Distant employee transfer
               011                FNMA-Property problem
               012                FNMA-Inability to sell property
               013                FNMA-Inability to rent property
               014                FNMA-Military Service
               015                FNMA-Other
               016                FNMA-Unemployment
               017                FNMA-Business failure
               019                FNMA-Casualty loss
               022                FNMA-Energy environment costs
               023                FNMA-Servicing problems
               026                FNMA-Payment adjustment
               027                FNMA-Payment dispute
               029                FNMA-Transfer of ownership pending
               030                FNMA-Fraud
               031                FNMA-Unable to contact borrower
               INC                FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                 Status Code    Status Description
               ---------------  ----------------------------------------------
                      09        Forbearance
                      17        Pre-foreclosure Sale Closing Plan Accepted
                      24        Government Seizure
                      26        Refinance
                      27        Assumption
                      28        Modification
                      29        Charge-Off
                      30        Third Party Sale
                      31        Probate
                      32        Military Indulgence
                      43        Foreclosure Started
                      44        Deed-in-Lieu Started
                      49        Assignment Completed
                      61        Second Lien Considerations
                      62        Veteran's Affairs-No Bid
                      63        Veteran's Affairs-Refund
                      64        Veteran's Affairs-Buydown
                      65        Chapter 7 Bankruptcy
                      66        Chapter 11 Bankruptcy
                      67        Chapter 13 Bankruptcy

                                   EXHIBIT AA

                          FORM OF REALIZED LOSS REPORT

      NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

      (a) The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:

      1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable. Required documentation:

            * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

            * For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

            * Other expenses - copies of corporate advance history showing all payments

            *  REO repairs > $1500 require explanation

            * REO repairs >$3000 require evidence of at least 2 bids.

            * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

            * Unusual or extraordinary items may require further documentation.

      13. The total of lines 1 through 12.

       (b)   Credits:
      14-21. Complete as applicable. Required documentation:

            * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

              Letter of Proceeds Breakdown.

            * Copy of EOB for any MI or gov't guarantee

            * All other credits need to be clearly defined on the 332 form

      22.   The total of lines 14 through 21.

      Please Note:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)

      23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

      Prepared by: __________________                 Date: _______________
      Phone: ______________________   Email Address:_____________________

-----------------------  --------------------------  -------------------------
Servicer Loan No.         Servicer Name               Servicer Address


-----------------------  --------------------------  -------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name:  ________________________________________________________
      Property Address: ________________________________________________________

      Liquidation Type: REO Sale     3rd Party Sale     Short Sale    Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown   Yes    No

      If "Yes", provide deficiency or cramdown amount__________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $________________  (1)
      (2)   Interest accrued at Net Rate                           ________________  (2)
      (3)   Accrued Servicing Fees                                 ________________  (3)
      (4)   Attorney's Fees                                        ________________  (4)
      (5)   Taxes (see page 2)                                     ________________  (5)
      (6)   Property Maintenance                                   ________________  (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)              ________________  (7)
      (8)   Utility Expenses                                       ________________  (8)
      (9)   Appraisal/BPO                                          ________________  (9)
      (10) Property Inspections                                    ________________  (10)
      (11)  FC Costs/Other Legal Expenses                          ________________  (11)
      (12)  Other (itemize)                                        ________________  (12)
            Cash for Keys__________________________                ________________  (12)
            HOA/Condo Fees_______________________                  ________________  (12)
            ______________________________________                 ________________  (12)

            Total Expenses                                        $________________  (13)
      Credits:
      (14)  Escrow Balance                                        $________________  (14)
      (15)  HIP Refund                                             ________________  (15)
      (16)  Rental Receipts                                        ________________  (16)
      (17)  Hazard Loss Proceeds                                   ________________  (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance           ________________  (18a)
      HUD Part A                                                   ________________  (18b)

      HUD Part B
      (19) Pool Insurance Proceeds                                 ________________  (19)
      (20) Proceeds from Sale of Acquired Property                 ________________  (20)
      (21) Other (itemize)                                         ________________  (21)
           _________________________________________               ________________  (21)

         Total Credits                                            $________________  (22)
      Total Realized Loss (or Amount of Gain)                     $________________  (23)

Escrow Disbursement Detail

--------------------------------------------------------------------------------
    Type      Date Paid   Period of   Total Paid    Base    Penalties  Interest
(Tax /Ins.)               Coverage                 Amount
--------------------------------------------------------------------------------



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--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                                                    Exhibit 10.7

                                   EXHIBIT BB

                          CERTIFICATE INSURANCE POLICY

                              ENDORSEMENT NO. 1 TO
                       FINANCIAL GUARANTY INSURANCE POLICY

FINANCIAL SECURITY                                           31 West 52nd Street
ASSURANCE INC.                                          New York, New York 10019


TRUST: The Trust created by the Pooling and Servicing Agreement, dated as of August 1, 2007 among Goldman Sachs Mortgage Company, HSBC Mortgage Services Inc., Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Avelo Mortgage, L.L.C., as Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager, and Deutsche Bank National Trust Company, as Trustee.

INSURED
CERTIFICATES:              $522,538,000 GSAMP Trust 2007-HSBC1 Mortgage
                           Pass-Through Certificates, Series 2007-HSBC1, Class
                           A-1.

POLICY NO:                 51872-N

DATE OF ISSUANCE:          August 30, 2007

         1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Pooling and Servicing Agreement unless the context shall otherwise require.

         "Business Day" means any day other than (i) a Saturday or Sunday, or
(ii) a legal holiday or a day on which banking institutions in New York City or the city in which the corporate trust office of the Servicer or the Securities Administrator is located are authorized or obligated by law, executive order or governmental decree to be closed.

         "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of August 1, 2007 among Goldman Sachs Mortgage Company, HSBC Mortgage Services Inc, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Avelo Mortgage, L.L.C., as Servicer, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee, as amended from time to time with the consent of Financial Security.

         "Receipt" and "Received" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Securities Administrator is not in proper form or is not properly completed, executed or delivered, or contains any misstatement, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Securities Administrator and the Securities Administrator may submit an amended notice.

         "Scheduled Payments" means, with respect to each Distribution Date, without duplication, the distribution to be made to Holders in an aggregate amount equal to (i) the amount, if any, by which the Interest Remittance Amount is less than the Accrued Certificate Interest Distribution Amount for the Insured Certificates, (ii) with respect to any Distribution Date, other than the Final Scheduled Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Insured Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to the distributions of principal and interest pursuant to the Pooling and Servicing Agreement on such Distribution Date) and (iii) to the extent unpaid on the Final Scheduled Distribution Date, after payment of all other amounts due to the Insured Certificates, any remaining Class Certificate Balance of the Insured Certificates (in the case of clauses (ii) and (iii) above, after giving effect to all allocations and payments of principal to be made on the Obligations on the Distribution Date, but without giving effect to payments under this Policy to be made on such Distribution Date), in each case in accordance with the original terms of the Insured Certificates when issued and without regard to any amendment or modification of the Insured Certificates or the Pooling and Servicing Agreement except amendments or modifications to which Financial Security has given its prior written consent. Financial Security may consent to any amendment of, or modification to, the Pooling and Servicing Agreement as permitted by the Pooling and Servicing Agreement; provided, however, that no such amendment or modification shall, without the consent of the Holder, change the entitlement of the Holder to payment under this Policy of any unpaid principal of the Insured Certificates due at final maturity, or any unpaid interest thereon due on any interest distribution date. Scheduled Payments shall not include, nor shall coverage be provided under this Policy in respect of, any Prepayment Interest Shortfalls, Relief Act Interest Shortfalls, Basis Risk Carry Forward Amounts or any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Holder. Scheduled Payments shall not include (x) any portion of a Scheduled Payment due to Holders of the Insured Certificates because a notice and certificate in proper form as required by Section 2 hereof was not timely received by Financial Security and (y) any portion of a Scheduled Payment due to Holders of the Insured Certificates representing interest on any unpaid interest accrued from and including the date of payment by Financial Security of the amount of such unpaid interest.

         "Securities Administrator" means Wells Fargo Bank, N.A. in its capacity as Securities Administrator under the Pooling and Servicing Agreement and any successor in such capacity.

         "Term Of This Policy" means the period from and including the Date of Issuance to and including the date on which (i) the Certificate Principal Balance of all of the Insured Certificates is zero, (ii) any period during which any payment on the Insured Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

         "Trustee" means Deutsche Bank National Trust Company in its capacity as Trustee under the Pooling and Servicing Agreement and any successor in such capacity.

         2. Notices and Conditions to Payment in Respect of Scheduled Payments. Following Receipt by Financial Security of a notice and certificate from the Securities Administrator in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Scheduled Payments out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Scheduled Payments will be disbursed by wire transfer of immediately available funds to the Policy Payments Account established pursuant to the Pooling and Servicing Agreement or, if no such Policy Payments Account has been established, to the Securities Administrator.

         Financial Security shall be entitled to pay any amount hereunder in respect of Scheduled Payments, including any acceleration payment, whether or not any notice and certificate shall have been Received by Financial Security as provided above, provided, however, that by acceptance of this Policy the Securities Administrator, on behalf of the Trustee, agrees to provide to Financial Security, upon Financial Security's request to the Securities Administrator, a notice and certificate in respect of any such payments made by Financial Security. Financial Security shall be entitled to pay principal hereunder on an accelerated basis if Financial Security shall so elect in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Distribution Date than provided in the definition of "Scheduled Payments," if such principal would have been payable under the Pooling and Servicing Agreement were funds sufficient to make such payment available to the Securities Administrator for such purpose. Scheduled Payments insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from after the date of such payment of principal. Financial Security's obligations hereunder in respect of Scheduled Payments shall be discharged to the extent funds are disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Securities Administrator.

         3. Notices and Conditions to Payment in Respect of Scheduled Payments Avoided as Preference Payments. If any Scheduled Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Securities Administrator of
(A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return principal or interest distributed with respect to the Insured Certificates during the Term Of This Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"), (B) a certificate of the Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Financial Security and provided to the Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Insured Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Securities Administrator of the items referred to in clauses
(A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Securities Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Securities Administrator on behalf of the Trustee or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Securities Administrator for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to the Pooling and Servicing Agreement.

         4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         5. Fiscal Agent. At any time during the Term Of This Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Securities Administrator at the notice address specified in the Pooling and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Securities Administrator on behalf of the Trustee, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and
(ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         6. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy. Nothing in this paragraph shall be construed to limit or otherwise impair Financial Security's right to pursue recovery or claims (based on contractual rights, securities law violations, fraud or other causes of action) against any person or entity, or, except as provided in paragraph 3 of this Endorsement, to require payment by Financial Security of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of this Policy or the Insured Certificates. Nothing in this Policy shall be construed to require payment to the extent any force majeure event or governmental act prevents Financial Security from performing its obligations under this Policy or such performance is otherwise rendered impossible, in which event Financial Security agrees to: (a) use commercially reasonable efforts to perform its obligations under this Policy notwithstanding such force majeure event, governmental act or impossibility of performance and
(b) perform its obligations under this Policy promptly following cessation of such force majeure, governmental act or impossibility of performance.

         7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

                  Financial Security Assurance Inc.
                  31 West 52nd Street
                  New York, NY  10019
                  Attention: Managing Director - Transaction Oversight
                  Re: GSAMP Trust 2007-HSBC1
                           Policy No.:  51872-N
                  Telecopy No.:  (212) 339-3518
                  Confirmation:  (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Securities Administrator.

         8. Priorities. In the event any term or provision on the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

         9. Exclusions From Insurance Guaranty Funds. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

         10. Surrender of Policy. The Securities Administrator on behalf of the Trustee shall surrender this Policy to Financial Security for cancellation upon expiration of the Term Of This Policy.

         IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. l to be executed by its Authorized Officer.


                                               FINANCIAL SECURITY ASSURANCE INC.





                                               By  /s/ Russell Brewer
                                                  ------------------------------
                                                        Authorized Officer

                                                                       Exhibit A
                                                                To Endorsement 1


                        NOTICE OF CLAIM AND CERTIFICATE
                        -------------------------------

                    (Letterhead of Securities Administrator)


Financial Security Assurance Inc.
31 West 52nd Street
New York, NY  10019

                           Re: GSAMP Trust 2007-HSBC1


         The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. (the "Securities Administrator"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Financial Guaranty Insurance Policy No. 51872-N dated August 30, 2007 (the "Policy") issued by Financial Security in respect of the GSAMP Trust 2007-HSBC1 Mortgage Pass-Through Certificates, Series 2007-HSBC1, Class A-1 (the "Insured Certificates"), that:

                           (i) The Securities Administrator is acting on behalf of the Trustee and the Holders under the Pooling and Servicing Agreement.

                           (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Distribution Account and available for distribution to the Holders pursuant to the Pooling and Servicing Agreement will be $ (the "Shortfall") less than the Scheduled Payments with respect to the Distribution Date.

                           (iii) The Securities Administrator, on behalf of the Trustee, is making a claim under the Policy for the Shortfall to be applied to distributions of principal or interest or both with respect to the Insured Certificates.

                           (iv) The Securities Administrator, on behalf of the Trustee, agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Scheduled Payments on the Insured Certificates when due; (b) not apply such funds for any other purpose;
         (c) not commingle such funds with other funds held by the Securities Administrator, on behalf of the Trustee, and (d) maintain an accurate record of such payments with respect to each Insured Certificate and the corresponding claim on the Policy and proceeds thereof and, if the Insured Certificate is required to be surrendered or presented for such payment, shall stamp on each such Insured Certificate the legend "$[insert applicable amount] paid by Financial Security and the balance hereof has been cancelled and reissued" and then shall deliver such Insured Certificate to Financial Security.

                           (v) The Securities Administrator, on behalf the Trustee and the Holders, hereby assigns to Financial Security (a) the rights of the Holders with respect to the Insured Certificates to the extent of any payments under the Policy and (b) any claims of and amounts due to the Holders in respect of securities law, fraud or other claims arising out of or relating to the offer and sale of the Insured Certificates. The foregoing assignments are in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. Payments to Financial Security in respect of the foregoing assignments shall in all cases be subject to and subordinate to the rights of the Holders to receive all Scheduled Payments in respect of the Insured Certificates. The Securities Administrator, on behalf of the Trustee, shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

                           (vi) The Securities Administrator, on behalf of the Trustee and the Holders, hereby appoints Financial Security as agent and attorney-in-fact for the Securities Administrator, the Trustee and each such Holder in any legal proceeding with respect to the Insured Certificates. The Securities Administrator, on behalf of the Trustee, hereby agrees that Financial Security may at any time during the continuation of any proceeding by or against the Trust under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any distribution made with respect to the Insured Certificates (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim, at the expense of Financial Security but subject to reimbursement as provided in the Pooling and Servicing Agreement and (C) the posting of any surety, supersedes or performance bond pending any such appeal. In addition, the Securities Administrator, on behalf of the Trustee, hereby agrees that Financial Security shall be subrogated to, and the Securities Administrator, on its behalf and on behalf of the Trustee and each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Securities Administrator, the Trustee and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

                           (vii) Payment should be made by wire transfer directed to Distribution Account.

         Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

         IN WITNESS WHEREOF, the Securities Administrator, on behalf of the Trustee, has executed and delivered this Notice of Claim and Certificate as of the _________ day of ______________,_________.



                                               WELLS FARGO BANK, N.A.,
                                               as Securities Administrator


                                               By
                                                  ------------------------------
                                               Title
                                                     ---------------------------


--------------------------------------------------------------------------------

For Financial Security or Fiscal Agent Use Only


Wire transfer sent on                       by
                     ----------------------   ----------------------------------



Confirmation Number
                   ---------------------

                                                                    Exhibit 10.8

                                   EXHIBIT CC

                         CERTIFICATE INSURANCE AGREEMENT

================================================================================


                        INSURANCE AND INDEMNITY AGREEMENT

                                      among

                        FINANCIAL SECURITY ASSURANCE INC.

                          GS MORTGAGE SECURITIES CORP.

                                       and

                         GOLDMAN SACHS MORTGAGE COMPANY

                           Dated as of August 30, 2007

                             GSAMP Trust 2007-HSBC1
                  Asset-Backed Certificates, Series 2007-HSBC1
                     $522,538,000 Class Certificate Balance
                             Class A-1 Certificates


================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I
                          DEFINITIONS; LIMITED RECOURSE

Section 1.01.     Definitions...................................................
Section 1.02.     Limited Recourse..............................................

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.     Representations and Warranties of the Depositor and the
                  Company.......................................................
Section 2.02.     Affirmative Covenants of the Company and the Depositor........
Section 2.03.     Negative Covenants of the Company and the Depositor...........

                                   ARTICLE III
                   THE POLICY; REIMBURSEMENT; INDEMNIFICATION

Section 3.01.     Issuance of the Policy........................................
Section 3.02.     Payment of Fees and Premium...................................
Section 3.03.     Reimbursement and Additional Payment Obligation...............
Section 3.04.     Indemnification...............................................
Section 3.05.     Subrogation...................................................

                                   ARTICLE IV
                               FURTHER AGREEMENTS

Section 4.01.     Effective Date; Term of Agreement.............................
Section 4.02.     Obligations Absolute..........................................
Section 4.03.     Assignments; Reinsurance; Third-party Rights..................
Section 4.04.     Liability of FSA..............................................

                                    ARTICLE V
                           EVENTS OF DEFAULT; REMEDIES

Section 5.01.     Events of Default.............................................
Section 5.02.     Remedies; Waivers.............................................

                                   ARTICLE VI
                                  MISCELLANEOUS

Section 6.01.     Amendments, Etc...............................................
Section 6.02.     Notices.......................................................
Section 6.03.     Payment Procedure.............................................
Section 6.04.     Severability..................................................
Section 6.05.     Governing Law.................................................
Section 6.06.     Consent to Jurisdiction.......................................
Section 6.07.     Consent of FSA................................................
Section 6.08.     Counterparts..................................................
Section 6.09.     Trial by Jury Waived..........................................
Section 6.10.     Limited Liability.............................................
Section 6.11.     Entire Agreement..............................................

APPENDIX I         DEFINITIONS
APPENDIX A         CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICY

                        INSURANCE AND INDEMNITY AGREEMENT

      THIS INSURANCE AND INDEMNITY AGREEMENT (this "Agreement"), dated as of August 30, 2007, is among FINANCIAL SECURITY ASSURANCE INC. ("FSA"), GS MORTGAGE SECURITIES CORP. (the "Depositor") and GOLDMAN SACHS MORTGAGE COMPANY (the "Company").

                             INTRODUCTORY STATEMENTS

      Pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2007, among (i) the Depositor, (ii) Avelo Mortgage, LLC, as Servicer, (iii) HSBC Mortgage Services Inc., as the Responsible Party, (iv) Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, (v) Deutsche Bank National Trust Company, as trustee (the "Trustee") and (vi) Clayton Fixed Income Services, Inc., as credit risk manager, GSAMP Trust 2007-HSBC1, Asset-Backed Certificates, Series 2007-HSBC1, $522,538,000 original Class Certificate Balance of Class A-1 Certificates (the "Securities") are being issued.

      The Depositor and the Company have requested that FSA issue a financial guaranty insurance policy guarantying certain distributions of the principal of and interest on the Securities upon the terms and subject to the conditions provided herein.

      The parties hereto desire to specify the conditions precedent to the issuance of the Policy by FSA, the payment of premium in respect of the Policy, the indemnity and reimbursement to be provided to FSA in respect of amounts paid by FSA under the Policy or otherwise and certain other matters.

      In consideration of the premises and of the agreements herein contained, FSA, the Depositor and the Company hereby agree as follows:

                                    ARTICLE I

                          DEFINITIONS; LIMITED RECOURSE

      Section 1.01. Definitions. Capitalized terms used herein shall have the meanings provided in Appendix I hereto unless the context otherwise requires.

      Section 1.02. Limited Recourse. Notwithstanding any provision of this Agreement to the contrary, the payment obligations set forth herein (other than those set forth in Sections 3.02(a), (b), (c) and (d)(i), Sections 3.03(b),
(c)(ii) and (d), and Section 3.04) shall be nonrecourse obligations with respect to the Company and the Depositor and shall be payable only from moneys available for such payment in accordance with the provisions of the Pooling and Servicing Agreement (except to the extent that any such payment obligation arises from a failure to perform or default of the Depositor or the Company or any affiliate thereof under any Transaction Document or by reason of gross negligence, willful misconduct or bad faith on the part of the Depositor or the Company in the performance of its duties and obligations thereunder or reckless disregard by the Depositor or the Company of its duties and obligations thereunder).

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 2.01. Representations and Warranties of the Depositor and the Company. Each of the Depositor and the Company, jointly and severally, represents, warrants and covenants to FSA, as of the date hereof and as of the Date of Issuance, as follows:

            (a) Due Organization and Qualification. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York. The Depositor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and the Depositor is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents to which it is a party, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would, in any respect, have a material adverse effect upon the Transaction.

            (b) Power and Authority. Each of the Company and the Depositor has all necessary partnership or corporate, as applicable, power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transaction.

            (c) Due Authorization. The execution, delivery and performance of the Transaction Documents to which it is a party by each of the Company and the Depositor have been duly authorized by all necessary partnership or corporate action, as applicable, and do not require any approvals or consents or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or either the Company's partners or the Depositor's stockholders which have not been previously obtained or given by the Depositor or the Company, as applicable.

            (d) Noncontravention. Neither the execution and delivery of the Transaction Documents to which it is a party by the Company or the Depositor, as applicable, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents,

                  (i) (A) conflicts with or results in any breach or violation of any provision of the organizational documents of the Depositor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Depositor or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over either the Depositor; or

                  (B) conflicts with or results in any breach or violation of any provision of the organizational documents of the Company or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Company or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Company which conflict, breach or violation reasonably would be expected to result in a Material Adverse Change;

                  (ii) (A) constitutes a default by the Depositor under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Depositor is a party or by it or any of its properties is or may be bound or affected which would have an adverse effect on the Transaction;

                  (B) constitutes a default by the Company under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Company is a party or by which it or any of its properties is or may be bound or affected which would have a material adverse effect on the Transaction; or

                  (iii) results in or requires the creation of any Lien upon or in respect of any of the Company's or the Depositor's assets except as otherwise expressly contemplated by the Transaction Documents.

            (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Mortgage Loans, the Company or the Depositor, or any properties or rights of the Company or the Depositor, pending or, to the knowledge of either the Company or the Depositor after reasonable inquiry, threatened, which, in any case, if decided adversely to either the Company or the Depositor, would result in a Material Adverse Change with respect to the Company, the Depositor or any Mortgage Loan.

            (f) Valid and Binding Obligations. The Transaction Documents, when executed and delivered by the Company and the Depositor, as applicable, and the other parties thereto will constitute the legal, valid and binding obligations of the Company and the Depositor, as the case may be, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violation of federal securities laws. The Securities, when executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement and, together with the Other Certificates, will evidence the entire beneficial ownership interest in the Trust Fund.

            (g) Reserved.

            (h) Reserved.

            (i) Accuracy of Information. None of the Provided Documents contain any statement of a material fact with respect to the Company, the Depositor or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of the Provided Documents, there has been no change, nor any development or event involving a prospective change known to the Depositor or the Company, that would render any of the Provided Documents untrue or misleading in any material respect. There is no fact known to the Depositor or the Company which could reasonably be expected to cause a Material Adverse Change with respect to the Company, the Depositor or the Mortgage Loans.

            (j) Compliance With Securities Laws. The offer and sale of the Securities comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, and except with respect to the Financial Security Information (as defined in the Indemnification Agreement), the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Trust nor the Trust Fund is required to be registered as an "investment company" under the Investment Company Act. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act.

            (k) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by either the Company or the Depositor in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Company or the Depositor which, if enforced, would result in a Material Adverse Change with respect to the Company or the Depositor or any Mortgage Loan.

            (l) Good Title; Absence of Liens; Security Interest. Immediately prior to the transfer to the Trust, the Depositor is the owner of, and has good and marketable title to, the Mortgage Loans free and clear of all Liens and Restrictions on Transferability, and has full right, corporate power and lawful authority to assign, transfer and pledge the Mortgage Loans. In the event that, in contravention of the intention of the parties, the transfer of the Mortgage Loans by the Depositor to the Trust is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Trustee shall, for the benefit of the Certificateholders and FSA, have a valid and perfected first priority security interest in the Mortgage Loans free and clear of all Liens and Restrictions on Transferability.

            (m) Taxes. Each of the Company and the Depositor has filed prior to the date hereof all federal and state tax returns that are required to be filed and has paid all taxes, including any assessments received by either entity that are not being contested in good faith, to the extent that such taxes have become due, except with respect to any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Company or the Depositor. Any taxes, fees and other governmental charges payable by either the Company or the Depositor in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.

            (n) Solvency; Fraudulent Conveyance. Each of the Company and the Depositor is solvent and will not be rendered insolvent by the transactions contemplated by the Transaction Documents and, after giving effect to such transactions, neither the Company nor the Depositor will be left with an unreasonably small amount of capital with which to engage in its business. Neither the Company nor the Depositor intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither the Company nor the Depositor contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Company or the Depositor or any of their assets. The amount of consideration being received by the Company upon the sale of the Mortgage Loans to the Depositor constitutes reasonably equivalent value and fair consideration for the Mortgage Loans. The Company is not transferring the Mortgage Loans to the Depositor, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Company's creditors. The amount of consideration being received by the Depositor upon the sale of the Securities to Goldman, Sachs & Co. (the "Underwriter") constitutes reasonably equivalent value and fair consideration for the interest in the Mortgage Loans evidenced by the Securities. The Depositor is not transferring the Mortgage Loans to the Trust or selling the Securities to the Underwriter, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Depositor's creditors.

            (o) Transaction Documents. Each of the representations and warranties of the Company or the Depositor contained in the Transaction Documents is true and correct in all material respects and the Company and the Depositor hereby make each such representation and warranty to, and for the benefit of, FSA as if the same were set forth in full herein.

            (p) Reserved.

            (q) Compliance With Anti-Money Laundering Laws. No practice, procedure or policy employed or proposed to be employed by either the Company or the Depositor in the conduct of its business violates any anti-money laundering law or regulation (including, without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to either the Company or the Depositor.

        Section 2.02. Affirmative Covenants of the Company and the Depositor. The Company and the Depositor hereby agree that during the Term of the Agreement, unless FSA shall otherwise expressly consent in writing:

            (a) Existence. Each of the Company and the Depositor shall maintain its respective existence and shall at all times continue to be duly organized under the laws of the States of New York and Delaware, respectively, and duly qualified and duly authorized (as described in Sections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its respective organizational documents.

            (b) Compliance With Agreements and Applicable Laws. Each of the Company and the Depositor shall perform each of its obligations under the Transaction Documents to which it is a party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all requirements of any law, rule or regulation applicable to it in all circumstances where non-compliance reasonably could be expected to result in a Material Adverse Change with respect to the Company, the Depositor or any Mortgage Loan. The Securities shall be offered and sold in accordance with any applicable law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents.

            (c) Other Information. Each of the Company and the Depositor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, and shall clearly reflect therein, in the case of the Company, the transfer of the Mortgage Loans to the Depositor as a sale of the Company's interest in the Mortgage Loans and in the case of the Depositor, the transfer of the Mortgage Loans to the Trust and the sale of the Securities to the Underwriter as a sale of the Depositor's interest in the Mortgage Loans. Each of the Company and the Depositor shall furnish or cause to be furnished to FSA:

                  (i) Other Information. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by the Company or the Depositor pursuant to the terms of the Transaction Agreements and, promptly upon request, such other data as FSA may reasonably request; provided, however, that neither the Company nor the Depositor shall be required to deliver any such items if provision by some other party to FSA is required under the Transaction Documents unless such other party wrongfully fails to deliver such item. Each of the Company and the Depositor shall, upon the request of FSA, permit FSA or its authorized agents (A) to inspect its books and records as they may relate to the Securities, the Mortgage Loans, its obligations under the Transaction Documents, the Transaction and, but only following the occurrence of a Trigger Event, its business and (B) to discuss the affairs, finances and accounts of the Company or the Depositor with a senior officer of the Company or the Depositor, as applicable, no more frequently than annually unless a Trigger Event has occurred. The books and records of the Company and the Depositor will be maintained at the address of the Company designated herein for receipt of notices, unless the Company or the Depositor, as applicable, shall otherwise advise the parties hereto in writing.

                  (ii) The Company shall provide or cause to be provided to FSA an executed original copy of each document executed in connection with the transaction within 30 days after the date of closing.

            (d) Reserved..

            (e) Notice of Material Events. Each of the Company and the Depositor shall promptly inform FSA in writing of the occurrence of any of the following:

                  (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against the Company or the Depositor pertaining to the Mortgage Loans in general, (B) with respect to a material portion of the Mortgage Loans or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Mortgage Loans;

                  (ii) any change in the location of the Company's or the
            Depositor's principal office or any change in the location of the Company's or the Depositor's books and records;

                  (iii) the occurrence of any Trigger Event, Default or Event of
            Default; or

                  (iv) any other event, circumstance or condition that has
            resulted, or that could reasonably be expected to result, in a Material Adverse Change in respect of the Company or the Depositor.

            (f) Further Assurances. Each of the Company and the Depositor shall, upon the request of FSA, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 30 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trustee, for the benefit of the Certificateholders and FSA, in the Mortgage Loans, free and clear of all Liens and Restrictions on Transferability except the Lien in favor of the Trustee, for the benefit of the Certificateholders and FSA, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement. In addition, each of the Company and the Depositor agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

            (g) Retirement of Securities. Each of the Company and the Depositor shall cause the Trustee or the Securities Administrator, upon retirement of the Securities pursuant to the Pooling and Servicing Agreement or otherwise, to furnish to FSA a notice of such retirement, and, upon retirement of the Securities and the expiration of the term of the Policy, to surrender the Policy to FSA for cancellation.

            (h) Third-party Beneficiary. Each of the Company and the Depositor agrees that FSA shall have all rights of a third-party beneficiary in respect of the Pooling and Servicing Agreement and any certificates delivered by the Company or the Depositor as of the Closing Date and the Depositor incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of FSA.

            (i) Special Purpose Entity. The Depositor (A) hereby confirms that as of the Date of Issuance the facts and assumptions set forth in the true sale opinion delivered by its counsel on the Date of Issuance (the "True Sale Opinion") are true and correct and (B) shall take such actions as are necessary on its part to ensure that the facts and assumptions set forth in the True Sale Opinion remain true and correct at all times.

      Section 2.03. Negative Covenants of the Company and the Depositor. Each of the Company and the Depositor hereby agrees that during the Term of the Agreement, unless FSA shall otherwise expressly consent in writing:

            (a) Restrictions on Liens. Neither the Company nor the Depositor shall (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Mortgage Loans except for the Lien in favor of the Trustee, for the benefit of the Certificateholders and FSA, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Company or the Depositor as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Mortgage Loans, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Certificateholders and FSA.

            (b) Impairment of Rights. Neither the Company nor the Depositor shall take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Certificateholders or FSA,
      (ii) result in a Material Adverse Change in respect of any Mortgage Loan or (iii) impair the ability of the Company or the Depositor to perform its obligations under the Transaction Documents.

            (c) Waiver, Amendments, Etc. Neither the Company nor the Depositor shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents (other than any amendment to the Offering Document required by law, as evidenced by an opinion of counsel addressed to FSA).

            (d) Reserved.

            (e) Insolvency. The Company shall not commence, nor shall it suffer the commencement of any case, proceeding or other action with respect to the Depositor (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Depositor or for all or any substantial part of its assets or make a general assignment for the benefit of its creditors. The Company shall not take, nor shall it suffer, any action in furtherance of, or indicating the consent to, approval of, or acquiescence in, any of the acts set forth above with respect to the Depositor. The Depositor shall not admit in writing its inability to pay its debts.

            (f) Compliance With Anti-Money Laundering Laws. Neither the Company nor the Depositor will employ any practice, procedure or policy in the conduct of its business that would violate any anti-money laundering law or regulation (including, without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to either the Company or the Depositor.

                                   ARTICLE III

                   THE POLICY; REIMBURSEMENT; INDEMNIFICATION

      Section 3.01. Issuance of the Policy. FSA agrees to issue the Policy subject to satisfaction of the conditions precedent set forth in Appendix A hereto.

        Section 3.02. Payment of Fees and Premium.

            (a) Legal Fees. On the Date of Issuance, the Company or the Depositor shall pay or cause to be paid legal fees and disbursements incurred by FSA in connection with the issuance of the Policy, unless otherwise agreed between the Company and FSA.

            (b) Rating Agency Fees. The initial fees of S&P and Moody's with respect to the Securities and the transactions contemplated hereby shall be paid by the Company or the Depositor in full on the Date of Issuance, or otherwise provided for to the satisfaction of FSA. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Securities shall be for the account of, and shall be billed to, the Company. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Securities, in which case the cost for such agency shall be paid by the Company.

            (c) Auditor's Fees. In the event that FSA's auditors are required to provide information or any consent in connection with the Offering Document prepared prior to the Date of Issuance, fees therefor not exceeding $6,000 shall be paid by the Company. The Company shall pay on demand any additional fees of FSA's auditors payable in respect of any Offering Document that are incurred after the Date of Issuance. It is understood that FSA's auditors shall not incur any additional fees in respect of future Offering Documents except at the request of or with consent of the Company.

            (d) Premium. In consideration of the issuance by FSA of the Policy, FSA shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, directly from the Company and (ii) in the case of Premium due after the Date of Issuance, in accordance with Section
      4.02 of the Pooling and Servicing Agreement. The Premium paid hereunder or under the Pooling and Servicing Agreement shall be nonrefundable without regard to whether FSA makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity. All payments of Premium shall be made by wire transfer to an account designated from time to time by FSA by written notice to the Company and the Depositor.

        Section 3.03. Reimbursement and Additional Payment Obligation.

            (a) As and when due in accordance with and from the funds specified in Section 4.02 of the Pooling and Servicing Agreement, FSA shall be entitled to reimbursement for any payment made by FSA under the Policy, which reimbursement shall be due and payable on the date that any amount is paid under the Policy, in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

            (b) The Depositor and the Company agree to pay to FSA, as and when incurred, any and all out-of-pocket charges, fees, costs and expenses which FSA or its affiliates may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy, to the extent FSA has not been immediately reimbursed on the date that any amount is paid by FSA under the Policy, or other administrative expenses relating to such payments under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents or the Transaction, (iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document whether or not executed or completed, or (iv) any review or investigation made by FSA in those circumstances where its approval or consent is sought under any of the Transaction Documents; costs and expenses shall include the reasonable fees and expenses charged by Transaction Services Corporation, an affiliate of FSA, spent in connection with the actions described in clause
      (ii) above; and FSA reserves the right to charge a reasonable fee as a condition to executing any amendment, waiver or consent proposed in respect of any of the Transaction Documents;

            (c) The Depositor and the Company agree to pay to FSA, as and when incurred, interest on any and all amounts described in (i) Section 3.03(b) or (ii) Section 3.02(d), in each case from the date due to FSA pursuant to the provisions hereof until payment thereof in full, payable to FSA at the Late Payment Rate per annum; together with interest on overdue interest, compounded monthly; and

            (d) The Depositor and the Company agree to pay to FSA, as and when incurred, any payments made by FSA on behalf of, or advanced to, the Company, including, without limitation, any amounts payable by the Company pursuant to the Securities or any other Transaction Documents; and any payments made by FSA as, or in lieu of, any servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of FSA to third parties in connection with the Transaction.

      All such amounts are to be immediately due and payable without demand, in full without any requirement on the part of FSA to seek reimbursement from any other sources of indemnity therefor or to allocate expenses to other transactions benefiting therefrom.

      Notwithstanding any provision of this Section to the contrary, the payment obligations set forth herein (other than those set forth in subsections (b), (c)(i) and (ii) above) shall be nonrecourse obligations with respect to the Company and the Depositor and shall be payable only from moneys available for such payment in accordance with the provisions of the Pooling and Servicing Agreement (except to the extent that any such payment obligation arises from a failure to perform or default of the Company, the Depositor or any affiliate thereof under any Transaction Document or by reason of negligence, willful misconduct or bad faith on the part of the Company or the Depositor in the performance of its duties and obligations thereunder or reckless disregard by either the Company or the Depositor of its duties and obligations thereunder).

        Section 3.04. Indemnification.

            (a) Indemnification by the Company and the Depositor. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Company and the Depositor, jointly and severally, agree to pay, and to protect, indemnify and save harmless, FSA and its officers, directors, shareholders, employees, agents and each Person, if any, who controls FSA within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                  (i) the gross negligence, bad faith, willful misconduct,
            misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Company, the Depositor or any affiliate thereof arising from or relating to the Transaction;

                  (ii) the breach by the Company, the Depositor or any affiliate thereof of any representation, warranty or covenant under any of the Transaction Documents (other than a representation or warranty in respect of the Mortgage Loans referenced in Section 2.06 of the Pooling and Servicing Agreement, provided that the Depositor has satisfied its obligations under Section 2.06 of the Pooling and Servicing Agreement), or the occurrence, in respect of the Company, the Depositor or any affiliate thereof, under any of the Transaction Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default";

                  (iii) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in Financial Security Information (as defined in the Indemnification Agreement);

                  (iv) any statement, omission or action by the Company or the
            Depositor or any affiliate thereof in connection with the offering, issuance, sale, remarketing or delivery of the Certificates; or

                  (v) the violation by the Company or the Depositor or any
            affiliate thereof of any federal, state or foreign law, rule or regulation or any judgment, order or decree applicable to it.

            (b) Conduct of Actions or Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against FSA, any officer, director, shareholder, employee or agent of FSA or any Person controlling FSA (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which indemnity may be sought from the Company or the Depositor (the "Indemnifying Party") hereunder, FSA shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to FSA and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed within a reasonable period of time to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to FSA in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent which consent shall not be unreasonably withheld, conditioned or delayed, but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (b) the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

            (c) Contribution. To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless for any Indemnified Party (other than due to application of this Section 3.04(c)), the Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

            The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth within the control of, the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      Section 3.05. Subrogation. Subject only to the priority of payment provisions of the Pooling and Servicing Agreement, the Company and the Depositor each acknowledge that, to the extent of any payment made by FSA pursuant to the Policy, FSA is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Certificateholders to any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise. The Company and the Depositor each agree to such subrogation and, further, agree to execute such instruments and to take such actions as, in the sole judgment of FSA, are necessary to evidence such subrogation and to perfect the rights of FSA to receive any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

      Section 4.01. Effective Date; Term of Agreement. This Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as FSA is no longer subject to a claim under the Policy and the Policy shall have been surrendered to FSA for cancellation and (b) all amounts payable to FSA and the Certificateholders under the Transaction Documents and under the Securities have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Agreement.

        Section 4.02. Obligations Absolute.

            (a) The payment obligations of the Company and the Depositor hereunder shall be absolute and unconditional, and shall be paid strictly in accordance with this Agreement under all circumstances irrespective of
      (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents, the Securities or the Policy; (ii) any exchange or release of any other obligations hereunder; (iii) the existence of any claim, setoff, defense, reduction, abatement or other right which the Company or the Depositor may have at any time against FSA or any other Person; (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of the Policy, or any statement therein being untrue or inaccurate in any respect; (v) any failure of the Company or the Depositor to receive the proceeds from the sale of the Securities;
      (vi) any breach by the Company or the Depositor of any representation, warranty or covenant contained in any of the Transaction Documents; or
      (vii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of, the Company or the Depositor in respect of any Transaction Document.

            (b) The Company and the Depositor and any and all others who are now or may become liable for all or part of the obligations of the Company or the Depositor under this Agreement agree to be bound by this Agreement and
      (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness, if any, and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest;
      (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Company or the Depositor;
      (v) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vi) consent to any and all extensions of time that may be granted by FSA with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (vii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

            (c) Nothing herein shall be construed as prohibiting the Company or the Depositor from pursuing any rights or remedies it may have against any Person other than FSA in a separate legal proceeding.

        Section 4.03. Assignments; Reinsurance; Third-party Rights.

            (a) This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Depositor nor the Company may assign its rights under this Agreement, or delegate any of its duties hereunder, without the prior written consent of FSA, such consent not to be unreasonably withheld. Any assignment made in violation of this Agreement shall be null and void.

            (b) FSA shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as FSA may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve FSA of any of its obligations hereunder or under the Policy.

            (c) In addition, FSA shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of FSA in connection therewith any rights of FSA under the Transaction Documents or with respect to any real or personal property or other interests pledged to FSA, or in which FSA has a security interest, in connection with the Transaction.

            (d) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Certificateholder, other than FSA, against the Company or the Depositor, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Certificateholder shall have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by the Company or the Depositor pursuant to Section 3.02, 3.03 or 3.04 hereof.

      Section 4.04. Liability of FSA. Neither FSA nor any of its officers, directors or employees shall be liable or responsible for (a) the use which may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to FSA (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless FSA had actual knowledge thereof). In furtherance and not in limitation of the foregoing, FSA (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

      Section 5.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

            (a) any representation or warranty made by the Depositor or the Company under any of the Transaction Documents, or in any certificate or report furnished under any of the Transaction Documents, shall prove to be untrue or incorrect in any material respect; provided, however, that if the Depositor or the Company effectively cures any such defect in any representation or warranty under any Transaction Document, or certificate or report furnished under any Transaction Document, within the time period specified in the relevant Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default hereunder;

            (b) (i) the Depositor or the Company shall fail to pay when due any amount payable by the Depositor or the Company under any of the Transaction Documents unless such amounts are paid in full within any applicable cure period explicitly provided for under the relevant Transaction Document; (ii) the Depositor or the Company shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto, provided that, with respect to any law or judicial action within the scope of this clause
      (iii), the Company and the Depositor shall, at their expense, have 30 days to reinstate the binding effect of this Insurance Agreement or any other Transaction Documents;

            (c) the Depositor or the Company shall fail to perform or observe in a material respect any other covenant or agreement contained in any of the Transaction Documents (except for the obligations described under clause
      (b) above) and such failure shall continue for a period of 30 days after written notice given to the Depositor or the Company, as applicable; provided, however, that, if such failure shall be of a nature that it cannot be cured within 30 days, such failure shall not constitute an Event of Default hereunder if within such 30-day period the Depositor or the Company, as applicable, shall have given notice to FSA of corrective action it proposes to take, which corrective action is agreed in writing by FSA to be satisfactory and the Depositor or the Company, as applicable, shall thereafter pursue such corrective action diligently until such default is cured;

            (d) reserved;

            (e) the Company or the Depositor shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate the Company or the Depositor insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming the Company or the Depositor as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against the Company or the Depositor under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against the Company or the Depositor seeking liquidation of the Company's or the Depositor's assets and the Company or the Depositor shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 days or there shall be appointed or the Company or the Depositor shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Company or the Depositor or the whole or any substantial part of either of their properties or assets or the Company or the Depositor shall take any corporate action in furtherance of any of the foregoing; and

            (f) the occurrence and continuance of an "event of default" or any similar occurrence however denominated (excluding Events of Default set forth in Section 7.01 of the Pooling and Servicing Agreement), in each case under any of the Transaction Documents.

        Section 5.02. Remedies; Waivers.

            (a) Upon the occurrence of an Event of Default or in the event that any demand for payment shall be made under the Policy, FSA may exercise any one or more of the rights and remedies set forth below:

                  (i) exercise any rights and remedies available under the
            Transaction Documents in its own capacity or in its capacity as the Person entitled to exercise the rights of the Certificateholders in respect of the Securities; or

                  (ii) take whatever action at law or in equity may appear
            necessary or desirable in its judgment to enforce performance of any obligation of the Company or the Depositor, as applicable, under the Transaction Documents.

            (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Transaction Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle FSA to exercise any remedy reserved to FSA in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.

            (c) If any proceeding has been commenced to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to FSA, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of FSA shall continue as though no such proceeding had been instituted.

            (d) FSA shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by FSA and delivered to the Company or the Depositor. Any such waiver may only be effected in writing duly executed by FSA, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.01. Amendments, Etc. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

      Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

               (a)    To FSA:               Financial Security Assurance Inc.
                                            31 West 52nd Street
                                            New York, NY 10019
                                            Attention: Surveillance Department
                                            Re: GS Mortgage Securities Corp.,
                                            GSAMP Trust 2007-HSBC1,
                                            Mortgage-Backed Certificates,
                                            Series 2007-HSBC1
                                            Confirmation: (212) 826-0100
                                            Facsimile: (212) 339-3518,
                                            (212) 339-3529 (in each case in
                                            which notice or other communication
                                            to FSA refers to an Event of
                                            Default, an Event of Default under
                                            the Pooling and Servicing Agreement,
                                            a claim on the Policy or with
                                            respect to which failure on the part
                                            of FSA to respond shall be deemed to
                                            constitute consent or acceptance,
                                            then a copy of such notice or other
                                            communication should also be sent to
                                            the attention of each of the General
                                            Counsel and the Head-Financial
                                            Guaranty Group and shall be marked
                                            to indicate "URGENT MATERIAL
                                            ENCLOSED.")


               (b)    To the Depositor
                      and the Company:      Goldman Sachs Mortgage Company.
                                            85 Broad Street
                                            New York, NY  10004
                                            Attention:  Principal Finance
                                            Group/Michael Dente and Asset
                                            Management Group/Senior Asset
                                            Manager
                                            Facsimile:  (212) 902-3000

      A party may specify an additional or different address or addresses by writing mailed or delivered to the other party as aforesaid. All such notices and other communications shall be effective upon receipt.

      Section 6.03. Payment Procedure. In the event of any payment by FSA for which it is entitled to be reimbursed or indemnified as provided above, the Company and the Depositor each agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to FSA. All payments to be made to FSA under this Agreement shall be made to FSA in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as FSA shall otherwise direct by written notice to the Company. In the event that the date of any payment to FSA or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to FSA under this Agreement shall bear interest at the Late Payment Rate from the date due to the date paid, and shall include interest on overdue interest, compounded monthly.

      Section 6.04. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

      Section 6.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Section 6.06. Consent to Jurisdiction.

            (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

            (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

            (c) The Company hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, New York 10019, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Company agrees that service of such process upon such Person shall constitute personal service of such process upon it.

            (d) Nothing contained in the Agreement shall limit or affect FSA's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Company or the Depositor or their property in the courts of any jurisdiction.

      Section 6.07. Consent of FSA. In the event that FSA's consent is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by FSA in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

      Section 6.08. Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

      Section 6.09. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

      Section 6.10. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

      Section 6.11. Entire Agreement. This Agreement, the Premium Letter and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Insurance and Indemnity Agreement, all as of the day and year first above written.

                                        FINANCIAL SECURITY ASSURANCE INC.

                                        By /s/ Dave Williams
                                           -------------------------------------
                                           Authorized Officer

                                        GS MORTGAGE SECURITIES CORP.

                                        By /s/ Michelle Gill
                                          --------------------------------------
                                        Name  Michelle Gill
                                             -----------------------------------
                                        Title Vice President
                                              ----------------------------------


                                        GOLDMAN SACHS MORTGAGE COMPANY, a New
                                        York limited partnership

                                        By:  Goldman Sachs Real Estate Funding
                                             Corp., its General Partner

                                        By /s/ Greg A. Finck
                                          --------------------------------------
                                        Name: Greg A. Finck
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


              [SIGNATURE PAGE TO INSURANCE AND INDEMNITY AGREEMENT]

                                   APPENDIX I

                                   DEFINITIONS

      "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the City of New York, New York or the state in which the corporate trust office of the Trustee or the Securities Administrator is authorized or obligated by law or executive order to be closed.

      "Certificateholders" means registered holders of the Securities.

      "Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Commission" means the Securities and Exchange Commission.

      "Date of Issuance" means the date on which the Policy is issued as specified therein.

      "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

      "Event of Default" means any event of default specified in Section 5.01 of the Insurance Agreement.

      "Expiration Date" means the final date of the Term of This Policy, as specified in the Policy.

      "Fiscal Agent" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

      "Free Writing Prospectus" means the Free Writing Prospectus, dated August 24, 2007.

      "FSA" means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

      "Indemnification Agreement" means the (i) Indemnification Agreement, dated August 30, 2007, among FSA, the Depositor and the Underwriter, as the same may be amended from time to time.

      "Insurance Agreement" means this Insurance and Indemnity Agreement, dated as of August 30, 2007, among FSA, the Depositor and the Company, as the same may be amended from time to time.

      "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "IRS" means the Internal Revenue Service.

      "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by JP Morgan Chase Bank at its principal office in the City of New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JP Morgan Chase Bank) plus 3%, and (ii) the then applicable highest rate of interest on the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Lien" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

      "Material Adverse Change" means, (a) in respect of any Person, a material adverse change in the ability of such Person to perform its obligations under any of the Transaction Documents to which it is a party and (b) in respect of any Mortgage Loan, a material adverse change in (i) the value or marketability of such Mortgage Loan or (ii) the probability that amounts now or hereafter due in respect of such Mortgage Loan will be collected on a timely basis.

      "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by FSA.

      "Mortgage Loan" has the meaning provided in the Pooling and Servicing Agreement).

      "Notice of Claim" means a Notice of Claim and Certificate in the form attached as Exhibit A to Endorsement No. 1 to the Policy.

      "Offering Document" means the Prospectus and the Free Writing Prospectus.

      "Other Certificates" means the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class X Certificates, Class P Certificates, Class R Certificates, Class RC Certificates and Class RX Certificates as each such class is defined in the Pooling and Servicing Agreement and is issued under the Pooling and Servicing Agreement together with the Securities.

      "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, limited liability partnership, partnership or other organization or entity (whether governmental or private).

      "Policy" means the financial guaranty insurance policy, including any endorsements thereto, issued by FSA with respect to the Securities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of August 1, 2007, among the (i) Depositor, (ii) Avelo Mortgage, L.L.C., as Servicer, (iii) HSBC Mortgage Services Inc., as the Responsible Party, (iv) Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, (v) the Trustee and (vi) Clayton Fixed Income Services Inc., as Credit Risk Manager, on behalf of FSA and the Certificateholders, pursuant to which the Securities are to be issued and the Mortgage Loans are to be serviced and administered, as the same may be amended from time to time.

      "Premium" means the premium payable in accordance with Section 3.02 of the Insurance Agreement.

      "Premium Letter" means the side letter between FSA, the Depositor and the Company dated the Date of Issuance in respect of the premium payable in consideration of the issuance of the Policy.

      "Prospectus" means the Prospectus, dated February 13, 2007, as supplemented by the Prospectus Supplement, dated August 29, 2007.

      "Provided Documents" means the Transaction Documents and any documents, agreements, instruments, schedules, certificates, statements, cash flow schedules, number runs or other writings or data furnished to FSA by or on behalf of the Company with respect to the Company, the Depositor, any of their affiliates or the Transaction.

      "Restrictions on Transferability" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.

      "Securities" means the GS Mortgage Securities Corp., GSAMP Trust 2007-HSBC1, Mortgage-Backed Certificates, Series 2007-HSBC1, $522,538,000 initial Class Certificate Balance Class A-1 Certificates issued pursuant to the Pooling and Servicing Agreement.

      "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by FSA.

      "Subsidiary" means, with respect to any Person, any corporation of which a majority of the outstanding shares of capital stock having ordinary voting power for the election of directors is at the time owned by such Person directly or through one or more Subsidiaries.

      "Term of the Agreement" shall be determined as provided in Section 4.01 of the Insurance Agreement.

      "Term of This Policy" has the meaning provided in the Policy.

      "Transaction" means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.

      "Transaction Documents" means the Insurance Agreement, the Indemnification Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement and the Premium Letter.

      "Trigger Event" means the occurrence of any one of the following: (a) an Event of Default under the Insurance Agreement has occurred and is continuing,
(b) any legal proceeding or binding arbitration is instituted with respect to the Transaction, (c) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of the Company or the Depositor or of a material portion of the Mortgage Loans, or (d) FSA pays a claim under the Policy.

      "Trust" means the trust created under the Pooling and Servicing Agreement.

      "Trustee" means Deutsche Bank National Trust Company as trustee under the Pooling and Servicing Agreement, and any successor thereto as trustee under the Pooling and Servicing Agreement.

      "Trust Fund" has the meaning provided in the Pooling and Servicing Agreement.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Underwriter" means Goldman, Sachs & Co.

      "Underwriting Agreement" means the Underwriting Agreement, dated August 29, 2007, between the Depositor and the Underwriter with respect to the offer and sale of the Securities, as the same may be amended from time to time.

                                   APPENDIX A

                 CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICY

      (a) Payment of Initial Premium and Expenses; Premium Letter. FSA shall have been paid, by or on behalf of Company or the Depositor, a nonrefundable Premium and shall have been reimbursed, by or on behalf of the Company or the Depositor, for other fees and expenses identified in Section 3.02 below as payable at closing and FSA shall have received a fully executed copy of the Premium Letter.

      (b) Transaction Documents. FSA shall have received a copy of each of the Transaction Documents, in form and substance satisfactory to FSA, duly authorized, executed and delivered by each party thereto. Without limiting the foregoing, the provisions of the Pooling and Servicing Agreement relating to the payment to FSA of Premium due on the Policy and the reimbursement to FSA of amounts paid under the Policy shall be in form and substance acceptable to FSA in its sole discretion.

      (c) Certified Documents and Resolutions. FSA shall have received a copy of
(i) the certificate of incorporation and bylaws of the Company and of the Depositor and (ii) the resolutions of the Board of Directors of each of the Company and the Depositor authorizing the issuance of the Securities and the execution, delivery and performance by the Company and the Depositor of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of each of the Company and the Depositor (which certificate shall state that such certificate of incorporation, bylaws and resolutions are in full force and effect without modification on the Date of Issuance).

      (d) Incumbency Certificate. FSA shall have received a certificate of the Secretary or an Assistant Secretary of each of the Company and the Depositor certifying the name and signatures of the officers of the Company and the Depositor authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

      (e) Representations and Warranties; Certificate. The representations and warranties of the Depositor and the Company in the Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance.

      (f) Opinions of Counsel. FSA shall have received opinions of counsel addressed to FSA, Moody's and S&P in respect of the Depositor and the Company, the other parties to the Transaction Documents and the Transaction in form and substance satisfactory to FSA, addressing such matters as FSA may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof.

      (g) Approvals, Etc. FSA shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, the approval of the shareholders of the Company and the Depositor, required in connection with the Transaction.

      (h) No Litigation, Etc. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction.

      (i) Legality. Prior to the Closing Date, no statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

      (j) Satisfaction of Conditions of Purchase Agreement. All conditions in the Purchase Agreement to the Initial Purchaser's obligation to purchase the Securities shall have been satisfied.

      (k) Issuance of Ratings. FSA shall have received confirmation that the Securities are rated "AAA" by S&P and "Aa2" by Moody's without regard to the Policy.

      (l) Delivery of Mortgage Notes. FSA shall have received evidence satisfactory to it that: (i) delivery has been made to the Trustee of the Mortgage Notes required to be so delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; and (ii) each Mortgage Note is endorsed as provided in Section 2.01 of the Pooling and Servicing Agreement.

      (m) No Default. No Default or Event of Default shall have occurred.

      (n) Additional Items. FSA shall have received such other documents, instruments, approvals or opinions as are required to be delivered by the Transaction Documents (unless delivery has been waived by FSA), including but not limited to evidence satisfactory to FSA that all conditions precedent, if any, in the Transaction Documents have been satisfied or waived by FSA.

                                                                    Exhibit 10.9

                                   EXHIBIT DD

                        CREDIT RISK MANAGEMENT AGREEMENT

GSAMP 2007-HSBC1

                        CREDIT RISK MANAGEMENT AGREEMENT
                        --------------------------------

            This CREDIT RISK MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of August 30, 2007 between Wells Fargo Bank, National Association (the "Master Servicer"), and Clayton Fixed Income Services Inc. (the "Credit Risk Manager" and collectively with the Master Servicer, the "Parties").

            WHEREAS, GSAMP Trust 2007-HSBC1 (the "Trust") was created on August 30, 2007 pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 2007 among GS MORTGAGE SECURITIES CORP., as Depositor, AVELO MORTGAGE, L.L.C., as Servicer, HSBC MORTGAGE SERVICES INC., as Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator.

            WHEREAS, The Trust has engaged the Credit Risk Manager to monitor and make recommendations to the Servicers retained by the Trust with respect to default management and reporting situations for the benefit of the Trust and its Certificateholders;

            WHEREAS, the Credit Risk Manager's role is: (i) to provide the Depositor with information and analysis regarding Mortgage Loans in the Trust;
(ii) to monitor the performance of the Servicers in managing Defaulted Mortgage Loans in the Trust; and (iii) to identify and monitor problems in the areas of underwriting, collateral, reporting, and servicing as they relate to the Mortgage Loans in the Trust;

            NOW THEREFORE, in consideration of the premises, the mutual agreements herein set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                             ARTICLE I - DEFINITIONS

            Section 1.01. Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of Colorado, California, Maryland, Minnesota, and New York, (b) the State in which the Servicer's servicing operations are located, or (c) the State in which any Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

            Credit Risk Manager: Clayton Fixed Income Services Inc., and its successors and assigns.

            Defaulted Mortgage Loan: Any Mortgage Loan that: (i) is 30 days or more delinquent; (ii) as to which there has been commencement of foreclosure;
(iii) as to which there has been forbearance in exercise of remedies upon default; (iv) which is subject to a repayment plan; (v) as to which any obligor is the subject of bankruptcy or receivership or an arrangement for the benefit of creditors; or (vi) the collateral for which has become real estate owned
(REO).

            Depositor: As defined in the recitals hereto.

            Distribution Date: With respect to distributions on the Certificates, the 25(th) day (or, if such 25(th) day is not a Business Day, the Business Day immediately succeeding such 25(th) day) of each month, with the first such date being September 25, 2007.

            Mortgage Loan: Any mortgage loan in the Trust.

            Servicers: AVELO MORTGAGE, L.L.C., and respective successor and assigns.

            Trust: As defined in the recitals hereto.

            Trustee: As defined in the recitals hereto.

            Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Pooling and Servicing Agreement.

                ARTICLE II - REPORTING AND ACCESS TO INFORMATION

            Section 2.01. Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement, the Master Servicer shall use reasonable efforts to provide to the Credit Risk Manager the following notices and reports in a timely manner and using the same methodology and calculations used in its monthly reports to the Certificateholders. If the Master Servicer does not receive the information from the related Servicer necessary for the Master Servicer to provide to the Credit Risk Manager the information described below within the time periods specified below, the Master Servicer will make reasonable efforts to obtain such information as soon as practicable. All such notices and reports shall be sent to the Credit Risk Manager in electronic format unless otherwise specified.

            (i) Defaulted Mortgage Loans: The Master Servicer shall, within ten Business Days after each month-end, commencing with the month ending September 30, 2007, provide to the Credit Risk Manager a report of each Defaulted Mortgage Loan, indicating the information contained in Exhibit A to this Agreement for the Due Period relating to the immediately preceding Distribution Date, to the extent such information is reasonably available to the Master Servicer.

            (ii) Liquidated Loans - Within ten Business Days after each month-end, commencing with the month ending September 30, 2007, the Master Servicer shall provide the Credit Risk Manager with a report listing each Mortgage Loan that has liquidated or paid off during the Due period relating to the immediately preceding Distribution Date. Such report shall specify, if applicable:

                  o     loan number;
                  o outstanding principal balance of the loan upon its liquidation;
                  o     Realized Loss or gain;
                  o     liquidation proceeds;
                  o     prepayment premiums collected.

            (b) The Master Servicer shall make its master servicing personnel available during their normal business hours to respond to reasonable inquiries of the Credit Risk Manager in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii) or (a)(iii) which has been given to the Credit Risk Manager, which inquiries may be written or oral; provided, however, that the Master Servicer shall only be required to provide information that is readily accessible to its master servicing personnel.

            (c) Notwithstanding anything to the contrary in this Agreement, the Credit Risk Manager shall be entitled to retain all records or other information supplied to it pursuant to this Agreement.

            Section 2.02. Credit Risk Manager's Responsibilities.

            (a) The Credit Risk Manager may provide the Master Servicer with information regarding the reporting, reconciliation or resolution of reporting discrepancies with respect to Mortgage Loans. Such information may be provided in writing or verbally.

            (b) The Parties acknowledge that the Credit Risk Manager does not have the right to direct the Master Servicer in performing its duties under the Pooling and Servicing Agreement.

            (c) The Credit Risk Manager agrees to protect the confidentiality of the Master Servicer, the Servicers, and other servicers and master servicers in the industry whose work is monitored by the Credit Risk Manager. Except as disclosed in its reports to the Depositor, the Credit Risk Manager shall not divulge any trade secrets of the Master Servicer, the details of the Master Servicer's proprietary systems or approaches, or any recommendations offered to the Master Servicer.

            Section 2.03. Termination. With respect to all Mortgage Loans, the Master Servicer's obligations under Section 2.01 and Section 2.02 shall terminate upon the termination of the Trust Fund.

            Section 2.04. Limitation of Liability. Neither the Master Servicer nor any of their respective directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager, the Master Servicer, or any such Person against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer and the Credit Risk Manager and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

            Section 2.05. Confidentiality.

            (a) The Credit Risk Manager agrees that all information supplied by the Master Servicer shall be used by the Credit Risk Manager only for the benefit of the Depositor and the Certificateholders of the Trust. The Credit Risk Manager agrees to comply with all applicable privacy laws, including but not limited to the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. ss. 6801 et. seq.) and the regulations promulgated thereunder.

            (b) Each Party acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire nonpublic information of the other Party, including but not limited to, financial, business, scientific, technical, or economic information, (including patterns, plans, compilations, program devices, formulas, designs, methods, techniques, processes, procedures, programs), which information is proprietary or confidential to such Party (collectively, its respective "Confidential Information"). Each Party agrees to hold the Confidential Information of the other Party in strict confidence and not use any Confidential Information of the other Party: (i) for its own benefit; (ii) for the benefit of any third party; or (iii) to the other Party's detriment. Either Party may disclose Confidential Information of the other Party to its employees or agents (collectively, "Representatives") who have a need to know such information in connection with this Agreement, provided that such Party advises its Representatives exposed to such Confidential Information of their obligation to keep such information confidential.

                     ARTICLE III - MISCELLANEOUS PROVISIONS

            Section 3.01. Amendment. This Agreement may be amended from time to time by Master Servicer and the Credit Risk Manager to (i) to cure any ambiguity or mistake; (ii) correct or supplement any provisions herein which may be inconsistent with the terms of the Pooling and Servicing Agreement; or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder.

            Section 3.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 3.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the Parties hereunder shall be determined in accordance with such laws.

            Section 3.04. Notices. All demands, notices and direction (including any amendments) hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

            (a) in the case of the Credit Risk Manager,

                               Clayton Fixed Income Services Inc.
                               Attention: General Counsel
                               1700 Lincoln, Suite 1600
                               Denver, Colorado 80203
                               Telephone: 720.947.6947
                               Facsimile: 720.947.6598

            (b) in the case of the Master Servicer:

                               Wells Fargo Bank, National Association
                               P.O. Box 98
                               Columbia, MD 21046
                               Telephone: 410.884.2000
                               Facsimile: 410.715.2380
                               Attention: Client Manager-GSAMP Trust 2007-HSBC1

                               Or, for delivery by courier:

                               Wells Fargo Bank, National Association
                               9062 Old Annapolis Road
                               Columbia, MD 21045-1951
                               Attention: Client Manager-GSAMP Trust 2007-HSBC1

            Section 3.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 3.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto, and all such provisions shall inure to the benefit of the Trust. This Agreement and the rights and obligations of the Parties hereunder shall not be assignable, in whole or in part, by either Party without the prior written consent of the other Party.

            Section 3.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 3.08. Independent Contractor. In all matters relating to this Agreement, the Credit Risk Manager shall be acting as an independent contractor. Neither the Credit Risk Manager nor any employees of the Credit Risk Manager are employees or agents of the Master Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Credit Risk Manager shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Credit Risk Manager in the performance of this Agreement. The Credit Risk Manager shall not have any authority to assume or create any obligation, express or implied, on behalf of the Master Servicer, and the Credit Risk Manager shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Master Servicer.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the Master Servicer and Credit Risk Manager have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       MASTER SERVICER

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION

                                       By:  /s/ Martin Reed
                                          --------------------------------------
                                       Name: Martin Reed
                                            ------------------------------------
                                       Its: Vice President
                                            ------------------------------------

                                       CREDIT RISK MANAGER

                                       CLAYTON FIXED INCOME SERVICES INC.

                                       By: /s/ Kevin J. Kanouff
                                          --------------------------------------
                                       Name:  Kevin J. Kanouff
                                            ------------------------------------
                                       Its:  President and General Counsel
                                            ------------------------------------

                                    EXHIBIT A

          DATA TO BE PROVIDED BY MASTER SERVICER TO CREDIT RISK MANAGER

Loan Number
Original Loan Amount
Current Loan Amount
First Payment Date
Next Due Date Interest
Paid to Date
Street Address
Zip Code
State
Delinquency Flag
Bankruptcy Code
MI Claim Number
Prepayment Flag
Foreclosure Flag
Deal Identifier by Loan
Scheduled Balances
Prepayment Premiums Collected
Paid Off Code
Repurchase Code
Realized Gain or Loss
WF Form 332 (Realized Gain/Loss Calculation)

                                   Exhibit B

                     Avelo Credit Risk Management Agreement

                            (Available Upon Request)